================================================================================


                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
                                  as Depositor,


                      -------------------------------------
                               as Master Servicer,


                      -------------------------------------
                              as Special Servicer,

                                       and

                      -------------------------------------
                                   as Trustee,



                         POOLING AND SERVICING AGREEMENT

                         Dated as of
                                     ------------------

                         ------------------------------

                                        $

                  Commercial Mortgage Pass-Through Certificates

                               Series
                                      ------------



================================================================================

                                TABLE OF CONTENTS

                                 ---------------

Section                                                                                                         Page
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

                                                               ARTICLE I

                                             DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES;
                                                    CERTAIN CALCULATIONS IN RESPECT
                                                         OF THE MORTGAGE POOL

1.01.    Defined Terms.........................................................................................    3
1.02.    General Interpretive Principles.......................................................................   43
1.03.    Certain Calculations in Respect of the Mortgage Pool..................................................   43
1.04.    Cross-Collateralized Mortgage Loans...................................................................   45


                                                               ARTICLE II

                                            CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND
                                       WARRANTIES; ORIGINAL ISSUANCE OF REMIC I REGULAR INTERESTS,
                                                       REMIC II REGULAR INTERESTS,
                                          CLASS S REMIC III REGULAR INTERESTS AND CERTIFICATES

2.01.    Conveyance of Mortgage Loans..........................................................................   46
2.02.    Acceptance of Mortgage Assets by Trustee..............................................................   48
2.03.    Certain Repurchases and Substitutions of Mortgage Loans by the Originators............................   50
2.04.    Representations and Warranties of the Depositor.......................................................   53
2.05.    Representations and Warranties of the Master Servicer.................................................   55
2.06.    Representations and Warranties of the Special Servicer................................................   56
2.07.    Representations and Warranties of the Trustee.........................................................   58
2.08.    Designation of the Certificates.......................................................................   59
2.09.    Creation of REMIC I; Issuance of REMIC I Regular Interests and
             REMIC I Residual Interest; Certain Matters Involving REMIC I......................................   60
2.10.    Conveyance of REMIC I Regular Interests; Acceptance of REMIC I
             Regular Interests by Trustee......................................................................   62
2.11.    Creation of REMIC II; Issuance of REMIC II Regular Interests
             and Class R-II Certificates; Certain Matters Involving REMIC II...................................   62
2.12.    Conveyance of REMIC II Regular Interests; Acceptance of REMIC II
             Regular Interests by Trustee......................................................................   64
2.13.    Creation of REMIC III; Issuance of REMIC III Certificates; Certain Matters
             Involving REMIC III...............................................................................   64


                                       -i-

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

2.14.    Acceptance of Grantor Trusts by Trustee; Issuance of the Class E
             and Class R-I Certificates........................................................................   67


                                                                ARTICLE III

                                                       ADMINISTRATION AND SERVICING
                                                             OF THE TRUST FUND

3.01.    Administration of the Mortgage Loans..................................................................   69
3.02.    Collection of Mortgage Loan Payments..................................................................   70
3.03.    Collection of Taxes, Assessments and Similar Items; Servicing Accounts;
             Reserve Accounts..................................................................................   70
3.04.    Collection Account, Distribution Account and Interest Reserve Account.................................   72
3.05.    Permitted Withdrawals From the Collection Account, the Distribution Account
             and the Interest Reserve Account..................................................................   75
3.06.    Investment of Funds in the Collection Account, Servicing Accounts, Reserve Accounts
             and the REO Account...............................................................................   79
3.07.    Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.........................   80
3.08.    Enforcement of Alienation Clauses.....................................................................   83
3.09.    Realization Upon Defaulted Mortgage Loans.............................................................   84
3.10.    Trustee to Cooperate; Release of Mortgage Files.......................................................   87
3.11.    Master Servicing and Special Servicing Compensation; Interest on and Reimbursement of
         Servicing Advances; Payment of Certain Expenses; Obligations of the Trustee and any Fiscal
         Agent regarding Back-up Servicing Advances............................................................   88
3.12.    Property Inspections; Collection of Financial Statements; Delivery of Certain Reports.................   92
3.13.    Annual Statement as to Compliance.....................................................................   95
3.14.    Reports by Independent Public Accountants.............................................................   95
3.15.    Access to Certain Information.........................................................................   96
3.16.    Title to REO Property; REO Account....................................................................   96
3.17.    Management of REO Property............................................................................   97
3.18.    Sale of Mortgage Loans and REO Properties.............................................................  100
3.19.    Additional Obligations of Master Servicer.............................................................  103
3.20.    Modifications, Waivers, Amendments and Consents.......................................................  106
3.21.    Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping....................  110
3.22.    Sub-Servicing Agreements..............................................................................  111
3.23.    Controlling Class Representative......................................................................  113
3.24.    Certain Rights and Powers of the Controlling Class Representative.....................................  114
3.25.    Alternate Special Servicer............................................................................  116



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                                                                ARTICLE IV

                                                      PAYMENTS TO CERTIFICATEHOLDERS

4.01.    Distributions.........................................................................................  118
4.02.    Statements to Certificateholders; Certain Other Reports...............................................  127
4.03.    P&I Advances; Advances relating to the Master Servicer Remittance Amount..............................  130
4.04.    Allocation of Realized Losses and Additional Trust Fund Expenses......................................  131
4.05.    Calculations..........................................................................................  132


                                                                 ARTICLE V

                                                             THE CERTIFICATES

5.01.    The Certificates......................................................................................  133
5.02.    Registration of Transfer and Exchange of Certificates.................................................  133
5.03.    Book-Entry Certificates...............................................................................  138
5.04.    Mutilated, Destroyed, Lost or Stolen Certificates.....................................................  139
5.05.    Persons Deemed Owners.................................................................................  140
5.06.    Certification by Certificate Owners...................................................................  140


                                                                ARTICLE VI

                                                    THE DEPOSITOR, THE MASTER SERVICER
                                                         AND THE SPECIAL SERVICER

6.01.    Liability of the Depositor, the Master Servicer and the Special Servicer..............................  141
6.02.    Merger, Consolidation or Conversion of the Depositor, the Master Servicer
             or the Special Servicer...........................................................................  141
6.03.    Limitation on Liability of the Depositor, the Master Servicer, and the Special Servicer...............  141
6.04.    Master Servicer and Special Servicer Not to Resign....................................................  142
6.05.    Rights of the Depositor and the Trustee in Respect of the Master Servicer and the Special
             Servicer..........................................................................................  143
6.06.    Designation of Special Servicer by the Controlling Class..............................................  144
6.07.    Master Servicer or Special Servicer as Owner of a Certificate.........................................  145


                                      -iii-
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                                                                ARTICLE VII

                                                                  DEFAULT

7.01.    Events of Default.....................................................................................  146
7.02.    Trustee to Act; Appointment of Successor..............................................................  149
7.03.    Notification to Certificateholders....................................................................  150
7.04.    Waiver of Events of Default...........................................................................  151
7.05.    Additional Remedies of Trustee Upon Event of Default..................................................  151


                                                               ARTICLE VIII

                                                                THE TRUSTEE

8.01.    Duties of Trustee.....................................................................................  152
8.02.    Certain Matters Affecting the Trustee.................................................................  153
8.03.    Trustee and Fiscal Agent not Liable for Validity or Sufficiency of Certificates
             or Mortgage Loans.................................................................................  155
8.04.    Trustee and Fiscal Agent May Own Certificates.........................................................  155
8.05.    Fees and Expenses of Trustee; Indemnification of and by Trustee and Fiscal Agent......................  155
8.06.    Eligibility Requirements for Trustee..................................................................  156
8.07.    Resignation and Removal of Trustee....................................................................  157
8.08.    Successor Trustee.....................................................................................  158
8.09.    Merger or Consolidation of Trustee....................................................................  159
8.10.    Appointment of Co-Trustee or Separate Trustee.........................................................  159
8.11.    Appointment of Custodians.............................................................................  160
8.12.    Access to Certain Information.........................................................................  160
8.13.    Appointment of Fiscal Agent...........................................................................  162
8.14.    Advance Security Arrangement..........................................................................  163
8.15.    Filings with the Securities and Exchange Commission...................................................  163


                                                                ARTICLE IX

                                                                TERMINATION

9.01.    Termination Upon Repurchase or Liquidation of All Mortgage Loans......................................  166
9.02.    Additional Termination Requirements...................................................................  168


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                                                                 ARTICLE X

                                                         ADDITIONAL TAX PROVISIONS

10.01.   Tax Administration....................................................................................  169
10.02.   Depositor, Master Servicer, Special Servicer, Trustee and Fiscal
         Agent to Cooperate with Tax Administrator.............................................................  172
10.03.   Appointment of Tax Administrator......................................................................  172


                                                                ARTICLE XI

                                                         MISCELLANEOUS PROVISIONS

11.01.   Amendment.............................................................................................  173
11.02.   Recordation of Agreement; Counterparts................................................................  174
11.03.   Limitation on Rights of Certificateholders............................................................  174
11.04.   Governing Law.........................................................................................  175
11.05.   Notices...............................................................................................  175
11.06.   Severability of Provisions............................................................................  176
11.07.   Successors and Assigns; Beneficiaries.................................................................  176
11.08.   Article and Section Headings..........................................................................  176
11.09.   Notices to and from the Rating Agencies and the Depositor.............................................  176
11.10.   Notices to Controlling Class Representative...........................................................  178
11.11.   Complete Agreement....................................................................................  178

                                    EXHIBITS

EXHIBIT A-1       Form of Class S Certificates
EXHIBIT A-2       Form of Class A-1 Certificates
EXHIBIT A-3       Form of Class A-2, Class A-3, Class A-4, Class A-5,
                    Class B-1 and Class B-2 Certificates
EXHIBIT A-4       Form of Class B-3, Class B-4, Class B-5, Class B-6,
                    Class B-7, Class B-8, Class C and Class D Certificates
EXHIBIT A-5       Form of Class E Certificates
EXHIBIT A-6       Form of Class R-I, Class R-II and Class R-III Certificates
EXHIBIT B-1       Schedule of Mortgage Loans
EXHIBIT B-2       Schedule of Exceptions to Mortgage File Delivery
EXHIBIT B-3       Form of Custodial Certification
EXHIBIT C         Letter of Representations among Depositor, Trustee and
                    initial Depository
EXHIBIT D-1       Form of Master Servicer Request for Release
EXHIBIT D-2       Form of Special Servicer Request for Release
EXHIBIT E-1       Form of Trustee Report
EXHIBIT E-2A      Form of CMSA Loan Periodic Update File
EXHIBIT E-2B      Form of CMSA Property File
EXHIBIT E-2C      Form of CMSA Loan Set-up File
EXHIBIT E-3       Form of Comparative Financial Status Report
EXHIBIT E-4       Form of Delinquent Loan Status Report
EXHIBIT E-5       Form of Historical Loan Modification Report
EXHIBIT E-6       Form of Historical Loss Estimate Report
EXHIBIT E-7       Form of NOI Adjustment Worksheet
EXHIBIT E-8       Form of Operating Statement Analysis Report
EXHIBIT E-9       Form of REO Status Report
EXHIBIT E-10      Form of Watch List
EXHIBIT F-1A      Form I of Transferor Certificate for Transfers of
                    Non-Registered Certificates
EXHIBIT F-1B      Form II of Transferor Certificate for Transfers of
                    Non-Registered Certificates
EXHIBIT F-2A      Form I of Transferee Certificate for Transfers of
                    Non-Registered Certificates
EXHIBIT F-2B      Form II of Transferee Certificate for Transfers of
                    Non-Registered Certificates
EXHIBIT G         Form of Transferee Certificate in Connection with ERISA
                    (Definitive Subordinated Certificates)
EXHIBIT H-1       Form of Transfer Affidavit and Agreement for Transfers of
                    Residual Interest Certificates
EXHIBIT H-2       Form of Transferor Certificate for Transfers of Residual
                    Interest Certificates
EXHIBIT I-1       Form of Notice and Acknowledgment Concerning Replacement of
                    Special Servicer
EXHIBIT I-2       Form of Acknowledgment of Proposed Special Servicer
EXHIBIT J         Form of UCC-1 Financing Statement
EXHIBIT K         Calculation of Net Operating Income
EXHIBIT L-1       Information Request from Certificateholder or Certificate
                    Owner
EXHIBIT L-2       Information Request from Prospective Investor
EXHIBIT M         Form of Mortgage Loan Purchase and Sale Agreement
EXHIBIT N         Schedule of Designated ARD Loans
EXHIBIT O         Schedule of Designated Sub-Servicers

                  This Pooling and Servicing Agreement, is dated and effective as of _______________, among GREENWICH CAPITAL COMMERCIAL FUNDING CORP. as Depositor, _______________________ as Master Servicer, _______________________
as Special Servicer, and _______________________ as Trustee.

                             PRELIMINARY STATEMENT:

                  _______________________ (as defined herein) has sold to the Depositor, pursuant to the Mortgage Loan Purchase and Sale Agreement dated as of __________________ (as such may from time to time hereafter be amended, the "Mortgage Loan Purchase and Sale Agreement"), between _______________________, _______________________ and the Depositor, those Original Mortgage Loans (as defined herein) identified as of the date hereof on the schedule attached hereto as Exhibit B-1. A form of the Mortgage Loan Purchase and Sale Agreement is attached hereto as Exhibit M.

                  The parties hereto desire to provide for, among other things,
(i) the creation of a common law trust, (ii) the transfer of the Original Mortgage Loans, together with certain related rights, funds and property, by the Depositor to the Trustee for the benefit of the Certificateholders (as defined herein), (iii) the issuance of mortgage pass-through certificates in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the trust fund to be created hereunder, and (iv) the servicing and administration of the Mortgage Loans (as defined herein), including the Original Mortgage Loans, and the other assets that from time to time shall constitute part of the trust fund to be created hereunder.

                  In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                  DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES;
                         CERTAIN CALCULATIONS IN RESPECT
                              OF THE MORTGAGE POOL


                  SECTION 1.01. Defined Terms.

                  Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Section 1.01, subject to modification in accordance with Section 1.04.

                  "30/360 Basis": The accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

                  "30/360 Mortgage Loan": A Mortgage Loan that accrues interest on a 30/360 Basis.

                  "Accrued Certificate Interest": The interest accrued from time to time in respect of any Class of Regular Interest Certificates, calculated in accordance with Section 2.13(g).

                  "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust within the meaning of Treasury regulation Section 1.856- 6(b)(1), which is the first day on which the Trust is treated as the owner of such REO Property for federal income tax purposes.

                  "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month in a year assumed to consist of 360 days.

                  "Actual/360 Mortgage Loan": A Mortgage Loan that accrues interest on an Actual/360 Basis.

                  "Additional Collateral": Any non-real property (including any Letter of Credit) pledged and/or delivered by the related Borrower and held by the mortgagee to secure payment on any Mortgage Loan.

                  "Additional Interest": With respect to any ARD Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Loan at the Additional Interest Rate (the payment of which interest shall, under the terms of such Mortgage Loan, be deferred until the principal balance of such Mortgage Loan has been paid in full), together with all interest, if any, accrued at the related Mortgage Rate on such deferred interest.

                  "Additional Interest Rate": With respect to any ARD Loan after its Anticipated Repayment Date, the incremental increase in the Mortgage Rate for such Mortgage Loan resulting from the passage of such Anticipated Repayment Date.

                  "Additional Master Servicing Compensation": As defined in
Section 3.11(b).

                  "Additional Special Servicing Compensation": As defined in
Section 3.11(d).

                  "Additional Trust Fund Expense": Any expense experienced with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss that would result in the Regular Interest Certificateholders' receiving less than the full amount of principal and/or Distributable Certificate Interest to which they are entitled on any Distribution Date.

                  "Adjusted REMIC II Remittance Rate": [With respect to REMIC II Regular Interest A-1, for any Interest Accrual Period, _______% per annum; with respect to each of REMIC II Regular Interests B-1 and B-2, for any Interest Accrual Period, a rate per annum equal to the related REMIC II Remittance Rate for such Interest Accrual Period; and, with respect to each other REMIC II Regular Interest, for any Interest Accrual Period, a rate per annum equal to the lesser of (i) the related REMIC II Remittance Rate for such Interest Accrual Period and (ii) the related "Fixed Cap Rate" specified below:

            REMIC II Regular Interest       Fixed Cap Rate
            -------------------------       --------------
            A-2                            ______% per annum
            A-3                            ______% per annum
            A-4                            ______% per annum
            A-5                            ______% per annum
            B-3                            ______% per annum
            B-4                            ______% per annum
            B-5                            ______% per annum
            B-6                            ______% per annum
            B-7                            ______% per annum
            B-8                            ______% per annum
            C                              ______% per annum
            D                              ______% per annum]

                  "Administrative Fee Rate": With respect to each Mortgage Loan (and any successor REO Mortgage Loan), the sum of the related Master Servicing Fee Rate, plus the Trustee Fee Rate.

                  "Advance":  Any P&I Advance or Servicing Advance.

                  "Advance Interest": That certain interest accrued on any Advance (and compounded monthly) at the Reimbursement Rate, which is payable to the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, all in accordance with Section 3.11(g) or Section 4.03(d), as applicable.

                  "Advance Security Arrangement":  As defined in Section 8.14.

                  "Adverse Grantor Trust Event": Either (i) any impairment of the status of either Grantor Trust Pool as a Grantor Trust or (ii) the imposition of a tax upon either Grantor Trust Pool or any of its assets or transactions.

                  "Adverse Rating Event": With respect to any Class of Rated Certificates and each Rating Agency that has assigned a rating thereto, as of any date of determination, the qualification, downgrade or withdrawal of (or the placing of such Class of Rated Certificates on watch status in contemplation of any such action with respect to) the rating then assigned to such Class of Rated Certificates by such Rating Agency.

                  "Adverse REMIC Event": Either (i) any impairment of the status of any REMIC Pool as a REMIC or (ii) except as permitted by Section 3.17(a), the imposition of a tax upon any REMIC Pool or any of its assets or transactions (including the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on prohibited contributions set forth in Section 860G(d) of the Code).

                  "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement": This Pooling and Servicing Agreement together with all amendments hereof and supplements hereto.

                  "Alternate Special Servicer":  As defined in Section 3.25.

                  "A.M. Best":  A.M. Best Company or its successor in interest.

                  "Annual Accountants' Report":  As defined in Section 3.14.

                  "Annual Performance Certification": As defined in Section
3.13.

                  "Anticipated Repayment Date": With respect to any ARD Loan, the date specified on the related Mortgage Note, as of which Additional Interest shall begin to accrue on such Mortgage Loan, which date is prior to the Stated Maturity Date for such Mortgage Loan.

                  "Appraisal": With respect to any Mortgaged Property or REO Property as to which an appraisal is required to be performed pursuant to the terms of this Agreement, a narrative appraisal complying with USPAP (or, in the case of a Mortgage Loan or an REO Mortgage Loan with a Stated Principal Balance as of the date of such appraisal of $1,000,000 or less, either a limited appraisal and a summary report or an internal valuation prepared by the Special Servicer) that (i) indicates the "market value" of the subject property (within the meaning of 12 CFR ss. 225.62(g)) and (ii) is conducted by a Qualified Appraiser (except that, in the case of a Mortgage Loan or an REO Mortgage Loan with a Stated Principal Balance as of the date of such appraisal of $1,000,000 or less, the appraiser may be an employee of the Special Servicer).

                  "Appraisal Reduction Amount": With respect to any Required Appraisal Loan, an amount (calculated as of the Determination Date immediately following the later of (a) the date on which the most recent relevant Appraisal acceptable for purposes of Section 3.19(c) hereof was obtained by the Special Servicer pursuant to this Agreement and (b) the earliest of the relevant dates in respect of such Required Appraisal Loan specified in the first sentence of
Section 3.19(c) hereof) equal to the excess, if any, of (x) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or any Fiscal Agent, all unpaid interest (net of Default Interest and, in the case of an ARD Loan after its Anticipated Repayment Date, Additional Interest) accrued on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date, (iii) all unpaid Special Servicing Fees accrued in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent in respect of such Required Appraisal Loan, together with all unpaid Advance Interest accrued on such Advances, and (v) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property (net of any Escrow Payments or other reserves held by the Master Servicer or the Special Servicer with respect to (A) any such item, (B) tenant improvements and leasing commissions in respect of the related Mortgaged Property or (C) debt service on such Required Appraisal
Loan), over (y) 90% of an amount equal to (i) the Appraised Value of the related Mortgaged Property or REO Property, as applicable, as determined by the most recent relevant Appraisal acceptable for purposes of Section 3.19(c) hereof, net of (ii) the amount of any obligation(s) secured by any mortgage liens on such Mortgaged Property or REO Property, as applicable, that are prior to the lien of the Required Appraisal Loan. Notwithstanding the foregoing, if in the case of any Required Appraisal Loan an Appraisal acceptable for purposes of Section 3.19(c) hereof is not obtained within 60 days following, and has not been obtained within the 12-month period preceding, the earliest of the relevant dates in respect of such Required Appraisal Loan specified in clauses (i) - (v) of the first sentence of Section 3.19(c) hereof, then until such Appraisal is obtained the Appraisal Reduction Amount shall equal 25% of the Stated Principal Balance of such Required Appraisal Loan; provided, however, that upon receipt of an Appraisal acceptable for purposes of Section 3.19(c) hereof, the Appraisal Reduction Amount for such Required Appraisal Loan will be recalculated in accordance with the preceding sentence.

                  "Appraised Value": With respect to each Mortgaged Property or REO Property, the appraised value thereof (as is) based upon the most recent Appraisal obtained pursuant to this Agreement; provided, however, that, for purposes of this Agreement, no party hereto may rely on an Appraisal that is more than 12 months old (it being understood and agreed that this provision is not intended by itself to impose any separate obligation on any party hereto to periodically update Appraisals).

                  "ARD Loan": A Mortgage Loan that provides for the accrual of Additional Interest thereon if such Mortgage Loan is not paid in full on or prior to its Anticipated Repayment Date.

                  "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the related Borrower in connection with the origination of the related Mortgage Loan, as such assignment may be amended, modified, renewed or extended through the date hereof and from time to time hereafter.

                  "Assumed Monthly Payment": With respect to any Balloon Mortgage Loan delinquent in respect of its Balloon Payment, for each Due Date coinciding with or following its Stated Maturity Date as of which such Mortgage Loan remains outstanding and part of the Trust Fund (provided that such Mortgage Loan was not paid in full, and no other Liquidation Event occurred in respect thereof, before the end of the Collection Period in which such maturity date occurs), the scheduled monthly payment of principal and/or interest deemed to be due in respect of such Mortgage Loan on such Due Date equal to the amount that would have been due in respect thereof on such Due Date (other than any Default Interest) if such Mortgage Loan had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any) in effect immediately prior to, and without regard to the occurrence of, such maturity date. With respect to any REO Mortgage Loan, for any Due Date as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment (or, in the case of a Balloon Mortgage Loan described in the preceding sentence of this definition, the Assumed Monthly Payment) that was due (or deemed due) in respect of the related Mortgage Loan on the last Due Date prior to its becoming an REO Mortgage Loan.

                  "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the sum of (i) all amounts on deposit in the Distribution Account as of 11:00 a.m., New York City time, on such Distribution Date, (ii) to the extent not included in the amount described in clause (a)(i) of this definition, any P&I Advances and/or Compensating Interest Payments that were made in respect of such Distribution Date, (iii) to the extent not included in the amount described in clause (a)(i) of this definition, if such Distribution Date occurs during the month of March of any year, the aggregate of the Interest Reserve Amounts with respect to the Interest Reserve Loans transferred from the Interest Reserve Account to the Distribution Account during such month of March for distribution on such Distribution Date, net of
(b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including Principal Prepayments) and interest, Liquidation Proceeds and Insurance Proceeds received after the end of the related Collection Period, (iii) any Prepayment Premiums, Yield Maintenance Charges and/or Additional Interest; (iv) any amounts payable or reimbursable to any Person from the Distribution Account pursuant to clauses (ii) through (v) of
Section 3.05(b), (v) if such Distribution Date occurs during the month of February of any year or during the month of January of any year that is not a leap year, the aggregate of the Interest Reserve Amounts with respect to the Interest Reserve Loans to be withdrawn (pursuant to Section 3.04(c) and Section 3.05(b)(vi)) from the Distribution Account and deposited into the Interest Reserve Account during such month of February or such month of January, as the case may be, and held for future distribution, and (vi) any amounts deposited in the Distribution Account in error; provided that the Available Distribution Amount for the Final Distribution Date shall be calculated without regard to clauses (b)(i), (b)(ii) and (b)(v) of this definition.

                  "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date (or, in the case of a Replacement Mortgage Loan, as of the related date of substitution) provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, a Balloon Payment is due on its Stated Maturity Date.

                  "Balloon Payment": Any Monthly Payment payable on a Mortgage Loan at scheduled maturity that is at least twice as large as the normal Monthly Payment due on such Mortgage Loan.

                  "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

                  "Base Prospectus": That certain prospectus dated _______________, relating to trust funds established by the Depositor and publicly offered mortgage pass-through certificates evidencing interests therein.

                  "Bid Allocation": With respect to the initial Master Servicer and each Sub-Servicer (other than a Designated Sub-Servicer) and the proceeds of any bid pursuant to Section 7.01(c), the amount of such proceeds (net of any expenses incurred in connection with such bid, including, without limitation, reasonable attorneys' fees, and out-of-pocket expenses incurred in connection with transferring the servicing of the Mortgage Loans), multiplied by a fraction equal to (i) the Servicer Fee Amount for the initial Master Servicer or such Sub-Servicer, as the case may be, as of such date of determination, over (ii) the aggregate of the Servicer Fee Amounts for the initial Master Servicer and all of the Sub-Servicers (other than the Designated Sub-Servicers) as of such date of determination.

                  "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

                  "Book-Entry Subordinated Certificate": Any Subordinated Certificate that constitutes a Book-Entry Certificate.

                  "Borrower": The obligor or obligors on a Mortgage Note, including any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

                  "Breach":  As defined in Section 2.03(a).

                  "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Minneapolis, Minnesota, the city or cities in which the Primary Servicing Offices of the Master Servicer and the Special Servicer are located or the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to remain closed.

                  "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                  "Certificate": Any one of the Depositor's Commercial Mortgage Pass-Through Certificates, Series ________, as executed by the Trustee and authenticated and delivered hereunder by the Certificate Registrar.

                  "Certificate Factor": With respect to any Class of Regular Interest Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the related Class Principal Balance or Class Notional Amount, as the case may be, then outstanding, and the denominator of which is the related Class Principal Balance or Class Notional Amount, as the case may be, outstanding as of the Closing Date.

                  "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, provided, however, that:
(i) neither a Disqualified Organization nor a Non-United States Person shall be a "Holder" of, or a "Certificateholder" with respect to, a Residual Interest Certificate for any purpose hereof; and (ii) solely for purposes of giving any consent, approval, direction or waiver pursuant to this Agreement that specifically relates to the rights, duties and/or obligations hereunder of any of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Trustee or any Fiscal Agent in its respective capacity as such (other than any consent, approval or waiver contemplated by any of Sections 3.23, 3.24 and 6.06), any Certificate registered in the name of such party or in the name of any Affiliate thereof shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that specifically relates to such party has been obtained. The Certificate Registrar shall be entitled to request and conclusively rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Certificateholders" or "Holders" shall reflect the rights of Certificate

Owners only insofar as they may indirectly exercise such rights through the Depository and the Depository Participants (except as otherwise specified herein), it being herein acknowledged and agreed that the parties hereto shall be required to recognize as a "Certificateholder" or "Holder" only the Person in whose name a Certificate is registered in the Certificate Register.

                  "Certificateholder Reports":  As defined in Section 4.02(a).

                  "Certificate Notional Amount": With respect to any Class S Certificate, as of any date of determination, the then notional principal amount on which such Certificate accrues interest, equal to the product of (a) the then Certificate Factor for the Class S Certificates, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Notional Amount thereof.

                  "Certificate Owner": With respect to any Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

                  "Certificate Principal Balance": With respect to any Principal Balance Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the then Certificate Factor for the Class of Principal Balance Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Principal Balance thereof.

                  "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

                  "Class": Collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation and having the same payment terms. The respective Classes of Certificates are designated in
Section 2.08(a). Any reference in any other Section or Subsection of this Agreement to any Certificate or Certificates preceded by a Class designation shall be to a Certificate or Certificates of the Class so designated in Section 2.08(a).

                  "Class A Certificate": Any of the Certificates designated as such in Section 2.08.

                  "Class B Certificate": Any of the Certificates designated as such in Section 2.08.

                  "Class E Sub-Account": A sub-account of the Distribution Account established pursuant to Section 3.04(b), which sub-account shall constitute an asset of the Trust Fund and Grantor Trust E, but not an asset of any REMIC Pool.

                  "Class Notional Amount": The aggregate hypothetical or notional amount on which the Class S Certificates (as a collective whole) accrue interest from time to time, as calculated in accordance with Section 2.13(d).

                  "Class Principal Balance": The aggregate principal balance outstanding from time to time of any Class of Principal Balance Certificates, as calculated in accordance with Section 2.13(e).

                  "Class S Portion": When used with respect to the Uncertificated Accrued Interest in respect of any REMIC II Regular Interest for any Interest Accrual Period, the portion of such Uncertificated Accrued Interest that is equal to the product of (a) the entire amount of such Uncertificated Accrued Interest, multiplied by (b) a fraction (not less than zero or greater than one), the numerator of which is the excess, if any, of the REMIC II Remittance Rate in respect of such REMIC II Regular Interest for such Interest Accrual Period, over the Adjusted REMIC II Remittance Rate in respect of such REMIC II Regular Interest for such Interest Accrual Period, and the denominator of which is the REMIC II Remittance Rate in respect of such REMIC II Regular Interest for such Interest Accrual Period; provided that if the aggregate Class S Portion of the Uncertificated Accrued Interest in respect of all the REMIC II Regular Interests for any Interest Accrual Period, calculated without regard to this proviso, would exceed an amount equal to the aggregate Accrued Certificate Interest in respect of the Class S Certificates for such Interest Accrual Period, then the Class S Portion of the Uncertificated Accrued Interest in respect of each REMIC II Regular Interest for such Interest Accrual Period shall be proportionately reduced until the aggregate Class S Portion of the Uncertificated Accrued Interest in respect of all the REMIC II Regular Interests for such Interest Accrual Period is equal to the aggregate Accrued Certificate Interest in respect of the Class S Certificates for such Interest Accrual Period. When used with respect to the Uncertificated Distributable Interest in respect of any REMIC II Regular Interest for any Distribution Date, the portion of such Uncertificated Distributable Interest that is equal to (a) the Class S Portion of the Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by (b) the product of (i) any portion of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such REMIC II Regular Interest in accordance with the definition of "Uncertificated Distributable Interest", multiplied by (ii) a fraction, the numerator of which is equal to the Class S Portion of the Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for the related Interest Accrual Period, and the denominator of which is equal to the entire amount of the Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for the related Interest Accrual Period.

                  "Closing Date": _______________.

                  "CMSA": The Commercial Mortgage Securities Association, or any association or organization that is a successor thereto.

                  "CMSA Loan Periodic Update File": The report substantially in the form and containing the information described in Exhibit E-2A attached hereto.

                  "CMSA Loan Set-up File": The report substantially in the form and containing the information described in Exhibit E-2C attached hereto.

                  "CMSA Property File": The report substantially in the form and containing the information described in Exhibit E-2B hereto.

                  "Code": The Internal Revenue Code of 1986 and regulations promulgated thereunder, including proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, be applied to the Trust or the Certificates.

                  "Collection Account": The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) in trust for the Certificateholders, which shall be entitled "_________________________ [or the name of any successor Master Servicer], as Master Servicer, in trust for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Pass- Through Certificates, Series ____________".

                  "Collection Period": With respect to any Distribution Date, the period commencing immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing immediately following the Cut-off Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs.

                  "Commission": The Securities and Exchange Commission or any successor thereto.

                  "Comparative Financial Status Report": A report substantially containing the information described in Exhibit E-3 attached hereto, including, among other things, the occupancy and Debt Service Coverage Ratio for each Mortgage Loan or the related Mortgaged Property, as applicable, as of the Determination Date immediately preceding the preparation of such report and the revenue and net operating income for each of the following three periods (to the extent such information is available): (i) the most current available year-to-date, (ii) the previous two full fiscal years, and (iii) the "base year" (representing the original analysis of information used as of the Cut-off Date). For the purposes of the production by the Master Servicer or the Special Servicer of any such report that is required to state information for any period prior to the Cut-off Date, the Master Servicer or the Special Servicer, as the case may be, may conclusively rely (without independent verification), absent manifest error, on information provided to it by the Mortgage Loan Seller, by the related Borrower or (x) in the case of such a report produced by the Master Servicer, by the Special Servicer (if other than the Master Servicer or an Affiliate thereof) and (y) in the case of such a report produced by the Special Servicer, by the Master Servicer (if other than the Special Servicer or an Affiliate thereof).

                  "Compensating Interest Payment": With respect to any Distribution Date, any payment made by the Master Servicer pursuant to Section 3.19(a) to cover Prepayment Interest Shortfalls incurred during the related Collection Period.

                  "Controlling Class": As of any date of determination, the Class of Principal Balance Certificates with the lowest payment priority pursuant to Section 4.01(a), that has a then outstanding Class Principal Balance that is not less than 25% of its initial Class Principal Balance; provided that, if no Class of Principal Balance Certificates has a Class Principal Balance that satisfies the foregoing requirement, then the Controlling Class shall be the Class of Principal Balance Certificates with the lowest payment priority pursuant to Section 4.01(a).

                  "Controlling Class Certificateholder": Any Holder of Certificates of the Controlling Class.

                  "Controlling Class Representative": As defined in Section 3.23(a).

                  "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at _________________________________.

                  "Corrected Mortgage Loan": Any Mortgage Loan that had been a Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of "Specially Serviced Mortgage Loan" (other than by reason of (i) a Liquidation Event occurring in respect of such Mortgage Loan or (ii) the related Mortgaged Property becoming an REO Property).

                  "Corresponding REMIC II Regular Interest": With respect to any Class of Principal Balance Certificates, the REMIC II Regular Interest that has an alphabetical and, if applicable, numerical designation that is the same as the alphabetical and, if applicable, numerical Class designation for such Class of Principal Balance Certificates.

                  "Cross-Collateralized Group": Any group of Mortgage Loans that is cross-defaulted and cross-collateralized with each other.

                  "Cross-Collateralized Mortgage Loan": Any Mortgage Loan, that is, by its terms, cross- defaulted and cross-collateralized with any other Mortgage Loan.

                  "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files.

                  "Cut-off Date":  ________________.

                  "Cut-off Date Balance": With respect to any Original Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

                  "Debt Service Coverage Ratio": With respect to any Mortgage Loan, as of any date of determination, and without regard to the cross-collateralization in the case of any Cross-Collateralized Mortgage Loan, the ratio of (x) the Net Operating Income (before payment of any debt service on such Mortgage Loan) generated by the related Mortgaged Property during the most recent period of not more than 12 months or less than three-months for which Net Operating Income can be calculated (annualized if such period is less than 12 months), to (y) twelve times the amount of the Monthly Payment in effect for such Mortgage Loan as of such date of determination.

                  "Default Charges": Default Interest and/or late payment charges that are paid or payable, as the context may require, in respect of any Mortgage Loan or REO Mortgage Loan.

                  "Default Interest": With respect to any Mortgage Loan (or successor REO Mortgage Loan), any amounts collected thereon, other than late payment charges, Prepayment Premiums or Yield Maintenance Charges, that represent interest (exclusive, if applicable, of Additional Interest) in excess of interest accrued on the principal balance of such Mortgage Loan (or REO Mortgage Loan) at the related Mortgage Rate, such excess interest arising out of a default under such Mortgage Loan.

                  "Defaulted Mortgage Loan": A Specially Serviced Mortgage Loan
(i) that is delinquent in an amount equal to at least two Monthly Payments (not including the Balloon Payment, if any) or is delinquent 30 days or more in respect of its Balloon Payment, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (ii) as to which the Special Servicer has, by written notice to the related Borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

                  "Defaulting Party":  As defined in Section 7.01(b).

                  "Definitive Certificate":  As defined in Section 5.03(a).

                  "Deleted Mortgage Loan": A Mortgage Loan which is repurchased from the Trust or replaced with one or more Replacement Mortgage Loans, in either case as contemplated by Section 2.03.

                  "Delinquent Loan Status Report": A report substantially in the form and containing the information described in Exhibit E-4 attached hereto, including, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, were (1) delinquent 30-59 days, (2) delinquent 60-89 days, (3) delinquent 90 days or more, (4) current but specially serviced, or (5) in foreclosure but as to which the related Mortgaged Property has not become an REO Property, and those Mortgage Loans as to which the related Borrower is the subject of a bankruptcy, insolvency or similar proceeding.

                  "Depositor": Greenwich Capital Commercial Funding Corp. or its successor in interest.

                  "Depository": The Depository Trust Company, or any successor Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

                  "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "Designated ARD Loan": Any ARD Loan set forth on Exhibit N hereto.

                  "Designated Sub-Servicer": Any Sub-Servicer set forth on Exhibit O hereto and any successor thereto under the related Sub-Servicing Agreement.

                  "Designated Sub-Servicer Agreement": Any Sub-Servicing Agreement between a Designated Sub-Servicer and the Master Servicer.

                  "Determination Date": With respect to any calendar month, commencing in ________________, the fourth day of such month (or, if such fourth day is not a Business Day, the immediately preceding Business Day). Each Determination Date will relate to the Distribution Date in the same calendar month.

                  "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust other than through an Independent Contractor; provided, however, that the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) shall not be considered to Directly Operate an REO Property solely because the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

                  "Discount Rate":  As defined in Section 4.01(b).

                  "Disqualified Organization": Any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Tax Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Interest Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Interest Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  "Distributable Certificate Interest": With respect to any Class of Regular Interest Certificates, for any Distribution Date, an amount of interest equal to all Accrued Certificate Interest in respect of such Class of Certificates for the related Interest Accrual Period, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, expressed as a decimal, the numerator of which is the Accrued Certificate Interest in respect of such Class of Certificates for the related Interest Accrual Period, and the denominator of which is the aggregate Accrued Certificate Interest in respect of all the Classes of Regular Interest Certificates for the related Interest Accrual Period.

                  "Distribution Account": The segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "___________________ [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Pass-Through Certificates, Series _______________".

                  "Distribution Date": With respect to any calendar month, commencing in _____________, the later of (i) the tenth day of such month (or, if such tenth day is not a Business Day, the Business Day immediately following) and (ii) the fourth Business Day following the Determination Date occurring in such month.

                  "Document Defect":  As defined in Section 2.02(e).

                  "Due Date": With respect to any Mortgage Loan (and any successor REO Mortgage Loan), the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan is scheduled to be first due.

                  "EDGAR": The Electronic Data Gathering, Analysis, and Retrieval System of the Commission, the computer system for the receipt, acceptance, review and dissemination of documents submitted to the Commission in electronic format.

                  "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term deposit or long-term unsecured debt obligations of which (or of such institution's parent holding company) are rated no less than ["_____" by ________________] and, if then rated thereby, ["_____" by ________________](if the deposits are to be held in the account for more than 30 days), or the short-term deposit or short-term unsecured debt obligations of which (or of such institution's parent holding company) are rated no less than ["_____" by ________________] and, if then rated thereby, ["_____" by ________________](if the deposits are to be held in the account for 30 days or less), in any event at any time funds are on deposit therein, or (ii) a segregated trust account maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss. 9.10(b), and which, in either case, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority, or (iii) any other account that is acceptable to the Rating Agencies (as evidenced by written confirmation to the Trustee from each Rating Agency that the use of such account would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates), or (iv) an account maintained with ____________________, if (A) the long term unsecured debt obligations thereof are rated no less than ["_____" by ________________] and ["_____" by ________________] and (B) the short term unsecured debt obligations thereof are rated no less than ["_____" by ________________] and ["_____" by ________________].

                  "Environmental Insurance Policy": With respect to any Mortgaged Property or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgaged Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the Certificateholders.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                  "Escrow Payment": Any payment received by the Master Servicer or the Special Servicer for the account of any Borrower for application toward the payment of real estate taxes, assessments, insurance premiums (including with respect to any Environmental Insurance Policy), ground rents (if applicable) and similar items in respect of the related Mortgaged Property.

                  "Event of Default": Any of the events described in Section 7.01(a).

                  "Exchange Act": The Securities Exchange Act of 1934, as amended.

                  "FDIC": The Federal Deposit Insurance Corporation or any successor.

                  "FHLMC": The Federal Home Loan Mortgage Corporation or any successor.

                  "Final Distribution Date": The final Distribution Date on which any distributions are to be made on the Certificates as contemplated by
Section 9.01.

                  "Final Recovery Determination": A determination made by the Special Servicer, in its reasonable, good faith judgment, with respect to any Mortgage Loan or REO Property (other than a Mortgage Loan that is paid in full and other than a Mortgage Loan or REO Property, as the case may be, that is repurchased or replaced by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase and Sale Agreement or purchased by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to
Section 9.01), that there has been a recovery of all related Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that will ultimately be recoverable.

                  "Fiscal Agent": A Person who is at any time appointed by the Trustee pursuant to Section 8.13 to act as fiscal agent hereunder.

                  "Fiscal Agent Agreement":  As defined in Section 8.13.

                  "Fitch": Fitch IBCA, Inc. or its successor in interest. [If neither such rating agency nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Fitch IBCA, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of Fitch, be deemed to refer to such applicable rating category of Fitch, without regard to any plus or minus or other comparable rating qualification.]

                  "FNMA": The Federal National Mortgage Association or any successor.

                  "Grantor Trust": A grantor trust as defined under Subpart E of
Part 1 of Subchapter J of the Code.

                  "Grantor Trust E": The Grantor Trust designated as such in
Section 2.14(a).

                  "Grantor Trust R-I": The Grantor Trust designated as such in
Section 2.14(b).

                  "Grantor Trust Pool": Either of Grantor Trust E or Grantor Trust R-I.

                  "Ground Lease": The ground lease pursuant to which any Borrower holds a leasehold interest in the related Mortgaged Property.

                  "Group Environmental Insurance Policy": The Environmental Insurance Policy that is maintained from time to time in respect of more than one Mortgaged Property or REO Property.

                  "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

                  "Historical Loan Modification Report": A report substantially in the form and containing the information described in Exhibit E-5 attached hereto, and setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to this Agreement (i) during the related Collection Period and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

                  "Historical Loss Estimate Report": A report substantially in the form and containing the information described in Exhibit E-6 attached hereto, and setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the aggregate amount of Liquidation Proceeds and expenses relating to each Final Recovery Determination made, both during the related Collection Period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan basis.

                  "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Tax Administrator, the Trustee, any Fiscal Agent and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Tax Administrator, the Trustee, any Fiscal Agent or any Affiliate thereof, and (iii) is not connected with the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Tax Administrator, the Trustee, any Fiscal Agent or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Tax Administrator, the Trustee, any Fiscal Agent or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Tax Administrator, the Trustee, such Fiscal Agent or any Affiliate thereof, as the case may be.

                  "Independent Contractor": Any Person that would be an "independent contractor" with respect to REMIC I (or, solely for purposes of a Mortgage Loan in a __________, the related _________) within the meaning of
Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the Tax Administrator or the Trust, delivered to the Trustee and the Tax Administrator), so long as the Trust does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust is at arm's length, all within the meaning of Treasury regulation Section 1.856-4(b)(5), or any other Person upon receipt by the Trustee and the Tax Administrator of an Opinion of Counsel, which shall be at no expense to the Trustee, the Tax Administrator or the Trust, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

                  "Initial Pool Balance": The aggregate Cut-off Date Balance of all the Original Mortgage Loans.

                  "Institutional Accredited Investor": An "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

                  "Insurance Policy": With respect to any Mortgage Loan or REO Property, any hazard insurance policy, flood insurance policy, title insurance policy, earthquake insurance policy, Environmental Insurance Policy, or other insurance policy that is maintained from time to time in respect of such Mortgage Loan (or the related Mortgaged Property) or such REO Property, as the case may be.

                  "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or REO Property or released to the related Borrower, in any case, in accordance with the Servicing Standard.

                  "Insured Environmental Event":  As defined in Section 3.07(c).

                  "Interest Accrual Basis": The basis on which interest accrues in respect of any Mortgage Loan, any ________ Regular Interest, any REMIC I Regular Interest, any REMIC II Regular Interest or any Class of Regular Interest Certificates, consisting of one of the following: (i) a 30/360 Basis; or (ii) an Actual/360 Basis.

                  "Interest Accrual Period": With respect to any REMIC I Regular Interest, any REMIC II Regular Interest or any Class of Regular Interest Certificates, for any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

                  "Interest Reserve Account": The segregated account created and maintained by the Trustee pursuant to Section 3.04(c) in trust for the Certificateholders, which shall be entitled "______________________ [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Pass-Through Certificates, Series _________________".

                  "Interest Reserve Amount": With respect to each Interest Reserve Loan and each Distribution Date that occurs during February of each year and during January of each year that is not a leap year, an amount equal to one-day's interest at the related Mortgage Rate on the Stated Principal Balance of such Interest Reserve Loan as of the Due Date in the month in which such Distribution Date occurs (but prior to the application of any amounts due on such Due Date), to the extent that a Monthly Payment is received in respect thereof for such Due Date on or before the related Master Servicer Remittance Date or a P&I Advance is made in respect thereof for such Due Date on the related P&I Advance Date.

                  "Interest Reserve Loan": Any Actual/360 Mortgage Loan (or successor REO Mortgage Loan).

                  "Interested Person": Any party hereto, the Mortgage Loan Seller, any Certificateholder, or any Affiliate of any such Person.

                  "Investment Account": As defined in Section 3.06(a).

                  "Investment Company Act": The Investment Company Act of 1940, as amended.

                  "IRS":  The Internal Revenue Service or any successor.

                  "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

                  "Late Collections": With respect to any Mortgage Loan, all amounts received thereon during any Collection Period, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment or an Assumed Monthly Payment in respect of such Mortgage Loan due or deemed due on a Due Date in a previous Collection Period, or on a Due Date coinciding with or preceding the Cut-off Date, and not previously recovered. With respect to any REO Mortgage Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment or an Assumed Monthly Payment in respect of the predecessor Mortgage Loan or late collections of the principal and/or interest portions of an Assumed Monthly Payment in respect of such REO Mortgage Loan due or deemed due on a Due Date in a previous Collection Period and not previously recovered.

                  "Latest Possible Maturity Date": With respect to any ____________ Regular Interest, any REMIC I Regular Interest, REMIC II Regular Interest or Class of Principal Balance Certificates, the date designated as the "latest possible maturity date" thereof solely for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii).

                  "Letter of Credit": With respect to any Mortgage Loan, any third-party letter of credit delivered by or at the direction of the Borrower pursuant to the terms of such Mortgage Loan in lieu of the establishment of, or deposit otherwise required to be made into, a Reserve Fund.

                  "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased or replaced by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase and Sale Agreement, in each case as contemplated by
Section 2.03; or (iv) such Mortgage Loan is purchased by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to
Section 3.18 or Section 9.01. With respect to any REO Property (and the related REO Mortgage Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; or (ii) such REO Property is purchased by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 3.18 or Section 9.01.

                  "Liquidation Expenses": All customary, reasonable and necessary "out-of-pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property pursuant to Section 3.09 or 3.18

(including legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

                  "Liquidation Fee": With respect to each Specially Serviced Mortgage Loan or REO Property (other than any Specially Serviced Mortgage Loan or REO Property that is purchased by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 3.18 or
Section 9.01 or that is repurchased or replaced by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase and Sale Agreement), the fee designated as such and payable to the Special Servicer pursuant to the third paragraph of
Section 3.11(c).

                  "Liquidation Fee Rate": With respect to each Specially Serviced Mortgage Loan or REO Property as to which a Liquidation Fee is payable, 1.0%.

                  "Liquidation Proceeds": All cash amounts (other than Insurance Proceeds and REO Revenues) received by the Master Servicer or the Special Servicer in connection with: (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, exclusive of any portion thereof required to be released to the related Borrower in accordance with applicable law and/or the terms and conditions of the related Mortgage Note and Mortgage; (ii) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Borrower in accordance with applicable law and/or the terms and conditions of the related Mortgage Note and Mortgage; (iii) the realization upon any deficiency judgment obtained against a Borrower; (iv) the purchase of a Defaulted Mortgage Loan by any Controlling Class Certificateholder(s) pursuant to Section 3.18(b) or by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or any other sale thereof pursuant to Section 3.18(d); (v) the repurchase of a Mortgage Loan by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase and Sale Agreement; (vi) the substitution of one or more Replacement Mortgage Loans for a Deleted Mortgage Loan by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase and Sale Agreement (such cash amounts being any Substitution Shortfall Amounts); or (vii) the purchase of a Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 9.01.

                  "Loan-to-Value Ratio": With respect to any Mortgage Loan, as of any date of determination, and without regard to the cross-collateralization in the case of any Cross-Collateralized Mortgage Loan, a fraction, expressed as a percentage, the numerator of which is the then current principal amount of such Mortgage Loan, and the denominator of which is the Appraised Value of the related Mortgaged Property.

                  "Majority Controlling Class Certificateholder": As of any date of determination, any single Holder or group of Holders of Certificates representing a majority of the Voting Rights allocated to the Class or Classes of Principal Balance Certificates that constitute(s) the Controlling Class as of such date of determination.

                  "Master Servicer": _______________________, or its successor in interest, in its capacity as master servicer hereunder, or any successor master servicer appointed as herein provided.

                  "Master Servicer Remittance Amount": With respect to any Master Servicer Remittance Date, an amount equal to (a) all amounts on deposit in the Collection Account as of the commencement of business on such Master Servicer Remittance Date, net of (b) any portion of the amounts described in clause

(a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including Principal Prepayments) and interest (including Additional Interest), Liquidation Proceeds and Insurance Proceeds received after the end of the related Collection Period,
(iii) any Prepayment Premiums and/or Yield Maintenance Charges received after the end of the related Collection Period, (iv) any amounts payable or reimbursable to any Person from the Collection Account pursuant to clauses (ii) through (xix) of Section 3.05(a), and (v) any amounts deposited in the Collection Account in error; provided that the Master Servicer Remittance Amount for the Master Servicer Remittance Date that occurs in the same calendar month as the anticipated Final Distribution Date shall be calculated without regard to clauses (b)(i), (b)(ii) and (b)(iii) of this definition.

                  "Master Servicer Remittance Date": The Business Day preceding each Distribution Date.

                  "Master Servicing Fee": With respect to each Mortgage Loan and REO Mortgage Loan, the fee designated as such and payable to the Master Servicer pursuant to Section 3.11(a) and from which any ________________ are payable.

                  "Master Servicing Fee Rate": With respect to each Mortgage Loan and REO Mortgage Loan, ______% per annum.

                  "Maturity Assumptions": Collectively, the assumptions identified as the "Maturity Assumptions" in the Prospectus Supplement.

                  "Memorandum": The final Private Placement Memorandum dated __________________, relating to the Non-Registered Certificates delivered by the Depositor to the Underwriter as of the Closing Date.

                  "Modified Mortgage Loan": Any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.20 in a manner that:

                  (A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan);

                  (B) except as expressly contemplated by the related loan documents, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is) of the property to be released, as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Borrower and upon which the Special Servicer may conclusively rely); or

                  (C) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

                  "Monthly Payment": With respect to any Mortgage Loan as of any Due Date, the scheduled monthly payment (or, in the case of an ARD Loan after its Anticipated Repayment Date, the minimum required monthly payment) of principal and/or interest on such Mortgage Loan, including any Balloon Payment, that is actually payable by the related Borrower from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20); provided that the Monthly Payment due in respect of any ARD Loan after its Anticipated Repayment Date shall not include Additional Interest.

                  "Moody's": Moody's Investors Service, Inc. or its successor in interest. [If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of Moody's, be deemed to refer to such applicable rating category of Moody's, without regard to any plus or minus or other comparable rating qualification.]

                  "Mortgage": A mortgage, deed of trust, deed to secure debt or similar document that secures a Mortgage Note and creates a lien on a Mortgaged Property.

                  "Mortgage File": With respect to any Mortgage Loan, subject to Sections 1.04 and 2.01, collectively the following documents:

                  (i) the original executed Mortgage Note, endorsed (either on the face thereof or pursuant to a separate allonge) "Pay to the order of ___________________________, as trustee for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Pass-Through Certificates, Series _______________, without recourse";

                  (ii) an original or a copy of the Mortgage and of any intervening assignments thereof that precede the assignment referred to in clause (iv) of this definition, in each case with evidence of recording indicated thereon;

                  (iii) an original or a copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and of any intervening assignments thereof that precede the assignment referred to in clause (v) of this definition, in each case with evidence of recording indicated thereon;

                  (iv) an original executed assignment of the Mortgage, in favor of ________________________, as trustee for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Pass-Through Certificates, Series _______________, in recordable form;

                  (v) an original executed assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of ________________________, as trustee for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Pass-Through Certificates, Series _______________, in recordable form;

                  (vi) originals or copies of any written assumption, modification, written assurance and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed;

                  (vii) the original or a copy of the policy of lender's title insurance;

                  (viii) filed copies of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing
                           Date) and, if there is an effective UCC Financing Statement in favor of the Mortgage Loan Seller on record with the applicable public office for UCC Financing Statements, an original UCC-2 or UCC-3, as appropriate, in favor of ________________________, as trustee for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Pass-Through Certificates, Series _______________;

                  (ix) any environmental indemnity agreement and the original or a copy of any Environmental Insurance Policy relating solely to such Mortgage Loan;

                  (x) power of attorney, guaranty, property management agreement, Ground Lease, intercreditor agreement, cash management agreement and lock-box agreement, relating to such Mortgage Loan;

                  (xi) any original documents (including any security agreements and any Letters of Credit and related letter of credit reimbursement agreements) relating to, evidencing or constituting Additional Collateral; and

                  (xii) any insurance certificates relating to hazard insurance policies maintained by the Borrower with respect to the related Mortgaged Property that are in the possession of the Mortgage Loan Seller;

provided that the evidence of recording referred to in clauses (ii) and (iii) above shall not be required prior to the second anniversary of the Closing Date if the subject document has not been returned from the applicable recording office; and provided, further, that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

                  "Mortgage Loan": Any of the Mortgage Loans sold by _______________ to the Depositor pursuant to the Mortgage Loan Purchase and Sale Agreement, which Mortgage Loans are identified on Exhibit B-1.

                  "Mortgage Loan Purchase and Sale Agreement": As defined in the Preliminary Statement.

                  "Mortgage Loan Schedule": The list of Mortgage Loans attached hereto as Exhibit B-1, as such list may be amended from time to time in accordance with this Agreement. Such list shall set forth the following information with respect to each Mortgage Loan:

                  (i)      the Mortgage Loan number;

                  (ii) the street address (including city, state and zip code) of the related Mortgaged Property;

                  (iii) the (A) original principal balance and (B) Cut-off Date Balance;

                  (iv) the amount of the Monthly Payment due on the first Due Date following the Closing Date;

                  (v)      the Mortgage Rate as of the Cut-off Date;

                  (vi) the (A) original and remaining term to stated maturity and (B) Stated Maturity Date;

                  (vii) in the case of a Balloon Mortgage Loan, the original and remaining amortization term;

                  (viii) whether the Mortgage Loan is a Cross-Collateralized Mortgage Loan and, if so, the other Mortgage Loans contained in the related Cross-Collateralized Group;

                  (ix) whether the Mortgage Loan is an ARD Loan and, if so, the Anticipated Repayment Date;

                  (x) whether such Mortgage Loan provides for defeasance and, if so, the period during which defeasance may occur;

                  (xi) whether the Mortgage Loan is secured by a fee simple interest in the Mortgaged Property; by the Borrower's leasehold interest, and a fee simple interest, in the Mortgaged Property; or solely by a leasehold interest in the Mortgaged Property;

                  (xii)    the name of the originator of the Mortgage Loan; and

                  (xiii)   the Interest Accrual Basis.

                  "Mortgage Loan Seller": _______________.

                  "Mortgage Note": The original executed note evidencing the indebtedness of a Borrower under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

                  "Mortgage Pool": Collectively, all of the Mortgage Loans and any successor REO Mortgage Loans as of any particular date of determination.

                  "Mortgage Rate": With respect to any Mortgage Loan (and any successor REO Mortgage Loan), the annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law, as such rate may be modified in accordance with Section 3.20 or in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower. In the case of each of the ARD Loans, the related Mortgage Rate will be subject to increase in accordance with the related Mortgage Note if the particular Mortgage Loan is not paid in full by its Anticipated Repayment Date.

                  "Mortgaged Property": The real property (together with all improvements and fixtures thereon) subject to the lien of a Mortgage and constituting collateral for a Mortgage Loan.

                  "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Collection Period, exceeds (b) the aggregate amount of the Compensating Interest Payment remitted by the Master Servicer pursuant to Section 3.19(a) on the Master Servicer Remittance Date related to such Distribution Date.

                  "Net Assumption Application Fee":  As defined in Section 3.08.

                  "Net Assumption Fee":  As defined in Section 3.08.

                  "Net Default Charges": With respect to any Mortgage Loan, any Default Charges actually collected from the related Borrower or out of other collections thereon (based on the allocations specified in Section 1.03), net of any and all Advance Interest accrued on Advances made in respect of such Mortgage Loan and payable from such Default Charges in accordance with this Agreement.

                  "Net Investment Earnings": With respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds held in such Investment Account, exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06 (other than losses of what would otherwise have constituted interest or other income earned on such funds).

                  "Net Investment Loss": With respect to any Investment Account for any Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds held in such Investment Account in accordance with Section 3.06 (other than losses of what would otherwise have constituted interest or other income earned on such funds), exceeds the aggregate of all interest and other income realized during such Collection Period on such funds; provided that, in the case of any Investment Account and any particular investment of funds in such Investment Account, Net Investment Loss shall not include any loss with respect to such investment which is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account at the time such investment was made.

                  "Net Operating Income": With respect to any Mortgaged Property, the net operating income derived from such Mortgaged Property for any specified period, calculated in accordance with Exhibit K.

                  "NOI Adjustment Worksheet": A report prepared by the Special Servicer with respect to Specially Serviced Mortgaged Loans and REO Mortgage Loans, and by the Master Servicer with respect to all other Mortgage Loans, substantially in the form and containing the information described in Exhibit E-7 attached hereto, presenting the computations made in accordance with the methodology described in such Exhibit to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement.

                  "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

                  "Nonrecoverable P&I Advance": As evidenced by the Officer's Certificate and supporting documentation contemplated by Section 4.03(c), any P&I Advance previously made or to be made in respect of any Mortgage Loan or any REO Mortgage Loan that, as determined by the Master Servicer or, if applicable, the Trustee or any Fiscal Agent, in its reasonable, good faith judgment, will not be ultimately recoverable from late payments, Insurance Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan.

                  "Nonrecoverable Servicing Advance": As evidenced by the Officer's Certificate and supporting documentation contemplated by Section 3.11(h), any Servicing Advance previously made or to be made in respect of a Mortgage Loan or REO Property that, as determined by the Master Servicer, the Special Servicer or, if applicable, the Trustee or any Fiscal Agent, in its reasonable, good faith judgment, will not be ultimately recoverable from late payments, Insurance Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan or REO Property.

                  "Non-Registered Certificate": Any Certificate that has not been registered under the Securities Act. As of the Closing Date, the Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class C, Class D, Class E, Class R-I, Class R-II and Class R-III Certificates will constitute Non-Registered Certificates.

                  "Non-United States Person": Any Person other than a United States Person.

                  "Officer's Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer or a Responsible Officer of the Trustee or any Fiscal Agent, as the case may be.

                  "Operating Statement Analysis Report": As defined in Section 3.12(b).

                  "Opinion of Counsel": A written opinion of counsel (which counsel, in the case of any such opinion of counsel relating to the taxation of the Trust Fund or any portion thereof or the status of any REMIC Pool as a REMIC or the status of either Grantor Trust Pool as a Grantor Trust for taxation purposes, shall be Independent of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent and the Tax Administrator, but which may act as counsel to such Person) acceptable to and delivered to the addressee(s) thereof and which Opinion of Counsel, except as provided herein, shall not be at the expense of the Trustee or the Tax Administrator.

                  "Original Mortgage Loans": Collectively, those Mortgage Loans identified on the Mortgage Loan Schedule as being included in the Trust Fund as of the Closing Date.

                  "OTS": The Office of Thrift Supervision or any successor thereto.

                  "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "P&I Advance": As to any Mortgage Loan or REO Mortgage Loan, any advance made by the Master Servicer, the Trustee or any Fiscal Agent pursuant to Section 4.03.

                  "P&I Advance Date": The Business Day preceding each Distribution Date.

                  "Pass-Through Rate": The per annum rate at which interest accrues in respect of any Class of Regular Interest Certificates during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with Section 2.13(f).

                  "Percentage Interest": With respect to any Regular Interest Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Class Principal Balance or Class Notional Amount, as the case may be, of the relevant Class as of the Closing Date. With respect to a Class E Certificate or Residual Interest Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

                  "Performing Mortgage Loan": Any Corrected Mortgage Loan and any Mortgage Loan as to which a Servicing Transfer Event has not occurred.

                  "Permitted Investments": Any one or more of the following obligations or securities:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that each such obligation is backed by the full faith and credit of the United States;

                  (ii) repurchase agreements on obligations specified in clause (i), provided that the short- term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time of investment rated in the highest short-term debt rating category of each of _____________ and, if rated thereby, _______________ (or, in the case of either Rating Agency, have such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee by such Rating Agency);

                  (iii) federal funds, uncertificated certificates of deposit, time deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof, provided that the short-term unsecured debt obligations of such bank or trust company are at the time of investment rated in the highest short-term debt rating category of each of _____________ and, if rated thereby, _______________ (or, in the case of either Rating Agency, have such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee by such Rating Agency);

                  (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof (or of any corporation not so incorporated, provided that the -------- commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction), provided that such commercial paper is rated in the highest short-term debt rating category of each of _____________ and, if rated thereby, _______________
                           (or, in the case of either Rating Agency, has such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee by such Rating Agency);

                  (v) units of money market funds which maintain a constant net asset value, provided that such units of money market funds are rated in the highest applicable rating category of each of _____________ and, if rated thereby, _______________ (or, in the case of either Rating Agency, have such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee by such Rating Agency); or

                  (vi) any other obligation or security that is acceptable to the Rating Agencies and will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that (A) no investment described hereunder shall evidence either the right to receive (1) only interest with respect to such investment or (2) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations, (B) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity, (C) no investment described hereunder may be sold prior to stated maturity if such sale would result in a loss of principal on the instrument or a tax on "prohibited transactions" under Section 860F of the Code and (D) no investment described hereunder may have a "r" highlighter or other comparable qualifier attached to its rating; provided, further, that each investment described hereunder must have (X) a predetermined fixed amount of principal due at maturity (that cannot vary or change), (Y) an original maturity of not more than 365 days and a remaining maturity of not more than 30 days and (Z) except in the case of a Permitted Investment described in clause (v) above, a fixed interest rate or an interest rate that is tied to a single interest rate index plus a single fixed spread; and provided, further, that each investment described hereunder must be a "cash flow investment" (within the meaning of the REMIC Provisions).

                  "Permitted Transferee": Any Transferee of a Residual Interest Certificate other than either a Disqualified Organization or a Non-United States Person; provided that if a Transferee is classified as a partnership under the Code, such Transferee shall only be a Permitted Transferee if all of its beneficial owners are United States Persons.

                  "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Phase I Environmental Assessment": A "Phase I assessment" as described in and meeting the criteria of Chapter 5 of Part II of the FNMA Multifamily Guide, as amended from time to time.

                  "Plan":  As defined in Section 5.02(c).

                  "Plurality Residual Interest Certificateholder": As to any taxable year of any REMIC Pool, the Holder of Certificates evidencing the largest Percentage Interest in the Class of Residual Interest Certificates constituting the sole class of "residual interests" in respect of such REMIC Pool.

                  "Prepayment Assumption": For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Mortgage Loans, the Regular Interests, the REMIC I Regular Interests, the REMIC II Regular Interests and the Certificates for federal income tax purposes, the assumptions that each ARD Loan is paid in its entirety on its Anticipated Prepayment Date and that no Mortgage Loan is otherwise voluntarily prepaid prior to its Stated Maturity Date.

                  "Prepayment Interest Excess": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made after its Due Date in any Collection Period, any payment of interest (net of related Master Servicing Fees and, further, net of any portion of such interest that represents Default Interest or Additional Interest) actually collected from the related Borrower and intended to cover the period from and after such Due Date to, but not including, the date of prepayment (exclusive, however, of any related Prepayment Premium or Yield Maintenance Charge that may have been collected).

                  "Prepayment Interest Shortfall": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made prior to its Due Date in any Collection Period, the amount of interest, to the extent not collected from the related Borrower (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued on the amount of such Principal Prepayment during the period from the date of prepayment to, but not including, such Due Date (less the amount of related Master Servicing Fees and, if applicable, exclusive of Default Interest and Additional Interest).

                  "Prepayment Premium": With respect to any Mortgage Loan, any premium, penalty or fee paid or payable, as the context requires, by a Borrower in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan or any successor REO Mortgage Loan, to the extent such premium, penalty or fee is calculated as a percentage of the principal amount being prepaid or as a specified amount.

                  "Primary Servicing Office": The office of the Master Servicer or the Special Servicer, as the context may require, that is primarily responsible for such party's servicing obligations hereunder.

                  "Prime Rate": The "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate", then the Trustee, in its sole discretion, shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Master Servicer and the Special Servicer in writing of its selection.

                  "Principal Balance Certificate": Any of the Certificates designated as such in Section 2.08.

                  "Principal Balance Reduction": Any reduction made in the Class Principal Balance of any Class of Principal Balance Certificates pursuant to
Section 4.04(a), the Uncertificated Principal Balance of any REMIC II Regular Interest pursuant to Section 4.04(b) or the Uncertificated Principal Balance of any REMIC I Regular Interest pursuant to Section 4.04(c).

                  "Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the aggregate (without duplication) of the following:

                  (a) all payments of principal (other than Principal Prepayments) received on the Mortgage Loans during the related Collection Period, in each case net of any portion of the particular payment that represents a Late Collection of principal for which a P&I Advance was previously made for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the Cut-off Date or on a Due Date subsequent to the related Collection Period;

                  (b) all scheduled payments of principal due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period that were received (other than as part of a Principal Prepayment) prior to the related Collection Period;

                  (c) all Principal Prepayments received on any of the Mortgage Loans during the related Collection Period;

                  (d) all Liquidation Proceeds and Insurance Proceeds received on any of the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of such Mortgage Loans in accordance with Section 1.03, in each case net of any portion of such proceeds that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made for a prior Distribution Date;

                  (e) all Liquidation Proceeds, Insurance Proceeds and REO Revenues received in respect of any REO Properties during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the related REO Mortgage Loans in accordance with Section 1.03, in each case net of any portion of such proceeds and/or revenues that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made for a prior Distribution Date; and

                  (f) the respective principal portions of all P&I Advances made in respect of the Mortgage Loans and any REO Mortgage Loans with respect to such Distribution Date.

                  "Principal Prepayment": Any voluntary payment of principal made by the Borrower on a Mortgage Loan that is received in advance of its scheduled Due Date, that is not accompanied by an amount of interest (without regard to any Prepayment Premium, Yield Maintenance Charge and/or Additional Interest that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

                  "Proposed Plan":  As defined in Section 3.17(a).

                  "Prospectus": The Base Prospectus and the Prospectus Supplement, together.

                  "Prospectus Supplement": That certain prospectus supplement dated _____________, relating to the Registered Certificates, that is a supplement to the Base Prospectus.

                  "Purchase Price": With respect to any Mortgage Loan (or REO Property), a cash price equal to the aggregate of (a) the outstanding principal balance of such Mortgage Loan (or the related REO Mortgage Loan) as of the date of purchase, (b) all accrued and unpaid interest on such Mortgage Loan (or the related REO Mortgage Loan) at the related Mortgage Rate to, but not including, the Due Date occurring in the Collection Period during which the applicable purchase or repurchase occurs, (c) all related unreimbursed Servicing Advances, and (d) solely in the case of a purchase by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase and Sale Agreement, (i) all accrued and unpaid Advance Interest in respect of related Advances, (ii) all related Special Servicing Fees, whether paid or then owing, and (iii) to the extent not otherwise included in the amount described in the preceding clause (c), any costs and expenses incurred by the Master Servicer or the Trustee (on behalf of the Trust) in enforcing the obligation of the Mortgage Loan Seller to purchase such Mortgage Loan.

                  "Qualified Appraiser": In connection with the appraisal of any Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five years of experience in respect of the relevant geographic location and property type.

                  "Qualified Bidder":  As defined in Section 7.01(c).

                  "Qualified Institutional Buyer": A "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

                  "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

                  "Qualifying Substitute Mortgage Loan": In connection with the replacement of a Deleted Mortgage Loan as contemplated by Section 2.03, any other mortgage loan which, on the date of substitution, (i) has a principal balance, after deduction of the principal portion of any unpaid Monthly Payment due on or before the date of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) is accruing interest at a fixed rate of interest at least equal to that of the Deleted Mortgage Loan; (iii) has the same Due Date as, and a grace period for delinquent Monthly Payments that is no longer than, the Due Date and grace period, respectively, of the Deleted Mortgage Loan; (iv) is accruing interest on the same Interest Accrual Basis as the Deleted Mortgage Loan; (v) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the Deleted Mortgage Loan and, in any event, has a Stated Maturity Date not later than two years prior to the Rated Final Distribution Date; (vi) has a then current Loan-to-Value Ratio not higher than, and a then current Debt Service Coverage Ratio not lower than, the Loan-to-Value Ratio and Debt Service Coverage Ratio, respectively, of the Deleted Mortgage Loan as of the Closing Date; (vii) has comparable prepayment restrictions to those of the Deleted Mortgage Loan, (viii) will comply (except in a manner that would not be adverse to the interests of the Certificateholders (as a collective whole) in or with respect to such mortgage loan), as of the date of substitution, with all of the representations relating to the Deleted Mortgage Loan set forth in or made pursuant to the Mortgage Loan Purchase and Sale Agreement; (ix) has a Phase I Environmental Assessment relating to the related Mortgaged Property in its Servicing File, which Phase I Environmental Assessment will evidence that there is no material adverse environmental condition or circumstance at the related Mortgaged Property for which further remedial action may be required under applicable law; and (x) constitutes a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; provided, however, that if more than one mortgage loan is to be substituted for any Deleted Mortgage Loan, then all such proposed Replacement Mortgage Loans shall, in the aggregate, satisfy the requirement specified in clause (i) of this definition and each such proposed Replacement Mortgage Loan shall, individually, satisfy each of the requirements specified in clauses (ii) through (x) of this definition; and provided, further, that no mortgage loan shall be substituted for a Deleted Mortgage Loan unless (x) such prospective Replacement Mortgage Loan shall be acceptable to the Controlling Class Representative (or, if there is no Controlling Class Representative then serving, to the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), in its (or their) sole discretion, and (y) each Rating Agency shall have confirmed in writing to the Trustee that such substitution will not in and of itself result in an Adverse Rating Event with respect to any Class of Rated Certificates (such written confirmation to be obtained by the party (i.e., or ) effecting the substitution). It is understood and agreed that the Controlling Class Representative (or, if no Controlling Class Representative is then serving, the Holders of Certificates representing a majority of the Voting Rights assigned to the Controlling Class) could find a prospective Replacement Mortgage Loan unacceptable for any reason or no reason whatsoever.

                  "Rated Certificate": Any of the Certificates to which a rating has been assigned by either Rating Agency at the request of the Depositor.

                  "Rated Final Distribution Date": The Distribution Date in
_______________.

                  "Rating Agency":  _______________________.

                  "Realized Loss": With respect to: (1) each defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Mortgage Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause (1)(c) of this definition, all unpaid interest accrued in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be, to but not including the related Due Date in the Collection Period in which the Final Recovery Determination was made (exclusive, however, of any portion of such unpaid interest that constitutes Default Interest or, in the case of an ARD Loan after its Anticipated Repayment Date, Additional Interest), minus (c) all payments and proceeds, if any, received in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made (net of any related Servicing Advances reimbursed therefrom and any related Liquidation Expenses paid therefrom); (2) each defaulted Mortgage Loan as to which any portion of the principal or past due interest payable thereunder was canceled in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20, the amount of such principal or past due interest (other than any Default Interest and, in the case of an ARD Loan after its Anticipated Repayment Date, Additional Interest) so canceled; and (3) each defaulted Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20, the amount of any consequent reduction in the interest portion of each successive Monthly Payment due thereon (each such Realized Loss to be deemed to have been incurred on the Due Date for each affected Monthly Payment).

                  "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

                  "Registered Certificate": Any Certificate that has been registered under the Securities Act. As of the Closing Date, the Class S, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B-1 and Class B-2 Certificates constitute Registered Certificates.

                  "Regular Interest Certificate": Any of the Certificates designated as such in Section 2.08.

                  "Reimbursement Rate": The rate per annum applicable to the accrual and monthly compounding of Advance Interest, which rate per annum is equal to the Prime Rate.

                  "REMIC": A "real estate mortgage investment conduit" as defined in Section 860D of the Code.

                  "REMIC I": The segregated pool of assets designated as such in
Section 2.09(a)

                  "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and, in each such case, designated as a "regular interest" in REMIC I. The REMIC I Regular Interests have the designations and terms provided for in Section 2.09.

                  "REMIC I Remittance Rate": The per annum rate at which interest accrues in respect of any REMIC I Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with
Section 2.09(f).

                  "REMIC I Residual Interest": The sole uncertificated "residual interest", within the meaning of Section 860G(a)(2) of the Code, in REMIC I issued pursuant to this Agreement.

                  "REMIC II": The segregated pool of assets designated as such in Section 2.11(a).

                  "REMIC II Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and, in each such case, designated as a "regular interest" in REMIC II. The REMIC II Regular Interests have the designations and terms provided for in
Section 2.11.

                  "REMIC II Remittance Rate": The per annum rate at which interest accrues in respect of any REMIC II Regular Interest during any Interest Accrual Period, as set forth in or otherwise calculated in accordance with
Section 2.11(f).

                  "REMIC III": The segregated pool of assets designated as such in Section 2.13(a).

                  "REMIC III Certificate": Any of the Certificates designated as such in Section 2.08.

                  "REMIC Pool":  Any of REMIC I, REMIC II and REMIC III.

                  "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

                  "REMIC Sub-Account": A sub-account of the Distribution Account established pursuant to Section 3.04(b), which sub-account shall constitute an asset of the Trust Fund and REMIC I, but not an asset of either Grantor Trust Pool.

                  "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

                  "REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16(b) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "________________________ [or the name of any successor Special Servicer], as Special Servicer, in trust for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Pass-Through Certificates, Series _______________".

                  "REO Acquisition": The acquisition of any REO Property pursuant to Section 3.09.

                  "REO Disposition": The sale or other disposition of any REO Property pursuant to Section 3.18(d).

                  "REO Extension":  As defined in Section 3.16(a).

                  "REO Mortgage Loan": The mortgage loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Mortgage Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan or the Trust's acquisition of the subject REO Property). Each REO Mortgage Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All Monthly Payments (other than any Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Mortgage Loan. In addition, all amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including any unpaid or unreimbursed Servicing Fees and Advances (together with any related unpaid Advance Interest), shall continue to be payable or reimbursable in the same priority and manner pursuant to Section 3.05(a) to the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, in respect of an REO Mortgage Loan.

                  "REO Property": A Mortgaged Property acquired by the Special Servicer on behalf of the Trust for the benefit of the Certificateholders through foreclosure, acceptance of a deed in lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

                  "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

                  "REO Status Report": A report substantially in the form and containing the information described in Exhibit E-9 attached hereto, including, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report, among other things, (i) the Acquisition Date of such REO Property, (ii) the amount of income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such Determination Date (including any valuation prepared internally by the Special Servicer).

                  "REO Tax":  As defined in Section 3.17(a).

                  "Replacement Mortgage Loan": Any mortgage loan that is substituted by the Mortgage Loan Seller for a Deleted Mortgage Loan as contemplated by Section 2.03.

                  "Request for Release": A request signed by a Servicing Officer of, as applicable, the Master Servicer in the form of Exhibit D-1 attached hereto or the Special Servicer in the form of Exhibit D-2 attached hereto.

                  "Required Appraisal Loan": As defined in Section 3.19(c).

                  "Reserve Account": Any of the accounts established and maintained pursuant to Section 3.03(d).

                  "Reserve Funds": With respect to any Mortgage Loan, any amounts delivered by the related Borrower to be held in escrow by or on behalf of the mortgagee representing: (i) reserves for repairs, replacements, capital improvements and/or environmental testing and remediation with respect to the related Mortgaged Property; (ii) reserves for tenant improvements and leasing commissions; (iii) reserves for debt service; or (iv) amounts to be applied as a Principal Prepayment on such Mortgage Loan or held as Additional Collateral in the event that certain leasing or other economic criteria in respect of the related Mortgaged Property are not met.

                  "Residual Interest Certificate": Any of the Certificates designated as such in Section 2.08.

                  "Responsible Officer": When used with respect to the Trustee, the President, the Treasurer, the Secretary, any Vice President, any Assistant Vice President, any Trust Officer, any Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement. When used with respect to any Fiscal Agent or any Certificate Registrar (other than the Trustee), any officer or assistant officer thereof.

                  "Restricted Servicer Reports": Each of the Watch List, the Operating Statement Analysis Report, the NOI Adjustment Worksheet and the Comparative Financial Status Report.

                  "Securities Act": The Securities Act of 1933, as amended.

                  "Senior Certificate": Any of the Certificates designated as such in Section 2.08.

                  "Senior Principal Distribution Cross-Over Date": The first Distribution Date as of which the Class Principal Balance of the Class A-1 Certificates outstanding immediately prior thereto equals or exceeds the sum of
(a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, plus (b) the lesser of
(i) the Principal Distribution Amount for such Distribution Date and (ii) the portion of the Available Distribution Amount for such Distribution Date that will remain after all distributions of Distributable Certificate Interest to be made on the Senior Certificates on such Distribution Date have been so made.

                  "Servicer Fee Amount": With respect to each Sub-Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan serviced by such Sub- Servicer, (a) the principal balance of such Mortgage Loan as of the end of the immediately preceding Collection Period and (b) the per annum servicing fee rate specified in the related Sub-Servicing Agreement for such Mortgage Loan. With respect to the initial Master Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan, (a) the principal balance of such Mortgage Loan as of the end of the immediately preceding Collection Period and (b) the excess, if any, of the Master Servicing Fee Rate for such Mortgage Loan over the per annum servicing fee rate (if any) applicable to such Mortgage Loan as specified in any Sub-Servicing Agreement related to such Mortgage Loan.

                  "Servicing Account": Any of the accounts established and maintained pursuant to Section 3.03(a).

                  "Servicing Advances": All customary, reasonable and necessary "out-of-pocket" costs and expenses paid or to be paid, as the context requires, out of its own funds, by the Master Servicer or the Special Servicer (or, if applicable, the Trustee or any Fiscal Agent) in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, including (1) any such costs and expenses associated with (a) compliance with the obligations of the Master Servicer and/or the Special Servicer set forth in Sections 2.02(e), 2.03(b), 2.03(c), 3.03(c) and 3.09, (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "force placed" insurance policy purchased by the Master Servicer or the Special Servicer to the extent such cost is allocable to a particular Mortgaged Property that the Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.07(a), (c) obtaining any Liquidation Proceeds or Insurance Proceeds in respect of any such Mortgage Loan or any REO Property, (d) any enforcement or judicial proceedings with respect to any such Mortgage Loan, including foreclosures and similar proceedings, (e) the operation, management, maintenance and liquidation of any REO Property, (f) obtaining any Appraisal required to be obtained hereunder, and (g) UCC filings (to the extent that the costs thereof are not reimbursed by the related Borrower), (2) the reasonable and direct out-of-pocket travel expenses incurred by the Special Servicer in connection with performing inspections pursuant to
Section 3.12(a), (3) the cost of any Opinion of Counsel expressly required to be obtained hereunder in connection with the servicing of any particular Mortgage Loan, to the extent that the related Borrower fails to pay the costs thereof, and (4) any other expenditure which is expressly designated as a Servicing Advance herein; provided that notwithstanding anything to the contrary, "Servicing Advances" shall not include (A) allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or (B) costs incurred by either such party or any Affiliate thereof in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of this Agreement.

                  "Servicing Fees": With respect to any Mortgage Loan, the Master Servicing Fee and the Special Servicing Fee.

                  "Servicing File": Any documents (other than documents required to be part of the related Mortgage File, but including any correspondence file) in the possession of the Master Servicer or the Special Servicer and relating to the origination and servicing of any Mortgage Loan or the administration of any REO Property.

                  "Servicing Officer": Any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time by the Master Servicer or the Special Servicer, as applicable.

                  "Servicing Released Bid":  As defined in Section 7.01(c).

                  "Servicing Retained Bid":  As defined in Section 7.01(c).

                  "Servicing Return Date": With respect to any Corrected Mortgage Loan, the date that servicing thereof is returned by the Special Servicer to the Master Servicer pursuant to Section 3.21(a).

                  "Servicing Standard": With respect to each of the Master Servicer and the Special Servicer, subject to applicable law and the express terms of the relevant Mortgage Loans, to service and administer the Mortgage Loans and REO Properties for which it is responsible hereunder: (a) with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder;
(b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans, the full collection of all Prepayment Premiums and Yield Maintenance Charges that may become payable under the Mortgage Loans and, in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments (including payments of Prepayment Premiums and Yield Maintenance Charges), the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Mortgage Rate); and (c) without regard to: (i) any known relationship that the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, may have with the related Borrower or with any other party to this Agreement; (ii) the ownership of any Certificate by the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be; (iii) any obligation of the Master Servicer or the Special Servicer, as the case may be, to make Advances; (iv) the right of the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction; (v) any ownership by the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, of any other mortgage loans or real property or of the right to service or manage for others any other mortgage loans or real property; and
(vi) any obligation of the Master Servicer (or any Affiliate thereof) or, if ever applicable, the Special Servicer (or any Affiliate thereof), as the case may be, as the Mortgage Loan Seller, to pay any indemnity or cure any Document Defect or Breach with respect to, or to repurchase or replace, any Mortgage Loan.

                  "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the events described in clauses (a) through (i) of the definition of "Specially Serviced Mortgage Loan".

                  "Specially Serviced Mortgage Loan": Any Mortgage Loan as to which any of the following events has occurred:

                  (a) the related Borrower has failed to make when due any Monthly Payment (including a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s), which failure continues, or the Master Servicer determines, in its reasonable, good faith judgment, will continue, unremedied for 60 days; or

                  (b) if the Master Servicer or any of its Affiliates then owns a material economic interest in the related Borrower, the related Borrower has failed to make when due any Monthly Payment (including a Balloon Payment), which failure continues unremedied as of the P&I Advance Date for the Distribution Date related to the Collection Period in which such Monthly Payment was due; or

                  (c) the Master Servicer has determined, in its reasonable, good faith judgment, that a default in making a Monthly Payment (including a Balloon Payment) or any other material payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur within 30 days and either (i) the related Borrower has requested a material modification of the related Mortgage Loan (other than a waiver of a "due-on-sale" clause permitted under
                           Section 3.08) or (ii) such default is likely to remain unremedied for at least 60 days; or

                  (d) the Master Servicer has determined, in its reasonable, good faith judgment, that a default, other than as described in clause (a) or (b) above, has occurred that may materially impair the value of the related Mortgaged Property as security for the Mortgage Loan, which default has continued unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, for 60 days); or

                  (e) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the related Borrower under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Borrower and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                  (f) the related Borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Borrower or of or relating to all or substantially all of its property; or

                  (g) the related Borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

                  (h) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property or Properties;

provided, however, that a Mortgage Loan shall cease to be a Specially Serviced Mortgage Loan, when a Liquidation Event has occurred in respect of such Mortgage Loan, when the related Mortgaged Property has become an REO Property or, so long as at such time no circumstance identified in clauses (a) through (i) above exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan:

                  (w) with respect to the circumstances described in clauses (a) and (b) above, if and when the related Borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20);

                  (x) with respect to the circumstances described in clauses (c), (e), (f) and (g) above, if and when such circumstances cease to exist in the reasonable, good faith judgment of the Special Servicer;

                  (y) with respect to the circumstances described in clauses (d) and (i) above, if and when such default is cured in the reasonable, good faith judgment of the Special Servicer; and

                  (z)      with respect to the circumstances described in clause
                           (h) above, if and when such proceedings are terminated.

                  "Special Servicer": ____________________________ or its
successor in interest, in its capacity as special servicer hereunder, or any successor Special Servicer appointed as herein provided.

                  "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

                  "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan, _____% per annum.

                  "Startup Day": With respect to each REMIC Pool, the day designated as such in Section 2.09(a) (in the case of REMIC I), Section 2.11(a) (in the case of REMIC II) or Section 2.13(a) (in the case of REMIC III), as applicable.

                  "Stated Maturity Date": With respect to any Mortgage Loan, the Due Date specified in the related Mortgage Note (as in effect on the Closing Date or, in the case of a Replacement Mortgage Loan, on the related date of substitution) on which the last payment of principal is due and payable under the terms of such Mortgage Note, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20 and, in the case of an ARD Loan, without regard to its Anticipated Repayment Date.

                  "Stated Principal Balance": With respect to any Mortgage Loan (and any successor REO Mortgage Loan), a principal balance which (a) initially shall equal the Cut-off Date Balance of such Mortgage Loan (or, in the case of any Replacement Mortgage Loan, the unpaid principal balance thereof as of the related date of substitution, after application of all payments of principal due thereon on or before such date, whether or not received), and (b) shall be permanently reduced on each subsequent Distribution Date (to not less than zero) by (i) that portion, if any, of the Principal Distribution Amount for such Distribution Date allocable to such Mortgage Loan (or successor REO Mortgage
Loan), and (ii) the principal portion of any

Realized Loss incurred in respect of such Mortgage Loan (or successor REO Mortgage Loan) during the related Collection Period; provided that, if a Liquidation Event occurs in respect of any Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Mortgage Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

                  "Subordinated Certificate": Any of the Certificates designated as such in Section 2.08.

                  "Sub-Servicer": Any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

                  "Sub-Servicing Agreement": The written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

                  "Substitution Shortfall Amount": In connection with the substitution of one or more Replacement Mortgage Loans for any Deleted Mortgage Loan, the amount, if any, by which the Purchase Price for such Deleted Mortgage Loan (calculated as if it were to be repurchased, instead of replaced, on the relevant date of substitution), exceeds the initial Stated Principal Balance or the initial aggregate Stated Principal Balance, as the case may be, of such Replacement Mortgage Loan(s).

                  "Successful Bidder":  As defined in Section 7.01(c).

                  "Tax Administrator": Any tax administrator appointed pursuant to Section 10.03 (or, in the absence of any such appointment, the Trustee).

                  "Tax Matters Person": With respect to any REMIC Pool, the Person designated as the "tax matters person" of such REMIC Pool in the manner provided under Treasury regulation section 1.860F-4(d) and temporary Treasury regulation section 301.6231(a)(7)-1T, which Person shall, pursuant to Section 10.01(b), be the Plurality Residual Interest Certificateholder in respect of the related class of Residual Interest Certificates.

                  "Tax Returns": The federal income tax return on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit Income (REMIC) Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holder of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC Pool due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state or local tax laws.

                  "Termination Price":  As defined in Section 9.01.

                  "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

                  "Transfer Affidavit and Agreement": As defined in Section 5.02(d).

                  "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                  "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

                  "Treasury Rate":  As defined in Section 4.01(b).

                  "Trust":  The trust created hereby.

                  "Trustee": _______________________ or its successor in
interest, in its capacity as trustee hereunder, or any successor trustee appointed as herein provided.

                  "Trustee Report":  As defined in Section 4.02(a).

                  "Trustee's Fee": With respect to any Mortgage Loan or REO Mortgage Loan, the fee designated as such and payable to the Trustee pursuant to
Section 8.05(a).

                  "Trustee's Fee Rate":  _____% per annum.

                  "Trust Fund": Collectively, all of the assets of all the REMIC Pools and Grantor Trust Pools.

                  "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

                  "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in any relevant jurisdiction.

                  "Uncertificated Accrued Interest": The interest accrued from time to time in respect of any REMIC I Regular Interest (calculated in accordance with Section 2.09(g) hereof) or any REMIC II Regular Interest (calculated in accordance with Section 2.11(g) hereof).

                  "Uncertificated Distributable Interest": With respect to any REMIC I Regular Interest, for any Distribution Date, an amount of interest equal to all Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by that portion, if any, of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to the related Mortgage Loan; and, with respect to any REMIC II Regular Interest, for any Distribution Date, an amount of interest equal to all Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for the related Interest Accrual Period, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, expressed as a decimal, the numerator of which is the Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for the related Interest Accrual Period, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC II Regular Interests for the related Interest Accrual Period.

                  "Uncertificated Principal Balance": The principal balance outstanding from time to time of any REMIC I Regular Interest (calculated in accordance with Section 2.09(e) hereof) or any REMIC II Regular Interest (calculated in accordance with Section 2.11(e) hereof).

                  "Underwriter":  ______________________.

                  "United States Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (or, to the extent provided in the Treasury regulations, a trust if it was in existence on August 20, 1996 and it elected to be treated as a United States Person), all within the meaning of Section 7701(a)(30) of the Code.

                  "Unreimbursed Principal Balance Reduction": Any Principal Balance Reduction made with respect to a Class of Principal Balance Certificates, a REMIC II Regular Interest or a REMIC I Regular Interest for which no distribution or deemed distribution of reimbursement has been made pursuant to Section 4.01(a), Section 4.01(i) or Section 4.01(j), as applicable.

                  "Unrestricted Servicer Reports": Each of the Delinquent Loan Status Report, the Historical Loan Modification Report, the Historical Loss Estimate Report, the REO Status Report, the CMSA Loan Periodic Update File, the CMSA Property File and the CMSA Loan Set-Up File.

                  "USAP": The Uniform Single Attestation Program for Mortgage Bankers.

                  "USPAP": The Uniform Standards of Professional Appraisal Practices.

                  "Voting Rights": The voting rights evidenced by the respective Certificates. At all times during the term of this Agreement, 99.0% of the Voting Rights shall be allocated among all the Classes of Principal Balance Certificates in proportion to their respective Class Principal Balances, and 1.0% of the Voting Rights shall be allocated to the Class S Certificates. Voting Rights allocated to a particular Class of Certificates shall be allocated among such Certificates in proportion to the respective Percentage Interests evidenced thereby.

                  "Warranting Party":  As defined in Section 2.03(a).

                  "Watch List": For any Determination Date, a report (substantially in the form of Exhibit E-10) of all Mortgage Loans that constitute one of the following types of Mortgage Loans as of such Determination Date (the "Watch List"): (i) a Mortgage Loan that has a then current Debt Service Coverage Ratio that is less than 1.10x; (ii) a Mortgage Loan as to which any required inspection of the related Mortgaged Property conducted by the Master Servicer indicates a problem that the Master Servicer determines can reasonably be expected to materially adversely affect the cash flow generated by such Mortgaged Property; (iii) a Mortgage Loan as to which the Master Servicer has actual knowledge of material damage or waste at the related Mortgaged Property; (iv) a Mortgage Loan as to which it has come to the Master Servicer's attention in the performance of its duties under this Agreement (without any expansion of such duties by reason thereof) that any tenant occupying 25% or more of the space in the related Mortgaged Property (A) has vacated such space (without being replaced by a comparable tenant and lease) or (B) has declared bankruptcy; (v) a Mortgage Loan that is at least 30 days delinquent in payment; and (vi) a Mortgage Loan that is within 60 days of maturity. No later than one Business Day after each Determination Date, the Special Servicer shall provide the Master Servicer with any information in its possession regarding the Specially Serviced Mortgage Loans necessary for preparation of the Watch List that is not in the possession of the Master Servicer.

                  "Workout Fee": With respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

                  "Workout Fee Rate": With respect to each Corrected Mortgage Loan, 1.0%.

                  "Yield Maintenance Certificates": The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B-1 and Class B-2 Certificates.

                  "Yield Maintenance Charge": With respect to any Mortgage Loan, any premium, penalty or fee paid or payable, as the context requires, by a Borrower in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan, other than any Prepayment Premium.

                  SECTION 1.02. General Interpretive Principles.

                  For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                  (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles as in effect from time to time;

                  (iii) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

                  (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same
         Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                  (v) the words "herein", "hereof", "hereunder", "hereto", "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

                  (vi) "or" is not exclusive; and

                  (vii) the terms "include" and "including" shall mean without limitation by reason of enumeration.

                  SECTION 1.03. Certain Calculations in Respect of the Mortgage Pool.

                  (a) All amounts collected in respect of any Cross-Collateralized Group in the form of payments from Borrowers, Insurance Proceeds and Liquidation Proceeds, shall be applied by the Master Servicer among the Mortgage Loans constituting such Cross-Collateralized Group in accordance with the express provisions of the related loan documents and, in the absence of such express provisions, on a pro rata basis in accordance with the respective amounts then "due and owing" as to each such Mortgage Loan. All amounts collected in respect of or allocable to any particular Mortgage Loan (whether or not such Mortgage Loan constitutes part of a Cross-Collateralized Group) in the form of payments from Borrowers, Liquidation Proceeds or Insurance Proceeds shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage and, in the absence of such express provisions or if and to the extent that such terms authorize the lender to use its discretion, shall be applied for purposes of this Agreement: first, as a recovery of any related and unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest on such Mortgage Loan to, but not including, the date of receipt (or, in the case of a full Monthly Payment from any Borrower, through the related Due Date), exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an ARD Loan after its Anticipated Repayment Date, that constitutes Additional Interest; third, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, unless a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; fifth, unless a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of Reserve Funds to the extent then required to be held in escrow; sixth, as a recovery of any Prepayment Premium or Yield Maintenance Charge then due and owing under such Mortgage Loan; seventh, as a recovery of any Default Charges then due and owing under such Mortgage Loan; eighth, as a recovery of any assumption fees and modification fees then due and owing under such Mortgage Loan; ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and, in the case of an ARD Loan after its Anticipated Repayment Date, other than Additional Interest; tenth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and, eleventh, in the case of an ARD Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Additional Interest on such ARD Loan to but not including the date of receipt.

                  (b) Collections in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be treated: first, as a recovery of any related and unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan to, but not including, the Due Date in the Collection Period of receipt, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an REO Mortgage Loan that relates to an ARD Loan after its Anticipated Repayment Date, that constitutes Additional Interest; third, as a recovery of principal of the related REO Mortgage Loan to the extent of its entire unpaid principal balance; fourth, as a recovery of any Prepayment Premium or Yield Maintenance Charge deemed to be due and owing in respect of the related REO Mortgage Loan; fifth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Mortgage Loan (other than, in the case of an REO Mortgage Loan that relates to an ARD Loan after its Anticipated Repayment Date, accrued and unpaid Additional Interest); and sixth, in the case of an REO Mortgage Loan that relates to an ARD Loan after its Anticipated Repayment Date, any accrued and unpaid Additional Interest.

                  (c) For the purposes of this Agreement, Additional Interest on an ARD Loan or a successor REO Mortgage Loan shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Loan or successor REO Mortgage Loan, notwithstanding that the terms of the related loan documents so permit. To the extent any Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

                  (d) Insofar as amounts received in respect of any Mortgage Loan or REO Property and allocable to fees and charges owing in respect of such Mortgage Loan or the related REO Mortgage Loan, as the case may be, that constitute Additional Master Servicing Compensation payable to the Master Servicer and/or Additional Special Servicing Compensation payable to the Special Servicer, are insufficient to cover the full amount of such fees and charges, such amounts shall be allocated between such of those fees and charges as are payable to the Master Servicer, on the one hand, and such of those fees and charges as are payable to the Special Servicer, on the other, pro rata in accordance with their respective entitlements.

                  (e) The foregoing applications of amounts received in respect of any Mortgage Loan or REO Property shall be determined by the Master Servicer and reflected in the appropriate monthly report from the Master Servicer and in the appropriate monthly Trustee Report as provided in Section 4.02.

                  SECTION 1.04. Cross-Collateralized Mortgage Loans.

                  Notwithstanding anything herein to the contrary, it is hereby acknowledged that the groups of Mortgage Loans identified on the Mortgage Loan Schedule as being cross-collateralized with each other are, in the case of each such particular group of Mortgage Loans, by their terms, cross-defaulted and cross- collateralized with each other. For purposes of reference only in this Agreement, and without in any way limiting the servicing rights and powers of the Master Servicer and/or the Special Servicer, with respect to any Cross-Collateralized Mortgage Loan (or successor REO Mortgage Loan), the Mortgaged Property (or REO Property) that relates or corresponds thereto shall be the property identified in the Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement, including each of the defined terms set forth in Section 1.01, shall be interpreted in a manner consistent with this
Section 1.04; provided that, if there exists with respect to any Cross-Collateralized Group only one original of any document referred to in the definition of "Mortgage File" covering all the Mortgage Loans in such Cross-Collateralized Group, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans constituting such Cross-Collateralized Group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan.

                                   ARTICLE II

                CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND
           WARRANTIES; ORIGINAL ISSUANCE OF REMIC I REGULAR INTERESTS,
                           REMIC II REGULAR INTERESTS,
              CLASS S REMIC III REGULAR INTERESTS AND CERTIFICATES


                  SECTION 2.01. Conveyance of Mortgage Loans.

                  (a) It is the intention of the parties hereto that a common law trust be established pursuant to this Agreement and, further, that such trust be designated as "Greenwich Capital Commercial Funding Mortgage Trust ______________. __________________________ is hereby appointed, and does hereby agree, to act as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders. It is not intended that this Agreement create a partnership or a joint-stock association.

                  (b) The Depositor, concurrently with the execution and delivery hereof, does hereby sell, assign, transfer and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders, all the right, title and interest of the Depositor in, to and under (i) the Original Mortgage Loans, and all payments under and proceeds of such Mortgage Loans received after the Closing Date (other than scheduled payments of interest and principal due on or before the Cut-off Date), together with all documents included in the related Mortgage Files and any related Additional Collateral;
(ii) any REO Property acquired in respect of any such Mortgage Loan; (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Interest Reserve Account and, if established, the REO Account; (iv) Sections 2, 3(a), 3(b), 3(d), 4 and 12 (and, to the extent related to the foregoing and applicable, under Sections 9, 10, 13, 14, 15, 16, 17 and 19) of the Mortgage Loan Purchase and Sale Agreement; and (v) all other assets included or to be included in the Trust Fund. This conveyance is subject to the right of the Designated Sub-Servicers to primary service certain of the Original Mortgage Loans pursuant to the Designated Sub-Servicer Agreements.

                  (c) The conveyance of the Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by the parties hereto to constitute an absolute transfer of such Mortgage Loans, such Interests and such other related rights and property by the Depositor to the Trustee for the benefit of the Certificateholders. Furthermore, it is not intended that such conveyance be deemed a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) this Agreement shall constitute a security agreement under applicable law, (ii) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in all of the Depositor's right, title and interest in and to the assets constituting the Trust Fund, including the Mortgage Loans subject hereto from time to time, all principal and interest received on or with respect to such Mortgage Loans after the Closing Date (other than scheduled payments of interest and principal due and payable on such Mortgage Loans on or prior to the Cut-off Date or, in the case of a Replacement Mortgage Loan, on or prior to the related date of substitution), all amounts held from time to time in the Collection Account, the Distribution Account, the Interest Reserve Account and, if established, the REO Account and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest under Sections 2, 3(a), 3(b), 3(d), 4 and

12 (and, to the extent related to the foregoing, under Sections 9, 10, 13, 14, 15, 16, 17 and 19) of the Mortgage Loan Purchase Agreement, (iii) the possession by the Trustee or its agent of the Mortgage Notes with respect to the Mortgage Loans subject hereto from time to time and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or person designated by such secured party for the purpose of perfecting such security interest under applicable law, and (iv) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Depositor shall file or cause to be filed, as a precautionary filing, a Form UCC-1 substantially in the form attached as Exhibit J hereto in all appropriate locations in the State of New York promptly following the initial issuance of the Certificates, and the Master Servicer shall prepare and file at each such office, and the Trustee shall execute, continuation statements with respect thereto, in each case within six months prior to the fifth anniversary of the immediately preceding filing. The Depositor shall cooperate in a reasonable manner with the Trustee and the Master Servicer in preparing and filing such continuation statements. This Section 2.01(c) shall constitute notice to the Trustee pursuant to any requirements of the UCC in effect in New York.

                  (d) In connection with the Depositor's assignment pursuant to
Section 2.01(b) above, the Depositor hereby represents and warrants that it has requested the Mortgage Loan Seller, pursuant to the Mortgage Loan Purchase Agreement, to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage File and any Additional Collateral (other than Reserve Funds) for each Original Mortgage Loan so assigned; provided that if, as to any Mortgage Loan, there shall not have been delivered the original or a copy of the related lender's title insurance policy referred to in the definition of "Mortgage File" solely because such policy has not yet been issued, the delivery obligations of the Mortgage Loan Seller as contemplated by this Article shall be deemed to be satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, so long as (i) the Mortgage Loan Seller shall have delivered to the Trustee on or before the Closing Date a pro forma title policy or a commitment for title insurance "marked-up" at the closing of such Mortgage Loan, and (ii) as of the date that is 180 days following the Closing Date, the Mortgage Loan Seller has delivered to the Trustee or a Custodian appointed thereby the original related lender's title insurance policy. The Depositor shall deliver to the Trustee on or before the Closing Date a fully executed counterpart of the Mortgage Loan Purchase and Sale Agreement.

                  (e) As soon as reasonably possible, and in any event within 45 days after the later of (i) the Closing Date (or, in the case of a Replacement Mortgage Loan substituted as contemplated by Section 2.03, after the related date of substitution) and (ii) the date on which all recording information necessary to complete the subject document is received by the Trustee, the Trustee shall complete (to the extent necessary) and cause to be submitted for recording or filing, as the case may be, in the appropriate office for real property records or UCC Financing Statements, as applicable, each assignment of Mortgage and assignment of Assignment of Leases in favor of the Trustee referred to in clauses (iv) and (v) of the definition of "Mortgage File" that has been received by the Trustee or a Custodian on its behalf and each UCC-2 and UCC-3 in favor of the Trustee referred to in clause (viii) of the definition of "Mortgage File" that has been received by the Trustee or a Custodian on its behalf. Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording, and each such UCC-2 and UCC-3 shall reflect that the file copy thereof should be returned to the Trustee following filing; provided that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases the Trustee shall obtain therefrom a certified copy of the recorded original. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the Mortgage Loan Seller to prepare or cause to be prepared promptly, pursuant to the Mortgage Loan Purchase and Sale Agreement, a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall, upon receipt thereof, cause the same to be duly recorded or filed, as appropriate. The Depositor shall be responsible for paying the fees and expenses of the Trustee in connection with the foregoing, as more particularly provided for in that separate letter agreement dated ____________________, between the Depositor and the Trustee.

                  (f) In connection with the Depositor's assignment pursuant to
Section 2.01(b) above, the Depositor hereby represents and warrants that it has requested the Mortgage Loan Seller, pursuant to the Mortgage Loan Purchase Agreement, to deliver to and deposit with, or cause to be delivered to and deposited with, the Master Servicer, on or before the Closing Date, the following items: (i) originals or copies of all financial statements, appraisals, environmental/engineering reports, leases, rent rolls and tenant estoppels in the possession or under the control of the Mortgage Loan Seller that relate to the Original Mortgage Loans and, to the extent they are not required to be a part of a Mortgage File in accordance with the definition thereof, originals or copies of all documents, certificates and opinions in the possession or under the control of the Mortgage Loan Seller that were delivered by or on behalf of the related Borrowers in connection with the origination of the Original Mortgage Loans; and (ii) all unapplied Reserve Funds and Escrow Payments in respect of the Original Mortgage Loans. The Master Servicer shall hold all such documents, records and funds on behalf of the Trustee in trust for the benefit of the Certificateholders.

                  Also in connection with the Depositor's assignment pursuant to
Section 2.01(b) above, the Depositor shall deliver to and deposit with, or cause to be delivered to and deposited with, the Master Servicer, on or before the Closing Date, the original or a copy of any Group Environmental Insurance Policy.

                  SECTION 2.02. Acceptance of Mortgage Assets by Trustee.

                  (a) Subject to the other provisions in this Section 2.02, the Trustee, by its execution and delivery of this Agreement, hereby accepts receipt, directly or through a Custodian on its behalf, of (i) the Original Mortgage Loans and all documents delivered to it that constitute portions of the related Mortgage Files, and (ii) all other assets delivered to it and included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and any other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Original Mortgage Loans and such other assets, together with any other Mortgage Loans and assets subsequently delivered to it that are to be included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee or such Custodian shall hold any Letter of Credit in a custodial capacity only and shall have no obligation to maintain, extend the term of, enforce or otherwise pursue any rights under such Letter of Credit. In connection with the foregoing, the Trustee hereby certifies to each of the other parties hereto, the Mortgage Loan Seller and the Underwriter that, as to each Original Mortgage Loan, except as specifically identified in the Schedule of Exceptions to Mortgage File Delivery attached hereto as Exhibit B-2, (i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage File" and all allonges thereto, if any, are in its possession or the possession of a Custodian on its behalf, and (ii) such Mortgage Note has been reviewed by it or by such Custodian on its behalf and (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appears to have been executed and (C) purports to relate to such Mortgage Loan.

                  (b) On or about the 45th day following the Closing Date (and, if any exceptions are noted or if the recordation/filing contemplated by Section 2.01(e) has not been completed (based solely on receipt by the Trustee of the particular documents showing evidence of the recordation/filing), every 90 days thereafter until the earliest of (i) the date on which such exceptions are eliminated, (ii) the date on which all the affected Mortgage Loans are removed from the Trust Fund and (iii) the second anniversary of the Closing Date), the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to each Original Mortgage Loan, and the Trustee shall, subject to Sections 1.04, 2.01(d), 2.02(c) and 2.02(d), certify in writing (substantially in the form of Exhibit B-3) to each of the other parties hereto, the Mortgage Loan Seller and the Underwriter that, as to each Original Mortgage Loan then subject to this Agreement (except as specifically identified in any exception report annexed to such certification): (i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage File" (or, if such original Mortgage Note has been lost, a copy of such Mortgage Note, together with a "lost note affidavit" certifying that the original of such Mortgage Note has been lost), the original or copy of each recorded document specified in clauses (ii) through (v) of the definition of "Mortgage File", and the original or copy of the policy of title insurance specified in clause (vii) of the definition of "Mortgage File" and each document specified in clause
(viii) of the definition of "Mortgage File" (without regard to the parenthetical), is in its possession or the possession of a Custodian on its behalf; (ii) if such report is due after _______________, the recordation/filing contemplated by Section 2.01(e) has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents); (iii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appear to have been executed and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) above and this Section 2.02(b) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (ii) (other than the zip code) and (vi)(B) of the definition of "Mortgage Loan Schedule" accurately reflects the information set forth in the Mortgage File. If the Mortgage Loan Seller substitutes a Replacement Mortgage Loan for any Deleted Mortgage Loan as contemplated by Section 2.03, the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to such Replacement Mortgage Loan, and the Trustee shall deliver a comparable certification in respect of such Replacement Mortgage Loan, on or about the 30th day following the related date of substitution (and, if any exceptions are noted, every 90 days thereafter for so long as any exceptions remain or until such Replacement Mortgage Loan is removed from the Trust Fund).

                  (c) None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, none of the Trustee, the Master Servicer, the Special Servicer or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

                  (d) In performing the reviews contemplated by subsections (a) and (b) above, the Trustee may conclusively rely on the related Mortgage Loan Seller as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses
(i) through (v), (vii) and (viii) of the definition of "Mortgage File" have been received and such additional information as will be necessary for delivering the certifications required by subsections (a) and (b) above.

                  (e) If any party hereto discovers, or receives notice from a non-party, that any document constituting a part of a Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule (and the terms of such document have not been modified by written instrument contained in the Mortgage File), or does not appear to be regular on its face (each, a "Document Defect"), then such party shall give prompt written notice thereof to the other parties hereto, including (unless it is the party that discovered the Document Defect) the Trustee. Upon the Trustee's discovery or receipt of notice of any such Document Defect, the Trustee shall notify the Master Servicer, the Controlling Class Representative, the Underwriter and the Mortgage Loan Seller. If such Document Defect materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders therein (in which case such Document Defect shall constitute a "Material Document Defect"), the Master Servicer [(or, if the Mortgage Loan Seller of the affected Mortgage Loan is an Affiliate of the Master Servicer, subject to
Section 8.02, the Trustee)] shall, on behalf of the Trust, exercise such rights and remedies as the Trust may have under the Mortgage Loan Purchase and Sale Agreement with respect to such Document Defect in such manner as it determines, in its good faith and reasonable judgment, is in the best interests of the Certificateholders (taken as a collective whole), including those contemplated by Section 2.03. A Material Document Defect shall constitute a Material Breach of the representation and warranty set forth in Paragraph 39 of Exhibit C to the Mortgage Loan Purchase and Sale Agreement. Any and all reasonable out-of-pocket expenses incurred by the Master Servicer (or, if applicable, the Trustee) (including, without limitation, reasonable attorney fees and expenses) with respect to the foregoing, together with any additional out-of-pocket expenses reasonably incurred by the Master Servicer or Special Servicer in performing their respective servicing functions as a result of a Document Defect, shall constitute Servicing Advances in respect of the affected Mortgage Loan. Without limiting any of the foregoing, the absence of an original Mortgage Note, an original or a copy of a Mortgage (with or without evidence of recording thereon) or an original or a copy of a lender's title insurance policy from a Mortgage File or any material nonconformity to the Mortgage Loan Schedule of any such document or any material irregularity on the face thereof (without the presence of any factor, such as the presence of a lost note affidavit with an indemnity in the case of a missing Mortgage Note or the presence of a pro forma title policy or a commitment for title insurance "marked-up" at the closing of the subject Mortgage Loan, that in the Trustee's reasonable discretion reasonably mitigates such absence, non-conformity or irregularity) shall be a Material Document Defect. Furthermore, if either an original or a copy of any of the documents referred to in clauses (ii) - (v) of the definition of "Mortgage File", with evidence of recording indicated thereon, has not been delivered to the Trustee or a Custodian on its behalf with respect to any Mortgage Loan on or before the second anniversary of the Closing Date, such failure shall constitute a Material Document Defect.

                  SECTION 2.03. Certain Repurchases and Substitutions of
                                Mortgage Loans by the Originators.

                  (a) If any party hereto or any Certificateholder discovers or, other than pursuant to this Section 2.03(a), receives notice of a breach of any representation or warranty relating to any Mortgage Loan set forth in or made pursuant to the Mortgage Loan Purchase and Sale Agreement (a "Breach"), the party or Certificateholder discovering or receiving such notice of such Breach shall (without making any determination of the materiality or adverseness thereof) give prompt written notice thereof to the other parties hereto, including (unless it is the party that discovered the Breach) the Trustee, and the Trustee shall in turn (without making any determination of the materiality or adverseness thereof) notify the Controlling Class Representative. If such Breach materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders therein, then promptly upon its becoming aware thereof the Master Servicer [(or, if the Mortgage Loan Seller of the affected Mortgage Loan is an Affiliate of the Master Servicer, subject to
Section 8.02, the Trustee)] shall require that Mortgage Loan Seller (in any event, for purposes of this Section 2.03, the "Warranting Party"), not later than 90 days (or such other period as is provided in the Mortgage Loan Purchase and Sale Agreement) from the receipt by such Warranting Party of such notice, cure such Breach in all material respects or repurchase the affected Mortgage Loan (as, if and to the extent required by the Mortgage Loan Purchase and Sale Agreement) at the applicable Purchase Price; provided that if (i) such Breach does not relate to whether the affected Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, (ii) such Breach is capable of being cured but not within such 90-day (or other) period, (iii) such Warranting Party has commenced and is diligently proceeding with the cure of such Breach within such 90-day (or other) period, and (iv) such Warranting Party shall have delivered to the Trustee a certification executed on behalf of such Warranting Party by an officer thereof setting forth the reason that such Breach is not capable of being cured within an initial 90-day (or other) period, specifying what actions such Warranting Party is pursuing in connection with the cure thereof and stating that such Warranting Party anticipates that such Breach will be cured within an additional period not to exceed 90 more days (a copy of which certification shall be delivered by the Trustee to the Master Servicer, the Special Servicer and the Controlling Class Representative), then such Warranting Party shall have an additional 90 days to complete such cure (or, if it fails to complete such cure, to repurchase the affected Mortgage Loan); and provided, further, that, in lieu of effecting any such repurchase (but, in any event, no later than such repurchase would have to have been completed), such Warranting Party shall be permitted, during the three-month period following the Startup Day for the REMIC Pool that holds the affected Mortgage Loan (or during the two-year period following such Startup Day if the affected Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury regulation section 1.860G-2(f)), to replace the affected Mortgage Loan with one or more Qualifying Substitute Mortgage Loans and to pay a cash amount equal to the applicable Substitution Shortfall Amount, subject to any other applicable terms and conditions of the Mortgage Loan Purchase and Sale Agreement and this Agreement. If any substitution for a Deleted Mortgage Loan is not completed in all respects by the end of the three-month (or, if applicable, the two-year) period contemplated by the preceding sentence, the Warranting Party that desired to effect such substitution shall be barred from doing so (and, accordingly, will be limited to the cure/repurchase remedies contemplated hereby), and no party hereto shall be liable thereto for any loss, liability or expense resulting from the expiration of such period. If any Mortgage Loan is to be repurchased or replaced as contemplated by this Section 2.03, the Master Servicer [(or, if the Mortgage Loan Seller of the affected Mortgage Loan is an Affiliate of the Master Servicer, subject to Section 8.02, the Trustee)] shall designate the Collection Account as the account to which funds in the amount of the applicable Purchase Price or Substitution Shortfall Amount (as the case may be) are to be wired, and the Master Servicer shall promptly notify the Trustee when such deposit is made. Any such repurchase or replacement of a Mortgage Loan shall be on a whole loan, servicing released basis (subject to any rights of a Designated Sub-Servicer to continue to sub-service the related Mortgage Loans as set forth in the related Designated Sub-Servicer Agreement). It is hereby acknowledged and agreed that if any Breach or Document Defect arises out of a failure to deliver a Mortgage Note for any Mortgage Loan, such Breach or Document Defect, as the case may be, shall be cured for purposes of this Agreement if the related Warranting Party delivers a copy of such Mortgage Note, together with a "lost note affidavit" certifying that the original of such Mortgage Note has been lost.

                  If one or more (but not all) of the Mortgage Loans constituting a Cross-Collateralized Group are to be repurchased or replaced by the Mortgage Loan Seller as contemplated by this Section 2.03, then, prior to the subject repurchase or substitution, the Master Servicer shall use its best efforts, subject to the terms of the related Mortgage Loans, to prepare and, to the extent necessary and appropriate, have executed by the related Borrower and record, such documentation as may be necessary to terminate the cross-collateralization between the Mortgage Loans in such Cross-Collateralized Group that are to be repurchased or replaced, on the one hand, and the remaining Mortgage Loans therein, on the other hand, such that those two groups of Mortgage Loans are each secured only by the Mortgaged Properties identified in the Mortgage Loan Schedule as directly corresponding thereto; provided that no such termination shall be effected unless and until the Master Servicer and the Trustee have received from the Depositor or the Mortgage Loan Seller (i) an Opinion of Counsel to the effect that such termination will not cause an Adverse REMIC Event to occur with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool and (ii) written confirmation from each Rating Agency that such termination will not cause an Adverse Rating Event to occur with respect to any Class of Rated Certificates. To the extent necessary and appropriate, the Trustee shall execute (or, subject to Section 3.10, provide the Master Servicer with a limited power of attorney that enables the Master Servicer to execute) the documentation referred to in the prior sentence; provided that the Trustee shall not be liable for any misuse of any such power of attorney by the Master Servicer. The Master Servicer shall advance all costs and expenses incurred by the Trustee and the Master Servicer pursuant to this paragraph, and such advances shall constitute and be reimbursable as Servicing Advances. Neither the Master Servicer nor the Special Servicer shall be liable to any Certificateholder or any other party hereto if the cross-collateralization of any Cross-Collateralized Group cannot be terminated as contemplated by this paragraph for any reason beyond the control of the Master Servicer or Special Servicer, as the case may be.

                  Whenever one or more mortgage loans are substituted for a Deleted Mortgage Loan as contemplated by this Section 2.03, the Master Servicer [(or, if the Mortgage Loan Seller of the Deleted Mortgage Loan is an Affiliate of the Master Servicer, subject to Section 8.02, the Trustee)] shall direct the Warranting Party effecting the substitution to deliver the related Mortgage File to the Trustee and to certify that such substitute mortgage loan satisfies or such substitute mortgage loans satisfy, as the case may be, all of the requirements of the definition of "Qualifying Substitute Mortgage Loan" and to send such certification to the Trustee. No mortgage loan may be substituted for a Deleted Mortgage Loan as contemplated by this Section 2.03 if the Mortgage Loan to be replaced was itself a Replacement Mortgage Loan, in which case, absent a cure of the relevant Breach or Document Defect, the affected Mortgage Loan will be required to be repurchased as contemplated hereby. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) after the related date of substitution, and Monthly Payments due with respect to each Deleted Mortgage Loan (if any) after the Cut-off Date and on or prior to the related date of substitution, shall be part of the Trust Fund. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each Deleted Mortgage Loan (if any) after the related date of substitution, shall not be part of the Trust Fund and are to be remitted by the Master Servicer to the Warranting Party effecting the related substitution promptly following receipt.

                  If any Mortgage Loan is to be repurchased or replaced as contemplated by this Section 2.03, the Master Servicer (or, if the Mortgage Loan Seller of the Deleted Mortgage Loan is an Affiliate of the Master Servicer, the Trustee) shall direct the related Mortgage Loan Seller to amend the Mortgage Loan Schedule to reflect the removal of any Deleted Mortgage Loan and, if applicable, the substitution of the related Replacement Mortgage Loan(s); and, upon its receipt of such amended Mortgage Loan Schedule, the Master Servicer shall deliver or cause the delivery of such amended Mortgage Loan Schedule to the other parties hereto. Upon any substitution of one or more Replacement Mortgage Loans for a Deleted Mortgage Loan, such Replacement Mortgage Loan(s) shall become part of the Trust Fund and be subject to the terms of this Agreement in all respects. The reasonable "out-of-pocket" costs and expenses incurred by the Master Servicer and/or the Trustee pursuant to this Section 2.03 (including, without limitation, reasonable attorney fees and expenses) shall constitute Servicing Advances.

                  (b) Upon receipt of an Officer's Certificate from the Master Servicer to the effect that the full amount of the Purchase Price or Substitution Shortfall Amount (as the case may be) for any Mortgage Loan repurchased or replaced by the Mortgage Loan Seller as contemplated by this
Section 2.03 has been deposited in the Collection Account, and further, if applicable, upon receipt of the Mortgage File for each Replacement Mortgage Loan (if any) to be substituted for a Deleted Mortgage Loan, together with the certification referred to in the penultimate paragraph of Section 2.03(a) from the Warranting Party effecting the substitution, if any, the Trustee shall (i) release or cause the release of the Mortgage File for the Deleted Mortgage Loan to the Person effecting the repurchase/substitution or its designee and (ii) execute and deliver such instruments of release, transfer and/or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Person effecting the repurchase/substitution or its designee the ownership of the Deleted Mortgage Loan, and the Master Servicer shall notify the applicable Borrowers of the transfers of the Deleted Mortgage Loan(s) and any Replacement Mortgage Loan(s). In connection with any such repurchase or substitution by the Mortgage Loan Seller, each of the Master Servicer and the Special Servicer shall deliver to the Mortgage Loan Seller or its designee any portion of the related Servicing File, together with any Escrow Payments, Reserve Funds and Additional Collateral, held by or on behalf of the Master Servicer or the Special Servicer, as the case may be, with respect to the Deleted Mortgage Loan, in each case at the expense of the Mortgage Loan Seller. The costs and expenses incurred by the Master Servicer, the Special Servicer and/or the Trustee pursuant to this Section 2.03(b) shall be reimbursable to each of them as Servicing Advances in respect of the affected Mortgage Loan.

                  (c) The Mortgage Loan Purchase and Sale Agreement provides the sole remedies available to the Certificateholders, or the Trustee on their behalf, respecting any Breach. If the Mortgage Loan Seller defaults on its obligations to repurchase or replace any Mortgage Loan as contemplated by this
Section 2.03, the Master Servicer shall promptly notify the Trustee and the Certificateholders [(or, if the Mortgage Loan Seller of the affected Mortgage Loan is an Affiliate of the Master Servicer, the Trustee shall notify the Certificateholders)]. Thereafter, the Master Servicer [(or, if the Mortgage Loan Seller of the affected Mortgage Loan is an Affiliate of the Master Servicer, subject to Section 8.02, the Trustee)] shall take such actions on behalf of the Trust with respect to the enforcement of such repurchase/substitution obligations, including the institution and prosecution of appropriate legal proceedings, as the Master Servicer (or, if applicable and subject to Section 8.02, the Trustee) shall determine are in the best interests of the Certificateholders (taken as a collective whole). Any and all reasonable out-of-pocket expenses incurred by the Master Servicer (or, if applicable, the Trustee) (including, without limitation, reasonable attorney fees and expenses) with respect to the foregoing shall constitute Servicing Advances in respect of the affected Mortgage Loan.

                  SECTION 2.04. Representations and Warranties of the Depositor.

                  (a) The Depositor hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

                  (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (ii) The Depositor's execution and delivery of, performance under, and compliance with this Agreement, will not violate the Depositor's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which breach or default, in the good faith and reasonable judgment of the Depositor, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

                  (iii) The Depositor has the full power and authority to own its properties, to conduct its business as presently conducted by it and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Depositor is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

                  (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Depositor of the transactions contemplated herein, except (A) for those consents, approvals, authorizations or orders that previously have been obtained, (B) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and sale of the Certificates by the Underwriter, and (C) any recordation of the assignments of Mortgage Loan documents to the Trustee pursuant to
         Section 2.01(e), which has not yet been completed.

                  (vii) The transfer of the Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

                  (viii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or that, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

                  (ix) Assuming the accuracy of the representations and warranties of the Mortgage Loan Seller set forth in the Mortgage Loan Purchase and Sale Agreement, immediately prior to the transfer of the Original Mortgage Loans to the Trustee for the benefit of the Certificateholders pursuant to this Agreement, the Depositor had good and marketable title to, and was the sole owner and holder of, each such Mortgage Loan, and the Depositor has full right and authority to sell, assign and transfer the Original Mortgage Loans.

                  (x) The Depositor is transferring the Original Mortgage Loans to the Trustee for the benefit of the Certificateholders free and clear of any and all liens, pledges, charges and security interests created by or through the Depositor.

                  (b) The representations and warranties of the Depositor set forth in Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

                  SECTION 2.05. Representations and Warranties of the Master
                                Servicer.

                  (a) The Master Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

                  (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of _______________ and is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

                  (ii) The Master Servicer's execution and delivery of, performance under and compliance with this Agreement, will not violate the Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which breach or default, in the good faith and reasonable judgment of the Master Servicer, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

                  (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Master Servicer is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

                  (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Master Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

                  (vii) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer that, if determined adversely to the Master Servicer, would prohibit the Master Servicer from entering into this Agreement or that, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

                  (viii) Each officer, director or employee of the Master Servicer with responsibilities concerning the servicing and administration of any Mortgage Loan is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(d).

                  (ix) There is no event, condition or circumstance in existence that constitutes (or, with notice or lapse of time, or both, would constitute) an Event of Default on the part of the Master Servicer.

                  (x) The Master Servicer has examined each of the Sub-Servicing Agreements entered into by the Master Servicer that will be in effect as of the Closing Date with respect to the Mortgage Loans, and each such Sub-Servicing Agreement complies with the requirements of Section 3.22(a) in all material respects.

                  (b) The representations and warranties of the Master Servicer set forth in Section 2.05(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of such foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

                  (c) Any successor Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.05(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.05(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                  SECTION 2.06. Representations and Warranties of the Special
                                Servicer.

                  (a) The Special Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

                  (i) The Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of ________________, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

                  (ii) The Special Servicer's execution and delivery of, performance under and compliance with this Agreement will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, which default, in the good faith and reasonable judgment of the Special Servicer, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

                  (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions involving the Special Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Special Servicer is not in violation of, and its execution and delivery of, performance under and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

                  (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer, the outcome of which, in the Special Servicer's good faith and reasonable judgement, would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment, could reasonably be expected to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

                  (vii) The Special Servicer has errors and omissions insurance in the amounts and with the coverage required by Section 3.07(d).

                  (viii) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Special Servicer of the transactions contemplated herein, expect for those consents, approvals, authorizations or orders that previously have been obtained and where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of the Special Servicer to perform its obligations under this Agreement.

                  (b) The representations and warranties of the Special Servicer set forth in Section 2.06(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties which materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

                  (c) Any successor Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.06(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.06(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                  SECTION 2.07. Representations and Warranties of the Trustee.

                  (a) The Trustee hereby represents and warrants to, and covenants with, each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

                  (i) The Trustee is duly organized and validly existing as a _____________________ under the laws of ___________________ and is, shall be or, if necessary, shall appoint a co-trustee that is, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan (insofar as such enforceability is dependent upon compliance by the Trustee with such laws) and to perform its obligations under this Agreement.

                  (ii) The Trustee's execution and delivery of, performance under and compliance with this Agreement, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which breach or default, in the good faith and reasonable judgment of the Trustee is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

                  (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Trustee is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

                  (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Trustee of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

                  (vii) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or that, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

                  (viii) The Trustee is eligible to act as trustee hereunder in accordance with Section 8.06.

                  (b) The representations and warranties of the Trustee set forth in Section 2.07(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any such representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

                  (c) Any successor Trustee shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.07(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.07(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                  SECTION 2.08. Designation of the Certificates.

                  (a) The Certificates shall consist of ______ Classes hereby designated as the "Class S Certificates", the "Class A-1 Certificates", the "Class A-2 Certificates", the "Class A-3 Certificates", the "Class A-4 Certificates", the "Class A-5 Certificates", the "Class B-1 Certificates", the "Class B-2 Certificates", the "Class B-3 Certificates", the "Class B-4 Certificates", the "Class B-5 Certificates", the "Class B-6 Certificates", the "Class B-7 Certificates, the "Class B-8 Certificates", the "Class C Certificates", the "Class D Certificates, the "Class E Certificates", the "Class R-I Certificates", the "Class R-II Certificates" and the "Class R-III Certificates", respectively.

                  (b) The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates are collectively designated as the "Class A Certificates".

                  (c) The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates are collectively designated as the "Class B Certificates".

                  (d) The Class S and Class A-1 Certificates are collectively designated as the "Senior Certificates".

                  (e) The Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class R-I, Class R-II and Class R-III Certificates are collectively designated as the "Subordinated Certificates".

                  (f) The Class A, Class B, Class C and Class D Certificates are collectively designated as the "Principal Balance Certificates".

                  (g) The Class S Certificates are also designated as the "Interest Only Certificates".

                  (h) The Interest Only Certificates and the Principal Balance Certificates are collectively designated as the "Regular Interest Certificates".

                  (i) The Class R-I, Class R-II and Class R-III Certificates are collectively designated as the "Residual Interest Certificates".

                  (j) The Regular Interest Certificates and the Class R-III Certificates are collectively designated as the "REMIC III Certificates".

                  SECTION 2.09. Creation of REMIC I; Issuance of REMIC I Regular
                                Interests and REMIC I Residual Interest; Certain Matters Involving REMIC I.

                  (a) It is the intention of the parties hereto that the following segregated pool of assets constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC I": (i) the Mortgage Loans that are from time to time subject to this Agreement and all payments under and proceeds of such Mortgage Loans received after the Closing Date or, in the case of any such Mortgage Loan that is a Replacement Mortgage Loan, after the related date of substitution (other than scheduled payments of interest and principal due on or before the Cut-off Date or, in the case of any such Mortgage Loan that is Replacement Mortgage Loan, on or before the related date of substitution, and other than Additional Interest collected in respect of the ARD Loans after their respective Anticipated

Repayment Dates), together with all documents included in the related Mortgage Files and Servicing Files and any related Additional Collateral; (ii) any REO Property acquired in respect of any Mortgage Loan; (iii) such funds and assets as from time to time are deposited in the Collection Account, the Distribution Account, the Interest Reserve Account, and, if established, the REO Account (exclusive of any amounts that constitute Additional Interest collected in respect of the ARD Loans after their respective Anticipated Repayment Dates);
(iv) the rights of the Depositor under Sections 2, 3(a), 3(b), 3(d), 4 and 12 (and, to the extent related to the foregoing and applicable, under Sections 9, 10, 13, 14, 15, 16, 17 and 19) of the Mortgage Loan Purchase and Sale Agreement; and (v) the rights of the Trustee and the Certificateholders as third party beneficiaries under the Mortgage Loan Purchase and Sale Agreement (as and to the extent provided under Section 11 thereof); and (vi) the Regular Interests and all payments under and proceeds of such Regular Interests received after the Closing Date. The Closing Date is hereby designated as the "Startup Day" of REMIC I within the meaning of Section 860G(a)(9) of the Code.

                  (b) Concurrently with the assignment of the Original Mortgage Loans and certain related assets to the Trustee pursuant to Section 2.01(b) and in exchange therefor, the REMIC I Regular Interests and the REMIC I Residual Interest shall be issued. A separate REMIC I Regular Interest shall be issued with respect to each Original Mortgage Loan and Regular Interest that is an asset of REMIC I. For purposes of this Agreement, each REMIC I Regular Interest shall relate to the Original Mortgage Loan in respect of which it was issued (or, if applicable, to the Regular Interest in respect of which it was issued and also to the corresponding Original Mortgage Loan), to each Replacement Mortgage Loan (if any) substituted for such Original Mortgage Loan, and to each REO Mortgage Loan deemed outstanding with respect to an REO Property (if any) acquired in respect of any such Original Mortgage Loan or any such Replacement Mortgage Loan. None of the REMIC I Regular Interests shall be certificated. The REMIC I Residual Interest, together with the REMIC I Regular Interests, shall constitute the entire beneficial ownership of REMIC I.

                  (c) The REMIC I Regular Interests shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the REMIC I Residual Interest shall constitute the sole "residual interest" (within the meaning of Section 860G(a)(2) of the Code), in REMIC I. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC I (within the meaning of Treasury regulation section 1.860D-1(b)(1)).

                  (d) The designation for each REMIC I Regular Interest shall be the identification number for the related Original Mortgage Loan set forth in the Mortgage Loan Schedule.

                  (e) Each REMIC I Regular Interest shall have an Uncertificated Principal Balance. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the Cut-off Date Balance of the related Original Mortgage Loan (as specified in the Mortgage Loan Schedule). On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be permanently reduced by any distributions of principal deemed made in respect of such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(j) and, further, by any Principal Balance Reduction made with respect to such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.04(c). Except as provided in the preceding sentence, the Uncertificated Principal Balance of each REMIC I Regular Interest shall not otherwise be increased or reduced. Deemed distributions to REMIC II in reimbursement of Unreimbursed Principal Balance Reductions in respect of a REMIC I Regular Interest shall not constitute deemed distributions of principal and shall not result in any reduction of the Uncertificated Principal Balance of such REMIC I Regular Interest.

                  (f) Each REMIC I Regular Interest shall have a REMIC I Remittance Rate. The REMIC I Remittance Rate in respect of any particular REMIC I Regular Interest for any Interest Accrual Period shall be calculated as follows: (i) if, as of the Closing Date, the related Original Mortgage Loan bears interest calculated on a 30/360 Basis, then the REMIC I Remittance Rate in respect of the subject REMIC I Regular Interest for any Interest Accrual Period shall equal the Mortgage Rate in effect for the related Original Mortgage Loan as of the Closing Date, minus the applicable Administrative Fee Rate; and (ii) if, as of the Closing Date, the related Original Mortgage Loan bears interest calculated on an Actual/360 Basis, then the REMIC I Remittance Rate in respect of the subject REMIC I Regular Interest for any Interest Accrual Period shall equal (A) a fraction (expressed as a percentage), the numerator of which is (subject to adjustment as provided below) the product of twelve times the aggregate amount of interest that would accrue during such Interest Accrual Period on the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date if such interest were to be calculated on an Actual/360 Basis and were to accrue at the Mortgage Rate in effect for the related Original Mortgage Loan as of the Closing Date, and the denominator of which is the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date, minus (B) the applicable Administrative Fee Rate; provided that, in the case of a REMIC I Regular Interest that corresponds to an Interest Reserve Loan, if the subject Interest Accrual Period occurs during January of any year or during December of any year that does not immediately precede a leap year, the amount of the numerator for the fraction described in clause (ii)(A) above shall be reduced by the related Interest Reserve Amount that is to be transferred from the Distribution Account to the Interest Reserve Account in the following calendar month in accordance with Section 3.04(c) and, if the subject Interest Accrual Period occurs during February of any year, the amount of the numerator for the fraction described in clause (ii)(A) above shall be increased by any related Interest Reserve Amount(s) to be transferred from the Interest Reserve Account to the Distribution Account pursuant to Section 3.05(c) for distribution on the Distribution Date in March of such year; and provided, further, that, in the case of a REMIC I Regular Interest that corresponds to a Mortgage Loan with a Stated Maturity Date that occurs during any calendar month after the Determination Date in such month, the REMIC I Remittance Rate in respect of such REMIC I Regular Interest for the Interest Accrual Period in which such Stated Maturity Date occurs shall equal the product of (s) the REMIC I Remittance Rate that would otherwise have been in effect for such REMIC I Regular Interest for such Interest Accrual Period without regard to this proviso, multiplied by (t) a fraction (expressed as a percentage), the numerator of which shall be the number of days in such Interest Accrual Period up to but not including such Stated Maturity Date, and the denominator of which shall be 30.

                  (g) Each REMIC I Regular Interest shall bear interest. The Uncertificated Accrued Interest in respect of each REMIC I Regular Interest shall commence accruing on the Cut-off Date and, during each Interest Accrual Period, shall accrue at the applicable REMIC I Remittance Rate on the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to the related Distribution Date. The Uncertificated Accrued Interest in respect of each REMIC I Regular Interest shall be calculated on a 30/360 Basis. Notwithstanding the foregoing, the portion of the Uncertificated Accrued Interest in respect of any REMIC I Regular Interest for any Interest Accrual Period that may be deemed distributable to REMIC II with respect to such REMIC I Regular Interest pursuant to Section 4.01(j) shall not exceed the Uncertificated Distributable Interest in respect of such REMIC I Regular Interest for the related Distribution Date.

                  (h) Solely for purposes of satisfying Treasury regulation
section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each REMIC I Regular Interest shall be the first Distribution Date that follows the Stated Maturity Date for the related Original Mortgage Loan. The Latest Possible Maturity Date for each Regular Interest shall be the Stated Maturity Date for the related Original Mortgage Loan.

                  (i) The REMIC I Residual Interest shall not have a principal balance and shall not bear interest.

                  SECTION 2.10. Conveyance of REMIC I Regular Interests;
                                Acceptance of REMIC I Regular Interests by
                                Trustee.

                  The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the Trustee for the benefit of the Holders of the Class R-II and REMIC III Certificates. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-II and REMIC III Certificates.

                  SECTION 2.11. Creation of REMIC II; Issuance of REMIC II
                                Regular Interests and Class R-II Certificates; Certain Matters Involving REMIC II.

                  (a) It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC I Regular Interests constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC II". The Closing Date is hereby designated as the "Startup Day" of REMIC II within the meaning of Section 860G(a)(9) of the Code.

                  (b) Concurrently with the assignment of the REMIC I Regular Interests to the Trustee pursuant to Section 2.11 and in exchange therefor, the REMIC II Regular Interests shall be issued, and the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, shall execute, authenticate and deliver to or upon the order of the Depositor, the Class R-II Certificates in authorized denominations. There shall be ___________ separate REMIC II Regular Interests. None of the REMIC II Regular Interests shall be certificated. The interests evidenced by the Class R-II Certificates, together with the REMIC II Regular Interests, shall constitute the entire beneficial ownership of REMIC II.

                  (c) The REMIC II Regular Interests shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-II Certificates shall constitute the sole class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC II. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC II (within the meaning of Treasury regulation section 1.860D-1(b)(1)).

                  (d) The REMIC II Regular Interests are hereby designated as "REMIC II Regular Interest A-1", "REMIC II Regular Interest A-2", "REMIC II Regular Interest A-3", "REMIC II Regular Interest A- 4", "REMIC II Regular Interest A-5", "REMIC II Regular Interest B-1", "REMIC II Regular Interest B-2", "REMIC II Regular Interest B-3", "REMIC II Regular Interest B-4", "REMIC II Regular Interest B-5", "REMIC II Regular Interest B-6", "REMIC II Regular Interest B-7", "REMIC II Regular Interest B-8", "REMIC II Regular Interest C" and "REMIC II Regular Interest D", respectively.

                  (e) Each REMIC II Regular Interest shall have an Uncertificated Principal Balance. The following table sets forth for each REMIC II Regular Interest the initial Uncertificated Principal Balance thereof and the calendar month in which the Latest Possible Maturity Date thereof occurs (calculated based on the Maturity Assumptions):

          Designation of           Initial Uncertificated     Latest Possible
     REMIC II Regular Interest       Principal Balance        Maturity Date(1)
     -------------------------       -----------------        -------------
                A-1                  $_____________
                A-2                  $_____________
                A-3                  $_____________
                A-4                  $_____________
                A-5                  $_____________
                B-1                  $_____________
                B-2                  $_____________
                B-3                  $_____________
                B-4                  $_____________
                B-5                  $_____________
                B-6                  $_____________
                B-7                  $_____________
                B-8                  $_____________
                 C                   $_____________
                 D                   $_____________

                  ------------------

                  (1)      Solely for purposes of satisfying Treasury Regulation
                           Section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each REMIC II Regular Interest will be the Distribution Date in the calendar month specified in the foregoing table with respect to such REMIC II Regular Interest.

                  On each Distribution Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall be permanently reduced by any distributions of principal deemed made in respect of such REMIC II Regular Interest on such Distribution Date pursuant to Section 4.01(i) and, further, by any Principal Balance Reduction made with respect to such REMIC II Regular Interest on such Distribution Date pursuant to Section 4.04(b). Except as provided in the preceding sentence, the Uncertificated Principal Balance of each REMIC II Regular Interest shall not otherwise be increased or decreased. Deemed distributions to REMIC III in reimbursement of Unreimbursed Principal Balance Reductions in respect of a REMIC II Regular Interest, shall not constitute deemed distributions of principal and shall not result in any reduction of the Uncertificated Principal Balance of such REMIC II Regular Interest.

                  (f) Each REMIC II Regular Interest shall have a REMIC II Remittance Rate that, with respect to any Interest Accrual Period, shall equal the weighted average, expressed as a percentage and rounded to eight decimal places, of the respective REMIC I Remittance Rates in effect for all the REMIC I Regular Interests for such Interest Accrual Period, weighted on the basis of the respective Uncertificated Principal Balances of such REMIC I Regular Interests outstanding immediately prior to the related Distribution Date.

                  (g) Each REMIC II Regular Interest shall bear interest. The Uncertificated Accrued Interest in respect of each REMIC II Regular Interest shall commence accruing on the Cut-off Date and, during each Interest Accrual Period, shall accrue at the applicable REMIC II Remittance Rate on the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to the related Distribution Date. The Uncertificated Accrued Interest in respect of each REMIC II Regular Interest shall be calculated on a 30/360 Basis. Notwithstanding the foregoing, the portion of the Uncertificated Accrued Interest in respect of any REMIC II Regular Interest for any Interest Accrual Period that may be deemed distributable to REMIC III with respect to such REMIC II Regular Interest pursuant to Section 4.01(i) shall not exceed the Uncertificated Distributable Interest in respect of such REMIC II Regular Interest for the related Distribution Date.

                  (h) The Class R-II Certificates shall not have principal balances and shall not bear interest.

                  SECTION 2.12. Conveyance of REMIC II Regular Interests;
                                Acceptance of REMIC II Regular Interests by
                                Trustee.

                  The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests to the Trustee for the benefit of the Holders of the REMIC III Certificates. The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC III Certificates.

                  SECTION 2.13. Creation of REMIC III; Issuance of REMIC III
                                Certificates; Certain Matters Involving REMIC
                                III.

                  (a) It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC II Regular Interests constitute a REMIC for federal income tax purposes and, further, that such segregated pool of assets be designated as "REMIC III". The Closing Date is hereby designated as the "Startup Day" of REMIC III within the meaning of
Section 860G(a)(9) of the Code.

                  (b) Concurrently with the assignment of the REMIC II Regular Interests to the Trustee pursuant to Section 2.13 and in exchange therefor, the Trustee shall execute, authenticate and deliver to or upon the order of the Depositor, the REMIC III Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC III. There shall be _________ Classes of REMIC III Certificates. The REMIC III Certificates shall evidence the entire beneficial ownership of REMIC III.

                  (c) The respective Classes of the Regular Interest Certificates shall constitute the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-III Certificates shall constitute the sole class of "residual interests" (within the meaning of Section 860(G)(a)(2) of the Code), in REMIC III. None of the parties hereto, to the extent it is within the control thereof, shall create or permit the creation of any other "interests" in REMIC III (within the meaning of Treasury regulation section 1.860D-1(b)(1)).

                  (d) The Class S Certificates shall not have principal balances. For purposes of accruing interest, however, the Class S Certificates shall have a Class Notional Amount that is, as of any date of determination, equal to the aggregate of the then Uncertificated Principal Balances of all the REMIC II Regular Interests.

                  Solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for the Class S Certificates shall be the Distribution Date in September 2024.

                  (e) Each Class of Principal Balance Certificates shall have a Class Principal Balance.

                  The following table sets forth for each Class of Principal Balance Certificates the initial Class Principal Balance thereof and the calendar month in which the Latest Possible Maturity Date thereof occurs (calculated based on the Maturity Assumptions):

           Class                   Initial Class         Latest Possible
        Designation              Principal Balance       Maturity Date(1)
        -----------              -----------------       -------------
         Class A-1                $_____________
         Class A-2                $_____________
         Class A-3                $_____________
         Class A-4                $_____________
         Class A-5                $_____________
         Class B-1                $_____________
         Class B-2                $_____________
         Class B-3                $_____________
         Class B-4                $_____________
         Class B-5                $_____________
         Class B-6                $_____________
         Class B-7                $_____________
         Class B-8                $_____________
          Class C                 $_____________
          Class D                 $_____________

                  -------------------

                  (1)      Solely for purposes of satisfying Treasury Regulation
                           Section 1.860G-1(a)(4)(iii), the Latest Possible Maturity Date for each Class of Principal Balance Certificates will be the Distribution Date in the calendar month specified in the foregoing table with respect to such Class of Principal Balance Certificates.

                  On each Distribution Date, the Class Principal Balance of each Class of Principal Balance Certificates shall be permanently reduced by any distributions of principal made in respect of such Class of Certificates on such Distribution Date pursuant to Section 4.01(a) and, further, by any Principal Balance Reduction made with respect to such Class of Certificates on such Distribution Date pursuant to Section 4.04(a). Except as provided in the preceding sentence, the Class Principal Balance of each Class of Principal Balance Certificates shall not otherwise be increased or reduced. Distributions to the Holders of any such Class of Principal Balance Certificates in reimbursement of any Unreimbursed Principal Balance Reductions in respect of such Class of Certificates shall not constitute distributions of principal and shall not result in any reduction of the related Class Principal Balance.

                  (f) Each Class of Regular Interest Certificates shall have a Pass-Through Rate.

                  With respect to the Class A-1 Certificates, the related Pass-Through Rates for each Interest Accrual Period shall be fixed as set forth below.

                       Class              Fixed Pass-Through Rate
                       -----              -----------------------

                       Class A-1             _______% per annum

         [With respect to the Class A-2 Certificates, the related Pass-Through Rate for each Interest Accrual Period shall equal the lesser of (i) the REMIC II Remittance Rate in effect during such Interest Accrual Period in respect of the Corresponding REMIC II Regular Interest for such Class of Certificates and (ii) _____% per annum.]

         [With respect to the Class A-3 Certificates, the related Pass-Through Rate for each Interest Accrual Period shall equal the lesser of (i) the REMIC II Remittance Rate in effect during such Interest Accrual Period in respect of the Corresponding REMIC II Regular Interest for such Class of Certificates and (ii) ______% per annum].

         [With respect to the Class A-4 Certificates, the related Pass-Through Rate for each Interest Accrual Period shall equal the lesser of (i) the REMIC II Remittance Rate in effect during such Interest Accrual Period in respect of the Corresponding REMIC II Regular Interest for such Class of Certificates and (ii) _____% per annum.]

         [With respect to the Class A-5 Certificates, the related Pass-Through Rate for each Interest Accrual Period shall equal the lesser of (i) the REMIC II Remittance Rate in effect during such Interest Accrual Period in respect of the Corresponding REMIC II Regular Interest for such Class of Certificates and (ii) _____% per annum.]

         [With respect to the Class B-1 and Class B-2 Certificates, the related Pass-Through Rates for each Interest Accrual Period shall, in the case of each of those Classes of Certificates, equal the REMIC II Remittance Rate in effect during such Interest Accrual Period in respect of the Corresponding REMIC II Regular Interest for such Class of Certificates.]

         [With respect to the Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class C and Class D Certificates, the related Pass-Through Rate for each Interest Accrual Period shall, in the case of each of those Classes of Certificates, equal the lesser of (i) the REMIC II Remittance Rate in effect during such Interest Accrual Period in respect of the Corresponding REMIC II Regular Interest for such Class of Certificates and (ii) _____% per annum.]

         With respect to the Class S Certificates, the related Pass-Through Rate for each Interest Accrual Period shall equal the excess, if any, of (i) the weighted average of the respective REMIC II Remittance Rates in effect during such Interest Accrual Period in respect of all of the REMIC II Regular Interests, over (ii) the weighted average of the respective Adjusted REMIC II Remittance Rates in effect during such Interest Accrual Period in respect of all of the REMIC II Regular Interests. For purposes of the foregoing, the relevant weighting shall be based on the Uncertificated Principal Balance of each REMIC II Regular Interest immediately prior to the related Distribution Date.

                  (g) Each Class of Regular Interest Certificates shall bear interest. Accrued Certificate Interest in respect of the Regular Interest Certificates shall commence accruing on the Cut-off Date. With respect to each Class of Regular Interest Certificates, the Accrued Certificate Interest shall accrue during each Interest Accrual Period at the applicable Pass-Through Rate on the Class Principal Balance (or, in the case of the Class S Certificates, the Class Notional Amount) of such Class of Certificates outstanding immediately prior to the related Distribution Date. The Accrued Certificate Interest in respect of each Class of Regular Interest Certificates shall be calculated on a 30/360 Basis. Notwithstanding the foregoing, the portion of the Accrued Certificate Interest in respect of any Class of Regular Interest Certificates for any Interest Accrual Period that may be distributable to the Holders of such Class of Certificates pursuant to Section 4.01(a) shall not exceed the Distributable Certificate Interest in respect of such Class of Certificates for the related Distribution Date.

                  (h) The Class R-III Certificates shall not have principal balances and shall not bear interest.

                  SECTION 2.14. Acceptance of Grantor Trusts by Trustee;
                                Issuance of the Class E and Class R-I
                                Certificates.

                  (a) It is the intention of the parties hereto that the segregated pool of assets consisting of any collections of Additional Interest received on the ARD Loans constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as "Grantor Trust E". The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of Grantor Trust E and declares that it will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class E Certificates. Concurrently with the assignment to it of the assets included in Grantor Trust E, the Trustee shall execute, authenticate and deliver to or upon the order of the Depositor the Class E Certificates in authorized denominations evidencing the entire beneficial ownership of Grantor Trust E. The rights of the Holders of the Class E Certificates to receive distributions from the proceeds of Grantor Trust E, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

                  (b) The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all right, title and interest of the Depositor in and to the REMIC I Residual Interest to the Trustee for the benefit of the Holders of the Class R-I Certificates. It is the intention of the parties hereto that the segregated pool of assets consisting of the REMIC I Residual Interest constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as "Grantor Trust R-I". The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of Grantor Trust R-I and declares that it will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class R-I Certificates. Concurrently with the assignment to it of the assets included in Grantor Trust R-I, the Trustee shall execute, authenticate and deliver to or upon the order of the Depositor the Class R-I Certificates in authorized denominations evidencing the entire beneficial ownership of Grantor Trust R-I. The rights of the Holders of the Class R-I Certificates to receive distributions from the proceeds of Grantor Trust R-I, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

                  SECTION 3.01. Administration of the Mortgage Loans.

                  (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans and any REO Properties that it is obligated to service and administer pursuant to this Agreement, for the benefit of the Certificateholders (as a collective whole), in accordance with any and all applicable laws, in accordance with the express terms of this Agreement and the respective Mortgage Loans, and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. The Master Servicer or Special Servicer, as applicable in accordance with this Agreement, shall service and administer each Cross-Collateralized Group as a single Mortgage Loan as and when necessary and appropriate consistent with the Servicing Standard. Without limiting the foregoing, and subject to Section 3.21, (i) the Master Servicer shall service and administer all Performing Mortgage Loans, and (ii) the Special Servicer shall service and administer (x) each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred, and (y) each REO Property; provided, however, that the Master Servicer shall continue to collect information and prepare all reports to the Trustee required hereunder with respect to any Specially Serviced Mortgage Loans and REO Properties (and the related REO Mortgage Loans) and, further, to render such incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein. The Master Servicer shall not, on behalf of the Trust, obtain title to a Mortgaged Property.

                  (b) Subject to Section 3.01(a), the Master Servicer and the Special Servicer shall each have full power and authority, acting alone or through Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Mortgage Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and other related collateral; and (ii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. In addition, without limiting the generality of the foregoing, each of the Master Servicer and Special Servicer is authorized and empowered by the Trustee to execute and deliver, in accordance with the Servicing Standard and subject to Sections 3.08 and 3.20, any and all assumptions, modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File. Subject to Section 3.10, the Trustee shall, at the written request of a Servicing Officer of the Master Servicer or the Special Servicer, furnish, or cause to be so furnished, to the Master Servicer or the Special Servicer, as appropriate, any limited powers of attorney and other documents (each of which shall be prepared by the Master Servicer or Special Servicer, as applicable) necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer.

                  (c) The relationship of each of the Master Servicer and the Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

                  SECTION 3.02. Collection of Mortgage Loan Payments.

                  (a) The Master Servicer and the Special Servicer shall each undertake reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans it is obligated to service hereunder and shall follow such collection procedures as are consistent with the Servicing Standard; provided, however, that neither the Master Servicer nor the Special Servicer shall, with respect to any Designated ARD Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Additional Interest (other than the making of requests for its collection), unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the good faith and reasonable judgment of the Special Servicer, and without regard to such Additional Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Additional Interest has not been forgiven in accordance with
Section 3.20 and, in the good faith and reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. Consistent with the foregoing, the Master Servicer (as to Performing Mortgage Loans) and the Special Servicer (as to Specially Serviced Mortgage Loans) each may waive any Default Charges in connection with any specific delinquent payment on a Mortgage Loan it is obligated to service hereunder.

                  (b) Ninety days prior to the maturity date of each Balloon Mortgage Loan, the Master Servicer shall send a notice to the related Borrower of such maturity date (with a copy to be sent to the Special Servicer) and shall request confirmation that the Balloon Payment will be paid by such date.

                  SECTION 3.03. Collection of Taxes, Assessments and Similar
                                Items; Servicing Accounts; Reserve Accounts.

                  (a) The Master Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), in which all Escrow Payments received by it with respect to the Mortgage Loans shall be deposited and retained. Subject to any terms of the related Mortgage Loan documents that specify the nature of the account in which Escrow Payments shall be held, each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected in respect of any Mortgage Loan (and interest earned thereon) from a Servicing Account may be made only: (i) to effect the payment of real estate taxes, assessments, insurance premiums (including, without limitation, premiums on any Environmental Insurance Policy), ground rents (if applicable) and comparable items in respect of the related Mortgaged Property; (ii) to reimburse the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, for any unreimbursed Servicing Advances made thereby to cover any of the items described in the immediately preceding clause (i); (iii) to refund to the related Borrower any sums as may be determined to be overages; (iv) to pay interest or other income, if required and as described below, to the related Borrower on balances in the Servicing Account (or, if and to the extent not payable to the related Borrower to pay such interest or other income (up to the amount of any Net Investment Earnings in respect of such Servicing Account for each Collection Period) to the Master Servicer); or (v) to clear and terminate the Servicing Account at the termination of this Agreement in accordance with
Section 9.01. The Master Servicer shall pay or cause to be paid to the Borrowers interest and other income, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if and to the extent required by law or the terms of the related Mortgage Loan. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. Promptly after any Escrow Payments are received by the Special Servicer from any Borrower, and in any event within two Business Days after any such receipt, the Special Servicer shall remit such Escrow Payments to the Master Servicer for deposit in the applicable Servicing Account(s).

                  (b) The Master Servicer shall as to each Mortgage Loan (including each Specially Serviced Mortgage Loan) (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts consistent with the Servicing Standard to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related Mortgage Loan documents; provided, however, that if such Mortgage Loan does not require the related Borrower to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, each of the Master Servicer and the Special Servicer shall, as to those Mortgage Loans it is obligated to service hereunder, and subject to and in accordance with the Servicing Standard, enforce the requirement of the related Mortgage that the Borrower make payments in respect of such items at the time they first become due.

                  (c) In accordance with the Servicing Standard, the Master Servicer shall advance with respect to each Mortgaged Property (including each Mortgaged Property relating to a Specially Serviced Mortgage Loan) all such funds as are necessary for the purpose of effecting the timely payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies (including, without limitation, premiums on any Environmental Insurance Policy), in each instance prior to the applicable penalty or termination date if and to the extent that
(x) Escrow Payments (if any) collected from the related Borrower are insufficient to pay such item when due, (y) the Master Servicer determines in accordance with the Servicing Standard that the related Borrower has failed to pay such item on a timely basis and (z) the particular Advance would not, if made, constitute a Nonrecoverable Servicing Advance; provided that with respect to any Mortgage Loan under which the related Borrower is not required to make Escrow Payments for real estate taxes, the Master Servicer shall be required to advance such real estate taxes only upon its determination, using efforts consistent with the Servicing Standard, that such real estate taxes have not been paid). All such Advances shall be reimbursable in the first instance from related collections from the Borrowers and further as provided in Section 3.05(a). No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the respective unpaid principal balances or Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit; provided, however, that this sentence shall not be construed to limit the rights of the Master Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Mortgage Loan.

                  (d) The Master Servicer shall establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), in which all Reserve Funds, if any, shall be deposited and retained. As and to the extent consistent with the Servicing Standard and the related Mortgage Loan documents, withdrawals of amounts so deposited, and draws under any Letter of Credit delivered in lieu of Reserve Funds, may be made to pay for, or to reimburse the related Borrower in connection with, the costs associated with the related tenant improvements, leasing commissions, repairs, replacements, capital improvements and/or environmental testing and remediation at or with respect to the related Mortgaged Property for which such Reserve Funds were intended or such Letter of Credit was delivered. In addition, as and to the extent consistent with the Servicing Standard and the related Mortgage Loan documents, withdrawals of amounts so deposited, and draws under any Letter of Credit so delivered, may be made to prepay the Mortgage Loan in the event certain leasing or other economic criteria are not satisfied at the related Mortgaged Property, or to release such amounts to the related Borrower or otherwise apply such amounts for any other appropriate purpose in the event that such criteria are satisfied. Subject to the terms of the related Mortgage Loan documents, each Reserve Account shall be an Eligible Account. Interest and other income, if any, earned on funds on deposit in any Reserve Account held by the Master Servicer (to the extent of any Net Investment Earnings with respect to such Reserve Account for any Collection Period), shall be for the benefit of and payable to the Master Servicer, unless otherwise required to be paid to the related Borrower by law or the terms of the related Mortgage Loan. Any out-of-pocket expenses incurred by the Master Servicer to enable the Master Servicer to make any draw under any Letter of Credit shall constitute a Servicing Advance, and the Master Servicer shall make reasonable efforts to recover such expenses from the related Borrower to the extent the Borrower is required to pay such expenses under the terms of the related Mortgage Loan. Except as otherwise provided in any Letter of Credit or in the related Mortgage Loan documents, the Master Servicer shall not release any Letter of Credit without the approval of the Special Servicer.

                  (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan, the Master Servicer shall request from the Borrower written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any other action or remediation with respect to environmental matters is required to have been taken or completed pursuant to the terms of the related Mortgage Loan documents, the Master Servicer shall request from the Borrower written confirmation of such action and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to have been taken or completed. To the extent that a Borrower shall fail to promptly respond to any inquiry described in this Section 3.03(e), the Master Servicer shall notify the Trustee, the Special Servicer and the Controlling Class Representative. The Master Servicer shall promptly notify the Trustee, the Special Servicer and the Controlling Class Representative if the Master Servicer shall determine that any Borrower has failed to perform its obligations under the related Mortgage Loan in respect of environmental matters.

                  (f) Subject to applicable law and the terms of the related Mortgage Loan documents, funds in the Servicing Accounts and the Reserve Accounts may be invested only in Permitted Investments in accordance with the provisions of Section 3.06.

                  SECTION 3.04. Collection Account, Distribution Account and
                                Interest Reserve Account.

                  (a) The Master Servicer shall establish and maintain one or more segregated accounts (collectively, the "Collection Account"), in which the funds described below are to be deposited and held on behalf of the Trustee in trust for the benefit of the Certificateholders. Each account that constitutes the Collection Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Collection Account, within one Business Day of receipt (in the case of payments by Borrowers or other collections on the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of the Master Servicer in respect of the Mortgage Pool subsequent to the Closing Date (other than in respect of scheduled payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date (or, in the case of a Replacement Mortgage Loan, on or before the related date of substitution), which payments shall be delivered promptly to the related Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse):

                  (i) all payments or transfers from a debt service reserve account on account of principal of the Mortgage Loans, including Principal Prepayments;

                  (ii) all payments or transfers from a debt service reserve account on account of interest on the Mortgage Loans, including Default Interest and Additional Interest;

                  (iii) all Prepayment Premiums, Yield Maintenance Charges and late payment charges received in respect of the Mortgage Loans;

                  (iv) all Insurance Proceeds and Liquidation Proceeds received in respect of the Mortgage Loans;

                  (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Collection Account;

                  (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket or master force place hazard policy;

                  (vii) any amounts required to be transferred from any REO Account pursuant to Section 3.16(c); and

                  (viii) insofar as they do not constitute Escrow Payments, any amounts paid by a Borrower specifically to cover items for which a Servicing Advance has been made.

                  The foregoing requirements for deposit in the Collection Account shall be exclusive. Without limiting the generality of the foregoing, actual payments from Borrowers in the nature of Escrow Payments, assumption fees, assumption application fees, extension fees, modification fees, charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds, need not be deposited by the Master Servicer in the Collection Account. The Master Servicer shall promptly deliver to the Special Servicer any of the foregoing items received by it, if and to the extent that such items constitute Additional Special Servicing Compensation. If the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

                  Upon receipt of any of the amounts described in clauses (i) through (iv) and (viii) of the first paragraph of this Section 3.04(a) with respect to any Mortgage Loan, the Special Servicer shall promptly, but in no event later than one Business Day after receipt, remit such amounts to the Master Servicer for deposit into the Collection Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer (in its capacity as such for the Trust), without recourse, representation or warranty, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Collection Account pursuant to Section 3.16(c).

                  (b) The Trustee shall establish and maintain one or more segregated accounts (collectively, the "Distribution Account"), to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Distribution Account shall be an Eligible Account. The Trustee shall, as a bookkeeping matter, establish and maintain two sub-accounts of the Distribution Account (i) one of which sub-accounts (such sub-account, the "REMIC Sub-Account") shall be deemed to be held in trust for the benefit of the Holders of the Regular Interest Certificates and the Residual Interest Certificates and
(ii) one of which sub- accounts (such sub-account, the "Class E Sub-Account") shall be deemed to be held in trust for the benefit of the Holders of the Class E Certificates. By 2:00 p.m. (New York City time) on each Master Servicer Remittance Date, the Master Servicer shall deliver to the Trustee, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to the Master Servicer Remittance Amount for such Master Servicer Remittance Date. Immediately upon deposit of the Master Servicer Remittance Amount for any Master Servicer Remittance Date into the Distribution Account, any portion thereof that represents any Additional Interest related to the ARD Loans shall be deemed to have been deposited into the Class E Sub-Account, and the remaining portion thereof shall be deemed to have been deposited into the REMIC Sub-Account. In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution Account any P&I Advances and Compensating Interest Payments required to be made by the Master Servicer hereunder. Furthermore, any amounts paid by any party hereto to indemnify the Trust Fund pursuant to any provision hereof shall be delivered to the Trustee for deposit in the Distribution Account. The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received or, pursuant to Section 4.03, advanced by the Trustee or any Fiscal Agent that are required by the terms of this Agreement to be deposited therein. As and when required pursuant to Section 3.05(c), the Trustee shall transfer Interest Reserve Amounts in respect of the Interest Reserve Loans from the Interest Reserve Account to the Distribution Account. If the Trustee shall deposit in the Distribution Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding.

                  (c) The Trustee shall establish and maintain one or more accounts (collectively, the "Interest Reserve Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Interest Reserve Account shall be an Eligible Account. On the Distribution Date in January (except during a leap year) and February of each calendar year, commencing in 2000, prior to any distributions being made in respect of the Certificates on such Distribution Date, the Trustee shall, with respect to each Interest Reserve Loan, withdraw from the Distribution Account and deposit in the Interest Reserve Account an amount equal to the Interest Reserve Amount, if any, in respect of such Interest Reserve Loan for such Distribution Date; provided that no such transfer of monies from the Distribution Account to the Interest Reserve Account shall be made on the Final Distribution Date.

                  (d) Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions of Section 3.06. Funds in the Distribution Account and the Interest Reserve Account shall remain uninvested. The Master Servicer shall give notice to the other parties hereto of the location of the Collection Account as of the Closing Date and of the new location of the Collection Account prior to any change thereof. The Distribution Account and the Interest Reserve Account shall each be established at the Corporate Trust Office of the Trustee as of the Closing Date, and the Trustee shall give notice to the other parties hereto of the new location of each of the Distribution Account and the Interest Reserve Account prior to any change thereof.

                  SECTION 3.05. Permitted Withdrawals From the Collection
                                Account, the Distribution Account and the Interest Reserve Account.

                  (a) The Master Servicer may, from time to time, make withdrawals from the Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

                  (i) to remit to the Trustee for deposit in the Distribution Account the Master Servicer Remittance Amount for each Master Servicer Remittance Date and any amounts that may be applied to make P&I Advances pursuant to Section 4.03(a);

                  (ii) to reimburse itself, the Trustee or any Fiscal Agent, as applicable, for unreimbursed P&I Advances made thereby (in each case, with its own funds), the Master Servicer's, the Trustee's and any Fiscal Agent's, as the case may be, respective rights to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable P&I Advances, which are reimbursable pursuant to clause (vii) below) being limited to amounts that represent Late Collections of interest and principal received in respect of the particular Mortgage Loan or REO Mortgage Loan as to which such P&I Advance was made (net of related Master Servicing Fees and/or Workout
         Fees);

                  (iii) to pay to itself earned and unpaid Master Servicing Fees in respect of each Mortgage Loan and REO Mortgage Loan, the Master Servicer's right to payment pursuant to this clause (iii) with respect to any Mortgage Loan or REO Mortgage Loan being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such REO Mortgage Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as interest thereon;

                  (iv) to pay to the Special Servicer, out of general collections on the Mortgage Loans and any REO Properties, earned and unpaid Special Servicing Fees in respect of each Specially Serviced Mortgage Loan and REO Mortgage Loan;

                  (v) to pay the Special Servicer (or, if applicable, any predecessor thereto) earned and unpaid Workout Fees and Liquidation Fees to which it is entitled pursuant to, and from the sources contemplated by, the second and third paragraphs of Section 3.11(c);

                  (vi) to reimburse itself, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, for any unreimbursed Servicing Advances made thereby (in each case, with its own funds), the Master Servicer's, the Special Servicer's, the Trustee's and any Fiscal Agent's, as the case may be, respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance (other than Nonrecoverable Servicing Advances, which are reimbursable pursuant to clause (vii) below) being limited to
         (A) payments made by the related Borrower that are allocable to cover the item in respect of which such Servicing Advance was made, and (B) Liquidation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance was made;

                  (vii) to reimburse itself, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, out of general collections on the Mortgage Loans and any REO Properties, for any unreimbursed Advances made thereby that have been determined to be Nonrecoverable Advances;

                  (viii) to pay itself, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, any Advance Interest due and owing thereto, the Master Servicer's, the Special Servicer's, the Trustee's or any Fiscal Agent's, as the case may be, respective rights to payment pursuant to this clause (viii) being limited to Default Charges collected in respect of the Mortgage Loan or REO Mortgage Loan as to which the related Advances were made;

                  (ix) to the extent that the Master Servicer has reimbursed or is reimbursing itself, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, for any unreimbursed Advance pursuant to clause
         (ii), (vi) or (vii) above or pursuant to Section 3.03(c), and insofar as payment has not already been made, and the related Default Charges then on deposit in the Collection Account are not sufficient to make such payment pursuant to clause (viii) above, to pay itself, the Special Servicer, the Trustee or such Fiscal Agent, as the case may be, out of general collections on the Mortgage Loans and any REO Properties, any related Advance Interest accrued and payable on the portion of such Advance so reimbursed or being reimbursed;

                  (x) to pay itself any items of Additional Master Servicing Compensation on deposit in the Collection Account from time to time;

                  (xi) to pay to the Special Servicer any items of Additional Special Servicing Compensation on deposit in the Collection Account from time to time;

                  (xii) to pay any unpaid Liquidation Expenses incurred with respect to any Mortgage Loan or REO Property, such payments to be made solely from Liquidation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of such Mortgage Loan or REO Property, as the case may be;

                  (xiii) to pay, in accordance with Section 3.11(i), out of general collections on the Mortgage Loans and any REO Properties, certain servicing expenses that would, if advanced, constitute Nonrecoverable Servicing Advances;

                  (xiv) to pay, out of general collections on the Mortgage Loans and any REO Properties, for costs and expenses incurred by the Trust Fund pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance);

                  (xv) to pay itself, the Special Servicer, the Tax Administrator, the Depositor, the Trustee, any Fiscal Agent, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, out of general collections on the Mortgage Loans and any REO Properties, any amounts payable to any such Person pursuant to Section 6.03, Section 7.01(b), Section 8.05(b), Section
         8.13 or Section 10.03, as applicable;

                  (xvi) to pay, out of general collections on the Mortgage Loans and any REO Properties, for (A) the cost of the Opinion of Counsel contemplated by Section 11.02(a), and (B) the cost of recording this Agreement in accordance with Section 11.02(a);

                  (xvii) to pay, out of general collections on the Mortgage Loans and any REO Properties, for any expense (including the reasonable fees of tax accountants and attorneys) incurred by the Tax Administrator pursuant to Section 3.17(a)(iii) in connection with providing advice to the Special Servicer;

                  (xviii) to pay to the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Tax Administrator or the Depositor, as the case may be, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement to which reference is not made in any other clause of this
         Section 3.05(a), it being acknowledged that this clause (xviii) shall not be construed to modify any limitation otherwise set forth in this Agreement on the time at which any Person is entitled to payment or reimbursement of any amount or the funds from which any such payment or reimbursement is permitted to be made;

                  (xix) to pay itself, the Special Servicer, the Mortgage Loan Seller, a Controlling Class Certificateholder or any other particular Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase; and

                  (xx) to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 9.01.

                  If amounts on deposit in the Collection Account at any particular time (after withdrawing any portion of such amounts deposited in the Collection Account in error) are insufficient to satisfy all payments, reimbursements and remittances to be made therefrom as set forth in clauses (ii) through (xix), above, then the corresponding withdrawals from the Collection Account shall be made in the following priority and subject to the following rules: (y) if the payment, reimbursement or remittance is to be made from a specific source of funds, then such payment, reimbursement or remittance shall be made from that specific source of funds on a pro rata basis with any and all other payments, reimbursements and remittances to be made from such specific source of funds; and (z) if the payment, reimbursement or remittance can be made from any funds on deposit in the Collection Account, then (following any withdrawals made from the Collection Account in accordance with the immediately preceding clause (y) above) such payment, reimbursement or remittance shall be made from the general funds remaining on a pro rata basis with any and all other payments, reimbursements or remittances to be made from such general funds; provided that any reimbursements of Advances in respect of any particular Mortgage Loan or REO Property out of the Collection Account pursuant to any of clauses (ii), (vi) and (vii) above, and any payments of interest thereon out of the Collection Account pursuant to either of clauses (viii) and (ix) above, shall be made (to the extent of their respective entitlements to such reimbursements and/or payments): first, to any Fiscal Agent; second, to the Trustee; and third, pro rata, to the Master Servicer and Special Servicer.

                  The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, in connection with any withdrawal from the Collection Account pursuant to any of clauses (ii) through (xix) above.

                  The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) from the Collection Account amounts permitted to be paid to it (or to such third party contractors) therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer (or any such third party contractor) is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re- calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Collection Account.

                  (b) The Trustee shall, from time to time, make withdrawals from the Distribution Account for each of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

                  (i) to make distributions to Certificateholders on each Distribution Date pursuant to Section 4.01;

                  (ii) to pay itself or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05, including the Trustee's Fee;

                  (iii) to pay the Tax Administrator, any Fiscal Agent or any of their respective directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Sections 8.05(b), 8.13(a) and/or 10.03;

                  (iv) to pay for the cost of the Opinions of Counsel sought by the Trustee as contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

                  (v) to pay any and all federal, state and local taxes imposed on any REMIC Pool or on the assets or transactions of any REMIC Pool, together with all incidental costs and expenses, and any and all expenses relating to tax audits, if and to the extent that either (A) none of the parties hereto are liable therefor pursuant to Section 10.01(b) and/or Section 10.01(f) or (B) any such Person that may be so liable has failed to timely make the required payment;

                  (vi) to transfer Interest Reserve Amounts in respect of the Interest Reserve Loans to the Interest Reserve Account as and when required by Section 3.04(c); and

                  (vii) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

                  (c) On the Master Servicer Remittance Date in March of each year (commencing in March 2000), and in any event on the Master Servicer Remittance Date that occurs in the same calendar month as the Final Distribution Date, the Trustee shall withdraw from the Interest Reserve Account and deposit in the Distribution Account all Interest Reserve Amounts in respect of the Interest Reserve Loans then on deposit in the Interest Reserve Account.

                  (d) The Trustee, any Fiscal Agent, the Depositor, the Master Servicer and the Special Servicer, as applicable, shall in all cases have a right prior to the Certificateholders to any particular funds on deposit in the Collection Account and the Distribution Account from time to time for the reimbursement or payment of compensation, Advances (with interest thereon at the Reimbursement Rate) and their respective expenses hereunder (or, in the case of such expenses, to have such funds paid directly to third party contractors from any invoices approved by the Trustee, any Fiscal Agent, the Depositor, the Master Servicer or the Special Servicer, as applicable), but only if and to the extent such compensation, Advances (with interest) and expenses are to be reimbursed or paid from such particular funds on deposit in the Collection Account or the Distribution Account pursuant to the express terms of this Agreement.

                  SECTION 3.06. Investment of Funds in the Collection Account,
                                Servicing Accounts, Reserve Accounts and the REO Account.

                  (a) The Master Servicer may direct (pursuant to a standing order or otherwise) any depository institution (including the Trustee) maintaining the Collection Account or any Servicing Account or Reserve Account held by it, and the Special Servicer may direct (pursuant to a standing order or otherwise) any depository institution maintaining the REO Account, to invest, or if it is such depository institution, may itself invest, the funds held therein (each such account, for purposes of this Section 3.06, an "Investment Account") in (but only in) one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement or the related Mortgage Loan documents, as applicable; provided that any such investment of funds in any Servicing Account or Reserve Account shall be subject to applicable law and the terms of the related Mortgage Loan documents; and provided, further, that the funds in any Investment Account shall remain uninvested unless and until the Master Servicer or Special Servicer, as applicable, gives timely investment instructions with respect thereto pursuant to this Section 3.06. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Master Servicer (with respect to Permitted Investments of amounts in the Collection Account, the Servicing Accounts and the Reserve Accounts) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Account), acting on behalf of the Trustee, shall (and Trustee hereby designates the Master Servicer and the Special Servicer, as applicable, as the Person that shall) (i) be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is either a "certificated security" or an "uncertificated security". For purposes of this Section 3.06(a), the terms "entitlement holder", "security entitlement", "control", "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and "control" of any Permitted Investment by the Master Servicer or the Special Servicer shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee for purposes of Revised Article 8 (1994 Revision) of the UCC. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Collection Account or any Servicing Account or Reserve Account) or the Special Servicer (in the case of the REO Account) shall:

                           (x) consistent with any notice required to be given
                  thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount at least equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                           (y) demand payment of all amounts due thereunder
                  promptly upon determination by the Master Servicer or the Special Servicer, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

                  (b) Whether or not the Master Servicer directs the investment of funds in the Collection Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.05(a). Whether or not the Master Servicer directs the investment of funds in any Servicing Account or Reserve Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to withdrawal from time to time in accordance with Section 3.03, but only if and to the extent not required to be paid to the related Borrower pursuant to applicable law or the terms of the related Mortgage Loan. Whether or not the Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account (other than a loss of what would otherwise have constituted investment earnings), the Master Servicer (in the case of the Collection Account and any Servicing Account or Reserve Account) and the Special Servicer (in the case of the REO Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, in respect of such Investment Account for such Collection Period (or, in the case of a Servicing Account or Reserve Account, the entire amount of such loss).

                  (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of any payment due (or in any other performance required) under any Permitted Investment, and if the Master Servicer (if such default is in respect of a Permitted Investment of funds in the Collection Account or in any Reserve Account or Servicing Account) or the Special Servicer (if such default is in respect of a Permitted Investment of funds in the REO Account), as applicable, is in default of its obligations under
Section 3.06(b), the Trustee may, and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class of Regular Interest Certificates, the Trustee shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate legal proceedings. Any costs incurred by the Trustee in taking any such action shall be reimbursed to it by the Master Servicer if the default is in respect of a Permitted Investment of funds in the Collection Account or in any Reserve Account or Servicing Account or by the Special Servicer if the default is in respect of a Permitted Investment of funds in the REO Account. This provision is in no way intended to limit any actions that the Master Servicer or Special Servicer may take in this regard at its own expense.

                  (d) Amounts on deposit in the Distribution Account and the Interest Reserve Account shall remain uninvested.

                  (e) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including the calculation of the Available Distribution Amount and the Master Servicer Remittance Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

                  SECTION 3.07. Maintenance of Insurance Policies; Errors and
                                Omissions and Fidelity Coverage.

                  (a) The Master Servicer shall cause to be maintained for each Mortgaged Property (including each Mortgaged Property relating to any Specially Serviced Mortgage Loan) all insurance coverage as is required under the related Mortgage (to the extent consistent with applicable law); provided that if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Borrower is required to maintain, the Master Servicer shall exercise such discretion in a manner consistent with the Servicing Standard, with a view towards requiring insurance comparable to that required under other Mortgage Loans with express provisions governing such matters; and provided, further, that, if and to the extent that a Mortgage so permits, the related Borrower shall be required to obtain the required insurance coverage from Qualified Insurers that, in each case, have a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "____" from __________ (if then rated by _____________; and, if not then rated by _______________, "_____" or better from ____________) and "____" from __________ (if then rated by _____________; and, if not then rated by _______________, "_____" or better from
____________) (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying ability as would not, as confirmed in writing by each Rating Agency, result in an Adverse Rating Event). Subject to Section 3.17(b), the Special Servicer shall also cause to be maintained for each REO Property no less insurance coverage than was previously required of the Borrower under the related Mortgage and, at a minimum, (i) hazard insurance with a replacement cost rider, (ii) business interruption or rental loss insurance for at least 12 months, and (iii) commercial general liability insurance, in each case, in an amount customary for the type and geographic location of such REO Property and consistent with the Servicing Standard; provided that all such insurance shall be obtained from Qualified Insurers that, in each case, shall have a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "____" from __________ (if then rated by _____________; and, if not then rated by _______________, "_____" or better from ____________) and "____" from __________ (if then rated by _____________; and, if not then rated by _______________, "_____" or better from
____________) (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying ability as would not, as confirmed in writing by each Rating Agency, result in an Adverse Rating Event). All such insurance policies shall contain (if they insure against loss to property) a "standard" mortgagee clause, with loss payable to the Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Mortgage Loans), or shall name the Trustee as the insured, with loss payable to the Special Servicer on behalf of the Trustee (in the case of insurance maintained in respect of REO Properties), and shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Borrower, in each case in accordance with the Servicing Standard) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit; provided, however, that this sentence shall not limit the rights of the Master Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Mortgage Loan.

                  (b) If the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or master force place policy insuring against hazard losses on all of the Mortgage Loans or REO Properties, as applicable, that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer having a financial strength or claims-paying rating no lower than "____" from __________ and "_____" from ____________ (if then rated by _____________;
and, if not then rated by _______________, "_____" or better from ____________)
or having such other financial strength or claims-paying ability rating as would not, as confirmed in writing by each Rating Agency, result in an Adverse Rating Event, and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account from its own funds the amount not otherwise payable under the blanket or master force place policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard). The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket or master force place policy in a timely fashion in accordance with the terms of such policy.

                  (c) On or before the Closing Date, with respect to each of the Mortgage Loans, the Depositor shall notify the insurer under the related Environmental Insurance Policy and take all other action necessary for the Trustee, on behalf of the Certificateholders, to be an insured (and for the Master Servicer, on behalf of the Trust, to make claims) under such Environmental Insurance Policy. In the event that the Master Servicer has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any Environmental Insurance Policy in respect of any Mortgage Loan, the Master Servicer shall, in accordance with the terms of such Environmental Insurance Policy and the Servicing Standard, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standard which are necessary under such Environmental Insurance Policy in order to realize the full value thereof for the benefit of the Certificateholders. With respect to each Environmental Insurance Policy in respect of a Mortgage Loan, the Master Servicer shall review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders in the event the Master Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy.

                  In the event that the Master Servicer receives notice of any termination of any Environmental Insurance Policy with respect to a Mortgage Loan, the Master Servicer shall, within five Business Days after receipt of such notice, notify the Special Servicer, the Controlling Class Representative, the Rating Agencies and the Trustee of such termination in writing. Upon receipt of such notice, the Master Servicer shall address such termination in accordance with Section 3.07(a). Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with a resolution of such termination of an Environmental Insurance Policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.

                  (d) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Mortgage Loans or REO Properties exist as part of the Trust Fund) keep in force with a Qualified Insurer having a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "____" from __________ and "_____" from ____________ (if then rated by _____________; and, if not then rated by _______________, "_____" or better from ____________), a fidelity bond in such form and amount as would permit it to be a qualified FNMA seller-servicer of multifamily mortgage loans (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying ability rating as would not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency)). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without ten days' prior written notice to the Trustee.

                  Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Mortgage Loans and/or REO Properties exist as part of the Trust Fund) also keep in force with a Qualified Insurer having a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "____" from __________ and "_____" from ____________ (if then rated by _____________; and, if not then rated by _______________, "_____" or better from ____________), a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified FNMA seller-servicer of multifamily mortgage loans (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying rating as would not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency)). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide that it may not be canceled without ten days' prior written notice to the Trustee.

                  [For so long as the long-term debt obligations of the initial Master Servicer (or its direct or indirect parent) are rated at least "_____" or the equivalent by each of the Rating Agencies, the initial Master Servicer may self-insure with respect to the risks described in this Section 3.07(d).]

                  SECTION 3.08. Enforcement of Alienation Clauses.

                  The Master Servicer (with respect to Mortgage Loans other than Specially Serviced Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans), on behalf of the Trustee as the mortgagee of record, shall evaluate any right to transfer and, subject to Section 3.24, shall enforce the restrictions contained in any Mortgage on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Borrower, unless the Master Servicer or the Special Servicer, as appropriate, has determined, in its reasonable, good faith judgment, that waiver of such restrictions would be in accordance with the Servicing Standard; provided that the Master Servicer shall not waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on- sale" or "due-on-encumbrance" clause unless and until (i) it has so notified the Special Servicer in writing and provided the Special Servicer with any written or electronic information in the Master Servicer's possession regarding the affected Mortgage Loan that the Special Servicer may reasonably request within five Business Days of receiving such written notice and (ii) the Special Servicer has consented to such action (such consent to be given or withheld in accordance with the Servicing Standard and to be deemed given if the Special Servicer does not object to such action within ten Business Days after receiving such additional information from the Master Servicer (or, if it did not request additional information, within ten Business Days after receiving such written notice)); and provided, further, that neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-encumbrance" clause (or, if it involves any Mortgage Loan that, individually or together with all other Mortgage Loans, if any, that are in the same Cross-Collateralized Group as such Mortgage Loan or have the same Borrower as such Mortgage Loan or have Borrowers that are known to be affiliated with the Borrower under such Mortgage Loan, either (i) represents one of the ten largest Mortgage Loans/groups of related Mortgage Loans or (ii) has an unpaid principal balance at least equal to the lesser of (A) $15,000,000 and (B) 2% of the then aggregate principal balance of the Mortgage Pool, under any related "due-on-sale" clause) until it has received written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and provided, further, that neither the Master Servicer nor the Special Servicer shall (to the extent that it is within the control thereof to prohibit such event) consent to the transfer of any Mortgaged Property which secures a Cross-Collateralized Group unless all of the Mortgaged Properties securing such Cross-Collateralized Group are transferred simultaneously by the respective Borrower. After having made any determination to waive the Trust's rights under a "due-on-sale" or "due-on encumbrance" clause, the Master Servicer or the Special Servicer, as appropriate, shall deliver to the Trustee, each Rating Agency and the other such party an Officer's Certificate setting forth the basis for such determination. The Master Servicer and the Special Servicer shall each provide the other with all such information as each may reasonably request in order to make such determination.

                  If the Master Servicer or the Special Servicer collects an assumption fee or an assumption application fee in connection with any transfer or proposed transfer of any interest in a Borrower or a Mortgaged Property, then the Master Servicer or the Special Servicer, as applicable, will apply that fee to cover the costs and expenses associated with that transfer or proposed transfer that would otherwise be payable or reimbursable out of the Trust Fund. Any remaining portion of such assumption fee (such remaining portion, a "Net Assumption Fee") or of such assumption application fee (such remaining portion, a "New Assumption Application Fee") will be applied as additional compensation to the Master Servicer or the Special Servicer in accordance with Section 3.11. Neither the Master Servicer nor the Special Servicer shall waive any assumption fee or assumption application fee, to the extent it would constitute additional compensation for the other such party, without the consent of such other party.

                  SECTION 3.09. Realization Upon Defaulted Mortgage Loans.

                  (a) The Special Servicer shall, subject to Sections 3.09(b), 3.09(c), 3.09(d) and 3.24, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties and other collateral securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including pursuant to Section 3.20; provided that neither the Master Servicer nor the Special Servicer shall, with respect to any Designated ARD Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Additional Interest (other than the making of requests for its collection) unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the good faith and reasonable judgment of the Special Servicer, and without regard to such Additional Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Additional Interest has not been forgiven in accordance with Section 3.20 and, in the good faith and reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. In connection with the foregoing, in the event of a default under any Mortgage Loan or Cross-Collateralized Group that is secured by real properties located in multiple states, and such states include California or another state with a statute, rule or regulation comparable to California's "one action rule", then the Special Servicer shall consult Independent counsel regarding the order and manner in which the Special Servicer should foreclose upon or comparably proceed against such properties. The reasonable costs of such consultation shall be paid by, and reimbursable to, the Special Servicer as a Servicing Advance. In addition, all costs and expenses incurred in any such proceedings shall be paid by, and reimbursable to, the Special Servicer as a Servicing Advance. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer taking into account the factors described in Section 3.18(e) and the results of any appraisal obtained pursuant to the following sentence or otherwise, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer deems it necessary in accordance with the Servicing Standard for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer is authorized to have an Appraisal completed with respect to such property (the cost of which appraisal shall be covered by, and be reimbursable as, a Servicing Advance).

                  (b) Notwithstanding any other provision of this Agreement, no Mortgaged Property shall be acquired by the Special Servicer on behalf of the Trust under such circumstances, in such manner or pursuant to such terms as would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (unless the portion of such REO Property that is not treated as "foreclosure property" and that is held by REMIC I at any given time constitutes not more than a de minimis amount of the assets of REMIC I within the meaning of Treasury regulation
Section 1.860D-1(b)(3)(i) and (ii)), or (ii) except as permitted by Section 3.17(a), subject the Trust to the imposition of any federal income taxes under the Code. In addition, the Special Servicer shall not acquire any personal property on behalf of the Trust pursuant to this Section 3.09 unless either:

                  (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

                  (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be covered by, and reimbursable as, a Servicing Advance) to the effect that the holding of such personal property as part of the Trust Fund will not result in an Adverse REMIC Event with respect to any REMIC Pool.

                  (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trust, obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, could, in the reasonable, good faith judgment of the Special Servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless:

                  (i) the Special Servicer has previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) of such Mortgaged Property conducted by an Independent Person who regularly conducts Phase I Environmental Assessments and performed during the 12-month period preceding any such acquisition of title or other action, that the Mortgaged Property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

                  (ii) in the event that the determination described in clause
         (c)(i) above cannot be made, the Special Servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in clause (c)(i) above, and taking into account the coverage provided under the related Environmental Insurance Policy, that it would maximize the recovery to the Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such remedial, corrective and/or other further actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in clause (c)(i) above.

                  Any such determination by the Special Servicer contemplated by clause (i) or clause (ii) of the preceding paragraph shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee, the Master Servicer and the Controlling Class Representative, specifying all of the bases for such determination, such Officer's Certificate to be accompanied by all related environmental reports. The cost of such Phase I Environmental Assessment and any such additional environmental testing shall be advanced by the Master Servicer at the direction of the Special Servicer given in accordance with the Servicing Standard; provided, however, that the Master Servicer shall not be obligated in connection therewith to advance any funds which, if so advanced, would constitute a Nonrecoverable Servicing Advance. Amounts so advanced shall be subject to reimbursement as Servicing Advances in accordance with Section 3.05(a).

The cost of any remedial, corrective or other further action contemplated by clause (ii) of the preceding paragraph shall be payable out of the Collection Account pursuant to Section 3.05.

                  (d) If neither of the conditions set forth in clauses (i) and
(ii) of the first sentence of Section 3.09(c) has been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trust, release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

                  (e) The Special Servicer shall report to the Trustee, the Master Servicer and the Controlling Class Representative monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property as to which neither of the conditions set forth in clauses (i) and (ii) of the first sentence of Section 3.09(c) has been satisfied, in each case until the earliest to occur of satisfaction of either of such conditions, release of the lien of the related Mortgage on such Mortgaged Property and the related Mortgage Loan's becoming a Corrected Mortgaged Loan.

                  (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

                  (g) The Special Servicer, with the assistance of the Master Servicer, shall prepare and file the information returns with respect to the receipt of any mortgage interest received in a trade or business from individuals, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Section 6050H, 6050J and 6050P of the Code and shall deliver to the Trustee and the Tax Administrator an Officer's Certificate stating that such reports have been filed. Such information returns and reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code. The Master Servicer shall promptly provide to the Special Servicer on a timely basis all information in the Master Servicer's possession to be included in such reports and information returns.

                  (h) As soon as the Special Servicer makes a Final Recovery Determination with respect to any Mortgage Loan or REO Property, it shall promptly notify the Trustee, the Master Servicer and the Controlling Class Representative. The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each such Final Recovery Determination (if any) and the basis thereof. Each such Final Recovery Determination (if any) shall be evidenced by an Officer's Certificate delivered to the Trustee and the Master Servicer no later than the third Business Day following such Final Recovery Determination.

         SECTION 3.10. Trustee to Cooperate; Release of Mortgage Files.

                  (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly so notify the Trustee and request delivery to it or its designee of the related Mortgage File (such notice and request to be effected by delivering to the Trustee a Request for Release in the form of Exhibit D-1 attached hereto, which Request for Release shall be accompanied by the form of any release or discharge to be executed by the Trustee and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.04(a) have been or will be so deposited). Upon receipt of such Request for Release, the Trustee shall promptly release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer or its designee and shall deliver to the Master Servicer or its designee such accompanying release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

                  (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), then, upon request of the Master Servicer and receipt from the Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, the Trustee shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the Master Servicer or the Special Servicer, as the case may be, or its designee. Upon return of such Mortgage File (or portion thereof) to the Trustee or the related Custodian, or upon the Special Servicer's delivery to the Trustee of an Officer's Certificate stating that (i) such Mortgage Loan was liquidated and all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account pursuant to Section 3.04(a) have been or will be so deposited or (ii) such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be returned by the Trustee to the Master Servicer or the Special Servicer, as applicable.

                  (c) Within five Business Days of the Special Servicer's request therefor (or, if the Special Servicer notifies the Trustee of an exigency, within such shorter period as is reasonable under the circumstances), the Trustee shall execute and deliver to the Special Servicer, in the form supplied to the Trustee by the Special Servicer, any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust, the Master Servicer or the Special Servicer; provided that the Trustee may alternatively execute and deliver to the Special Servicer, in the form supplied to the Trustee by the Special Servicer, a limited power of attorney issued in favor of the Special Servicer and empowering the Special Servicer to execute and deliver any or all of such pleadings or documents on behalf of the Trustee (however, the Trustee shall not be liable for any misuse of such power of attorney by the Special Servicer). Together with such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Trustee), the Special Servicer shall deliver to the Trustee an Officer's Certificate requesting that such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Trustee) be executed by the Trustee and certifying as to the reason such pleadings or documents are required and that the execution and delivery thereof by the Trustee (or by the Special Servicer on behalf of the Trustee) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

                  SECTION 3.11. Master Servicing and Special Servicing
                                Compensation; Interest on and Reimbursement of Servicing Advances; Payment of Certain Expenses; Obligations of the Trustee and any Fiscal Agent regarding Back-up Servicing Advances.

                  (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan (including each Specially Serviced Mortgage Loan) and each REO Mortgage Loan. As to each such Mortgage Loan and REO Mortgage Loan, for each calendar month (commencing with _______________) or any applicable portion thereof, the Servicing Fee shall accrue (on a 30/360 Basis) at the related Master Servicing Fee Rate on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Mortgage Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Mortgage Loan, as the case may be. The Master Servicing Fee with respect to any Mortgage Loan or REO Mortgage Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Master Servicing Fees earned with respect to any Mortgage Loan or REO Mortgage Loan shall be payable monthly from payments of interest on such Mortgage Loan and REO Revenues allocable as interest on such REO Mortgage Loan, as the case may be. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or REO Mortgage Loan out of the portion any related Insurance Proceeds or Liquidation Proceeds allocable as interest on such Mortgage Loan or REO Mortgage Loan, as the case may be. The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

                  (b) The Master Servicer shall be entitled to receive the following items as additional servicing compensation (the following items, collectively, "Additional Master Servicing Compensation"):

                  (i) to the extent allocable to any Mortgage Loan for a period that it is or was a Performing Mortgage Loan, any Net Default Charges collected on such Mortgage Loan;

                  (ii) 50% of any and all Net Assumption Fees, modification fees and extension fees actually paid by a Borrower with respect to a Performing Mortgage Loan;

                  (iii) 100% of any and all charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other loan processing fees actually paid by a Borrower with respect to a Performing Mortgage Loan;

                  (iv) 50% (or, if the Master Servicer rejects the proposed assumption without involvement of the Special Servicer, 100%) of any and all Net Assumption Application Fees actually paid by a Borrower with respect to a Performing Mortgage Loan;

                  (v) any Prepayment Interest Excesses collected on the Mortgage Loans; and

                  (vi) interest or other income earned on deposits in the Investment Accounts maintained by the Master Servicer, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to any such Investment Account for each Collection Period and, further, in the case of a Servicing Account or Reserve Account, only to the extent such interest or other income is not required to be paid to any Borrower under applicable law or under the related Mortgage).

                  To the extent that amounts described in clauses (ii), (iii) and (iv) of the preceding paragraph are collected by the Special Servicer with respect to Performing Mortgage Loans, the Special Servicer shall promptly pay such amounts to the Master Servicer.

                  (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive monthly the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan. As to each Specially Serviced Mortgage Loan and REO Mortgage Loan, for any particular calendar month or applicable portion thereof, the Special Servicing Fee shall accrue (on a 30/360 Basis) at the Special Servicing Fee Rate on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Specially Serviced Mortgage Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Mortgage Loan, as the case may be. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or, in the case of a Specially Serviced Mortgage Loan, as of the date it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Account pursuant to Section 3.05(a).

                  As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each collection of interest (other than Additional Interest and Default Interest) and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee would become payable if and when such Mortgage Loan again became a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause), including pursuant to Section 6.06, or resigns in accordance with Section 6.04, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and that were still Corrected Mortgage Loans at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence.

                  As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan or REO Property as to which it receives any full or discounted payoff from the related Borrower or any Liquidation Proceeds or Insurance Proceeds (other than in connection with the purchase of any such Specially Serviced Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or a Controlling Class Certificateholder pursuant to Section 3.18 or Section 9.01, or the purchase or replacement thereof by ________ pursuant to the Agreement or the purchase or replacement thereof by the Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase and Sale Agreement). As to each such Specially Serviced Mortgage Loan or REO Property, the Liquidation Fee shall be payable out of, and shall be calculated by application of the Liquidation Fee Rate to, any such full or discounted payoff, Liquidation Proceeds and/or Insurance Proceeds received or collected in respect thereof (other than any portion of such payment or proceeds that represents Additional Interest, Default Interest, a Prepayment Premium or a Yield Maintenance Charge). The Liquidation Fee with respect to any such Specially Serviced Mortgage Loan will not be payable if such Mortgage Loan becomes a Corrected Mortgage Loan. Notwithstanding anything herein to the contrary, no Liquidation Fee will be payable in connection with the receipt of, or out of, Liquidation Proceeds collected as a result of the purchase or substitution of any Specially Serviced Mortgage Loan or REO Property described in the parenthetical to the first sentence of this paragraph.

                  The Special Servicer's right to receive the Special Servicing Fee, the Workout Fee and/or the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

                  (d) The Special Servicer shall be entitled to receive the following items as additional special servicing compensation (the following items, collectively, the "Additional Special Servicing Compensation"):

                  (i) to the extent allocable to any Mortgage Loan for the period that it is or was a Specially Serviced Mortgage Loan or allocable to any REO Mortgage Loan, any Net Default Charges collected on such Mortgage Loan or REO Mortgage Loan;

                  (ii) any Net Assumption Fees, Net Assumption Application Fees, modification fees, extension fees, charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds that are actually received on or with respect to Specially Serviced Mortgage Loans or REO Mortgage Loans;

                  (iii) 50% of any Net Assumption Fees, modification fees and extension fees that are actually paid by a Borrower with respect to a Performing Mortgage Loan;

                  (iv) if the related assumption has been submitted to the Special Servicer for review, 50% of any Net Assumption Application Fees that are actually paid by a Borrower with respect to a Performing Mortgage Loan; and

                  (v) interest or other income earned on deposits in the REO Account, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for each Collection Period).

                  To the extent that amounts described in clause (i) or (ii) of the preceding paragraph are collected by the Master Servicer with respect to Specially Serviced Mortgage Loans, the Master Servicer shall promptly pay such amounts to the Special Servicer and shall not be required to deposit such amounts in the Collection Account pursuant to Section 3.04(a).

                  (e) The Master Servicer and the Special Servicer shall each be required (subject to Section 3.11(h) below) to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of Sub- Servicers retained by it and the premiums for any blanket policy or the standby fee or similar premium for any master force place policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Collection Account, the Servicing Accounts, the Reserve Accounts or the REO Account, and neither the Master Servicer nor the Special Servicer shall be entitled to reimbursement for any such expense incurred by it except as expressly provided in this Agreement. If the Master Servicer is required to make any Servicing Advance hereunder at the discretion of the Special Servicer in accordance with
Section 3.19 or otherwise, the Special Servicer shall promptly provide the Master Servicer with such documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request.

                  (f) If the Master Servicer or Special Servicer is required under this Agreement to make a Servicing Advance, but neither does so within ten days after such Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer or Special Servicer, as the case may be, give notice of such failure, as applicable, to the Master Servicer and the Special Servicer. If such Advance is not made by the Master Servicer or the Special Servicer within three Business Days after such notice, then (subject to Section 3.11(h) below) the Trustee or a Fiscal Agent appointed thereby shall make such Advance. If any Fiscal Agent makes any such Servicing Advance, the Trustee shall be deemed not to be in default under this Agreement for failing to do so.

                  (g) The Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Servicing Advance made thereby (with its own funds), and compounded monthly, for so long as such Servicing Advance is outstanding. Such compound interest shall be payable: (i) at any time, out of Default Charges collected on or in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance relates; and (ii) to the extent that such Default Charges are insufficient, but only with respect to that portion of the related Servicing Advance that has been or is being reimbursed pursuant to this Agreement, out of general collections on the Mortgage Loans and REO Properties on deposit in the Collection Account. The Master Servicer shall reimburse itself, the Special Servicer, the Trustee or any Fiscal Agent, as appropriate, for any Servicing Advance made by any such Person as soon as practicable after funds available for such purpose are deposited in the Collection Account.

                  (h) Notwithstanding anything to the contrary set forth herein, none of the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent shall be required to make any Servicing Advance that it determines in its reasonable, good faith judgment would constitute a Nonrecoverable Servicing Advance. The determination by any Person with an obligation hereunder to make Servicing Advances that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made by such Person in its reasonable, good faith judgment and shall be evidenced by an Officer's Certificate delivered promptly to the Depositor and the Trustee (unless it is the Person making such determination), which shall provide a copy thereof to the Controlling Class Representative, setting forth the basis for such determination, accompanied by a copy of an Appraisal of the related Mortgaged Property or REO Property performed within the 12 months preceding such determination, and further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that such Person may have obtained and that support such determination. Notwithstanding the foregoing, the Trustee and any Fiscal Agent shall be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the Master Servicer or the Special Servicer with respect to a particular Servicing Advance, and the Master Servicer and the Special Servicer shall each be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the other such party with respect to a particular Servicing Advance. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be delivered promptly to the Special Servicer, a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer, and a copy of any such Officer's Certificates (and accompanying information) of the Trustee or the Fiscal Agent shall also be promptly delivered to the Master Servicer and the Special Servicer.

                  (i) Notwithstanding anything to the contrary set forth herein, the Master Servicer shall (at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved) pay directly out of the Collection Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole), as evidenced by an Officer's Certificates delivered promptly to the Depositor and the Trustee, which shall provide a copy thereof to the Controlling Class Representative, setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be delivered promptly to the Special Servicer, and a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer.

                  SECTION 3.12. Property Inspections; Collection of Financial
                                Statements; Delivery of Certain Reports.

                  (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable (but in any event not later than 60 days) after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan and at least once per calendar year thereafter for so long as such Mortgage Loan remains a Specially Serviced Mortgage Loan or if such Mortgaged Property becomes an REO Property; provided that the Special Servicer shall be entitled to reimbursement of the reasonable and direct out-of-pocket expenses incurred by it in connection therewith as Servicing Advances. Beginning in 2000, the Master Servicer shall at its expense perform or cause to be performed an inspection of each Mortgaged Property at least once per calendar year and each Mortgage Loan with an unpaid principal balance of under $2,000,000, once every two years), if the Special Servicer has not already done so during that period pursuant to the preceding sentence. The Master Servicer and the Special Servicer shall each prepare a written report of each such inspection performed by it or on its behalf that sets forth in detail the condition of the Mortgaged Property and that specifies the occurrence or existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which the Master Servicer or Special Servicer, as applicable, is aware, (ii) any change in the condition, occupancy or value of the Mortgaged Property that the Master Servicer or the Special Servicer, as applicable, in accordance with the Servicing Standard, considers material, or (iii) any waste committed on the Mortgaged Property that the Master Servicer or the Special Servicer, as the case may be, in accordance with the Servicing Standard, considers material. The Master Servicer and the Special Servicer shall each deliver to the Trustee, the Depositor and each other a copy (or image in suitable electronic media) of each such written report prepared by it within 60 days of completion of the related inspection. The Trustee shall, upon request and to the extent such items have been delivered to the Trustee by the Master Servicer, deliver to the Underwriter, the related Mortgage Loan Seller, the Controlling Class Representative, any Certificateholder or, to the extent the Trustee has in accordance with Section 5.06(b) confirmed the Ownership Interest in Certificates held thereby, any Certificate Owner, a copy

(or image in suitable electronic media) of each such written report prepared by the Master Servicer or the Special Servicer.

                  (b) The Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the Master Servicer, in the case of each Performing Mortgage Loan, shall make reasonable efforts to collect promptly from each related Borrower quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and financial statements of such Borrower, whether or not delivery of such items is required pursuant to the terms of the related Mortgage. In addition, the Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and shall collect all such items promptly following their preparation. The Master Servicer and the Special Servicer shall each deliver copies of all of the foregoing items so collected thereby to the Trustee, the Depositor and each other, in each case within 60 days of its receipt thereof. The Trustee shall, upon request, deliver copies of the foregoing items to the Underwriter, the Controlling Class Representative, the related Mortgage Loan Seller and any Certificateholder or, to the extent the Trustee has in accordance with Section 5.06(b) confirmed the Ownership Interest in Certificates held thereby, any Certificate Owner, a copy (or image in suitable electronic media) of each such written report prepared by the Master Servicer or the Special Servicer.

                  Within 45 days after receipt by the Master Servicer, as to Performing Mortgage Loans, and within 20 days after receipt by the Special Servicer, as to Specially Serviced Mortgage Loans, of any annual operating statements or rent rolls with respect to any Mortgaged Property or REO Property, the Master Servicer or the Special Servicer, as applicable, shall, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) the written analysis of operations (the "Operating Statement Analysis Report"), and the Special Servicer shall remit each Operating Statement Analysis Report prepared by it, together with the underlying operating statements and rent rolls, to the Master Servicer in a format reasonably acceptable to the Master Servicer. All Operating Statement Analysis Reports shall be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property, and the Master Servicer shall forward copies thereof (in each case, promptly following the initial preparation and each material revision thereof) to the Trustee and the Special Servicer, together with the related operating statements or rent rolls. The Trustee shall, upon request and to the extent such items have been delivered to the Trustee by the Master Servicer, deliver to the Underwriter, the related Mortgage Loan Seller, the Controlling Class Representative, any Certificateholder or, to the extent the Trustee has in accordance with Section 5.06(b) confirmed the Ownership Interest in the Certificates held thereby, any Certificate Owner, a copy of such Operating Statement Analysis (or update thereof) and the related operating statement or rent rolls. The Master Servicer shall maintain an Operating Statement Analysis Report with respect to each Mortgaged Property and REO Property. Each such Operating Statement Analysis Report shall be substantially in the form of Exhibit E-8 attached hereto (or, at the discretion of the Master Servicer, provided that no less information is provided than is set forth in Exhibit E-8, in a CMSA format).

                  Within 45 days after receipt by the Master Servicer or 20 days after receipt by the Special Servicer of any annual operating statements with respect to any Mortgaged Property or REO Property, as applicable, each of the Master Servicer and the Special Servicer shall prepare or update (and, in the case of the Special Servicer, forward within such 20-day period to the Master Servicer in an electronic format reasonably acceptable to the Master Servicer) an NOI Adjustment Worksheet for such Mortgaged Property or REO Property (with the annual operating statements attached thereto as an exhibit).

                  (c) Not later than 12:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer and the Controlling Class Representative the following reports (or data files relating to reports of the Master Servicer) with respect to the Specially Serviced Mortgage Loans and any REO Properties, providing the required information as of such Determination Date: (i) a CMSA Property File; and (ii) a CMSA Loan Periodic Update File. At or before 12:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer the following reports with respect to the Specially Serviced Mortgage Loans and any REO Properties, providing the information required of the Special Servicer in an electronic format reasonably acceptable to the Master Servicer as of such Determination
Date: (i) a Delinquent Loan Status Report; (ii) a Comparative Financial Status Report; (iii) an Historical Loss Estimate Report; (iv) an Historical Loan Modification Report; and (v) an REO Status Report.

                  (d) Not later than 3:30 p.m. (New York City time) on the second Business Day after each Determination Date, the Master Servicer shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Trustee data files relating to the following reports: (i) to the extent received at the time required, the most recent Delinquent Loan Status Report, Historical Loss Estimate Report, Historical Loan Modification Report and REO Status Report received from the Special Servicer pursuant to Section 3.12(c);
(ii) the most recent CMSA Property File, CMSA Loan Periodic Update File and Comparative Financial Status Report (in each case combining the reports prepared by the Special Servicer and the Master Servicer); and (iii) a Watch List Report with information that is current as of such Determination Date.

                  (e) The Special Servicer shall deliver to the Master Servicer the reports set forth in Section 3.12(b) and Section 3.12(c), and the Master Servicer shall deliver to the Trustee the reports set forth in Section 3.12(d), in an electronic format reasonably acceptable to the Special Servicer, the Master Servicer and the Trustee. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b) and Section 3.12(c). The Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Master Servicer pursuant to Section 3.12(d). In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to Section 3.12(d), to the extent that such information or reports are, in turn, based on information or reports to be provided by the Special Servicer pursuant to Section 3.12(b) or Section 3.12(c) and to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b) or Section 3.12(c), the Master Servicer shall have no obligation to provide such information or reports to the Trustee until it has received the requisite information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12(d) caused by the Special Servicer's failure to timely provide any information or report required under Section 3.12(b) or Section 3.12(c) of this Agreement.

                  (f) Notwithstanding the foregoing, however, the failure of the Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12 shall not constitute a breach of this Section 3.12 to the extent the Master Servicer or Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged Properties or would constitute a waiver of the attorney-client privilege on behalf of the Trust. The Master Servicer and Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law and the Servicing Standard. The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

                  (g) The Depositor shall provide to the Master Servicer and the Trustee the initial data (as of the Cut-Off Date or the most recent earlier date for which such data is available) contemplated by the CMSA Loan Set-up File, the CMSA Loan Periodic Update File, the Operating Statement Analysis Report and the CMSA Property File.

                  SECTION 3.13. Annual Statement as to Compliance.

                  Each of the Master Servicer and the Special Servicer shall deliver to the Trustee, the Depositor, the Underwriter, the Controlling Class Representative and each other, on or before March 15 of each year, beginning in _______, an Officer's Certificate (the "Annual Performance Certification") stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled all of its obligations under this Agreement in all material respects throughout such year (or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof), and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding the qualification, or challenging the status, of any REMIC Pool as a REMIC or either Grantor Trust Pool as a Grantor Trust from the IRS or any other governmental agency or body (or, if it has received any such notice, specifying the details thereof); provided that neither the Master Servicer nor the Special Servicer shall be required to deliver its Annual Performance Certification until April 30 in any given year after _______ unless it has received written confirmation from the Depositor by January 31 of that year that a Report on Form 10-K is required to be filed in respect of the Trust for the preceding calendar year (a copy of which written confirmation shall be forwarded concurrently by the Depositor to the Trustee).

                  SECTION 3.14. Reports by Independent Public Accountants.

                  On or before March 15 of each year, beginning in _______, each of the Master Servicer and the Special Servicer at its expense shall cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement (the "Annual Accountants' Report") to the Trustee, the Depositor, the Underwriter and each other, to the effect that such firm has examined the servicing operations of the Master Servicer or the Special Servicer, as the case may be, for the previous calendar year and that, on the basis of such examination, conducted substantially in compliance with USAP, such firm confirms that the Master Servicer or the Special Servicer, as the case may be, has complied during such previous calendar year with the minimum servicing standards identified in USAP in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, USAP requires it to report; provided that neither the Master Servicer nor the Special Servicer shall be required to cause the delivery of its Annual Accountants' Report until April 30 in any given year after _______ unless it has received written confirmation from the Depositor by January 31 of that year that a Report on Form 10-K is required to be filed in respect of the Trust for the preceding calendar year (a copy of which written confirmation shall be forwarded concurrently by the Depositor to the Trustee). In rendering its report such firm may rely, as to matters relating to the direct servicing of securitized commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers.

                  The Master Servicer and the Special Servicer will each reasonably cooperate with the Depositor in providing any other form of accountants' reports as may be required by the Commission in connection with the Commission's issuance of a no-action letter relating to the Depositor's reporting requirements in respect of the Trust pursuant to the Exchange Act, and the reasonable additional costs of providing such other forms of accountants' reports shall be borne by the Depositor.

                  SECTION 3.15. Access to Certain Information.

                  Each of the Master Servicer and the Special Servicer shall afford to the Trustee, any Fiscal Agent, the Depositor, the Underwriter, the Mortgage Loan Seller, each Rating Agency and the Controlling Class Representative, and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to any records regarding the Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law, the terms of the Mortgage Loan documents or contract entered into prior to the Closing Date or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it. The Master Servicer and the Special Servicer shall each be entitled to affix a reasonable disclaimer to any information provided by it for which it is not the original source (without suggesting liability on the part of any other party hereto).

                  SECTION 3.16. Title to REO Property; REO Account.

                  (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee, on behalf of the Certificateholders. The Special Servicer, on behalf of the Trust, shall sell any REO Property by the end of the third calendar year following the year in which the Trust acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies, more than 60 days prior to the expiration of such liquidation period, and is granted an extension of time (an "REO Extension") by the IRS to sell such REO Property or (ii) obtains for the Trustee and the Tax Administrator an Opinion of Counsel, addressed to the Trustee and the Tax Administrator, to the effect that the holding by the Trust of such REO Property subsequent to the end of the third calendar year following the year in which such acquisition occurred will not result in an Adverse REMIC Event with respect to any REMIC Pool. Regardless of whether the Special Servicer applies for or is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel referred to in clause (ii) of such sentence, the Special Servicer shall act in accordance with the Servicing Standard to liquidate such REO Property on a timely basis. If the Special Servicer is granted such REO Extension or obtains such Opinion of Counsel, the Special Servicer shall sell such REO Property within such extended period as is permitted by such REO Extension or contemplated by such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its applying for and being granted the REO Extension contemplated by clause (i) of the third preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the third preceding sentence, shall be covered by, and be reimbursable as, a Servicing Advance.

                  (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. Each account that constitutes the REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, upon receipt, all REO Revenues, Insurance Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as Additional Special Servicing Compensation, interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for any Collection Period). The Special Servicer shall give notice to the other parties hereto of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

                  (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. Within two Business Days following the end of each Collection Period, the Special Servicer shall withdraw from the REO Account and deposit into the Collection Account or deliver to the Master Servicer (which shall deposit such amounts into the Collection Account) the aggregate of all amounts received in respect of each REO Property during such Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that the Special Servicer may retain in the REO Account such portion of such proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property (including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items reasonably expected to be incurred during the following 12-month period.

                  (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).

                  SECTION 3.17.             Management of REO Property.

                  (a) Prior to the acquisition of title to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust. If the Special Servicer determines from such review that:

                  (i) None of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

                  (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided that in the judgment of the Special Servicer, exercised in accordance with the Servicing Standard, it is commercially reasonable) so lease or otherwise operate such REO Property; or

                  (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as REO Property without the Trust incurring or possibly incurring an REO Tax on income from such property, the Special Servicer shall deliver to the Tax Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income and good faith estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the Tax Administrator shall consult with the Special Servicer and shall advise the Special Servicer of the Trust's federal income tax reporting position with respect to the various sources of income that the Trust would derive under the Proposed Plan. In addition, the Tax Administrator shall (to the maximum extent reasonably possible) advise the Special Servicer of the estimated amount of taxes that the Trust would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the Tax Administrator, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or
         (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property.

                  The Special Servicer's decision as to how each REO Property shall be managed and operated shall be in accordance with the Servicing Standard. Neither the Special Servicer nor the REMIC Administrator shall be liable to the Certificateholders, the Trust, the other parties hereto or each other for errors in judgment made in good faith in the exercise of their discretion while performing their respective responsibilities under this Section 3.17(a). Nothing in this Section 3.17(a) is intended to prevent the sale of a Defaulted Mortgage Loan or REO Property pursuant to the terms and subject to the conditions of Section 3.18.

                  (b) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders solely for the purpose of its disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or, except as contemplated by Section 3.17(a), result in the receipt by any REMIC Pool of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or in an Adverse REMIC Event with respect to any REMIC Pool. Except as contemplated by Section 3.17(a), the Special Servicer shall not enter into any lease, contract or other agreement that causes the Trust to receive, and (unless required to do so under any lease, contract or agreement to which the Special Servicer or the Trust may become a party or successor to a party due to a foreclosure, deed-in-lieu of foreclosure or other similar exercise of a creditor's rights or remedies with respect to a Mortgage Loan) shall not cause or allow the Trust to receive, any "net income from foreclosure property" that is subject to taxation under the REMIC Provisions. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to any REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including:

                  (i) all insurance premiums due and payable in respect of such REO Property;

                  (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

                  (iii) any ground rents in respect of such REO Property; and

                  (iv) all other costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such REO Property.

To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes contemplated by the preceding sentence with respect to such REO Property, the Master Servicer shall, at the direction of the Special Servicer, advance such amounts as are necessary for such purposes unless the Master Servicer or the Special Servicer determines, in its reasonable, good faith judgment, that such advances would, if made, be Nonrecoverable Servicing Advances; provided, however, that the Master Servicer may in its sole discretion make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

                  (c) The Special Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                  (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

                  (ii) the fees of such Independent Contractor (which shall be expenses of the Trust) shall be reasonable and customary in consideration of the nature and locality of the REO Property;

                  (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed in Section 3.17(b) above, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

                  (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

                  (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. To the extent the costs of any contract with any Independent Contractor for the operation and management of any REO Property are greater that the revenues available from such property, such excess costs shall be covered by, and be reimbursable as, a Servicing Advance.

                  SECTION 3.18. Sale of Mortgage Loans and REO Properties.

                  (a) The parties hereto may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Sections 2.02, 2.03 and 9.01.

                  (b) If the Special Servicer has determined, in its reasonable, good faith judgment, that any Defaulted Mortgage Loan will become subject to foreclosure proceedings and that the sale of such Mortgage Loan under the circumstances provided in this Section 3.18 is in accordance with the Servicing Standard, then the Special Servicer shall promptly so notify in writing the Trustee and the Master Servicer, and the Trustee shall, within five days after receipt of such notice, so notify all the Controlling Class Certificateholders. Any single Controlling Class Certificateholder or group of Controlling Class Certificateholders may, at its or their option, within ten days after receipt of such notice, purchase any Defaulted Mortgage Loan out of the Trust Fund at a cash price equal to the applicable Purchase Price; provided that, if more than one Controlling Class Certificateholder or group of Controlling Class Certificateholders desire to purchase such Defaulted Mortgage Loan, preference shall be given to the Controlling Class Certificateholder or group of Controlling Class Certificateholders with the largest Percentage Interest in the Controlling Class. The Purchase Price for any Defaulted Mortgage Loan purchased under this Section 3.18(b) shall be deposited into the Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Certificateholder(s) effecting such purchase (or to its or their designee) the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in such Certificateholder(s) ownership of such Mortgage Loan (subject to any rights of the applicable Designated Sub-Servicer to sub-service such Mortgage Loan as set forth under the related Designated Sub-Servicer Agreement). In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the Certificateholder(s) effecting such purchase (or to its or their designee).

                  (c) If none of the Controlling Class Certificateholders has purchased any Defaulted Mortgage Loan described in the first sentence of Section 3.18(b) within ten days of such Holders' having received notice in respect thereof pursuant to Section 3.18(b) above, then the Trustee shall within five days of the end of such ten-day period send notice to the Master Servicer and the Special Servicer that such Mortgage Loan was not purchased by such Certificateholder(s), and either the Special Servicer or the Master Servicer (in that order of priority) may, at its option, within ten days after receipt of such notice, purchase (or designate an Affiliate thereof to purchase) such Mortgage Loan out of the Trust Fund at a cash price equal to the Purchase Price. The Purchase Price for any such Mortgage Loan purchased under this Section

3.18(c) shall be deposited into the Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Master Servicer or the Special Servicer (or the designated Affiliate thereof), as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Master Servicer or the Special Servicer (or the designated Affiliate thereof), as applicable, the ownership of such Mortgage Loan (subject to any rights of the applicable Designated Sub-Servicer to sub-service such Mortgage Loan as set forth under the related Designated Sub-Servicer Agreement). In connection with any such purchase by the Master Servicer (or any designated Affiliate thereof), the Special Servicer shall deliver the related Servicing File to the Master Servicer (or any designated Affiliate thereof). For purposes of the other sections of this Agreement, any purchase of a Defaulted Mortgage Loan by a designated Affiliate of the Master Servicer or Special Servicer pursuant to this Section 3.18(c) shall be deemed a purchase of such Defaulted Mortgage Loan by the Master Servicer or the Special Servicer, as applicable.

                  (d) Subject to Section 3.24, the Special Servicer may offer to sell any Defaulted Mortgage Loan not otherwise purchased pursuant to Section 3.18(b) or Section 3.18(c) above, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Certificateholders (as a collective whole). Such offer shall be made in a commercially reasonable manner (which, for purposes hereof, includes an offer to sell without representation or warranty other than customary warranties of title and condition, if liability for breach thereof is limited to recourse against the Trust) for a period of not less than ten days. Subject to Section 3.18(h) and Section 3.24, the Special Servicer shall accept the highest cash bid received from any Person that constitutes a fair price for such Mortgage Loan. In the absence of any bid determined as provided below to be fair, the Special Servicer shall proceed with respect to such Defaulted Mortgage Loan in accordance with Section 3.09.

                  The Special Servicer shall use its best efforts to solicit bids for each REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.16(a). Subject to Section 3.18(h) and Section 3.24, the Special Servicer shall accept the first (and, if multiple bids are received by a specified bid date, the highest) cash bid received from any Person that constitutes a fair price (determined pursuant to Section 3.18(e) below) for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price (determined pursuant to Section 3.18(e) below) for any REO Property within the time constraints imposed by Section 3.16(a), the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances.

                  The Special Servicer shall give the Trustee, the Master Servicer and the Controlling Class Representative not less than five Business Days' prior written notice of its intention to sell any Defaulted Mortgage Loan or REO Property pursuant to this Section 3.18(d). No Interested Person shall be obligated to submit a bid to purchase any such Mortgage Loan or REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Mortgage Loan or REO Property pursuant hereto.

                  (e) Whether any cash bid constitutes a fair price for any Defaulted Mortgage Loan or REO Property, as the case may be, for purposes of
Section 3.18(d), shall be determined by the Special Servicer or, if such cash bid is from the Special Servicer or an Affiliate thereof, by the Trustee. In determining whether any bid received from the Special Servicer or an Affiliate thereof represents a fair price for any such Mortgage Loan or REO Property, the Trustee shall be supplied with and shall be entitled to rely on the most recent Appraisal in the related Servicing File conducted in accordance with this Agreement within the preceding 12-month period (or, in the absence of any such Appraisal or if there has been a material change at the subject property since any such Appraisal, on a new Appraisal to be obtained by the Special Servicer (the cost of which shall be covered by, and be reimbursable as, a Servicing Advance)). The appraiser conducting any such new Appraisal shall be a Qualified Appraiser that is (i) selected by the Special Servicer if neither the Special Servicer nor any Affiliate thereof is bidding with respect to a Defaulted Mortgage Loan or REO Property and (ii) selected by the Trustee if either the Special Servicer or any Affiliate thereof is so bidding. Where any Interested Person is among those bidding with respect to a Defaulted Mortgage Loan or REO Property, the Special Servicer shall require that all bids be submitted to it (or, if the Special Servicer or an Affiliate thereof is bidding, shall be submitted by it to the Trustee) in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. In determining whether any bid from a Person other than the Special Servicer or an Affiliate thereof constitutes a fair price for any such Mortgage Loan or REO Property, the Special Servicer shall take into account the results of any Appraisal or updated Appraisal that it or the Master Servicer may have obtained in accordance with this Agreement within the preceding 12-month period, and any Qualified Appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a). The Purchase Price for any such Mortgage Loan or REO Property shall in all cases be deemed a fair price. Notwithstanding the other provisions of this Section 3.18, no cash bid from the Special Servicer or any Affiliate thereof shall constitute a fair price for any Defaulted Mortgage Loan or REO Property unless such bid is the highest cash bid received and at least two independent bids (not including the bid of the Special Servicer or any Affiliate) have been received. In the event the bid of the Special Servicer or any Affiliate thereof is the only bid received or is the higher of only two bids received, then additional bids shall be solicited. If an additional bid or bids, as the case may be, are received and the original bid of the Special Servicer or any Affiliate thereof is the highest of all cash bids received, then the bid of the Special Servicer or such Affiliate shall be accepted, provided that the Trustee has otherwise determined, as provided above in this Section 3.18(e), that such bid constitutes a fair price for any Defaulted Mortgage Loan or REO Property. Any bid by the Special Servicer shall be unconditional; and, if accepted, the Defaulted Mortgage Loan or REO Property shall be transferred to the Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a mortgage loan or real property.

                  (f) Subject to Sections 3.18(a) through 3.18(e) above, the Special Servicer shall act on behalf of the Trustee in negotiating with independent third parties and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective bidders, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating bids without obligation to deposit such amounts into the Collection Account. Any sale of a Defaulted Mortgage Loan or any REO Property shall be final and without recourse (except for warranties of title and condition contemplated by Section 3.18(d)) to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

                  (g) Any sale of a Defaulted Mortgage Loan or any REO Property shall be for cash only.

                  (h) Notwithstanding any of the foregoing paragraphs of this
Section 3.18, but subject to Section 3.24, the Special Servicer shall not be obligated to accept the highest cash bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such bid would be in the best interests of the Certificateholders (as a collective whole), and the Special Servicer may accept a lower cash bid (from any Person other than itself or an Affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such bid would be in the best interests of the Certificateholders (as a collective whole) (for example, if the prospective buyer making the lower bid is more likely to perform its obligations or the terms (other than price) offered by the prospective buyer making the lower bid are more favorable).

                  SECTION 3.19. Additional Obligations of Master Servicer.

                  (a) The Master Servicer shall deliver to the Trustee for deposit in the Distribution Account by 2:00 p.m. (New York City time) on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount (a "Compensating Interest Payment") equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of the Mortgage Pool during the most recently ended Collection Period, and (ii) the aggregate of (A) that portion of its Master Servicing Fees for the related Collection Period that is, in the case of each and every Mortgage Loan and REO Mortgage Loan for which such Master Servicing Fees are being paid in such Collection Period, calculated at ______% per annum, and (B) all Prepayment Interest Excesses received by the Master Servicer during the most recently ended Collection Period.

                  (b) No more frequently than once per calendar month, the Special Servicer may require the Master Servicer, and the Master Servicer shall be obligated, out of the Master Servicer's own funds, to reimburse the Special Servicer for any Servicing Advances (other than Nonrecoverable Servicing Advances) made by but not previously reimbursed to the Special Servicer, together with interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Such reimbursement and any accompanying payment of interest shall be made within ten days of the request therefor by wire transfer of immediately available funds to an account designated by the Special Servicer. Upon the Master Servicer's reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, all in accordance with this Section 3.19(b), the Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer actually made such Servicing Advance, and accordingly, the Master Servicer shall be entitled to reimbursement for such Servicing Advance, together with interest thereon in accordance with Sections 3.05(a) and 3.11(g), at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance at the time the Special Servicer did.

                  Notwithstanding anything to the contrary contained in any other Section of this Agreement, if the Special Servicer is required under this Agreement (but subject to the following paragraph), to make any Servicing Advance but does not desire to do so, the Special Servicer may, in its sole discretion, request that the Master Servicer make such Servicing Advance. Any such request shall be made, in writing, in a timely manner that does not adversely affect the interests of any Certificateholder (and, in any event, to the extent reasonably practicable, at least five Business Days in advance of the date on which the subject Servicing Advance is to be made) and shall be accompanied by such information and documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request; provided, however, that the

Special Servicer shall not be entitled to make such a request (other than for emergency advances) more frequently than once per calendar month (although such request may relate to more than one Servicing Advance). The Master Servicer shall have the obligation to make any such Servicing Advance (other than a Nonrecoverable Servicing Advance) that it is so requested by the Special Servicer to make, within five Business Days of the Master Servicer's receipt of such request. If the request is timely and properly made, the Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it so requests the Master Servicer to make (regardless of whether or not the Master Servicer shall make such Servicing Advance). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with interest thereon in accordance with Sections 3.05(a) and 3.11(g), at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advances made thereby.

                  Notwithstanding the foregoing provisions of this Section 3.19(b), the Master Servicer shall not be required to reimburse the Special Servicer for, or to make at the direction of the Special Servicer, any Servicing Advance if the Master Servicer determines in its reasonable, good faith judgment that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is in fact a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance shall be reimbursed to the Special Servicer pursuant to Section 3.05(a).

                  (c) Promptly following the earliest of (i) the date on which any Mortgage Loan becomes a Modified Mortgage Loan, (ii) the date on which the Borrower under any Mortgage Loan becomes the subject of bankruptcy, insolvency or similar proceedings, (iii) the 60th day following the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan, (iv) the date on which a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, and (v) the date on which the Mortgaged Property securing any Mortgage Loan becomes an REO Property (each such Mortgage Loan, until it ceases to be such in accordance with the following paragraph, a "Required Appraisal Loan"), the Special Servicer shall obtain an Appraisal of the related Mortgaged Property, unless an Appraisal thereof had previously been obtained within the preceding 12-month period, and shall deliver a copy thereof to the Trustee, the Master Servicer and the Controlling Class Representative. The cost of such Appraisal shall be covered by, and be reimbursable as, a Servicing Advance. Based on such Appraisal, the Special Servicer shall determine and report to the Trustee the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

                  For so long as any Mortgage Loan or REO Mortgage Loan remains a Required Appraisal Loan, the Special Servicer shall, within 30 days of each anniversary of such loan's having become a Required Appraisal Loan, obtain or conduct an update of the prior Appraisal (the cost of which will be covered by, and be reimbursable as, a Servicing Advance); and, upon receipt, based upon such update, the Special Servicer shall redetermine and report to the Trustee the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan. A Mortgage Loan will cease to be a Required Appraisal Loan if and when such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for at least three consecutive Monthly Payments, and no other Servicing Transfer Event has occurred with respect thereto during the preceding three months.

                  At any time that any Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, the Controlling Class Representative may, at its own expense, obtain and deliver to the Master Servicer, the Special Servicer and the Trustee an Appraisal of the related Mortgaged Property or REO Property, as the case may be. Upon the written request of the Controlling Class Representative, the Special Servicer shall recalculate the Appraisal Reduction Amount in respect of such Required Appraisal Loan based on the Appraisal delivered by the Controlling Class Representative and notify the Trustee, the Master Servicer and the Controlling Class Representative of such recalculated Appraisal Reduction Amount.

                  (d) The Master Servicer shall pay, without any right of reimbursement therefor, the post-Closing Date fees of the Rating Agencies for ongoing surveillance of the Rated Certificates, but shall not be required to pay without reimbursement the fees charged by any Rating Agency for a (i) confirmation as to the lack of an Adverse Rating Event with respect to any Class of Rated Certificates or (ii) in connection with any other particular matter.

                  (e) In connection with each prepayment of principal received hereunder, the Master Servicer shall calculate any applicable Prepayment Premium or Yield Maintenance Charge, as the case may be, payable under the terms of the related Mortgage Note. Upon written request of any Certificateholder, the Master Servicer shall disclose to such Certificateholder its calculation of any such Prepayment Premium or Yield Maintenance Charge.

                  (f) The Master Servicer shall not permit defeasance of any Mortgage Loan (x) on or before the earliest date on which defeasance is permitted under the terms of such Mortgage Loan, or (y) to the extent consistent with the terms of such Mortgage Loan, unless (i) the defeasance collateral consists of U.S. Treasury obligations, (ii) the Master Servicer has determined that the defeasance will not result in an Adverse REMIC Event in respect of any REMIC Pool, (iii) the Master Servicer has notified the Rating Agencies, (iv) the Master Servicer has confirmed that such defeasance will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (provided that the requirement to obtain such confirmation will be a precondition to the defeasance only if the Master Servicer is able under the related Mortgage Loan documents and applicable law to prevent the defeasance if such confirmation is not obtained and the subject Mortgage Loan represents at least 2.0% of the then aggregate Stated Principal Balance of the Mortgage Pool), and (v) the Master Servicer has requested and received from the related Borrower (A) an Opinion of Counsel generally to the effect that the Trustee will have a perfected, first priority security interest in such defeasance collateral and (B) written confirmation from a firm of Independent accountants stating that payments made on such defeasance collateral in accordance with the terms thereof will be sufficient to pay the subject Mortgage Loan in full on or before its Stated Maturity Date (or, in the case of an ARD Loan, on or before its Anticipated Repayment Date) and to timely pay each Monthly Payment scheduled to be due prior thereto but after the defeasance; provided that, if under the terms of the related Mortgage Loan documents, the related Borrower delivers cash to purchase the defeasance collateral rather than the defeasance collateral itself, the Master Servicer shall purchase the U.S. Treasury obligations contemplated by the related Mortgage Loan documents. Subsequent to the second anniversary of the Startup Day for the REMIC Pool that holds the subject Mortgage Loan, to the extent that the Master Servicer can, in accordance with the related Mortgage Loan documents, require defeasance of any Mortgage Loan in lieu of accepting a prepayment of principal thereunder, including a prepayment of principal accompanied by a Prepayment Premium or Yield Maintenance Charge, the Master Servicer shall, to the extent it is consistent with the Servicing Standard, require such defeasance, provided that the conditions set forth in clauses (i) through (v) of the preceding sentence have been satisfied. Any reasonable out-of-pocket expense incurred by the Master Servicer pursuant to this Section 3.19(f) shall be paid by the Borrower of the defeased

Mortgage Loan pursuant to the related Mortgage, Mortgage Note or other pertinent document, if so allowed by the terms of such documents (and, if the Master Servicer reasonably determines that it cannot recover such expenses from the Borrower, it shall notify the other parties hereto and the Rating Agencies and such expenses shall constitute a Servicing Advance). Notwithstanding the foregoing, if at any time, a court with jurisdiction in the matter shall hold that the related Borrower may obtain a release of the subject Mortgaged Property but is not obligated to deliver the full amount of the defeasance collateral contemplated by the related Mortgage Loan documents (or cash sufficient to purchase such defeasance collateral), then the Master Servicer shall (i) if consistent with such court holding and the related Mortgage Loan documents, refuse to allow the defeasance of the Mortgage Loan or (ii) if the Master Servicer cannot so refuse and if the related Borrower has delivered cash to purchase the defeasance collateral, the Master Servicer shall either (A) buy such defeasance collateral or (B) prepay the Mortgage Loan, in either case, in accordance with the Servicing Standard.

                  (g) The Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Borrower under a Ground Lease, promptly (and in any event within 45 days of the Closing Date) notify the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

                  (h) With respect to each Designated ARD Loan, to the extent that the related Mortgage Loan Seller has not on or before the Closing Date delivered to the related Borrower a waiver of the accrual of Additional Interest to the extent accrued at an Additional Interest Rate in excess of 2.0% per annum, the Master Servicer shall deliver, on or before the 90th day following the Closing Date, such a waiver on behalf of the Trust Fund as the holder of such Designated ARD Loan.

                  SECTION 3.20. Modifications, Waivers, Amendments and Consents.

                  (a) The Special Servicer (as to Specially Serviced Mortgage Loans) and, to the limited extent permitted below, the Master Servicer (as to Performing Mortgage Loans) each may (consistent with the Servicing Standard) agree to any modification, waiver or amendment of any term of, extend the maturity of, defer or forgive interest (including Default Interest and Additional Interest) on and principal of, defer or forgive late payment charges, Prepayment Premiums and Yield Maintenance Charges on, permit the release, addition or substitution of collateral securing, and/or permit the release, addition or substitution of the Borrower on or any guarantor of, any Mortgage Loan it is required to service and administer hereunder, subject, however, to Sections 3.08 and 3.24 and, further to each of the following limitations, conditions and restrictions:

                  (i) other than as provided in Sections 2.03(a), 3.02, 3.08, 3.19(h) and 3.20(g), the Master Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan without the consent of the Special Servicer (it being understood and agreed that (A) the Master Servicer shall promptly provide the Special Servicer with all information that the Special Servicer may reasonably request in order to withhold or grant any such consent, (B) the Special Servicer (for no additional compensation) shall decide whether to withhold or grant such consent in accordance with the Servicing Standard and (C) if any such consent has not been expressly denied within ten Business Days of the Special Servicer's receipt from the Master Servicer of all information reasonably requested thereby in order to make an informed decision, such consent shall be deemed to have been granted);

                  (ii) other than as provided in Sections 3.02, 3.08 and 3.20(f), the Special Servicer shall not, in the case of any Specially Serviced Mortgage Loan, agree to (or, in the case of any Performing Mortgage Loan, consent to the Master Servicer's agreeing to) any modification, waiver or amendment of any term of, or, in the case of any Specially Serviced Mortgage Loan, take (or, in the case of any Performing Mortgage Loan, consent to the Master Servicer's taking) any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Special Servicer's reasonable, good faith judgment, would materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon, unless a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable, good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be done at the related Mortgage Rate), than would liquidation;

                  (iii) the Special Servicer shall not, in the case of any Specially Serviced Mortgage Loan, extend (or, in the case of any Performing Mortgage Loan, consent to the Master Servicer's extending) the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan to a date beyond the earliest of (A) the fifth anniversary of such Mortgage Loan's Stated Maturity Date, (B) two years prior to the Rated Final Distribution Date and (C) if such Mortgage Loan is secured by a Mortgage solely or primarily on the related Borrower's leasehold interest in the related Mortgaged Property, ten years prior to the end of the then current term of the related Ground Lease (plus any unilateral options to extend); and, furthermore, the Special Servicer shall not, in the case of any Specially Serviced Mortgage Loan, grant (or, in the case of any Performing Mortgage Loan, consent to the Master Servicer's granting) any such extension unless the related Borrower agrees to deliver to the Special Servicer, the Trustee and the Controlling Class Representative quarterly operating statements with respect to the related Mortgaged Property (the Special Servicer (or, if applicable, the Master Servicer at the direction of the Special Servicer) to request that such statements be audited, provided that the Special Servicer may waive such condition relating to such statements being audited, in its sole discretion);

                  (iv) neither the Master Servicer nor the Special Servicer shall make or permit any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan that would result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool;

                  (v) the Special Servicer shall not, in the case of any Specially Serviced Mortgage Loan, permit (or, in the case of any Performing Mortgage Loan, consent to the Master Servicer's permitting) any Borrower to add or substitute any real estate collateral for its Mortgage Loan unless the Special Servicer shall have first (A) determined in its reasonable, good faith judgment, based upon a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) conducted by an Independent Person who regularly conducts

         Phase I Environmental Assessments, at the expense of the Borrower, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations and (B) received written confirmation from each Rating Agency that such addition or substitution of collateral will not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates; and

                  (vi) the Special Servicer shall not, in the case of any Specially Serviced Mortgage Loan, release (or, in the case of any Performing Mortgage Loan, consent to the Master Servicer's releasing), including in connection with a substitution contemplated by clause (v) above, any collateral securing an outstanding Mortgage Loan except as provided in Section 3.09(d), or except as provided in Section 3.20(g), or except where a Mortgage Loan (or, in the case of a Cross-Collateralized Group, where such entire Cross-Collateralized Group) is satisfied, or except in the case of a release where (A) either (1) the use of the collateral to be released will not, in the Special Servicer's good faith and reasonable judgment, materially and adversely affect the Net Operating Income being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Mortgage Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the remaining Mortgaged Property (together with any substitute collateral) is, in the Special Servicer's good faith and reasonable judgment, adequate security for the remaining Mortgage Loan and (C) such release would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that (x) the limitations, conditions and restrictions set forth in clauses (i) through (vi) above shall not apply to any of the acts referenced in this Section 3.20(a) with respect to any Mortgage Loan that is required under the terms of such Mortgage Loan in effect on the Closing Date (or, in the case of a Replacement Mortgage Loan, on the related date of substitution) or that is solely within the control of the related Borrower, and (y) notwithstanding clauses (i) through (vi) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Borrower if in its reasonable, good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

                  (b) The Special Servicer shall have no liability to the Trust, the Certificateholders or any other Person if the Special Servicer's analysis and determination that the modification, waiver, amendment or other action contemplated by Section 3.20(a) is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis in good faith by the Special Servicer and in accordance with the Servicing Standard.

                  (c) Any payment of interest, which is deferred pursuant to
Section 3.20(a), shall not, for purposes of calculating monthly distributions and reporting information to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit or that such interest may actually be capitalized; provided, however, that this sentence shall not limit the rights of the Master Servicer or the Special Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Mortgage Loan.

                  (d) Each of the Master Servicer and the Special Servicer may, as a condition to its granting any request by a Borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the Master Servicer's or the Special Servicer's, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Borrower pay to it a reasonable or customary fee (which shall in no event exceed 1.0% of the unpaid principal balance of the related Mortgage
Loan) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it. All such fees collected by the Master Servicer and/or the Special Servicer shall be allocable between such parties, as Additional Master Servicing Compensation and Additional Special Servicing Compensation, respectively, as provided in Section 3.11.

                  (e) All modifications, waivers, amendments and other actions entered into or taken in respect of the Mortgage Loans pursuant to this Section
3.20 shall be in writing. Each of the Special Servicer and the Master Servicer shall notify the other such party, each Rating Agency and the Trustee, in writing, of any modification, waiver, amendment or other action entered into or taken thereby in respect of any Mortgage Loan pursuant to this Section 3.20 and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File (with a copy to the other such party), an original counterpart of the agreement relating to such modification, waiver, amendment or other action, promptly (and in any event within ten Business Days) following the execution thereof. In addition, following the execution of any modification, waiver or amendment agreed to by the Special Servicer pursuant to
Section 3.20(a) above, the Special Servicer shall deliver to the Master Servicer, the Trustee and the Rating Agencies an Officer's Certificate certifying that all of the requirements of Section 3.20(a) have been met and setting forth in reasonable detail the basis of the determination made by it pursuant to Section 3.20(a)(ii); provided that, if such modification, waiver or amendment involves an extension of the maturity of any Mortgage Loan, such Officer's Certificate shall be delivered to the Master Servicer, the Trustee and the Rating Agencies before the modification, waiver or amendment is agreed to.

                  (f) With respect to any Designated ARD Loan after its Anticipated Repayment Date, the Master Servicer shall be permitted, in its discretion, to waive (such waiver to be in writing addressed to the related Borrower, with a copy to the Trustee) all or any portion of the accrued Additional Interest in respect of such ARD Loan if, prior to the related maturity date, the related Borrower has requested the right to prepay such ARD Loan in full together with all payments required by the related Mortgage Loan documents in connection with such prepayment except for such accrued Additional Interest, provided that (i) the Master Servicer has obtained the consent of the Special Servicer (such consent to be given or withheld in accordance with the Servicing Standard) and (ii) the Master Servicer has determined, in its reasonable, good faith judgment, that the waiver of the Trust's right to receive such accrued Additional Interest is in accordance with the Servicing Standard.

                  (g) The Master Servicer shall not be required to seek the consent of the Special Servicer or any Certificateholder or obtain any confirmation of the Certificate ratings from the Rating Agencies in order to approve the following modifications, waivers or amendments of the Mortgage
Loans: (i) waivers of minor covenant defaults (other than financial covenants), including late financial statements; (ii) releases of non-material parcels of a Mortgaged Property (provided that releases as to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions shall be made as required by the Mortgage Loan documents); and (iii) grants of easements that do not materially affect the use or value of a Mortgaged Property or the Borrower's ability to make any payments with respect to the related Mortgage Loan; provided that any such modification, waiver or amendment (w) would not in any way affect a payment term of the Certificates,
(x) would not constitute a "significant modification" of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool, (y) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard, and (z) agreeing to such modification, waiver or amendment shall not violate the terms, provisions or limitations of this Agreement or any other document contemplated hereby.

                  (h) The Master Servicer shall not terminate or consent to the termination any property manager with respect to any Mortgaged Property without the consent of the Special Servicer (it being understood and agreed that (A) the Master Servicer shall promptly provide the Special Servicer with all information that the Special Servicer may reasonably request and which information is in the possession of the Master Servicer, in order to withhold or grant any such consent, (B) the Special Servicer (for no additional compensation) shall decide whether to withhold or grant such consent in accordance with the Servicing Standard and (C) if any such consent has not been expressly denied within ten Business Days of the Special Servicer's receipt from the Master Servicer of all information reasonably requested thereby in order to make an informed decision, such consent shall be deemed to have been granted).

                  SECTION 3.21. Transfer of Servicing Between Master Servicer
                                and Special Servicer; Record Keeping.

                  (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Master Servicer shall immediately give notice thereof, and shall deliver the related Servicing File, to the Special Servicer and shall use its best efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. To the extent such is in the possession of the Master Servicer or any Sub-Servicer thereof, the information, documents and records to be delivered by the Master Servicer to the Special Servicer pursuant to the prior sentence shall include, but not be limited to, financial statements, appraisals, environmental/engineering reports, leases, rent rolls, title insurance policies, UCC's and tenant estoppels. The Master Servicer shall use its best efforts to comply with the preceding two sentences within five Business Days of the occurrence of each related Servicing Transfer Event. The Special Servicer may, as to any delinquent Mortgage Loan, prior to the occurrence of a Servicing Transfer Event with respect thereto, request and obtain the foregoing documents and information in order to perform its duties described in Section 3.02.

                  Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Special Servicer shall immediately give notice thereof, and shall return the related Servicing File within five Business Days, to the Master Servicer; and, upon giving such notice and returning such Servicing File to the Master Servicer, the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan shall resume.

                  Notwithstanding anything herein to the contrary, in connection with the transfer to the Special Servicer of the servicing of a Cross-Collateralized Mortgage Loan as a result of a Servicing Transfer Event or the re-assumption of servicing responsibilities by the Master Servicer with respect to any such Mortgage Loan upon its becoming a Corrected Mortgage Loan, the Master Servicer and the Special Servicer shall each transfer to the other, as and when applicable, the servicing of all other Cross-Collateralized Mortgage Loans constituting part of the same Cross-Collateralized Group; provided that no Cross-Collateralized Mortgage Loan may become a Corrected Mortgage Loan at anytime that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Cross-Collateralized Group.

                  (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer shall provide to the Trustee originals of documents contemplated by the definition of "Mortgage File" and generated while such Mortgage Loan is a Specially Serviced Mortgage Loan, for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Borrower generated while such Mortgage Loan is a Specially Serviced Mortgage Loan.

                  (c) The Master Servicer and Special Servicer shall each furnish to the other, upon reasonable request, such reports, documents, certifications and information in its possession, and access to such books and records maintained thereby, as may relate to the Mortgage Loans and any REO Properties and as shall be reasonably required by the requesting party in order to perform its duties hereunder.

                  (d) In connection with the performance of its obligations hereunder, each of the Master Servicer and the Special Servicer shall be entitled to rely upon written information provided to it by the other.

                  SECTION 3.22. Sub-Servicing Agreements.

                  (a) The Master Servicer and, subject to Section 3.22(f), the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that, in each case, the Sub-Servicing Agreement, including any amendments thereto and modifications thereof: (i) insofar as it affects the Trust, is consistent with this Agreement, including Section 7.01(a), in all material respects and requires the Sub-Servicer to comply in all material respects with all of the applicable conditions of this Agreement; (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including by reason of an Event of Default), the Trustee or its designee or any other successor to the Master Servicer or the Special Servicer, as the case may be, may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement or, alternatively, may terminate such Sub-Servicing Agreement without cause and without payment of any penalty or termination fee (provided, however, that each Designated Sub-Servicer Agreement may require a termination fee in connection with any termination of the applicable Designated Sub-Servicer without cause); (iii) provides that the Trustee, for the benefit of the Certificateholders, shall be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii) and except with respect to the obligations of any successor Master Servicer under the Designated Sub-Servicer Agreements) none of the Trustee, any successor Master Servicer or Special Servicer, as the case may be, or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom except as explicitly set forth herein; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Mortgage Loan at its option and without penalty except with respect to the Designated Sub-Servicer Agreements; (v) does not permit the Sub-Servicer to enter into or consent to any modification, waiver or amendment or otherwise take any action on behalf of the Master Servicer or Special Servicer, as the case may be, contemplated by Section 3.20 hereof without the consent of the Master Servicer or Special Servicer, as the case may be; and (vi) does not permit the Sub-Servicer any greater rights of indemnification out of the Trust Fund than those that the Master Servicer or the Special Servicer, as the case may be, have pursuant to Section 6.03; provided that the appointment by the Master Servicer or Special Servicer of a third-party contractor for the purpose of performing discrete, ministerial functions shall not be subject to this Section 3.22 (except that the Master Servicer or the Special Servicer, as the case may be, shall remain responsible for the actions of such third-party contractors and shall pay all fees and expenses of such third-party contractors, unless otherwise expressly provided herein). In addition, each Sub-Servicing Agreement entered into by the Master Servicer shall provide that such agreement shall, with respect to any Mortgage Loan serviced thereunder, terminate at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan (or, alternatively, be suspended for so long as such Mortgage Loan continues to be a Specially Serviced Mortgage Loan), and each Sub-Servicing Agreement entered into by the Special Servicer shall relate only to Specially Serviced Mortgage Loans and REO Property and shall terminate with respect to any such Mortgage Loan which ceases to be a Specially Serviced Mortgage Loan. The Master Servicer and the Special Servicer shall each notify the other, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer. The Master Servicer and the Special Servicer shall each deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the Special Servicer hereunder to make Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be. Such Advances shall accrue interest in accordance with Sections 3.11(g) and/or 4.03(d), such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer shall each be deemed to have received any payment when a Sub-Servicer retained by it receives such payment.

                  (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

                  (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the other such party or to the Trustee, the Certificateholders or the Trust) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as applicable, in its good faith and reasonable judgment, would require were it the owner of the Mortgage Loans. Subject to the terms of the related Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall each have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

                  (d) If the Master Servicer or the Special Servicer ceases to serve as such under this Agreement for any reason (including by reason of an Event of Default), then the Trustee or other successor Master Servicer or Special Servicer, as the case may be, shall succeed to the rights and assume the obligations of the Master Servicer or the Special Servicer under any Sub-Servicing Agreement unless the Trustee or other successor Master Servicer or Special Servicer elects to terminate any such Sub-Servicing Agreement in accordance with its terms and Section 3.22(a)(ii) hereof; provided that a Designated Sub-Servicer Agreement may not be so terminated except for cause or upon payment of a termination fee as provided in such Designated Sub-Servicer Agreement. In any event, if a Sub-Servicing Agreement is to be assumed by the Trustee or other successor Master Servicer or Special Servicer, then the Master Servicer or the Special Servicer, as applicable, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

                  (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loans or REO Properties for which it is responsible. No appointment of a Sub-Servicer shall result in any additional expense to the Trustee, the Certificateholders or the Trust other than those contemplated herein.

                  (f) The Special Servicer shall not enter into any Sub-Servicing Agreement unless either: (i) the Rating Agencies have confirmed in writing that entering into such agreement will not result in an Adverse Rating Event; or (ii) such agreement relates to one or more Mortgage Loans (including any such Mortgage Loan(s) previously sub-serviced in accordance with this
Section 3.22) that together represent less than 25% of the aggregate outstanding principal balance of all Specially Serviced Mortgage Loans.

                  (g) Each successor Master Servicer hereunder shall, except as provided in Section 7.01(c), agree to assume the responsibilities and obligations of the Master Servicer under the applicable Designated Sub-Servicer Agreement.

                  SECTION 3.23.  Controlling Class Representative.

                  (a) The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled in accordance with this Section 3.23 to select a representative (the "Controlling Class Representative") having the rights and powers specified in this Agreement (including those specified in Section 3.24) or to replace an existing Controlling Class Representative. Upon (i) the receipt by the Trustee of written requests for the selection of a Controlling Class Representative from the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class, (ii) the resignation or removal of the Person acting as Controlling Class Representative or (iii) a determination by the Trustee that the Controlling Class has changed, the Trustee shall promptly notify the Depositor and the Holders (and, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, the Certificate Owners) of the Controlling Class that they may select a

Controlling Class Representative. Such notice shall set forth the process established by the Trustee for selecting a Controlling Class Representative, which process may include the designation of the Controlling Class Representative by the Majority Controlling Class Certificateholder by a writing delivered to the Trustee. No appointment of any Person as a Controlling Class Representative shall be effective until such Person provides the Trustee with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers).

                  (b) Within ten Business Days (or as soon thereafter as practicable if the Controlling Class consists of Book-Entry Certificates) of any change in the identity of the Controlling Class Representative of which a Responsible Officer of the Trustee has actual knowledge or of receiving a request therefor from the Master Servicer or Special Servicer, the Trustee shall deliver to the requesting party the identity of the Controlling Class Representative and a list of each Holder (or, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, each Certificate Owner) of the Controlling Class, including, in each case, names and addresses. With respect to such information, the Trustee shall be entitled to conclusively rely on information provided to it by the Holders (or, in the case of Book-Entry Certificates, subject to Section 5.06, by the Depository or the Certificate Owners) of such Certificates, and the Master Servicer and the Special Servicer shall be entitled to rely on such information provided by the Trustee with respect to any obligation or right hereunder that the Master Servicer and the Special Servicer may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Holders (or, if applicable, Certificate Owners) of the Controlling Class. In addition to the foregoing, within two Business Days of the selection, resignation or removal of a Controlling Class Representative, the Trustee shall notify the other parties to this Agreement of such event.

                  (c) A Controlling Class Representative may at any time resign as such by giving written notice to the Trustee and to each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class. The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Trustee and to such existing Controlling Class Representative.

                  (d) Once a Controlling Class Representative has been selected pursuant to this Section 3.23, each of the parties to this Agreement and each Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the Controlling Class, by aggregate Certificate Principal Balance, or such Controlling Class Representative, as applicable, shall have notified the Trustee and each other party to this Agreement and each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class, in writing, of the resignation or removal of such Controlling Class Representative.

                  (e) Any and all expenses of the Controlling Class Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of Certificates of the Controlling Class, pro rata according to their respective Percentage Interests in such Class, and not by the Trust. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative by a Borrower with respect to this Agreement or any particular Mortgage Loan, the Controlling Class Representative shall immediately notify the Trustee, the Master Servicer and the Special Servicer, whereupon (if the Special Servicer or the Trust are also named parties to the same action and, in the sole judgment of the Special Servicer,
(i) the Controlling Class Representative had acted in good faith, without negligence or willful misfeasance with regard to the particular matter, and (ii) there is no potential for the Special Servicer or the Trust to be an adverse party in such action as regards the Controlling Class Representative) the Special Servicer on behalf of the Trust shall, subject to Section 6.03, assume the defense of any such claim against the Controlling Class Representative. This provision shall survive the termination of this Agreement and the termination or resignation of the Controlling Class Representative.

                  SECTION 3.24. Certain Rights and Powers of the Controlling
                                Class Representative.

                  (a) The Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and notwithstanding anything in any other Section of this Agreement to the contrary, but in all cases subject to Section 3.24(b), the Special Servicer will not be permitted to take any of the following actions unless and until it has notified the Controlling Class Representative in writing and the Controlling Class Representative has not objected in writing within ten Business Days of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto (provided that if such written objection has not been received by the Special Servicer within such ten Business Day period, then the Controlling Class Representative's approval will be deemed to have been given):

                  (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

                  (ii) any modification, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term of a Mortgage Loan;

                  (iii) any proposed sale of a Defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust
         Fund) for less than the Purchase Price;

                  (iv)     any acceptance of a discounted payoff;

                  (v) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

                  (vi) any release of collateral for a Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such Mortgage
         Loan);

                  (vii) any acceptance of substitute or additional collateral for a Mortgage Loan (other than in accordance with the terms of such Mortgage Loan);

                  (viii) any waiver of a "due-on-sale" or "due-on-encumbrance" clause; and

                  (ix) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan;

provided that, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer may take any such action without waiting for the Controlling Class Representative's response.

In addition, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made herein subject to Section 3.24(b). Upon reasonable request, the Special Servicer shall provide the Controlling Class Representative with any information in the Special Servicer's possession with respect to such matters, including, without limitation, its reasons for determining to take a proposed action; provided that such information shall also be provided, in a written format, to the Trustee, who shall make it available for review pursuant to Section 8.12(b).

                  Each of the Master Servicer and the Special Servicer shall notify the Controlling Class Representative of any release or substitution of collateral for a Mortgage Loan even if such release or substitution is in accordance with such Mortgage Loan.

                  (b) Notwithstanding anything herein to the contrary, (i) the Special Servicer shall not have any right or obligation to consult with or to seek and/or obtain consent or approval from any Controlling Class Representative prior to acting, and provisions of this Agreement requiring such shall be of no effect, during the period prior to the initial selection of a Controlling Class Representative and, if any Controlling Class Representative resigns or is removed, during the period following such resignation or removal until a replacement is selected and (ii) no advice, direction or objection from or by the Controlling Class Representative, as contemplated by Section 3.24(a), may (and the Special Servicer shall ignore and act without regard to any such advice, direction or objection that the Special Servicer has determined, in its reasonable, good faith judgment, would) (A) require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan, any provision of this Agreement or the REMIC Provisions, including the Special Servicer's obligation to act in accordance with the Servicing Standard, (B) result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool, (C) expose the Trust. the Depositor, the Master Servicer, the Special Servicer, any Fiscal Agent, the Tax Administrator or the Trustee, or any of their respective Affiliates, officers, directors, employees or agents, to any material claim, suit or liability, or (D) materially expand the scope of the Special Servicer's responsibilities under this Agreement.

                  Furthermore, the Special Servicer shall not be obligated to obtain the approval of the Controlling Class Representative for any actions to be taken by the Special Servicer with respect to any particular Mortgage Loan if
(i) the Special Servicer has, in accordance with Section 3.24(a), notified the Controlling Class Representative in writing of the various actions that the Special Servicer proposes to take with respect to the work-out or liquidation of such Mortgage Loan and (ii) for 60 days following the first such notice, the Controlling Class Representative has objected to all of those proposed actions and has failed to suggest any alternative actions that the Special Servicer considers to be consistent with the Servicing Standard.

                  (c) Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Controlling Class Representative may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates, that the Controlling Class Representative may act solely in the interests of the Holders of the Controlling Class, that the Controlling Class Representative does not have any duties to the Holders of any Class of Certificates other than the Controlling Class, that the

Controlling Class Representative may take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates, and that the Controlling Class Representative shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any director, officer, employee, agent or principal thereof for having so acted.

                  SECTION 3.25. Alternate Special Servicer.

                  If (i) to the knowledge of any Servicing Officer, the Special Servicer or any of its direct or indirect, wholly-owned subsidiaries acquires or holds an equity interest in, or debt secured by an equity interest in, any Borrower and (ii) the related Mortgage Loan is or becomes a Specially Serviced Mortgage Loan, then the Special Servicer shall promptly so notify the Trustee and each Rating Agency and shall, solely with respect to such Mortgage Loan, within 30 days after the satisfaction of both of the conditions set forth in clauses (i) and (ii) of this sentence, designate an experienced servicing institution to act as an alternative special servicer (the "Alternate Special Servicer"). Promptly following such designation, the Special Servicer shall notify the Trustee and each Rating Agency of the Person proposed to act as the Alternate Special Servicer with respect to such Mortgage Loan. The designated Person shall become the Alternate Special Servicer with respect to such Mortgage Loan on the date as of which the Trustee shall have received: (i) written confirmation from each of the Rating Agencies that the appointment of such Person as Alternate Special Servicer for such Mortgage Loan will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; (ii) a written assumption of all of the Special Servicer's duties with respect to such Mortgage Loan, executed by the designated Person; and (iii) an Opinion of Counsel (which shall not be an expense of the Trust or the Trustee) substantially to the effect that (A) the designation of such Person to serve as Alternate Special Servicer with respect to such Mortgage Loan is in compliance with this Section 3.25, (B) the designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (C) the written assumption contemplated by clause (ii) of this sentence has been duly authorized, executed and delivered by the designated Person and (D) upon the execution and delivery of the written assumption contemplated by clause (ii) of this sentence, the designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions, that this Agreement shall be enforceable against the designated Person in accordance with its terms, in any event, insofar as this Agreement relates to the obligations of the Special Servicer with respect to such Mortgage Loan; provided that no rating confirmation pursuant to clause (i) of this sentence shall be necessary from Fitch if the designated Person has a special servicing rating of at least "_____" from _____; and provided, further, that if no Person designated by the Special Servicer has become the Alternate Special Servicer with respect to such Mortgage Loan within 40 days after the satisfaction of both of the conditions set forth in clauses (i) and (ii) of the first sentence of this Section 3.25, the Master Servicer (or, in the case of the initial Master Servicer, an Affiliate thereof rated as a special servicer by Fitch) shall act as such Alternate Special Servicer. Once a Person becomes the Alternate Special Servicer with respect to such Mortgage Loan in accordance with the preceding sentence, such Person, rather than the Special Servicer, shall be obligated to perform all of the obligations of the Special Servicer, and shall be entitled to all of the Special Servicing Fees, Workout Fees, Liquidation Fees and Additional Special Servicing Compensation payable, with respect to such Mortgage Loan, and all references herein to "Special Servicer" shall, in the case of such Mortgage Loan, mean the Alternate Special Servicer. The Special Servicer shall be responsible for the servicing and administration of such Mortgage Loan until an Alternate Special Servicer has assumed responsibility for such Mortgage Loan; provided that the Special Servicer may not agree to any waiver, modification or amendment of the terms of such Mortgage Loan; and provided, further, that the Special Servicer shall not be responsible for its failure to take any action with respect to a Specially Serviced

Mortgage Loan subject to this Section 3.25 so long as the Special Servicer has complied with its requirements and otherwise acted in accordance with the Servicing Standard. The Special Servicer shall not be obligated to compensate any Alternate Special Servicer in addition to what such Alternate Special Servicer is otherwise entitled to hereunder. If the Special Servicer or its direct or indirect, wholly-owned subsidiary, as the case may be, disposes of its equity interest in, and any debt secured by an equity interest in, a Borrower, the Special Servicer may terminate the related Alternate Special Servicer and shall, thereupon, resume acting as Special Servicer with respect to such Borrower's Mortgage Loan; provided that if the initial Master Servicer or an Affiliate thereof is the Alternate Special Servicer, it shall retain the right to receive any Liquidation Fees or Workout Fees earned (including after such termination) with respect to such Borrower's Mortgage Loan.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

                  SECTION 4.01. Distributions.

                  (a) On each Distribution Date, the Trustee shall apply amounts on deposit in the Distribution Account for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount for such Distribution Date:

                         (i) to make distributions of interest to the Holders of the respective Classes of Senior Certificates, pro rata based on entitlement, up to an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                        (ii) to make distributions of principal to the Holders of the Class A-1 Certificates, up to an amount equal to the lesser of
         (A) the aggregate of the then outstanding Class Principal Balances of the Class A-1 Certificates and (B) the Principal Distribution Amount for such Distribution Date;

                       (iii) to reimburse the Holders of the Class A-1 Certificates, up to an amount equal to all Unreimbursed Principal Balance Reductions, if any, previously incurred with respect to such Class of Certificates;

                        (iv) to make distributions of interest to the Holders of the Class A-2 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                         (v) after the Class Principal Balances of the Class A-1 Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class A-2 Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of the Class A-2 Certificates and (B) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clause (ii) above;

                        (vi) to reimburse the Holders of the Class A-2 Certificates, up to an amount equal to all Unreimbursed Principal Balance Reductions, if any, previously incurred with respect to such Class of Certificates;

                       (vii) to make distributions of interest to the Holders of the Class A-3 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                      (viii) after the Class Principal Balances of the Class A-1 and Class A-2 Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class A-3 Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of the Class A-3 Certificates and
         (B) the excess, if any, of the Principal Distribution Amount for such

         Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii) and (v) above;

                        (ix) to reimburse the Holders of the Class A-3 Certificates, up to an amount equal to all Unreimbursed Principal Balance Reductions, if any, previously incurred with respect to such Class of Certificates;

                         (x) to make distributions of interest to the Holders of the Class A-4 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                        (xi) after the Class Principal Balances of the Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class A-4 Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of the Class A-4 Certificates and
         (B) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v) and (viii) above;

                       (xii) to reimburse the Holders of the Class A-4 Certificates, up to an amount equal to all Unreimbursed Principal Balance Reductions, if any, previously incurred with respect to such Class of Certificates;

                      (xiii) to make distributions of interest to the Holders of the Class A-5 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                       (xiv) after the Class Principal Balances of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class A-5 Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of the Class A-5 Certificates and
         (B) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v), (viii) and (xi) above;

                        (xv) to reimburse the Holders of the Class A-5 Certificates, up to an amount equal to all Unreimbursed Principal Balance Reductions, if any, previously incurred with respect to such Class of Certificates;

                       (xvi) to make distributions of interest to the Holders of the Class B-1 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                      (xvii) after the Class Principal Balances of the Class A Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class B-1 Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of the Class B-1 Certificates and (B) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v), (viii), (xi), and (xiv) above;

                     (xviii) to reimburse the Holders of the Class B-1 Certificates, up to an amount equal to all Unreimbursed Principal Balance Reductions, if any, previously incurred with respect to such Class of Certificates;

                       (xix) to make distributions of interest to the Holders of the Class B-2 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                        (xx) after the Class Principal Balances of the Class A and Class B-1 Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class B-2 Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of the Class B-2 Certificates and
         (B) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v), (viii), (xi), (xiv), and (xvii) above;

                       (xxi) to reimburse the Holders of the Class B-2 Certificates, up to an amount equal to all Unreimbursed Principal Balance Reductions, if any, previously incurred with respect to such Class of Certificates;

                      (xxii) to make distributions of interest to the Holders of the Class B-3 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                     (xxiii) after the Class Principal Balances of the Class A, Class B-1 and Class B-2 Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class B-3 Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of the Class B-3 Certificates and
         (B) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v), (viii), (xi), (xiv),
         (xvii) and (xx) above;

                      (xxiv) to reimburse the Holders of the Class B-3 Certificates, up to an amount equal to all Unreimbursed Principal Balance Reductions, if any, previously incurred with respect to such Class of Certificates;

                       (xxv) to make distributions of interest to the Holders of the Class B-4 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                      (xxvi) after the Class Principal Balances of the Class A, Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class B-4 Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of the Class B-4 Certificates and
         (B) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v), (viii), (xi), (xiv),
         (xvii), (xx) and (xxiii) above;

                     (xxvii) to reimburse the Holders of the Class B-4 Certificates, up to an amount equal to all Unreimbursed Principal Balance Reductions, if any, previously incurred with respect to such Class of Certificates;

                    (xxviii) to make distributions of interest to the Holders of the Class B-5 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                      (xxix) after the Class Principal Balances of the Class A, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class B-5 Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of the Class B-5 Certificates and (B) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v), (viii), (xi),
         (xiv), (xvii), (xx), (xxiii), and (xxvi) above;

                       (xxx) to reimburse the Holders of the Class B-5 Certificates, up to an amount equal to all Unreimbursed Principal Balance Reductions, if any, previously incurred with respect to such Class of Certificates;

                      (xxxi) to make distributions of interest to the Holders of the Class B-6 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                     (xxxii) after the Class Principal Balances of the Class A, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class B-6 Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of the Class B-6 Certificates and (B) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii),
         (v), (viii), (xi), (xiv), (xvii), (xx), (xxiii), (xxvi) and (xxix) above;

                    (xxxiii) to reimburse the Holders of the Class B-6 Certificates, up to an amount equal to all Unreimbursed Principal Balance Reductions, if any, previously incurred with respect to such Class of Certificates;

                     (xxxiv) to make distributions of interest to the Holders of the Class B-7 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                      (xxxv) after the Class Principal Balances of the Class A, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class B-7 Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of the Class B-7 Certificates and (B) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v), (viii), (xi), (xiv), (xvii), (xx), (xxiii), (xxvi),
         (xxix), and (xxxii) above;

                     (xxxvi) to reimburse the Holders of the Class B-7 Certificates, up to an amount equal to all Unreimbursed Principal Balance Reductions, if any, previously incurred with respect to such Class of Certificates;

                    (xxxvii) to make distributions of interest to the Holders of the Class B-8 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                   (xxxviii) after the Class Principal Balances of the Class A, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class B-8 Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of the Class B-8 Certificates and (B) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v), (viii), (xi), (xiv), (xvii), (xx), (xxiii), (xxvi),
         (xxix), (xxxii), and (xxxv) above;

                     (xxxix) to reimburse the Holders of the Class B-8 Certificates, up to an amount equal to all Unreimbursed Principal Balance Reductions, if any, previously incurred with respect to such Class of Certificates;

                        (xl) to make distributions of interest to the Holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                       (xli) after the Class Principal Balances of the Class A and Class B Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class C Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of the Class C Certificates and (B) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v), (viii), (xi), (xiv), (xvii), (xx), (xxiii), (xxvi), (xxix), (xxxii), (xxxv) and (xxxviii) above;

                      (xlii) to reimburse the Holders of the Class C Certificates, up to an amount equal to all Unreimbursed Principal Balance Reductions, if any, previously incurred with respect to such Class of Certificates;

                     (xliii) to make distributions of interest to the Holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                      (xliv) after the Class Principal Balances of the Class A, Class B and Class C Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class D Certificates up to an amount equal to the lesser of (A) the then outstanding Class D Certificates and (B) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii),(v), (viii), (xi),
         (xiv), (xvii), (xx), (xxiii), (xxvi), (xxix), (xxxii), (xxxv) and (xxxviii), above;

                       (xlv) to reimburse the Holders of the Class D Certificates, up to an amount equal to all Unreimbursed Principal Balance Reductions, if any, previously incurred with respect to such Class of Certificates;

                      (xlvi) to make distributions to the Holders of the Class R-III Certificates, up to an amount equal to the excess, if any, of (A) the aggregate distributions deemed made in respect of the REMIC II Regular Interests on such Distribution Date pursuant to Section 4.01(i), over (B) the aggregate distributions made in respect of the Regular Interest Certificates on such Distribution Date pursuant to clauses (i) through (xlv) above;

                     (xlvii) to make distributions to the Holders of the Class R-II Certificates, up to an amount equal to the excess, if any, of (A) the aggregate distributions deemed made in respect of the REMIC I Regular Interests on such Distribution Date pursuant to Section 4.01(j), over (B) the aggregate distributions deemed made in respect of the REMIC II Regular Interests on such Distribution Date pursuant to
         Section 4.01(i); and

                    (xlviii) to make distributions to the Holders of the Class R-I Certificates, up to an amount equal to the excess, if any, of (A) the Available Distribution Amount for such Distribution Date, over (B) the aggregate distributions made in respect of the other Classes of Certificates on such Distribution Date pursuant to clauses (i) through (xlviii) above;

provided, that, on the Final Distribution Date, the distributions of principal to be made pursuant to clauses (ii), (v), (viii), (xi), (xiv), (xvii), (xx), (xxiii), (xxvi), (xxix), (xxxii), (xxxv), (xxxviii), (xli) and (xliv) above shall, in each such case, subject to the then remaining portion of the Available Distribution Amount for such date, be made to the Holders of the relevant Class or Classes of Principal Balance Certificates otherwise entitled to distributions of principal pursuant to such clause in an amount equal to the entire then remaining Class Principal Balance (or, in the case of clause (ii) above, if applicable, the entire aggregate of the then remaining Class Principal Balances) of such Class or Classes of Certificates outstanding immediately prior to such Final Distribution Date.

                  (b) If a Yield Maintenance Charge is collected with respect to any Mortgage Loan during any particular Collection Period, then the Trustee shall, on the Distribution Date corresponding to such Collection Period, withdraw from the Distribution Account and distribute among the Holders of the Class S Certificates and the respective Classes of the Yield Maintenance Certificates in the proportions set forth below the entire amount of such Yield Maintenance Charge as additional interest:

                  (i) The Holders of each Class, if any, of the Yield Maintenance Certificates then entitled to distributions of principal on such Distribution Date shall be entitled to an amount equal to the product of (A) the amount of such Yield Maintenance Charge that is so distributable, multiplied by (B) a fraction (not greater than one or less than zero), the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to such Class of Yield Maintenance Certificates for the corresponding Interest Accrual Period, over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate for the Mortgage Loan in respect of which such Yield Maintenance Charge was received, over the relevant Discount Rate, multiplied by (C) a fraction (not greater than one or less than zero), the numerator of which is equal to the aggregate distributions of principal payable to the Holders of such Class of Yield Maintenance Certificates on such Distribution Date, and the denominator of which is equal to the Principal Distribution Amount for such Distribution Date.

                  (ii) Any portion of such Yield Maintenance Premium that may remain after such distributions on the Principal Balance Certificates will be distributed to the Holders of the Class S Certificates.

                  For purposes of the foregoing paragraph, the "Discount Rate" shall be the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually (e.g., a __% per annum Treasury Rate would equate to a ______% per annum Discount Rate). The "Treasury Rate" is: the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating [the Stated Maturity Date (or, in the case of any Mortgage Loan that is an ARD Loan, the Anticipated Repayment Date) of the prepaid Mortgage Loan.]

                  If a Prepayment Premium is collected with respect to any Mortgage Loan during any particular Collection Period, then the Trustee shall, on the Distribution Date corresponding to such Collection Period, withdraw from the Distribution Account and distribute to the Holders of the Class S Certificates the entire amount of such Prepayment Premium as additional interest.

                  (c) On each Distribution Date, the Trustee shall withdraw from the Distribution Account any amounts then on deposit in the Class E Sub-Account of the Distribution Account that represent Additional Interest collected during or prior to the related Collection Period in respect of the ARD Loans and shall distribute such amounts to the Holders of the Class E Certificates.

                  (d) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among such Certificates based on their respective Percentage Interests. Except as otherwise provided below, all such distributions made with respect to each Class of Certificates on each Distribution Date shall be made to the Holders of such Certificates of record at the close of business on the related Record Date and, in the case of each such Holder, shall be made by wire transfer of immediately available funds to the account thereof at a bank or other entity having appropriate facilities therefor, if such Holder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), and otherwise shall be made by check mailed to the address of such Holder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Principal Balance Certificate, without regard to any possible future reimbursement of any portion of a previously incurred Unreimbursed Principal Balance Reduction allocable to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Principal Balance Certificate in reimbursement of any portion of an Unreimbursed Principal Balance Reduction allocable to such Certificate, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Holder that surrendered such Certificate at the last address set forth for such Holder in the Certificate Register or at any other address of which the Trustee was subsequently notified in writing.

                  (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the parties hereto shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under the Letter of Representations among the Depositor, the Trustee and the initial Depository, a copy of which Letter of Representations is attached hereto as Exhibit C.

                  (f) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of their Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

                  (g) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date (such final distribution to be determined, in the case of a Class of Principal Balance Certificates, without regard to any possible future reimbursement of any portion of a previously incurred Unreimbursed Principal Balance Reduction in respect of such Class), the Trustee shall, as promptly as possible (and, in any event, no later than five days) after the related Determination Date, mail to each Holder of record on such date of such Class of Certificates a notice to the effect that:

                  (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

                  (ii) no interest shall accrue on such Certificates from and after the end of the Interest Accrual Period for such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, then the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, then, subject to applicable escheat laws, the Trustee shall distribute to the Class R-III Certificateholders all unclaimed funds.

                  (h) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from payments of interest or original issue discount to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholder.

                  (i) All distributions of Distributable Certificate Interest made in respect of the Class S Certificates on each Distribution Date pursuant to Section 4.01(a) shall be deemed to have first been distributed from REMIC II to REMIC III in respect of the respective REMIC II Regular Interests, up to an amount equal to, and pro rata in accordance with, the Class S Portion of the Uncertificated Distributable Interest for each such REMIC II Regular Interest for such Distribution Date and, to the extent not previously deemed distributed pursuant to this sentence, for all prior Distribution Dates, if any. In addition, all distributions of Prepayment Premiums and Yield Maintenance Charges made in respect of the Class S Certificates on each Distribution Date pursuant to Section 4.01(b) shall be deemed to have first been distributed from REMIC II to REMIC III in respect of the respective REMIC II Regular Interests, pro rata based upon the amount of principal deemed distributed in respect of each such REMIC II Regular Interest for such Distribution Date as provided below in this
Section 4.01(i). Furthermore, all distributions made in respect of each Class of Principal Balance Certificates on each Distribution Date pursuant to Section 4.01(a) or 4.01(b) shall be deemed to have first been distributed from REMIC II to REMIC III in respect of the Corresponding REMIC II Regular Interest for such Class of Principal Balance Certificates. In each case, if such distribution on any such Class of Certificates was a distribution of interest, of principal, of additional interest (in the form of Prepayment Premiums or Yield Maintenance Charges) or in reimbursement of any related Unreimbursed Principal Balance Reductions in respect of such Class of Certificates, then the corresponding distribution deemed to be made on a REMIC II Regular Interest pursuant to the preceding sentence shall be deemed also to be a distribution of interest, of principal, of additional interest (in the form of Prepayment Premiums or Yield Maintenance Charges) or in reimbursement of any related Unreimbursed Principal Balance Reductions in respect of such REMIC II Regular Interest. The actual distributions made by the Trustee on each Distribution Date in respect of the REMIC III Certificates pursuant to Section 4.01(a) or 4.01(b), as applicable, shall be deemed to have been so made from the amounts deemed distributed in respect of the REMIC II Regular Interests on such Distribution Date pursuant to this Section 4.01(i). Notwithstanding the deemed distributions on the REMIC II Regular Interests described in this Section 4.01(i), actual distributions of funds from the Distribution Account shall be made only in accordance with
Section 4.01(a), 4.01(b) or 4.01(c), as applicable.

                  (j) On each Distribution Date, immediately prior to making any actual distributions on the REMIC III Certificates pursuant to Section 4.01(a) or the corresponding deemed distributions on the REMIC II Regular Interests pursuant to Section 4.01(i), the Trustee shall be deemed to have made out of the Available Distribution Amount for such Distribution Date, the following distributions in the following order of priority, in each case to the extent of the remaining portion of such Available Distribution Amount:

                  first, distributions of interest to REMIC II in respect of all the REMIC I Regular Interests, up to an amount equal to, and pro rata among the REMIC I Regular Interests in accordance with, all Uncertificated Distributable Interest in respect of each REMIC I Regular Interest for such Distribution Date and, to the extent not previously deemed paid pursuant to this
                  Section 4.01(j), for all prior Distribution Dates;

                  second, distributions of principal to REMIC II in respect of all the REMIC I Regular Interests, up to an amount equal to, and pro rata among the REMIC I Regular Interests in accordance with, that portion, if any, of the Principal Distribution Amount attributable to each and every Mortgage Loan and/or REO Mortgage Loan, as the case may be, that relates to each REMIC I Regular Interest; and

                  third, distributions to REMIC II in respect of all the REMIC I Regular Interests (including any REMIC I Regular Interests whose Uncertificated Principal Balances have previously been reduced to zero), up to an amount equal to, in reimbursement of, and pro rata in accordance with, all Unreimbursed Principal Balance Reductions, if any, previously incurred in respect of each REMIC I Regular Interest.

                  In addition, on each Distribution Date, immediately prior to making any actual distributions on the REMIC III Certificates pursuant to
Section 4.01(b) or the corresponding deemed distributions on the REMIC II Regular Interests pursuant to Section 4.01(i), the Trustee shall be deemed to have distributed to REMIC II each Prepayment Premium and Yield Maintenance Charge then on deposit in the Distribution Account that was received on any Mortgage Loan or REO Mortgage Loan during or prior to the related Collection Period, such distribution to be deemed made in respect of the REMIC I Regular Interest that relates to such Mortgage Loan or REO Mortgage Loan, as the case may be.

                  The distributions deemed made by the Trustee on each Distribution Date in respect of the REMIC II Regular Interests pursuant to
Section 4.01(i), as well as the distributions actually made by the Trustee on each Distribution Date in respect of the Class R-II and REMIC III Certificates pursuant to Section 4.01(a) and/or Section 4.01(b), shall be deemed to have been so made or deemed made, as the case may be, from the amounts deemed distributed in respect of the REMIC I Regular Interests on such Distribution Date pursuant to this Section 4.01(j). Notwithstanding the deemed distributions on the REMIC I Regular Interests described in this Section 4.01(j), actual distributions of funds from the Distribution Account shall be made only in accordance with
Section 4.01(a), 4.01(b) or 4.01(c), as applicable.

                  SECTION 4.02. Statements to Certificateholders; Certain Other
                                Reports.

                  (a) Based solely on information provided to the Trustee by the Master Servicer and the Special Servicer pursuant to Sections 3.12, 4.02(b) and 4.02(c), the Trustee shall prepare (or cause to be prepared) and, on each Distribution Date, provide or make available electronically (or, upon request, by first class mail) to the Depositor, the Master Servicer, the Special Servicer, the Mortgage Loan Seller, the Underwriter, the Rating Agencies, the Controlling Class Representative, each Certificateholder and, to the extent that the Trustee has in accordance with Section 5.06(b) confirmed the Ownership Interest in the Certificates held thereby, each Certificate Owner a statement substantially in the form of, and containing the information set forth in, Exhibit E-1 hereto (the "Trustee Report"), detailing the distributions on such Distribution Date and the performance, both in the aggregate and individually to the extent available, of the Mortgage Loans and the Mortgaged Properties; provided that the Trustee need not deliver to the Depositor, the Master Servicer, the Special Servicer, the Mortgage Loan Seller, the Underwriter, the Rating Agencies or the Controlling Class Representative any Trustee Report that has been made available via the Trustee's Internet Website as provided below; and provided, further, that the Trustee has no affirmative obligation to discover the identities of Certificate Owners and need only react to Persons claiming to be Certificate Owners in accordance with Section 5.06.

                  On each Distribution Date, the Trustee shall provide or make available electronically (or, upon request, by first class mail) to the Depositor, the Mortgage Loan Seller, the Underwriter, the Master Servicer, the Special Servicer, the Rating Agencies, the Controlling Class Representative, each Certificateholder and each Certificate Owner to which a Trustee Report was forwarded on such Distribution Date, a copy of the following reports delivered to it by the Master Servicer pursuant to Section 3.12(d) since the preceding Distribution Date (or, in the case of the initial Distribution Date, since the Closing Date): (i) the Delinquent Loan Status Report; (ii) the Historical Loss Estimate Report; (iii) the Historical Loan Modification Report; (iv) the REO Status Report; (v) the Watch List Report; and (vi) the Comparative Financial Status Report. The Trustee shall provide or make available electronically on each Distribution Date (or, upon request, by first class mail) to the Depositor, the Master Servicer, the Special Servicer, the Rating Agencies, the Controlling Class Representative, each Certificateholder and each Certificate Owner to which a Trustee Report was forwarded on such Distribution Date a copy of the CMSA Loan Periodic Update File containing information regarding each Mortgage Loan and the CMSA Property File containing information regarding each Mortgaged Property and REO Property as of the end of the related Collection Period. The Trustee shall have no obligation to provide the information or reports described in this
Section 4.02(a) until it has received the requisite information or reports from the Master Servicer, and the Trustee shall not be in default hereunder due to a delay in providing the Certificateholder Reports caused by the Master Servicer's failure to timely deliver any information or reports hereunder. The Trustee Report, the CMSA Loan Periodic Update File, the CMSA Property File and the reports referred to in the first sentence of this paragraph collectively constitute the "Certificateholder Reports". None of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower or third party, and accepted by it in good faith, that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable. None of the Trustee, the Master Servicer or the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party or each other.

                  The Trustee shall make available each month, to Certificateholders, Certificate Owners, prospective investors and any other interested party, via the Trustee's Internet Website, in a downloadable format, all Trustee Reports and Unrestricted Servicer Reports and, with the consent or at the direction of the Depositor, such other information regarding the Certificates and/or the Mortgage Loans as the Trustee may have in its possession; provided that, unless (i) the particular report or information has been filed with the Commission pursuant to Section 8.15 or (ii) the Depositor has notified the Trustee that _______ has sold the Non-Registered Certificates to unaffiliated third parties, access to such reports and information on the Trustee's Internet Website will be password protected to the same extent, and limited to the same Persons, as the Restricted Servicer Reports. After the Trustee shall have received the notice from the Depositor regarding the sale of the Non-Registered Certificates, as described in the preceding sentence, the Trustee shall make the Distribution Date Statement available to any interested party via the electronic bulletin board and the fax-on-demand service. The Trustee shall make the Restricted Servicer Reports available each month, via the Trustee's Internet Website, to any Certificateholder, Certificate Owner, any Person identified by any Certificateholder or Certificate Owner as a prospective transferee of a Certificate or interest therein, the Underwriter, any Rating Agency, the Master Servicer, the Special Servicer, the Controlling Class

Representative or any party hereto, with the use of a password provided by the Trustee to such person upon receipt by the Trustee from such Person of a certification substantially in the form of Exhibit L-1 or Exhibit L-2, as applicable; provided, however, that the Trustee shall provide such password to each party hereto, the Controlling Class Representative, the Master Servicer, the Special Servicer and each Rating Agency without requiring such certification. In addition, the Trustee is hereby directed and authorized to make available, as a convenience to interested parties (and not in furtherance of the distribution of the Prospectus or the Prospectus Supplement under the securities laws), this Agreement, the Prospectus and the Prospectus Supplement via the Trustee's Internet Website. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

                  The Trustee's Internet Website shall be located at "____________________" or at such other address as shall be specified by the Trustee from time to time in the Trustee Report and in one or more written notices delivered to the other parties hereto, the Controlling Class Representative (if any), the Certificateholders and the Rating Agencies. In connection with providing access to the Trustee's Internet Website and electronic bulletin board, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

                  The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Trustee Report and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

                  (b) By 3:30 p.m. New York City time on the second Business Day after each Determination Date, the Master Servicer shall deliver to the Trustee the CMSA Loan Periodic Update File, reflecting information as of the close of business on the last day of the Collection Period, in a mutually agreeable electronic format. Such CMSA Loan Periodic Update File and any written information supplemental thereto shall include such information with respect to the Mortgage Loans that is required by the Trustee for purposes of making the calculations and preparing the reports for which the Trustee is responsible pursuant to Section 4.01, this Section 4.02, Section 4.05 or any other section of this Agreement, as set forth in written specifications or guidelines issued by the Trustee from time to time. Such information may be delivered by the Master Servicer to the Trustee by telecopy or in such electronic or other form as may be reasonably acceptable to the Trustee and the Master Servicer. The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Master Servicer) provide the Master Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as may be necessary for the Master Servicer to prepare each report and any supplemental information to be provided by the Master Servicer to the Trustee.

                  Notwithstanding the foregoing, the failure of the Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed pursuant to this Section 4.02(b) or Section 4.02(c) shall not constitute a breach of this Section 4.02(b) or of Section 4.02(c) to the extent the Master Servicer or the Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or the Mortgaged Properties. The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

                  (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall prepare, or cause to be prepared, and mail to each Person who at any time during the calendar year was a Certificateholder (i) a statement containing the aggregate information set forth on page 2 of Exhibit E-1 hereto for such calendar year or applicable portion thereof during which such person was a Certificateholder and (ii) such other customary information as the Trustee deems necessary or desirable for Certificateholders to prepare their federal, state and local income tax returns, including the amount of original issue discount accrued on the Certificates, if applicable. The obligations of the Trustee in the immediately preceding sentence shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code. As soon as practicable following the request of any Certificateholder in writing, the Trustee shall furnish to such Certificateholder such information regarding the Mortgage Loans and the Mortgaged Properties as such Certificateholder may reasonably request and, as has been furnished to, or may otherwise be in the possession of, the Trustee. The Master Servicer and the Special Servicer shall promptly provide to the Depositor, the Tax Administrator and the Trustee such information regarding the Mortgage Loans and the Mortgaged Properties as such party may reasonably request and that has been furnished to, or may otherwise be in the possession of, the Master Servicer or the Special Servicer, as the case may be.

                  SECTION 4.03. P&I Advances; Advances relating to the Master
                                Servicer Remittance Amount.

                  (a) On or before 2:00 p.m., New York City time, on each P&I Advance Date, the Master Servicer shall, subject Section 4.03(c), either (i) remit from its own funds to the Trustee for deposit into the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Collection Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances, or (iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made. Any amounts held in the Collection Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account prior to the next succeeding Master Servicer Remittance Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:30 p.m., New York City time, on any P&I Advance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the Officer's Certificate and other documentation related to a determination of nonrecoverability of a P&I Advance pursuant to Section 4.03(c)) or shall not have remitted any portion of the Master Servicer Remittance Amount required to be remitted on such date, then the Trustee shall provide notice of such failure to the Master Servicer by facsimile transmission as soon as possible, but in any event before 4:30 p.m., New York City time, on such P&I Advance Date. If after such notice the Trustee does not receive the full amount of such P&I Advances by 6:00 p.m., New York City time, on such P&I Advance Date, then the Trustee shall (not later than 11:00 a.m., New York City time, on the related Distribution Date) make, and if the Trustee fails to do so, any Fiscal Agent shall (not later than 12:00 noon, New York City time, on the related Distribution Date) make, the portion of such P&I Advances that was required to be, but was not, made or remitted, as the case may be, by the Master Servicer with respect to the related Distribution Date.

                  (b) The aggregate amount of P&I Advances to be made by the Master Servicer in respect of any Distribution Date, subject to Section 4.03(c) below, shall equal the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of any related Master

Servicing Fees and Workout Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans (including Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Mortgage Loans on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Borrower or otherwise collected as of the close of business on the related Determination Date; provided that, if an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then the interest portion of any P&I Advance required to be made in respect of such Required Appraisal Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made in respect of such Required Appraisal Loan for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which shall equal the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount, and the denominator of which shall equal the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date.

                  (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master Servicer (or, if applicable, the Trustee or any Fiscal Agent) that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be made by such Person in its reasonable, good faith judgment and shall be evidenced by an Officer's Certificate delivered to the Depositor, to the Special Servicer, to the Controlling Class Representative and, if made by the Master Servicer, to the Trustee (on or before the related P&I Advance Date in the case of a proposed P&I Advance), setting forth the basis for such determination, accompanied by a copy of an Appraisal of the related Mortgaged Property or REO Property performed within the 12 months preceding such determination by a Qualified Appraiser, and further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that the Person making such determination may have obtained and that support such determination. The Trustee and any Fiscal Agent shall be entitled to conclusively rely on any nonrecoverability determination made by the Master Servicer with respect to a particular P&I Advance. The Special Servicer shall promptly furnish any party required to make P&I Advances hereunder with any information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as such party required to make P&I Advances may reasonably request.

                  (d) The Master Servicer, the Trustee and any Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each P&I Advance made thereby (with its own funds), and compounded monthly, for so long as such P&I Advance is outstanding (or, if such P&I Advance was made prior to the end of any grace period applicable to the subject delinquent Monthly Payment, for so long as such P&I Advance is outstanding following the end of such grace period). Such compound interest shall be payable: (i) at any time, out of Default Charges collected on the particular Mortgage Loan or REO Mortgage Loan as to which such P&I Advance relates; and (ii) to the extent that such Default Charges are insufficient, but only with respect to that portion of such P&I Advance that has been or is being reimbursed pursuant to this Agreement, out of general collections on the Mortgage Loans and REO Properties on deposit in the Collection Account. The Master Servicer shall reimburse itself, the Trustee or any Fiscal Agent, as applicable, for any outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose are deposited in the Collection Account, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection was received as of the related P&I Advance Date.


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

                  SECTION 4.04. Allocation of Realized Losses and Additional
                                Trust Fund Expenses.

                  (a) On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to Section 4.01(a), the Trustee shall determine the amount, if any, by which (i) the then aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the Class D, Class C, Class B-8, Class B-7, Class B-6, Class B-5, Class B-4, Class B-3, Class B-2, Class B-1, Class A-5, Class A-4, Class A-3 and Class A-2 Certificates shall be reduced sequentially, in that order, until such excess is reduced to zero; provided that, no such Class of Certificates shall have its Class Principal Balance reduced unless and until the Class Principal Balance of each other Class of Certificates, if any, listed in front of it has been reduced to zero; and provided, further, that if after the foregoing reductions, the amount described in clause (i) of the preceding sentence still exceeds the amount described in clause (ii) of such sentence, then the Class Principal Balance of the Class A-1 Certificates shall be reduced until any such remaining excess is reduced to zero. All such reductions in the Class Principal Balances of the respective Classes of the Principal Balance Certificates shall constitute allocations of Realized Losses and Additional Trust Fund Expenses.

                  (b) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC II Regular Interests on such date pursuant to Section 4.01(i), the Trustee shall determine the amount, if any, by which (i) the then aggregate Uncertificated Principal Balance of the REMIC II Regular Interests, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Uncertificated Principal Balances of REMIC II Regular Interest D, REMIC II Regular Interest C, REMIC II Regular Interest B-8, REMIC II Regular Interest B-7, REMIC II Regular Interest B-6, REMIC II Regular Interest B-5, REMIC II Regular Interest B-4, REMIC II Regular Interest B-3, REMIC II Regular Interest B-2, REMIC II Regular Interest B-1, REMIC II Regular Interest A-5, REMIC II Regular Interest A-4, REMIC II Regular Interest A-3 and REMIC II Regular Interest A-2 shall be reduced sequentially, in that order, until such excess is reduced to zero; provided that, no such REMIC II Regular Interest shall have its Uncertificated Principal Balance reduced unless and until the Uncertificated Principal Balance of each other REMIC II Regular Interest, if any, listed in front of it has been reduced to zero; and provided, further, that if after the foregoing reductions, the amount described in clause (i) of the preceding sentence still exceeds the amount described in clause (ii) of such sentence, then the Uncertificated Principal Balance of REMIC II Regular Interest A-1 shall be reduced, until any such remaining excess is reduced to zero. All such reductions in the Uncertificated Principal Balances of the respective REMIC II Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

                  (c) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to
Section 4.01(j), the Uncertificated Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced to the extent necessary to equal the Stated Principal Balance of the related Mortgage Loan or REO Mortgage Loan, as the case may be (or, if applicable in cases involving the substitution of multiple Replacement Mortgage Loans, the aggregate Stated Principal Balance of each and every related Mortgage Loan and/or REO Mortgage Loan, as the case may be), that will be outstanding immediately following such Distribution Date. All such reductions in the Uncertificated Principal Balances of the respective REMIC I Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

                  SECTION 4.05. Calculations.

                  The Trustee shall, provided it receives the necessary information from the Master Servicer and/or Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions to be made pursuant to Section 4.01, the preparation of the Trustee Reports pursuant to Section 4.02(a) and the actual and deemed allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04. The Trustee shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this Agreement. Absent actual knowledge of an error therein, the Trustee shall have no obligation to recompute, recalculate or otherwise verify any information provided to it by the Master Servicer. The calculations by the Trustee contemplated by this Section 4.05 shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

                                    ARTICLE V

                                THE CERTIFICATES

                  SECTION 5.01. The Certificates.

                  (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1 through A-6; provided, however, that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the Class S, Class A, Class B-1 and Class B-2 Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Class S, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B-1 and Class B-2 Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances (or, in the case of the Class S Certificates, initial Certificate Notional Amounts) as of the Closing Date of not less than $10,000 and in any whole dollar denomination in excess thereof. The other Regular Interest Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances as of the Closing Date of not less than $100,000 and in any whole dollar denomination in excess thereof. The Residual Interest Certificates and the Class E Certificates will be issuable only in denominations representing Percentage Interests in the related Class of not less than 10.0%.

                  (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  SECTION 5.02. Registration of Transfer and Exchange of
                                Certificates.

                  (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar (located as of the Closing Date at __________________________) may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee may appoint, by a written instrument delivered to the other parties hereto, any other bank or trust company to act as Certificate Registrar under such conditions as the Trustee may prescribe, provided that the Trustee shall not be relieved of any of its duties or responsibilities hereunder as Certificate Registrar by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Master Servicer, the Special Servicer and the Tax Administrator shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

                  If three or more Holders make written request to the Trustee, and such request states that such Holders desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Holders propose to transmit, then the Trustee shall, within 30 days after the receipt of such request, afford (or cause any other Certificate Registrar to afford) the requesting Holders access during normal business hours to, or deliver to the requesting Holders a copy of, the most recent list of Certificateholders held by the Certificate Registrar (which list shall be current as of a date no earlier than 30 days prior to the Trustee's receipt of such request). Every Certificateholder, by receiving such access, acknowledges that neither the Certificate Registrar nor the Trustee will be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any Certificateholder regardless of the source from which such information was derived.

                  (b) No transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Non-Registered Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of any Non-Registered Certificate by the Depositor), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1A; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1B and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit F-2A or as Exhibit F-2B; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer, the Tax Administrator and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                  (c) No transfer of a Subordinated Certificate or any interest therein shall be made (A) to any retirement plan or other employee benefit plan, including individual retirement accounts and annuities,

Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of Section 406 of ERISA or
Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Subordinated Certificates or any transfer of a Subordinated Certificate by the Depositor or, in the case of a Book-Entry Subordinated Certificate, any transfer of such Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03(c), the Certificate Registrar shall refuse to register the transfer of a Subordinated Certificate unless it has received from the prospective Transferee, either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and continued holding of such Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or
(iii) a certification of facts and an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Registrar or the Trust) which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or
Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code. It is hereby acknowledged that the form of certification attached hereto as Exhibit G is acceptable for purposes of the preceding sentence. Each Transferee of an interest in any Book-Entry Subordinated Certificate shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and continued holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transactions Class Exemption 95-60.

                  (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Interest Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Residual Interest Certificate are expressly subject to the following provisions:

                           (A) Each Person holding or acquiring any Ownership
                  Interest in a Residual Interest Certificate shall be a Permitted Transferee and shall promptly notify the Tax Administrator and the Trustee of any change or impending change in its status as a Permitted Transferee.

                           (B) In connection with any proposed Transfer of any
                  Ownership Interest in a Residual Interest Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual Interest Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit H-1 (a "Transfer Affidavit and Agreement"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership

                  Interest in the Residual Interest Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Interest Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this
                  Section 5.02(d) and agrees to be bound by them.

                           (C) Notwithstanding the delivery of a Transfer
                  Affidavit and Agreement by a proposed Transferee under clause
                  (B) above, if a Responsible Officer of either the Trustee or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Interest Certificate to such proposed Transferee shall be effected.

                           (D) Each Person holding or acquiring any Ownership
                  Interest in a Residual Interest Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Interest Certificate and (2) not to transfer its Ownership Interest in such Residual Interest Certificate unless it provides to the Certificate Registrar and the Trustee a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

                           (E) Each Person holding or acquiring an Ownership
                  Interest in a Residual Interest Certificate, by purchasing such Ownership Interest, agrees to give the Tax Administrator and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Interest Certificate if it is, or is holding an Ownership Interest in a Residual Interest Certificate on behalf of, a "pass-through interest holder".

                           (ii) (A) If any purported Transferee shall become a
                  Holder of a Residual Interest Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Residual Interest Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Interest Certificate. None of the Depositor, the Trustee or the Certificate Registrar, shall be under any liability to any Person for any registration of Transfer of a Residual Interest Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                           (B) If any purported Transferee shall become a Holder
                  of a Residual Interest Certificate in violation of the restrictions in this Section 5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Residual Interest Certificate as described in clause
                  (ii) (A) above shall be invalid, illegal or unenforceable, the Trustee shall have the right but not the obligation, to cause the transfer of such Residual Interest Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such Residual Interest Certificate or any other Person as a result of its exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Residual

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                  Interest Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

                  (iii) The Tax Administrator shall make available to the IRS and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Interest Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Interest Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Interest Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the Tax Administrator all information in its possession necessary for the Tax Administrator to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Tax Administrator for providing such information.

                  (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Tax Administrator the following:

                           (A) written confirmation from each Rating Agency to
                  the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and

                           (B) an Opinion of Counsel, in form and substance
                  satisfactory to the Trustee and the Tax Administrator, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee, the Tax Administrator or the Trust), to the effect that doing so will not (1) cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Residual Interest Certificate to a Person which is not a Permitted Transferee or (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Interest Certificate to a Person that is not a Permitted Transferee.

                  (e) The Trust has not been registered as an investment company under the Investment Company Act. Accordingly, no transfer of any Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class C, Class D or Class E Certificate shall be made to any Person other than an Institutional Accredited Investor or a Qualified Institutional Buyer, and no transfer of any Residual Interest Certificate shall be made to any Person other than a Qualified Institutional Buyer. If a transfer of any such Certificate is to be made, then the Trustee shall require, in order to assure compliance with the foregoing, that the prospective transferee of such Certificate (or the transferor on its behalf) certify in writing that the prospective transferee is a Qualified Institutional Buyer or, alternatively, but solely in the case of a Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class C, Class D or Class E Certificate, an Institutional Accredited Investor.

                  (f) If a Person is acquiring any Non-Registered Certificate, Subordinated Certificate or Residual Interest Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as set forth in Subsections (b), (c), (d) and/or (e), as appropriate, of this
Section 5.02.

                  (g) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest.

                  (h) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

                  (i) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

                  (j) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  (k) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

                  (l) The Certificate Registrar or the Trustee shall provide to each of the other parties hereto, upon reasonable written request and at the expense of the requesting party, an updated copy of the Certificate Register.

                  SECTION 5.03.   Book-Entry Certificates.

                  (a) The Class S, Class A, Class B-1 and Class B-2 Certificates shall, in the case of each Class thereof, initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.03(c), transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and, subject to Section 5.02(c), transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.03(c) below, shall not be entitled to fully registered, physical Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

                  (b) The Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Trustee, any Fiscal Agent and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

                  (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities with respect to any Class of Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to any Class of Book-Entry Certificates (or any portion of any Class thereof), the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of any Class of Book-Entry Certificates (or any portion of any Class thereof) by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the Definitive Certificates in respect of such Class (or portion thereof) to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Book-Entry Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

                  SECTION 5.04. Mutilated, Destroyed, Lost or Stolen
                                Certificates.

                  If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage

Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC Pool, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  SECTION 5.05. Persons Deemed Owners.

                  Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of any of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to
Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Special Servicer, the Tax Administrator, the Trustee, any Fiscal Agent, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                  SECTION 5.06. Certification by Certificate Owners.

                  (a) Each Certificate Owner is hereby deemed by virtue of its acquisition of an Ownership Interest in the Book-Entry Certificates to agree to comply with the transfer requirements of Section 5.02(c).

                  (b) To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificate Owner, the Trustee shall make such determination based on a certificate of such Person which shall be substantially in the form of paragraph 1 of Exhibit L-1 hereto (or such other form as shall be reasonably acceptable to the Trustee) and shall specify the Class and Certificate Principal Balance or Certificate Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned; provided, however, that the Trustee shall not knowingly recognize such Person as a Certificate Owner if such Person, to the knowledge of a Responsible Officer of the Trustee, acquired its Ownership Interest in a Book-Entry Certificate in violation of Section 5.02(c), or if such Person's certification that it is a Certificate Owner is in direct conflict with information obtained by the Trustee from the Depository, Depository Participants and/or indirect participating brokerage firms for which Depository Participants act as agents, with respect to the identity of a Certificate Owner. The Trustee shall exercise its reasonable discretion in making any determination under this Section 5.06(b) and shall afford any Person providing information with respect to its beneficial ownership of any Book-Entry Certificate an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee.

                                   ARTICLE VI

                       THE DEPOSITOR, THE MASTER SERVICER
                            AND THE SPECIAL SERVICER


                  SECTION 6.01. Liability of the Depositor, the Master Servicer
                                and the Special Servicer.

                  The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer.

                  SECTION 6.02. Merger, Consolidation or Conversion of the
                                Depositor, the Master Servicer or the Special Servicer.

                  Subject to the following paragraph, each of the Depositor, the Master Servicer and the Special Servicer shall each keep in full effect its existence, rights and franchises as a corporation, bank, trust company, partnership, limited liability company, association or other legal entity under the laws of the jurisdiction wherein it was organized, and each shall obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

                  Each of the Depositor, the Master Servicer and the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case, any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer unless such succession will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency).

                  SECTION 6.03. Limitation on Liability of the Depositor, the
                                Master Servicer, and the Special Servicer.

                  None of the Depositor, the Master Servicer or the Special Servicer shall be under any liability to the Trust, the Trustee or the Certificateholders for any action taken or not taken in good faith pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or the Special Servicer against any liability to the Trust, the Trustee or the Certificateholders for the breach of a representation or warranty made by such party herein, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of, or reckless disregard of, such party's obligations or duties hereunder. The Depositor, the Master Servicer, the Special Servicer, and any director, member, manager, officer, employee or agent of any such party may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer, and any director, member, manager, officer, employee or agent of any such party shall be indemnified and held harmless by the Trust out of the Collection Account against any loss, liability, cost or expense (including reasonable legal expenses) incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability, cost or expense: (i) specifically required to be borne thereby pursuant to the terms hereof or otherwise incidental to the performance of obligations and duties hereunder, including, in the case of the Master Servicer or Special Servicer, the prosecution of an enforcement action in respect of any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement); or (ii) incurred in connection with any legal action against such party resulting from any breach of a representation or warranty made herein, any misfeasance, bad faith or negligence in the performance of, or reckless disregard of, obligations or duties hereunder or any willful or negligent violation of applicable law. None of the Depositor, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, except in the case of a legal action the costs of which it is specifically required hereunder to bear, in its opinion does not involve it in any ultimate expense or liability; provided, however, that the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any such action which it may reasonably deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Collection Account as provided in Section 3.05(a).

                  In addition, neither the Master Servicer nor the Special Servicer shall have any liability with respect to, and each shall be entitled to rely as to the truth of the statements made and the correctness of the opinions expressed therein on, any certificates or opinions furnished to the Master Servicer or the Special Servicer, as the case may be, and conforming to the requirements of this Agreement. Each of the Master Servicer and the Special Servicer may rely in good faith on information provided to it by the other (unless the Master Servicer and the Special Servicer are the same Person or Affiliates) and by the Borrowers, and will have no duty to investigate or verify the accuracy thereof.

                  (c) Neither the Master Servicer nor the Special Servicer shall be obligated to commence any legal action to enforce any rights or remedies of the Trust relating to or arising from, or otherwise incur any liabilities, costs, changes, fees or other expenses relating to or arising from, any breach by the Trustee, the Tax Administrator, any Fiscal Agent or the Depositor in this Agreement.

                  SECTION 6.04. Master Servicer and Special Servicer Not to
                                Resign.

                  The Master Servicer and the Special Servicer may each resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the Master Servicer's or the Special Servicer's

(as the case may be) resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with
Section 6.06 or Section 7.02 hereof; provided that, if no successor master servicer or special servicer, as applicable, shall have been so appointed and have accepted appointment within 90 days after the Master Servicer or Special Servicer, as the case may be, has given notice of such resignation, the resigning Master Servicer or Special Servicer, as applicable, may petition any court of competent jurisdiction for the appointment of a successor master servicer or special servicer, as applicable.

                  In addition, the Master Servicer and the Special Servicer shall each have the right to resign at any other time provided that (i) a willing successor thereto (including any such successor proposed by the resigning party) acceptable to the Depositor has been found, (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation.

                  Neither the Master Servicer nor the Special Servicer shall be permitted to resign except as contemplated above in this Section 6.04. Consistent with the foregoing, none of the Master Servicer or the Special Servicer shall (except in connection with any resignation thereby permitted pursuant to the prior paragraph or as otherwise expressly provided herein, including the provisions of Section 3.22 and/or Section 6.02) assign or transfer any of its rights, benefits or privileges hereunder to any other Person or delegate to, subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special Servicer are transferred to a successor thereto, the entire amount of compensation payable to the Master Servicer or the Special Servicer as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor.

                  SECTION 6.05. Rights of the Depositor and the Trustee in
                                Respect of the Master Servicer and the Special Servicer.

                  The Master Servicer and the Special Servicer shall each afford the Depositor, the Trustee, the Controlling Class Representative and each Rating Agency, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and access to such of its officers as are responsible for such obligations. Upon reasonable request, the Master Servicer and the Special Servicer shall each furnish the Depositor and the Trustee with its most recent publicly available annual audited financial statements (or, if not available, the most recent publicly available audited annual financial statements of its corporate parent, on a consolidated basis) and such other information as is publicly available regarding its business, affairs, property and condition, financial or otherwise; provided that none of the Depositor or the Trustee may disclose the contents of such financial statements or other information to non-affiliated third parties (other than accountants, attorneys, financial advisors and other representatives retained to help it evaluate such financial statements or other information), unless it is required to do so under applicable securities laws or is otherwise compelled to do so as a matter of law. The Master Servicer and the Special Servicer may each affix to any such information described in this Section 6.05 provided by it any disclaimer it deems appropriate in its reasonable discretion. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or the Special Servicer hereunder or exercise the rights of the Master Servicer or the Special Servicer hereunder;

provided, however, that none of the Master Servicer or the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

                  SECTION 6.06. Designation of Special Servicer by the
                                Controlling Class.

                  The Holder or Holders of the Certificates representing more than 50% of the Class Principal Balance of the Controlling Class may at any time and from time to time designate a Person (other than the Trustee) to replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer. Such Holder or Holders shall so designate a Person to so serve as successor Special Servicer by the delivery to the Trustee, the Master Servicer and the existing Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit I-1. The designated Person shall become the Special Servicer on the date as of which the Trustee shall have received: (i) written confirmation from each of the Rating Agencies that the appointment of such Person will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; (ii) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit I-2, executed by the designated Person; and
(iii) an Opinion of Counsel (which shall not be an expense of the Trustee or the Trust) substantially to the effect that (A) the designation of such Person to serve as Special Servicer is in compliance with this Section 6.06, (B) the designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (C) the Acknowledgment of Proposed Special Servicer has been duly authorized, executed and delivered by the designated Person and (D) upon the execution and delivery of the Acknowledgment of Proposed Special Servicer, the designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing Special Servicer shall be deemed to have been terminated simultaneously with such designated Person's becoming the Special Servicer hereunder; provided that (i) the terminated Special Servicer shall be entitled to receive, in connection with its termination, payment out of the Certificate Account of all of its accrued and unpaid Special Servicing Fees and reimbursement from the successor Special Servicer of all outstanding Servicing Advances made by the terminated Special Servicer and all unpaid Advance Interest accrued on such outstanding Servicing Advances (in which case the successor Special Servicer shall be deemed to have made such Servicing Advances at the same time that the terminated Special Servicer had actually made them), (ii) the resigning or terminated Special Servicer shall be entitled to any Workout Fees thereafter received on any Mortgage Loans that were Corrected Mortgage Loans at the time of the termination (but only if and to the extent permitted by Section 3.11(c)) and (iii) such Special Servicer shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation or termination; and provided, further, that the terminated Special Servicer shall continue to be obligated to pay and entitled to receive all other amounts accrued or owing by or to it under this Agreement on or prior to the effective date of such termination. Such terminated Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the transfer of the terminated Special Servicer's responsibilities and rights hereunder to its successor, including the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that at the time are or should have been credited by the Special Servicer to the REO Account or any Servicing Account or should have been delivered to the Master Servicer or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property. If the termination of the Special Servicer was without cause, the reasonable out-of-pocket costs and expenses of any such transfer shall in no event be paid out of the Trust Fund, and instead shall be paid by the successor Special Servicer or the Holders of the Controlling Class that voted to remove the Special Servicer, as such parties may agree. If the Controlling Class of Certificates are Book-Entry Certificates, then the rights set forth in this
Section 6.06 with respect to replacing the Special Servicer may be exercised by the related Certificate Owners holding beneficial ownership of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class.

                  SECTION 6.07. Master Servicer or Special Servicer as Owner of
                                a Certificate.

                  The Master Servicer or an Affiliate of the Master Servicer or the Special Servicer or an Affiliate of the Special Servicer may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as otherwise set forth in the definition of "Certificateholder") the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the Master Servicer or the Special Servicer proposes to take any action (including for this purpose, omitting to take a particular action) that is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's reasonable, good faith judgment, violate the Servicing Standard, but that, if taken, might nonetheless, in the Master Servicer's or the Special Servicer's reasonable, good faith judgment, be considered by other Persons to violate the Servicing Standard, then the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this Section 6.07, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer, as the case may be, or by an Affiliate thereof and (c) describes in reasonable detail the action that the Master Servicer or the Special Servicer, as the case may be, proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with a request for approval by the Certificateholders of each such proposed action. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates, as the case may be) shall have consented in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer, as the case may be, shall act as proposed in the written notice, such action shall be deemed to comply with the Servicing Standard. The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.


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                                   ARTICLE VII

                                     DEFAULT

                  SECTION 7.01. Events of Default.

                  (a) "Event of Default", wherever used herein, means any one of the following events:

                  (i) any failure by the Master Servicer to deposit into the Collection Account any amount required to be so deposited under this Agreement, which failure continues unremedied for two Business Days following the date on which such deposit was first required to be made; or

                  (ii) any failure by the Special Servicer to deposit into the REO Account or the Collection Account, or to remit to the Master Servicer for deposit into the Collection Account, any amount required to be so deposited or remitted under this Agreement, which failure continues unremedied for two Business Days following the date on which such deposit or remittance, as the case may be, was first required to be made; or

                  (iii) any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account, on any P&I Advance Date, the full amount of P&I Advances required to be made on such date or, on any Master Servicer Remittance Date, the full amount of the Master Servicer Remittance Amount required to be remitted on such date, which failure continues unremedied until 5:00 p.m. (New York City time) on such P&I Advance Date or Master Servicer Remittance Date, as the case may be; provided however, that the failure to make a P&I Advance one time in any 12-month period which is corrected by 10:00 a.m. (New York City time) on the related Distribution Date shall not constitute an Event of Default; or

                  (iv) any failure by the Master Servicer to timely make any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three Business Days following the date on which notice shall have been given to the Master Servicer by the Trustee as provided in Section 3.11(f); or

                  (v) any failure by the Special Servicer to timely make (or request the Master Servicer to make) any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three Business Days following the date on which notice has been given to the Special Servicer by the Trustee as provided in
         Section 3.11(f); or

                  (vi) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, contained in this Agreement, which failure continues unremedied for a period of 30 days (or, in the case of payment of insurance premiums, for a period of 15 days) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be, (with a copy to each other party hereto) by the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any such breach which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

                  (vii) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 60 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be, (with a copy to each other party hereto) by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

                  (viii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 30 days; or

                  (ix) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                  (x) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

                  (xi) either (A) the Trustee shall have received notice from either of the Rating Agencies to the effect that, or the Trustee shall otherwise have actual knowledge (based on a written publication or notification by such Rating Agency) that, the continuation of the Master Servicer or the Special Servicer in such capacity would result in a qualification, downgrade or withdrawal of any rating assigned thereby to any Class of Certificates or (B) one or more ratings assigned by either Rating Agency to the Certificates shall have been qualified as a result of the Master Servicer or Special Servicer, as the case may be, acting in such capacity; or

                  (xii) one or more ratings assigned by either Rating Agency to the Certificates shall have been downgraded or withdrawn as a result of the Master Servicer or Special Servicer, as the case may be, acting in such capacity.

When a single entity acts as Master Servicer and Special Servicer, or in any two of the foregoing capacities, an Event of Default (other than an event described in clauses (xi) and (xii) above) in one capacity shall constitute an Event of Default in each such capacity.

                  (b) If any Event of Default with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Depositor and Trustee each may, and at the written direction of the Holders of Certificates entitled to not less than 25% of the Voting Rights or if the relevant Event of Default is one described in any of clauses (iii) and
(viii) through (xii) of Section 7.01(a), the Trustee shall (subject to applicable bankruptcy or insolvency law in the case of clauses (viii) through
(x) of Section 7.01(a)), terminate, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto), all of the rights and obligations (accruing from and after such notice) of the Defaulting Party under this Agreement and in and to the Trust Fund (other than as a Holder of any Certificate). From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Each of the Master Servicer and the Special Servicer agrees that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall otherwise cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including the transfer within two Business Days to the Trustee for administration by it of all cash amounts that at the time are or should have been credited by the Master Servicer to the Collection Account, the Distribution Account or any Servicing Account or Reserve Account held by it (if it is the Defaulting Party) or by the Special Servicer to the REO Account, the Collection Account or any Servicing Account or Reserve Account held by it (if it is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be obligated to pay and entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section
6.03 notwithstanding any such termination). Any costs or expenses (including those of any other party hereto) incurred in connection with any actions to be taken by the Master Servicer or Special Servicer pursuant to this paragraph shall be borne by the Master Servicer or Special Servicer, as the case may be (and, in the case of the Trustee's costs and expenses, if not paid within a reasonable time, shall be borne by the Trust out of the Collection Account).

                  (c) In the event the initial Master Servicer is terminated solely due to an Event of Default under Section 7.01(a)(xi), and if the terminated initial Master Servicer delivers to the Trustee proposed bid materials within five Business Days after such termination, the Trustee shall, within the next five Business Days, using such bid materials, solicit good faith bids for the rights to master service the Mortgage Loans under this Agreement from three Qualified Bidders (as defined below) or, if three Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders. The Trustee shall have no obligation to review and shall have no liability or responsibility for the information in the bid materials, and shall be entitled to include a disclaimer to such effect with such bid materials. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this

Agreement as successor Master Servicer, and shall agree to be bound by the terms hereof, within 30 days after the termination of the initial Master Servicer; provided, however, that the initial Master Servicer may request and obtain an additional 15 days for such sale and assumption to be completed so long as the initial Master Servicer delivers to the Trustee an Officer's Certificate stating that the sale and assumption of the rights to master service the Mortgage Loans cannot be completed in the initial 30-day period and specifying the reasons. The Trustee shall solicit bids (i) on the basis of such successor Master Servicer retaining all Sub- Servicers to continue the primary servicing of the Mortgage Loans pursuant to the terms of the respective Sub-Servicing Agreements and entering into a Sub-Servicing Agreement with the terminated Master Servicer to service each of the Mortgage Loans not subject to a Sub-Servicing Agreement at a servicing fee rate of _____% per annum per Mortgage Loan serviced (each, a "Servicing Retained Bid") and (ii) on the basis of terminating each Sub-Servicer and Sub-Servicing Agreement (other than a Designated Sub-Servicer and its Sub-Servicing Agreement) and having no obligation to enter into a Sub-Servicing Agreement with the terminated Master Servicer (each, a "Servicing Released Bid"). The Trustee shall select the Qualified Bidder with the highest cash Servicing Retained Bid (or, if none, the highest cash Servicing Released Bid) (the "Successful Bidder") to act as successor Master Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Master Servicer as contemplated above), no later than 30 days after the termination of the initial Master Servicer; provided, however, that the initial Master Servicer may request and obtain an additional 15 days for such sale and assumption to be completed so long as the initial Master Servicer delivers to the Trustee an Officer's Certificate stating that the sale and assumption of the rights to master service the Mortgage Loans cannot be completed in the initial 30-day period and specifying the reasons.

                  Upon the assignment and acceptance of the master servicing rights hereunder to and by the Successful Bidder, including the transfer of the servicing of the Mortgage Loans, the Trustee shall remit or cause to be remitted
(i) if the successful bid was a Servicing Retained Bid, to the terminated initial Master Servicer the amount of such cash bid received from the Successful Bidder (net of expenses in connection with obtaining such bid, including, without limitation, reasonable attorneys' fees, and out-of-pocket expenses incurred in connection with transferring the servicing of the Mortgage Loans) and (ii) if the successful bid was a Servicing Released Bid, to the terminated initial Master Servicer and each terminated Sub-Servicer its respective Bid Allocation.

                  If the Successful Bidder has not entered into this Agreement as successor Master Servicer within 30 days (or, if the sale period has been extended as contemplated above, within 45 days) after the termination of the initial Master Servicer or no Successful Bidder was identified within such period, the terminated initial Master Servicer shall reimburse the Trustee for all out-of-pocket expenses incurred by the Trustee in connection with such bid process, and the Trustee shall have no further obligations under this Section 7.01(c) and may select a successor Master Servicer of its choice and pursuant to the terms hereof.

                  A "Qualified Bidder" will be any prospective Master Servicer candidate reasonably acceptable to the Depositor, which candidate would be eligible to act as Master Servicer hereunder without causing an Adverse Rating Event.

                  SECTION 7.02. Trustee to Act; Appointment of Successor.

                  On and after the time the Master Servicer or the Special Servicer resigns pursuant to the first paragraph of Section 6.04 or receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer or the Special Servicer, as the case may be, by the terms and provisions hereof, including, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's, as the case may be, failure to cooperate or to provide information or monies as required by Section 7.01 shall not be considered a default by the Trustee hereunder; and provided, further, that, in the case of a resigning or terminated Special Servicer, the Trustee shall cease to act as successor if an alternative successor is appointed pursuant to Section 6.06; and, provided, further, that in the case of a terminated Master Servicer, the Trustee shall cease to act as successor if an alternative successor is appointed pursuant to Section 7.01(c). Neither the Trustee nor any other successor shall be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee nor any other successor be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to for future services rendered if the resigning or terminated party had continued to act hereunder. Notwithstanding the above, if it is unwilling to so act, the Trustee may (and, if it is unable to so act, or if the Master Servicer or the Special Servicer is the resigning or terminated party and the Trustee is not approved as an acceptable master servicer or special servicer, as the case may be, by each Rating Agency, or if the Holders of Certificates entitled to a majority of all the Voting Rights so request in writing, the Trustee shall, subject to Section 6.06 or Section 7.01(c), as applicable, promptly appoint, or petition a court of competent jurisdiction to appoint, any established and qualified institution as the successor to the Master Servicer or the Special Servicer, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or the Special Servicer, as the case may be, hereunder; provided, however, that such appointment does not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency). No appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption by such successor of all its responsibilities, duties and liabilities hereunder, and pending such appointment and assumption, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The Depositor, the Trustee, such successor and each other party hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

                  SECTION 7.03. Notification to Certificateholders.

                  (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01, any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 6.04 or 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 6.06, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

                  (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has actual knowledge of the occurrence of such an event, the Trustee shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured.

                  SECTION 7.04. Waiver of Events of Default.

                  The Holders of Certificates representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, that an Event of Default under clause (i), clause (ii), clause (iii), clause (xi) or clause (xii) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes; and provided, further, that if the Trustee was required to expend any monies in connection with any Event of Default, then such Event of Default may not be waived unless and until those monies have been reimbursed to the Trustee (with interest) by the defaulting party. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

                  SECTION 7.05. Additional Remedies of Trustee Upon Event of
                                Default.

                  During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right (exercisable subject to Section 8.01(a)), in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

                                  ARTICLE VIII

                                   THE TRUSTEE

                  SECTION 8.01. Duties of Trustee.

                  (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

                  (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), the Trustee shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible or liable for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer, the Special Servicer, any actual or prospective Certificateholder or Certificate Owner or either Rating Agency, and accepted by the Trustee in good faith, pursuant to this Agreement.

                  (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement.

                  (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% (or, as to any particular matter, any higher percentage as may be specifically provided for hereunder) of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

                  (iv) The Trustee shall not be required to take action with respect to, or be deemed to have notice or knowledge of, any default or Event of Default (except an Event of Default under Section 7.01(a)(xi)(A) or the Master Servicer's failure to deliver any monies, including P&I Advances, or to provide any report, certificate or statement, to the Trustee when required pursuant to this Agreement) unless a Responsible Officer of the Trustee shall have received written notice or otherwise have actual knowledge thereof. Otherwise, the Trustee may conclusively assume that there is no such default or Event of Default.

                  (v) Subject to the other provisions of this Agreement and without limiting the generality of this Section 8.01, the Trustee shall have no duty, except as expressly provided in Section 2.01(c) or
         Section 2.01(e) or in its capacity as successor Master Servicer or successor Special Servicer, (A) to cause any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to cause the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to cause the maintenance of any insurance, and (C) to confirm or verify the truth, accuracy or contents of any reports or certificates of the Master Servicer, the Special Servicer, any actual or prospective or any Certificateholder or Certificate Owner or either Rating Agency, delivered to the Trustee pursuant to this Agreement reasonably believed by the Trustee to be genuine and without error and to have been signed or presented by the proper party or parties.

                  (vi) For as long as the Person that serves as Trustee hereunder also serves as Custodian, Certificate Registrar and/or Tax Administrator, the protections, immunities and indemnities afforded to the Trustee hereunder shall also be afforded to such Person in its capacity as Custodian, Certificate Registrar and/or Tax Administrator, as the case may be.

                  SECTION 8.02. Certain Matters Affecting the Trustee.

                  Except as otherwise provided in Section 8.01:

                  (i) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and without error and to have been signed or presented by the proper party or parties;

                  (ii) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

                  (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, unless (in the Trustee's reasonable opinion) such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been waived or cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                  (iv) neither the Trustee nor any Fiscal Agent appointed thereby shall be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) prior to the occurrence of an Event of Default and after the waiver or curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

                  (vi) except as contemplated by Section 8.06 and/or Section 8.14, the Trustee shall not be required to give any bond or surety in respect of the execution of the trusts created hereby or the powers granted hereunder;

                  (vii) the Trustee may execute any of the trusts or powers vested in it by this Agreement or perform any of its duties hereunder either directly or by or through agents or attorneys-in-fact, provided that the use of agents or attorneys-in-fact shall not be deemed to relieve the Trustee of any of its duties and obligations hereunder (except as expressly set forth herein);

                  (viii) neither the Trustee nor any Fiscal Agent appointed thereby shall be responsible for any act or omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or Special Servicer, as the case may be) or of the Depositor.

                  (ix) neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any transfer of any Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinions of Counsel described in said Article applicable with respect to changes in registration or record ownership of Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this Agreement; and the Trustee and Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates, made in


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

         violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration or record ownership in the Certificate Register.

                  SECTION 8.03. Trustee and Fiscal Agent not Liable for Validity
                                or Sufficiency of Certificates or Mortgage
                                Loans.

                  The recitals contained herein and in the Certificates (other than the statements attributed to, and the representations and warranties of, the Trustee and/or any Fiscal Agent in Article II, and the signature of the Trustee set forth on each outstanding Certificate) shall not be taken as the statements of the Trustee or any Fiscal Agent, and neither the Trustee nor any Fiscal Agent assumes any responsibility for their correctness. Neither the Trustee nor any Fiscal Agent makes any representation as to the validity or sufficiency of this Agreement (except as regards the enforceability of this Agreement against it) or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. Neither the Trustee nor any Fiscal Agent shall be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer (in each case, unless the Trustee is acting in such capacity). Neither the Trustee nor any Fiscal Agent shall be responsible for the legality or validity of this Agreement (other than insofar as it relates to the obligations of the Trustee or such Fiscal Agent, as the case may be, hereunder) or the validity, priority, perfection or sufficiency of any security, lien or security interest granted to it hereunder or the filing of any financing statements or continuation statements, except to the extent set forth in Section 2.01(c) and Section 2.01(e) or to the extent the Trustee is acting as Master Servicer or Special Servicer and the Master Servicer or Special Servicer, as the case may be, would be so responsible hereunder. The Trustee shall not be required to record this Agreement.

                  SECTION 8.04. Trustee and Fiscal Agent May Own Certificates.

                  The Trustee (in its individual or any other capacity), any Fiscal Agent or any Affiliate of either of them may become the owner or pledgee of Certificates with (except as otherwise provided in the definition of "Certificateholder") the same rights it would have if it were not the Trustee, such Fiscal Agent or an Affiliate of either of them, as the case may be.

                  SECTION 8.05. Fees and Expenses of Trustee; Indemnification of
                                and by Trustee and Fiscal Agent.

                  (a) On each Distribution Date, the Trustee shall withdraw from the Distribution Account, prior to any distributions to be made therefrom to Certificateholders on such date, and pay to itself all earned but unpaid Trustee's Fees in respect of the Mortgage Loans and any REO Mortgage Loans through the end of the most recently ended calendar month, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. As to each Mortgage Loan and REO Mortgage Loan, the Trustee's Fee shall accrue during each calendar month, commencing with ____________, at the Trustee's Fee Rate on a principal amount equal to the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan immediately following the Distribution Date in such calendar month (or, in the case of ____________, on a principal amount equal to the Cut-off Date Balance of the particular Mortgage Loan), whether or not interest is actually collected on each Mortgage Loan and REO Mortgage Loan. With respect to each Mortgage Loan and REO Mortgage Loan, the Trustee's Fee shall accrue from time to time on a 30/360 Basis. The Trustee's Fees (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

                  (b) The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to be indemnified and held harmless out of Trust Fund for and against any loss, liability, claim or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, this Agreement, the Certificates, the Mortgage Loans (unless it incurs any such expense or liability in the capacity of successor Master Servicer or Special Servicer, in which case such expense or liability will be reimbursable thereto in the same manner as it would be for any other Master Servicer or Special Servicer, as the case may be) or any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee hereunder, if (but only if) such loss, liability, claim or expense constitutes an "unanticipated expense" within the meaning of Treasury regulation Section 1.860G-1(b)(3)(ii); provided, however, that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) allocable overhead, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses,
(2) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (3) any loss, liability, claim or expense incurred by reason of any breach on the part of the Trustee of any of its representations, warranties or covenants contained herein or any willful misfeasance, bad faith or negligence in the performance of, or reckless disregard of, the Trustee's obligations and duties hereunder.

                  (c) Each of the Master Servicer and the Special Servicer shall indemnify the Trustee and any Fiscal Agent for and hold each of them harmless against any loss, liability, claim or expense that is a result of the Master Servicer's or the Special Servicer's, as the case may be, negligent acts or omissions in connection with this Agreement, including the negligent use by the Master Servicer or the Special Servicer, as the case may be, of any powers of attorney delivered to it by the Trustee pursuant to the provisions hereof and the Mortgage Loans serviced by the Master Servicer or the Special Servicer, as the case may be; provided, however, that, if the Trustee has been reimbursed for such loss, liability, claim or expense pursuant to Section 8.05(b), or any Fiscal Agent has been reimbursed for such loss, liability, claim or expense pursuant to Section 8.13, then the indemnity in favor of such Person provided for in this Section 8.05(c) with respect to such loss, liability, claim or expense shall be for the benefit of the Trust.

                  (d) Each of the Trustee and any Fiscal Agent shall indemnify the Master Servicer and the Special Servicer for and hold each of them harmless against any loss, liability, claim or expense that is a result of the Trustee's or such Fiscal Agent's, as the case may be, negligent acts or omissions in connection with this Agreement; provided, however, that if the Master Servicer or the Special Servicer has been reimbursed for such loss, liability, claim or expense pursuant to Section 6.03, then the indemnity in favor of such Person provided for in this Section 8.05(d) with respect to such loss, liability, claim or expense shall be for the benefit of the Trust.

                  (e) This Section 8.05 shall survive the termination of this Agreement or the resignation or removal of the Trustee, any Fiscal Agent, the Master Servicer and the Special Servicer as regards rights and obligations prior to such termination, resignation or removal.

                  SECTION 8.06. Eligibility Requirements for Trustee.

                  The Trustee hereunder shall at all times be a corporation, bank, trust company or association organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation, bank, trust company or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, bank, trust company or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition, the Trustee shall at all times meet the requirements of Section 26(a)(1) of the Investment Company Act. Furthermore, the Trustee shall at all times maintain a long-term unsecured debt rating of no less than "____" from ___________ and "__" from _____ (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)); provided that the Trustee shall not cease to be eligible to serve as such based on a failure to satisfy such rating requirements so long as either: (i) the Trustee maintains a long-term unsecured debt rating of no less than "____" from _______ and "___" from _____ (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)) and a Fiscal Agent meeting the requirements of Section 8.13 has been appointed by the Trustee and is then currently serving in such capacity; or
(ii) the Trustee maintains a long-term unsecured debt rating of no less than "__" from _______ and "__" from _____ (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)) and an Advance Security Arrangement meeting the requirements of Section 8.14 has been established by the Trustee and is then currently being maintained. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section
8.07. The corporation, bank, trust company or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer and their respective Affiliates; provided, however, that none of (i) the Depositor, (ii) any Person involved in the organization or operation of the Depositor or the Trust, (iii) any Mortgage Loan Seller or (iv) any Affiliate of any of them, may be the Trustee hereunder.

                  SECTION 8.07. Resignation and Removal of Trustee.

                  (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer and all the Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee meeting the eligibility requirements of Section 8.06 by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to other parties hereto and to the Certificateholders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee's continuing to act in such capacity would (as confirmed in writing to any party hereto by either Rating Agency) result in an Adverse Rating Event with respect to any Class of Rated Certificates, then the Depositor may (and, if it fails to do so within ten Business Days, the Master Servicer shall as soon as practicable) remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the other parties hereto and to the Certificateholders by the Depositor (or the Master Servicer, as the case may be).

                  (c) The Holders of Certificates entitled to at least a majority of the Voting Rights (or, if such removal is in connection with the Trustee's and any Fiscal Agent's failure to make any required Advance, 25% of the Voting Rights) may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed. All expenses incurred by the Trustee in connection with its transfer of the Mortgages Files to a successor trustee following the removal of the Trustee without cause pursuant to this Section 8.07(c), shall be reimbursed to the removed Trustee within 30 days of demand therefor, such reimbursement to be made by the Certificateholders that terminated the Trustee. A copy of such instrument shall be delivered to the other parties hereto and to the remaining Certificateholders by the successor so appointed.

                  (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until (i) acceptance of appointment by the successor trustee as provided in Section 8.08 and (ii) if neither the successor trustee nor any Fiscal Agent appointed by it has a long-term unsecured debt rating of at least "___" from _______ and "__" from _____, the Trustee and the Depositor have received written confirmation from each Rating Agency that has not so assigned such a rating, to the effect that the appointment of such successor trustee shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates. Notwithstanding anything herein to the contrary, any resignation or removal of any Trustee shall also result in the resignation or removal of the Tax Administrator for such Trustee.

                  SECTION 8.08. Successor Trustee.

                  (a) Any successor trustee appointed as provided in Section
8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

                  (b) No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

                  (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor and the Certificateholders.

                  SECTION 8.09. Merger or Consolidation of Trustee.

                  Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

                  (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06, and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08.

                  (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or when acting as Master Servicer, Special Servicer or Tax Administrator hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co- trustee at the direction of the Trustee.

                  (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                  (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  (e) The appointment of a co-trustee or separate trustee under this Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

                  SECTION 8.11. Appointment of Custodians.

                  The Trustee may, with the consent of the Master Servicer, appoint at the Trustee's own expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee; provided that if the Custodian is an Affiliate of the Trustee such consent of the Master Servicer need not be obtained and the Trustee shall inform the Master Servicer of such appointment. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File, shall not be the Depositor, the Mortgage Loan Seller or any Affiliate of the Depositor or the Mortgage Loan Seller, and shall have in place a fidelity bond and errors and omissions policy, each in such form and amount as is customarily required of custodians acting on behalf of FHLMC or FNMA. Each Custodian shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.

                  SECTION 8.12. Access to Certain Information.

                  (a) The Trustee shall afford to the Depositor, the Underwriter, the Master Servicer, the Special Servicer, the Controlling Class Representative and each Rating Agency and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to any documentation regarding the Mortgage Loans or the other assets of the Trust Fund that are in its possession or within its control. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

                  (b) The Trustee shall maintain at its offices and, upon reasonable prior written request and during normal business hours, shall make available for review by the Depositor, the Underwriter, the Mortgage Loan Seller, the Rating Agencies, the Controlling Class Representative and, subject to the succeeding paragraph, any Certificateholder, Certificate Owner or Person identified to the Trustee as a prospective Transferee of a Certificate or an interest therein, originals and/or copies of the following items (to the extent such items were prepared by or delivered to the Trustee): (i) the Prospectus, the Memorandum and any other disclosure document relating to the Certificates, in the form most recently provided to the Trustee by the Depositor or by any Person designated by the Depositor; (ii) this Agreement, each Sub-Servicing Agreement delivered to the Trustee since the Closing Date and any amendments and exhibits hereto or thereto; (iii) all Trustee Reports and other Certificateholder Reports delivered to Certificateholders pursuant to Section 4.02(a) since the Closing Date; (iv) all Annual Performance Certifications delivered by the Master Servicer and the Special Servicer, respectively, to the Trustee since the Closing Date; (v) all Annual Accountants' Reports caused to be delivered by the Master Servicer and the Special Servicer, respectively, to the Trustee since the Closing Date; (vi) the most recent inspection report prepared by the Master Servicer or the Special Servicer and delivered to the Trustee in respect of each Mortgaged Property pursuant to Section 3.12(a); (vii) the most recent quarterly and annual operating statement and rent roll of each related Mortgaged Property and financial statements of the related Borrower collected by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.12(b); (viii) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property as to which the environmental testing contemplated by Section 3.09(c) revealed that neither of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was satisfied;
(ix) all Unrestricted Servicer Reports and Restricted Servicer Reports delivered to the Trustee since the Closing Date pursuant to Sections 4.02(b); (x) each of the Mortgage Files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented to by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to
Section 3.20; (xi) the most recent Appraisal for each Mortgage Loan and REO Property that has been delivered to the Trustee (all Appraisals of Mortgaged Properties and/or REO Properties shall be delivered to the Trustee by the Master Servicer or Special Servicer, as applicable, promptly following their having been obtained or formulated); (xii) any Asset Status Reports delivered to the Trustee pursuant to Section 3.24 since the Closing Date; (xiii) any and all Officer's Certificates and other evidence delivered to or by the Trustee to support its, the Master Servicer's, the Special Servicer's or any Fiscal Agent's, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance; and (xiv) any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act. The Trustee shall provide copies of any and all of the foregoing items upon request of any of the parties set forth in the previous sentence; however, except in the case of the Rating Agencies, the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

                  In connection with providing access to or copies of the items described in the preceding paragraph pursuant to this Section 8.12(b), the Trustee shall require: (a) in the case of Certificate Owners, a written confirmation executed by the requesting Person substantially in the form of Exhibit L-1 hereto (or such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a beneficial holder of Book-Entry Certificates and, subject to the last sentence of this paragraph, will keep such information confidential (except that such Certificate Owner may provide such information to its auditors, legal counsel and regulators and to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential)); and (b) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of Exhibit L-2 hereto (or such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. The Holders of the Certificates, by their acceptance thereof, will be deemed to have agreed, subject to the last sentence of this paragraph, to keep such information confidential (except that any Holder may provide any such information obtained by it to its auditors, legal counsel and regulators and to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential)). Notwithstanding the foregoing, no Certificateholder, Certificate Owner or prospective Certificateholder or Certificate Owner need keep confidential any information received from the Trustee pursuant to this Section 8.12(b) that has previously been filed with the Commission, and the Trustee shall not require either of the certifications contemplated by the second preceding sentence in connection with providing any information pursuant to this Section 8.12(b) that has previously been filed with the Commission.

                  (c) Neither the Trustee nor the Master Servicer shall be liable for providing or disseminating information in accordance with the terms of this Agreement.

                  SECTION 8.13. Appointment of Fiscal Agent.

                  (a) Insofar as the Trustee would not otherwise satisfy the rating requirements of Section 8.06, the Trustee may appoint, at the Trustee's own expense, a Fiscal Agent for purposes of making Advances hereunder that are otherwise required to be made by the Trustee. Any Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "___" from _______ and "__" from _____ (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)). Any Person so appointed by the Trustee pursuant to this
Section 8.13(a) shall become the Fiscal Agent on the date as of which the Trustee and the Depositor have received: (i) if the long-term unsecured debt of the designated Person is not rated as least "___" from _______ and "__" from _____, written confirmation from each Rating Agency that the appointment of such designated Person will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; (ii) a written agreement whereby the designated Person is appointed as, and agrees to assume and perform the duties of, Fiscal Agent hereunder, executed by such designated Person and the Trustee (such agreement, the "Fiscal Agent Agreement"); and (iii) an Opinion of Counsel (which shall be paid for by the designated Person or the Trustee) substantially to the effect that (A) the appointment of the designated Person to serve as Fiscal Agent is in compliance with this Section 8.13, (B) the designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (C) the related Fiscal Agent Agreement has been duly authorized, executed and delivered by the designated Person and (D) upon execution and delivery of the related Fiscal Agent Agreement, the designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any Person that acts as Fiscal Agent shall, for so long as it so acts, be deemed a party to this Agreement for all purposes hereof. Pursuant to the related Fiscal Agent Agreement, each Fiscal Agent, if any, shall make representations and warranties with respect to itself that are comparable to those made by the Trustee pursuant to Section 2.07. Notwithstanding anything contained in this Agreement to the contrary, any Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities to which the Trustee is entitled hereunder (including pursuant to Sections 8.05(b) and 8.05(c)) as if it were the Trustee.

                  (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor Master Servicer or otherwise, and has failed to do so in accordance with the terms hereof, the Fiscal Agent (if any) shall make such Advance when and as required by the terms of this Agreement on behalf the Trustee as if such Fiscal Agent were the Trustee hereunder. To the extent that the Fiscal Agent (if any) makes an Advance pursuant to this Section 8.13 or otherwise pursuant to this Agreement, the obligations of the Trustee under this Agreement in respect of such Advance shall be satisfied.

                  (c) Notwithstanding anything contained in this Agreement to the contrary, any Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities to which the Trustee is entitled hereunder (including pursuant to Sections 8.05(b) and 8.05(c)) as if it were the Trustee, except that all fees and expenses of any Fiscal Agent (other than interest owed to such Fiscal Agent in respect of unreimbursed Advances) incurred by such Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor such Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust, the Depositor, the Master Servicer or the Special Servicer.

                  (d) The obligations of any Fiscal Agent set forth in this
Section 8.13 or otherwise pursuant to this Agreement shall exist only for so long as the Trustee that appointed it shall act as Trustee hereunder. Any Fiscal Agent may resign or be removed by the Trustee only if and when the existence of such Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 8.06; provided that any Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent in accordance with this Section 8.13(a) shall belong to the successor Trustee insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06).

                  (e) The Trustee shall promptly notify the other parties hereto and the Certificateholders in writing of the appointment, resignation or removal of any Fiscal Agent.

                  SECTION 8.14.   Advance Security Arrangement.

                  Insofar as the Trustee would not otherwise satisfy the rating requirements of Section 8.06, the Trustee may, at is own expense with the approval of the Depositor, arrange for the pledging of collateral, the establishment of a reserve fund or the delivery of a letter of credit, surety bond or other comparable instrument or for any other security or financial arrangement (any or all of the foregoing, individually and collectively, an "Advance Security Arrangement") for purposes of supporting its back-up advancing obligations hereunder; provided that any Advance Security Arrangement shall be in such form and amount, and shall be maintained in such manner, as (i) would permit the Trustee to act in such capacity without an Adverse Rating Event in respect of any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by each Rating Agency) and (ii) would not result in an Adverse REMIC Event (as evidenced by an Opinion of Counsel addressed and delivered to the Trustee, the Depositor and the Tax Administrator). The Trustee may terminate any Advance Security Arrangement established by it only if and when (i) the existence of such Advance Security Arrangement is no longer necessary for the Trustee to satisfy the eligibility requirements of Section
8.06 or (ii) when such Trustee resigns or is removed as Trustee hereunder.

                  SECTION 8.15. Filings with the Securities and Exchange
                                Commission.

                  (a) With respect to the Trust's fiscal year ______ (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository), the Trustee shall:

                  (i) during such fiscal year, in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, prepare for filing, execute and properly file with the Commission monthly, with respect to the Trust, a Current Report on Form 8-K with copies of the Trustee Reports and the Unrestricted Servicer Reports attached as exhibits;

                  (ii) during such fiscal year, (A) monitor for and promptly notify the Depositor of the occurrence or existence of any of the matters identified in Section 11.09(a) and/or Section 8.15(b) (in each case to the extent that a Responsible Officer of the Trustee has actual knowledge thereof), (B) cooperate with the Depositor in obtaining all necessary information in order to enable the Depositor to prepare a Current Report on Form 8-K reporting any such matter in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, and (C) execute and promptly file with the Commission any such Current Report on Form 8-K prepared by or on behalf of the Depositor and delivered to the Trustee; and

                  (iii) within 90 days following the end of such fiscal year, prepare, execute and properly file with the Commission, with respect to the Trust, an Annual Report on Form 10-K which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission;

provided that (x) the Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable for electronic filing via the EDGAR system and shall not have any responsibility to convert any such items (other than those generated by it) to such format and (y) the Depositor shall be responsible for preparing, executing and filing (via the EDGAR system within 15 days following the Closing Date) a Current Report on Form 8-K reporting the establishment of the Trust and whereby this Agreement is filed as an exhibit. Each of the other parties to this Agreement shall deliver to the Trustee in the format required for electronic filing via the EDGAR system any and all items (including, in the case of the Master Servicer and the Special Servicer, Unrestricted Servicer Reports) contemplated to be filed with the Commission pursuant to this Section 8.15(a).

                  (b) At all times during the Trust's fiscal year ____ (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository, at all times during such other fiscal year), the Trustee shall monitor for and promptly notify the Depositor of the occurrence or existence of any of the following matters of which a Responsible Officer of the Trustee has actual knowledge:

                  (i) any failure of the Trustee to make any monthly distributions to the Holders of any Class of Certificates, which failure is not otherwise reflected in the Certificateholder Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other Section of this Agreement;

                  (ii) any acquisition or disposition by the Trust of a Mortgage Loan or an REO Property, which acquisition or disposition has not otherwise been reflected in the Certificateholder Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other Section of this Agreement;

                  (iii) any other acquisition or disposition by the Trust of a significant amount of assets (other than Permitted Investments, Mortgage Loans and REO Properties), other than in the normal course of business;

                  (iv)     any change in the fiscal year of the Trust;

                  (v) any material legal proceedings, other than ordinary routine litigation incidental to the business of the Trust, to which the Trust (or any party to this Agreement on behalf of the Trust) is a party or of which any property included in the Trust Fund is subject, or any threat by a governmental authority to bring any such legal proceedings;

                  (vi) any event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or pertaining to the Trust or any party to this Agreement, or any actions by or on behalf of the Trust or any party to this Agreement indicating its bankruptcy, insolvency or inability to pay its obligations; and

                  (vii) any change in the rating or ratings assigned to any Class of Certificates not otherwise reflected in the Certificateholder Reports filed with the Commission;

provided that (x) the actual knowledge of a Responsible Officer of the Trustee of any material legal proceedings of which property included in the Trust Fund is subject or of any material legal proceedings threatened by a governmental authority is limited to circumstances where it would be reasonable for the Trustee to identify such property as an asset of, or as securing an asset of, the Trust or such threatened proceedings as concerning the Trust and (y) no Responsible Officer of the Trustee shall be deemed to have actual knowledge of the matters described in clauses (vi) and (vii) of this Section 8.15(b) unless such Responsible Officer was notified in writing.

                  (c) If as of the beginning of any fiscal year for the Trust (other than fiscal year ____), the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by less than 300 Holders and/or Depository Participants having accounts with the Depository, the Trustee shall, in accordance with the Exchange Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust.

                                   ARTICLE IX

                                   TERMINATION

                  SECTION 9.01. Termination Upon Repurchase or Liquidation of
                                All Mortgage Loans.

                  Subject to Section 9.02, the Trust and the respective obligations and responsibilities under this Agreement of the parties hereto (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of: (i) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders of all Mortgage Loans and each REO Property remaining in the Trust Fund at a price (the "Termination Price") equal to (A) the aggregate Purchase Price of all the Mortgage Loans remaining in the Trust Fund (exclusive of any REO Mortgage Loan(s)), plus (B) the appraised value of each REO Property, if any, included in the Trust Fund, such appraisal to be conducted by a Qualified Appraiser selected by the Special Servicer and approved by the Trustee and the Master Servicer, minus (C) if the purchaser is the Master Servicer or the Special Servicer, the aggregate amount of unreimbursed Advances made by such Person, together with any unpaid Advance Interest in respect of such unreimbursed Advances and any unpaid servicing compensation payable to such Person (which items shall be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as the case may be, in connection with such purchase); provided however, that any such purchase shall be subject to the rights of any affected Designated Sub-Servicer to continue to sub-service the Mortgage Loans covered by the applicable Designated Sub-Servicer Agreement, and
(ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

                  The Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, in that order of preference, may at its option elect to purchase all the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto (and, in the case of an election by the Master Servicer or Special Servicer, to the Holders of the Controlling Class) no later than 60 days prior to the anticipated date of purchase; provided, however, that the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.0% of the Initial Pool Balance; and provided, further, that within 30 days after written notice of such election is so given, no Person with a higher right of priority to make such an election does so. No Prepayment Premiums or Yield Maintenance Charges will be payable in connection with such a purchase; and provided, further, that if more than one Controlling Class Certificateholder or group of Controlling Class Certificateholders desire to purchase all of the Mortgage Loans and any REO Properties, preference shall be given to the Controlling Class Certificateholder or group of Controlling Class Certificateholders with the largest Percentage Interest in the Controlling Class. If the Trust is to be terminated in connection with the purchase of all the Mortgage Loans and each REO Property remaining in the Trust Fund by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s), such Person(s) shall deliver to the Master Servicer for deposit (or, if the Master Servicer is the purchaser, it shall deposit) in the Collection Account (after the Determination Date, and prior to the Master Servicer Remittance Date, relating to the anticipated Final Distribution Date) an amount in immediately available funds equal to the Termination Price and shall reimburse all of the parties hereto (other than itself, if applicable) for all reasonable out-of-pocket costs and expenses incurred by such parties in connection with such purchase. On the Master Servicer Remittance Date for the Final Distribution Date, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such Master Servicer Remittance Date from the Collection Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Collection Account that would otherwise be held for future distribution. Upon confirmation that the deposit of the Termination Price has been made to the Collection Account and the reimbursement contemplated by the second preceding sentence has been made to the parties hereto, the Trustee shall release or cause to be released to the purchasing party (or its designee) the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the purchasing party as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties to the purchasing party (or its designee).

                  Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders mailed (x) if such notice is given in connection with the purchase of all the Mortgage Loans and each REO Property remaining in the Trust Fund by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s), not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates and (y) otherwise during the month of such final distribution on or before the Master Servicer Remittance Date in such month, in any event specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment on the Certificates will be made, (ii) the amount of any such final payment in respect of each Class of Certificates and
(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein designated. The Trustee shall give such notice to the other parties hereto at the time such notice is given to Certificateholders.

                  Upon presentation and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts on deposit in the Distribution Account that is allocable to payments on the relevant Class in accordance with Sections 4.01(a), 4.01(b) and/or 4.01(c).

                  Any funds not distributed to any Holder or Holders of Certificates of any Class on the Final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, then, subject to applicable escheat laws, the Trustee shall distribute to the Class R-III Certificateholders all unclaimed funds and other assets which remain subject hereto.

                  SECTION 9.02. Additional Termination Requirements.

                  (a) If the Master Servicer, the Special Servicer or a Controlling Class Certificateholder purchases all the Mortgage Loans and each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust and each REMIC Pool shall be terminated in accordance with the following additional requirements, unless the purchasing party obtains at its own expense and delivers to the Trustee and the Tax Administrator an Opinion of Counsel, addressed to the Trustee and the Tax Administrator, to the effect that the failure of the Trust to comply with the requirements of this Section 9.02 will not result in an Adverse REMIC Event with respect to any REMIC Pool:

                  (i) the Tax Administrator shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each REMIC Pool, pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder (as evidenced by an Opinion of Counsel to such effect delivered on behalf and at the expense of the purchasing party);

                  (ii) during such 90-day liquidation period and at or prior to the time of making the final payment on the Certificates, the Trustee shall sell all the Mortgage Loans and each REO Property to the Master Servicer, the Special Servicer or the applicable Controlling Class Certificateholder(s), as the case may be, for cash in accordance with
         Section 9.01; and

                  (iii) immediately following the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the applicable Class of Residual Interest Certificates all remaining cash on hand (other than cash retained to meet claims), and each REMIC Pool shall terminate at that time.

                  (b) By their acceptance of Certificates, the Holders hereby authorize the Tax Administrator to prepare and adopt, on behalf of the Trust, a plan of complete liquidation of each REMIC Pool in accordance with the terms and conditions of this Agreement, which authorization shall be binding upon all successor Certificateholders.

                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS


                  SECTION 10.01. Tax Administration.

                  (a) The Tax Administrator shall elect to treat each REMIC Pool as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

                  (b) The applicable Plurality Residual Interest Certificateholder is hereby designated as the Tax Matters Person of each REMIC Pool and, in such capacity, shall be responsible to act on behalf of such REMIC Pool in relation to any tax matter or controversy, to represent such REMIC Pool in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority, to request an administrative adjustment as to any taxable year of such REMIC Pool, to enter into settlement agreements with any governmental taxing agency with respect to such REMIC Pool, to extend any statute of limitations relating to any tax item of such REMIC Pool and otherwise to act on behalf of such REMIC Pool in relation to any tax matter or controversy involving such REMIC Pool; provided that the Tax Administrator is hereby irrevocably appointed and agrees to act (in consultation with the Tax Matters Person for each REMIC Pool) as agent and attorney-in-fact for the Tax Matters Person for each REMIC Pool in the performance of its duties as such. The legal expenses and costs of any action described in this Section 10.01(b) and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust payable out of amounts on deposit in the Distribution Account as provided by Section 3.05(b) unless such legal expenses and costs are incurred by reason of a Tax Matters Person's or the Tax Administrator's misfeasance, bad faith or negligence in the performance of, or such Person's reckless disregard of, its obligations or are expressly provided by this Agreement to be borne by any party hereto.

                  (c) The Tax Administrator shall prepare or cause to be prepared and file, and the Trustee shall sign, all of the Tax Returns in respect of each REMIC Pool (other than Tax Returns required to be filed by the Master Servicer and/or the Special Servicer pursuant to Section 3.09(g)) and all of the applicable income tax and other information returns for each Grantor Trust Pool. The expenses of preparing and filing such returns shall be borne by the Tax Administrator without any right of reimbursement therefor.

                  (d) The Tax Administrator shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of such REMIC Pool under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any state or local taxing authority. Included among such duties, the Tax Administrator shall provide: (i) to any Transferor of a Residual Interest Certificate, such information as is necessary for the application of any tax relating to the transfer of a Residual Interest Certificate to any Person who is not a Permitted Transferee; (ii) to the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required); and (iii) to the IRS, the name, title, address and telephone number of the Person who will serve as the representative of each REMIC Pool.

                  (e) The Tax Administrator shall take such action and shall cause each REMIC Pool to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the other parties hereto shall assist it, to the extent reasonably requested by the Tax Administrator) to the extent that the Tax Administrator has actual knowledge that any particular action is required; provided that the Tax Administrator shall be deemed to have knowledge of relevant tax laws. The Tax Administrator shall not knowingly take or fail to take any action, or cause any REMIC Pool to take or fail to take any action, that under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event in respect of any REMIC Pool, unless the Tax Administrator has received an Opinion of Counsel to the effect that the contemplated action or non-action, as the case may be, will not result in an Adverse REMIC Event. None of the other parties hereto shall take or fail to take any action (whether or not authorized hereunder) as to which the Tax Administrator has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to any REMIC Pool or the assets thereof, or causing any REMIC Pool to take any action, which is not contemplated by the terms of this Agreement, each of the other parties hereto will consult with the Tax Administrator, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur, and no such other party shall take any such action or cause any REMIC Pool to take any such action as to which the Tax Administrator has advised it in writing that an Adverse REMIC Event could occur. The Tax Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement.

                  (f) If any tax is imposed on any REMIC Pool, including "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to any REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer on behalf of the Trust pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Tax Administrator, if such tax arises out of or results from a breach of any of its obligations under this Article X; (ii) the Trustee, if such tax arises out of or results from a breach of any of its obligations under
Article IV, Article VIII or this Article X; (iii) any Fiscal Agent, if such tax arises out of or results from a breach of any of its obligations under Article IV or this Article X; (iv) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under
Article III or this Article X; (v) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X; or (vi) the Trust, out of the Trust Fund (exclusive of the Grantor Trust Pools), in all other instances. If any tax is imposed on either Grantor Trust Pool, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Tax Administrator, if such tax arises out of or results from a breach by the Tax Administrator of any of its obligations under this Article X; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Article X; or (v) the Trust, out of the portion of the Trust Fund constituting such Grantor Trust Pool, in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust. Any such amounts payable by the Trust in respect of taxes shall be paid by the Trustee at the direction of the Tax Administrator out of amounts on deposit in the Distribution Account.

                  (g) The Tax Administrator and, to the extent that records are maintained thereby in the normal course of its business, each of the other parties hereto shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool and each Grantor Trust Pool on a calendar year and an accrual basis.

                  (h) Following the Startup Day for each REMIC Pool, the Trustee shall not (except as contemplated by Section 2.03) accept any contributions of assets to any REMIC Pool unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution) to the effect that the inclusion of such assets in such REMIC Pool will not result in an Adverse REMIC Event in respect of such REMIC Pool.

                  (i) None of the Tax Administrator, the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any Mortgage Loan (except in connection with (A) a breach of any representation or warranty regarding any Mortgage Loan set forth in or made pursuant to the Mortgage Loan Purchase and Sale Agreement or as otherwise contemplated by Section 2.02(e), (B) the foreclosure, default or reasonably foreseeable material default of a Mortgage Loan, including the sale or other disposition of a Mortgaged Property acquired by foreclosure, deed in lieu of foreclosure or otherwise, (C) the bankruptcy of any REMIC Pool, or (D) the termination of the Trust pursuant to Article IX of this Agreement); (ii) the sale or disposition of any investments in the Collection Account or the REO Account for gain; or (iii) the acquisition of any assets for the Trust (other than a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan, other than a Replacement Mortgage Loan substituted for a Deleted Mortgage Loan and other than Permitted Investments acquired in connection with the investment of funds in the Collection Account or the REO Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition) to the effect that such sale, disposition, or acquisition will not result in an Adverse REMIC Event in respect of any REMIC Pool.

                  (j) Except as otherwise permitted by Section 3.17(a), none of the Tax Administrator, the Master Servicer, the Special Servicer or the Trustee shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services or, to the extent it is within the control of such Person, permit any REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code. At all times as may be required by the Code, each of the respective parties hereto (to the extent it is within its control) shall ensure that substantially all of the assets of each REMIC Pool will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (k) Within 30 days after the related Startup Day, the Tax Administrator shall prepare and file with the IRS, with respect to each REMIC Pool, Form 8811 "Information Return for Real Estate Mortgage Investment Conduits (REMICs) and Issuers of Collateralized Debt Obligations".

                  (l) On or before April 15 of each calendar year, commencing April 15, ____, unless the Tax Administrator and the Trustee are the same Person, the Tax Administrator shall deliver to the Trustee an Officer's Certificate from a Responsible Officer of the Tax Administrator confirming the Tax Administrator's compliance with its obligations under this Agreement during the prior calendar year.

                  (m) The parties intend that the portion of the Trust Fund consisting of Additional Interest on the ARD Loans and the Class E Sub-Account and shall constitute, and that the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In addition, the parties intend that the portion of the Trust Fund consisting of the REMIC I Residual Interest shall constitute, and that the affairs of such portion of the Trust Fund shall be conducted so as to qualify as, a "Grantor Trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. The Tax Administrator shall also perform on behalf of each Grantor Trust Pool all reporting and other tax compliance duties that are the responsibility of such Grantor Trust under the Code or any compliance guidance issued by the IRS or any state or local taxing authorities. The expenses of preparing and filing such returns shall be borne by the Tax Administrator.

                  SECTION 10.02. Depositor, Master Servicer, Special Servicer,
                                 Trustee and Fiscal Agent to Cooperate with Tax Administrator.

                  (a) The Depositor shall provide or cause to be provided to the Tax Administrator, within 10 days after the Closing Date, all information or data that the Tax Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including the price, yield, prepayment assumption and projected cash flow of the Certificates.

                  (b) Each of the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent shall furnish such reports, certifications and information in its possession, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the Tax Administrator in order to enable it to perform its duties hereunder.

                  SECTION 10.03. Appointment of Tax Administrator.

                  The Trustee may, at its own expense, appoint any Person with appropriate tax-related experience to act as Tax Administrator hereunder; provided that, in the absence of any other Person appointed in accordance herewith acting as Tax Administrator, the Trustee agrees to act in such capacity in accordance with the terms hereof. The appointment of a Tax Administrator shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the Tax Administrator. The Trustee shall cause any such Tax Administrator appointed by it to execute and deliver to the Trustee an instrument in which such Tax Administrator shall agree to act in such capacity in accordance with the obligations and responsibilities provided for herein. The Tax Administrator shall be subject to the same standards of care, limitations on liability and rights to indemnity as the Trustee, and the provisions of Sections 8.01, 8.02, 8.03, 8.04, 8.05(b), 8.05(c) and 8.05(e) shall apply to the Tax Administrator to the same extent that they apply to the Trustee. Any Tax Administrator appointed in accordance with this Section 10.03 may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Tax Administrator appointed in accordance with this
Section 10.03 by giving written notice of termination to such Tax Administrator, the Master Servicer, and the Depositor.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                  SECTION 11.01. Amendment.

                  (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or to correct any error, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by (A) the REMIC Provisions (if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated) or (B) the Securities Act or the rules thereunder (if the Securities Act or such rules are amended or clarified such that any such requirement may be relaxed or eliminated), (v) as evidenced by an Opinion of Counsel delivered to the Trustee and the Tax Administrator, either (X) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any REMIC Pool or either Grantor Trust Pool at least from the effective date of such amendment, or (Y) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC Pool or either Grantor Trust Pool, (vi) as provided in Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or (iii); or (vii) for any other purpose; provided that such amendment (other than any amendment for any of the specific purposes described in clauses (v) and (vi) above) shall not adversely affect in any material respect the interests of any Certificateholder or Designated Sub-Servicer, as evidenced by an Opinion of Counsel obtained by or delivered to the Trustee to such effect; and provided, further, that any such amendment covered solely by clause (vii) above shall not (as confirmed in writing to the Trustee by each Rating Agency) result in an Adverse Rating Event with respect to any Class of Rated Certificates.

                  (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, with the consent of the Holders of Certificates entitled to not less than 66 2/3% of the Voting Rights allocated to all of the affected Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans and/or REO Properties which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i) above without the consent of the Holders of all Certificates of such Class, (iii) modify the provisions of this Section
11.01 without the consent of the Holders of all Certificates then outstanding or
(iv) adversely affect in any material respect the interests of any Designated Sub-Servicer as provided herein without the consent of such Designated Sub-Servicer. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

                  (c) Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Tax Administrator shall consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to any party hereto in accordance with such amendment will not result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool.

                  (d) Promptly after the execution and delivery of any amendment by all parties thereto, the Trustee shall send a copy thereof to each Certificateholder and to each Rating Agency.

                  (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization, execution and delivery thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  (f) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section 11.01 that affects its rights, duties and immunities under this Agreement or otherwise.

                  (g) The cost of any Opinion of Counsel to be delivered pursuant to Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Trustee requests any amendment of this Agreement that it reasonably believes protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Distribution Account.

                  SECTION 11.02. Recordation of Agreement; Counterparts.

                  (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust (payable out of the Collection Account), but only upon written direction of the Depositor accompanied by an Opinion of Counsel (the cost of which may be paid out of the Collection Account) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  SECTION 11.03. Limitation on Rights of Certificateholders.

                  (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of any other Holders of Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder (which priority or preference is not otherwise provided for herein), or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 11.04. Governing Law.

                  This Agreement and the Certificates shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The parties hereto intend that the provisions of Section 5-1401 of the New York General Obligations Law shall apply to this Agreement.

                  SECTION 11.05. Notices.

                  Any communications provided for or permitted hereunder shall be in writing (including by telecopy) and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to or, in the case of telecopy notice, when received: (i) in the case of the Depositor, _____________________________________________, telecopy number: (___) ___-____;
(ii) in the case of the Master Servicer, ________________________________________________, telecopy number (___)
___-____; (iii) in the case of the Special Servicer,
____________________________________________, telecopy number (___) ___-____;
(iv) in the case of the Trustee, _______________________________, telecopy number: (___) ___-____; (v) in the case of the Rating Agencies, (A) ________________________, telecopy number; and (B) in the case of
__________________; (vi) in the case of _____________________; and (vii) in the case of ______________________________; or as to each such Person such other address and/or telecopy number as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

                  SECTION 11.06. Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenant(s), agreement(s), provision(s) or term(s) shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 11.07. Successors and Assigns; Beneficiaries.

                  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns and, as third party beneficiaries (with all right to enforce the obligations hereunder intended for their benefit as if a party hereto), the Underwriter and the non-parties referred to in Sections 6.03, 8.05 and 3.22(g), and all such provisions shall inure to the benefit of the Certificateholders. No other person, including any Borrower, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

                  SECTION 11.08. Article and Section Headings.

                  The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

                  SECTION 11.09. Notices to and from the Rating Agencies and the Depositor.

                  (a) The Trustee shall promptly provide notice to each Rating Agency and the Depositor with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

                  (i) any material change or amendment to this Agreement;

                  (ii) the occurrence of any Event of Default that has not been cured;

                  (iii) the resignation, termination, merger or consolidation of the Master Servicer, the Special Servicer or the Tax Administrator and the appointment of a successor;

                  (iv) the appointment, resignation or removal of a Fiscal
         Agent;

                  (v) any change in the location of the Distribution Account or the Interest Reserve Account;

                  (vi) any repurchase or substitution of a Mortgage Loan by the Mortgage Loan Seller as contemplated by Section 2.03; and

                  (vii)    the final payment to any Class of Certificateholders.

                  (b) The Master Servicer shall promptly provide notice to each Rating Agency and the Depositor with respect to each of the following of which it has actual knowledge:

                  (i) the resignation or removal of the Trustee and the appointment of a successor; and

                  (ii) any change in the location of the Collection Account.

                  (c) Each of the Master Servicer and the Special Servicer, as the case may be, shall furnish each Rating Agency such information with respect to the Mortgage Loans as such Rating Agency shall reasonably request and which the Master Servicer or the Special Servicer, as the case may be, can reasonably provide to the extent consistent with applicable law and the related Mortgage Loan documents. In any event, the Master Servicer and the Special Servicer shall notify each Rating Agency with respect to each of the following of which it has actual knowledge:

                  (i) any change in the lien priority of the Mortgage securing any Mortgage Loan;

                  (ii) any change in the identity of the anchor tenant (i.e., a tenant representing more than 20% of the total net rentable square feet of space) at any Mortgaged Property used for retail purposes or any change in the term of the lease for an anchor tenant at any such Mortgaged Property; and

                  (iii) any assumption of, or release or substitution of collateral for, a Mortgage Loan that represents greater than 2% of the then aggregate Stated Principal Balance of the Mortgage Pool;

                  (iv) any defeasance of or material damage to a Mortgaged Property.

                  (d) Each of the Master Servicer and the Special Servicer, as the case may be, shall promptly furnish to each Rating Agency copies of the following items (in each case, at or about the same time that it delivers or causes the delivery of such item to the Trustee):

                  (i) each of its Annual Performance Certifications;

                  (ii) each of its Annual Accountants' Reports; and

                  (iii) each report prepared pursuant to Section 3.09(e) and
         Section 3.12.

                  (e) The Trustee shall promptly deliver to each Rating Agency (in hard copy format or through use of the Trustee's Internet Website for _____________) a copy of each Trustee Report, Unrestricted Servicer Report and Restricted Servicer Report forwarded to the Holders of the Certificates (in each case, at or about the same time that it delivers such Certificateholder Report to such Holders). Any Restricted Servicer Reports delivered electronically as aforesaid shall be accessible on the Trustee's Internet Website only with the use of a password, which shall be provided by the Trustee to each Rating Agency.

                  (f) The parties intend that each Rating Agency provide to the Trustee, upon request, a listing of the then-current rating (if any) assigned by such Rating Agency to each Class of Certificates then outstanding.

                  SECTION 11.10. Notices to Controlling Class Representative.

                  The Trustee, the Master Servicer or the Special Servicer, as the case may be, shall deliver to the Controlling Class Representative a copy of each notice or other item of information such Person is required to deliver to the Rating Agencies pursuant to Section 11.09, in each case simultaneously with the delivery thereof to the Rating Agencies.

                  SECTION 11.11. Complete Agreement.

                  This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

                  IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                  Greenwich Capital Commercial Funding Corp.
                                           Depositor


                                  By:
                                     -----------------------------------------
                                       Name:
                                       Title:


                                  --------------------------------------------
                                            Master Servicer

                                  By:
                                       Name:
                                       Title:


                                  --------------------------------------------
                                           Special Servicer

                                  By:
                                     -----------------------------------------
                                       Name:
                                       Title:


                                  --------------------------------------------
                                           Trustee

                                  By:
                                     -----------------------------------------
                                       Name:
                                       Title:

STATE OF                      )
         ------------------   ) ss.:
COUNTY OF                     )
         ------------------


                  On the ______ day of ____________, before me, a notary public in and for said State, personally appeared ________________, personally known to me to be the ________________________ of ______________________________, one of
the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                   -----------------------------------
                                              Notary Public


[Notarial Seal]

STATE OF                      )
         ------------------   ) ss.:
COUNTY OF                     )
         ------------------


                  On the ______ day of _________, before me, a notary public in and for said State, personally appeared ______________________________, personally known to me to be the ______________________________ of
____________________________________________, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                   -----------------------------------
                                              Notary Public


[Notarial Seal]

STATE OF                      )
         ------------------   ) ss.:
COUNTY OF                     )
         ------------------


                  On the ______ day of _________, before me, a notary public in and for said State, personally appeared ______________________________, personally known to me to be the ______________________________ of
____________________________________________, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                   -----------------------------------
                                              Notary Public

[Notarial Seal]

STATE OF                      )
         ------------------   ) ss.:
COUNTY OF                     )
         ------------------


                  On the ______ day of _________, before me, a notary public in and for said State, personally appeared ______________________________, personally known to me to be a ______________________________ of
____________________________________________, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                   -----------------------------------
                                              Notary Public

[Notarial Seal]

                                                                     EXHIBIT A-1


                          FORM OF CLASS S CERTIFICATES

              CLASS S COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                             SERIES _______________

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.


Pass-Through Rate:                                         Class Notional Amount of the Class S
_______________                                            Certificates as of the Closing Date:

                                                           $_________________________________

Cut-off Date: _______________                              Initial Certificate Notional Amount of this
                                                           Certificate as of the Closing Date:

Closing Date: _______________                              $_________________________________

First Distribution Date:                                   Aggregate Stated Principal Balance of the
_______________                                            Mortgage Loans as of the Closing Date
                                                           ("Initial Pool Balance"):  $_______________

Master Servicer:                                           Trustee:

_______________                                            _______________

Special Servicer:

_______________

Certificate No. S-___                                      CUSIP No.:  ________________



                                      A-1-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GREENWICH CAPITAL COMMERCIAL FUNDING CORP., __________________________________________ ,
OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS _____________________. ASSUMING THAT THE MORTGAGE LOANS ARE NOT SUBJECT TO ANY VOLUNTARY OR INVOLUNTARY PREPAYMENT OF PRINCIPAL (EXCEPT THAT THE ARD LOANS ARE ASSUMED TO BE PAID IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $______ OF OID PER $100,000 OF INITIAL CERTIFICATE NOTIONAL AMOUNT, THE YIELD TO MATURITY IS ____% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $100,000 OF INITIAL CERTIFICATE NOTIONAL AMOUNT, COMPUTED UNDER A CONSTANT YIELD METHOD WITH DAILY COMPOUNDING. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR, IF THEY DO PREPAY, THAT THEY WILL PREPAY AT ANY PARTICULAR RATE.

                                      A-1-2

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL.

                  This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional amount of this Certificate (its "Certificate Notional Amount") as of the Closing Date by the aggregate notional amount of all the Class S Certificates (their "Class Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class S Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among Greenwich Capital Commercial Funding Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), ________________________ as master servicer (the "Master Servicer," which term includes any successor entity under the Agreement), ______________________ as special servicer (the "Special Servicer," which term includes any successor entity under the Agreement) and _______________________ as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the later of (i) the tenth day of such month (or, if such tenth day is not a Business Day, on the next succeeding Business Day) and (ii) the fourth Business Day following the Determination Date (as defined below) in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class S Certificates on the applicable Distribution Date pursuant to the Agreement. The "Determination Date" in each month, commencing in _____________________, will be the fourth day of such month or, if such fourth day is not a Business Day, then the immediately preceding Business Day. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.


                                      A-1-3

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price

                                      A-1-4
determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 66 2/3% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                      A-1-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.



                                             ______________________________
                                             as Trustee



                                             By:___________________________
                                                  Authorized Representative







                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class S Certificates referred to in the within-mentioned Agreement.

Dated:

                                             _________________________________
                                             as Certificate Registrar



                                             By:___________________________
                                                  Authorized Representative


                                      A-1-6

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------.

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------.

Dated:

                              -------------------------------------
                              Signature by or on behalf of Assignor


                              -------------------------------------
                              Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS


                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to
                                              ----------------------------------

--------------------------------------------------------------------------------

for the account of
                   ------------------------------------------------------------.


                  Distributions made by check (such check to be made payable to

                          ) and all applicable statements and notices should be
-------------------------

mailed to
          ---------------------------------------------------------------------.

                  This information is provided by                         , the
                                                  ------------------------
Assignee named above, or                     , as its agent.
                         --------------------


                                      A-1-7

                                   EXHIBIT A-2

                         FORM OF CLASS A-1 CERTIFICATES

                  CLASS [A-1] COMMERCIAL MORTGAGE PASS-THROUGH
                       CERTIFICATE, SERIES _______________


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                                    GREENWICH CAPITAL COMMERCIAL FUNDING CORP.


Pass-Through Rate:                                       Class Principal Balance of the Class [A-1]
_____________________                                    Certificates as of the Closing Date:
                                                         $_________________________________

Cut-off Date:  _________________                         Initial Certificate Principal Balance of
                                                         this Certificate as of the Closing Date:
Closing Date:  _________________                         $_________________________________

First Distribution Date:                                 Aggregate Stated Principal Balance of the

______________________                                   Mortgage Loans as of the Closing Date
                                                         ("Initial Pool Balance"):
                                                         $__________________

Master Servicer:                                         Trustee:
_____________________                                    ______________

Special Servicer:
_____________________

Certificate No. [A-1]-___                                CUSIP No.:________________



                                      A-2-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GREENWICH CAPITAL COMMERCIAL FUNDING CORP.,
                                 ----------------------------------------------,
OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.


                                      A-2-2

                  This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [A-1] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [A-1] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among Greenwich Capital Commercial Funding Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), __________________________ as master servicer (the "Master Servicer," which term includes any successor entity under the Agreement), ___________________________ as the special servicer (the "Special Servicer", which term includes any successor entity under the Agreement) and ________________________________ as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the later of (i) the tenth day of such month (or, if such tenth day is not a Business Day, on the next succeeding Business Day) and (ii) the fourth Business Day following the Determination Date (as defined below) in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [A-1] Certificates on the applicable Distribution Date pursuant to the Agreement. The "Determination Date" in each month, commencing in _____________________, will be the fourth day of such month or, if such fourth day is not a Business Day, then the immediately preceding Business Day. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of an Unreimbursed Principal Balance Reduction in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.


                                      A-2-3

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.


                                      A-2-4

                  Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 662/3% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-2-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                             ______________________________
                                             as Trustee



                                             By:___________________________
                                                  Authorized Representative




                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [A-1] Certificates referred to in the within-mentioned Agreement.

Dated:

                                             _________________________________
                                             as Certificate Registrar



                                             By:___________________________
                                                  Authorized Representative



                                      A-2-6

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------.

             (please print or typewrite name and address including
                          postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------.

Dated:


                              -------------------------------------
                              Signature by or on behalf of Assignor



                              -------------------------------------
                              Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS


                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to
                                              ----------------------------------

--------------------------------------------------------------------------------

for the account of
                   ------------------------------------------------------------.


                  Distributions made by check (such check to be made payable to

                          ) and all applicable statements and notices should be
-------------------------

mailed to
          ---------------------------------------------------------------------.

                  This information is provided by                         , the
                                                  ------------------------
Assignee named above, or                     , as its agent.
                         --------------------


                                      A-2-7

                                   EXHIBIT A-3

               FORM OF CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5,
                         CLASS B-1 AND B-2 CERTIFICATES

          CLASS [A-2] [A-3] [A-4] [A-5] [B-1] [B-2] COMMERCIAL MORTGAGE
                PASS-THROUGH CERTIFICATE, SERIES _______________

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.



Pass-Through Rate:                                          Class Principal Balance of the Class
_______________________________                             [A-2] [A-3] [A-4] [A-5] [B-1] [B-2]
                                                            Certificates as of the Closing Date:
                                                            $_________________________________

Cut-off Date:_______________                                Initial Certificate Principal Balance of this
                                                            Certificate as of the Closing Date:
Closing Date:_______________                                $_________________________________

First Distribution Date:                                    Aggregate Stated Principal Balance of the
_______________                                             Mortgage Loans as of the Closing Date
                                                            ("Initial Pool Balance"): $______________

Master Servicer:                                            Trustee:
_______________                                             _______________

Special Servicer:
_______________

Certificate No. [A-2] [A-3] [A-4] [A-5]                     CUSIP No.: _________________
[B-1] [B-2]-___



                                      A-3-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GREENWICH CAPITAL COMMERCIAL FUNDING CORP., _____________________________________________
_______________________________________________________________________________,
OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS ___________________. ASSUMING THAT THE MORTGAGE LOANS ARE NOT SUBJECT TO ANY VOLUNTARY OR INVOLUNTARY PREPAYMENT OF PRINCIPAL
                                      A-3-2

(EXCEPT THAT THE ARD LOANS ARE ASSUMED TO BE PAID IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $______ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ____% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER A CONSTANT YIELD METHOD WITH DAILY COMPOUNDING. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR, IF THEY DO PREPAY, THAT THEY WILL PREPAY AT ANY PARTICULAR RATE.]

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [A-2] [A-3] [A-4] [A-5] [B-1] [B-2] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [A-2] [A-3] [A-4] [A-5] [B-1] [B-2] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among Greenwich Capital Commercial Funding Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), ____________________ as master servicer (the "Master Servicer," which term includes any successor entity under the Agreement), __________________________ as special servicer (the "Special Servicer," which term includes any successor entity under the Agreement) and ______________________________ as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the later of (i) the tenth day of such month (or, if such tenth day is not a Business Day, on the next succeeding Business Day) and (ii) the fourth Business Day following the Determination Date (as defined below) in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [A-2] [A-3] [A-4] [A-5] [B-1] [B-2] Certificates on the applicable Distribution Date pursuant to the Agreement. The "Determination Date" in each month, commencing in _______________, will be the fourth day of such month or, if such fourth day is not a Business Day, then the immediately preceding Business Day. All distributions made under the Agreement on this Certificate will be made by the
                                      A-3-3

Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of an Unreimbursed Principal Balance Reduction in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of
Section 406 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii)

                                      A-3-4
a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. For so long as this Certificate constitutes a Book-Entry Certificate, each such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transactions Class Exemption 95-60.

                  If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described in the preceding paragraph.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for

                                      A-3-5
distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 66 2/3% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-3-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                             ------------------------------
                                             as Trustee



                                             By: --------------------------
                                                  Authorized Representative






                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [A-2] [A-3] [A-4] [A-5] [B-1] [B-2] Certificates referred to in the within-mentioned Agreement.

Dated:

                                             ------------------------------
                                             as Certificate Registrar



                                             By: --------------------------
                                                  Authorized Representative

                                      A-3-7

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------.

          (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------.

Dated:


                              -------------------------------------
                              Signature by or on behalf of Assignor


                              -------------------------------------
                              Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS


                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to
                                              ----------------------------------

--------------------------------------------------------------------------------

for the account of
                   ------------------------------------------------------------.


                  Distributions made by check (such check to be made payable to

                          ) and all applicable statements and notices should be
-------------------------

mailed to
          ---------------------------------------------------------------------.

                  This information is provided by                         , the
                                                  ------------------------
Assignee named above, or                     , as its agent.
                         --------------------


                                      A-3-8

                                   EXHIBIT A-4

               FORM OF CLASS B-3, CLASS B-4, CLASS B-5, CLASS B-6,
             CLASS B-7, CLASS B-8, CLASS C AND CLASS D CERTIFICATES

    CLASS [B-3] [B-4] [B-5] [B-6] [B-7] [B-8] [C] [D] [E] COMMERCIAL MORTGAGE
                PASS-THROUGH CERTIFICATE, SERIES _______________

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.


Pass-Through Rate:                                           Class Principal Balance of the Class [B-3]
_______________                                              [B-4] [B-5] [B-6] [B-7] [B-8] [C] [D]
                                                             Certificates as of the Closing Date:
                                                             $_________________________________

Cut-off Date: _______________                                Initial Certificate Principal Balance of this
                                                             Certificate as of the Closing Date:
Closing Date:_______________                                 $_________________________________

First Distribution Date:                                     Aggregate Stated Principal Balance of the
_______________                                              Mortgage Loans as of the Closing Date
                                                             ("Initial Pool Balance"):
                                                             $_________________________________

Master Servicer:                                             Trustee:
_______________                                              _______________

Special Servicer:
_______________

Certificate No.[B-3] [B-4] [B-5] [B-6] [B-7]                 CUSIP No.:  ___________
[B-8] [C] [D] - ________________



                                      A-4-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER") OR (2) AN ACCREDITED INVESTOR WITHIN THE MEANING OF PARAGRAPH (1), (2), (3) OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL THE EQUITY OWNERS ARE DESCRIBED BY SUCH PARAGRAPHS (AN "INSTITUTIONAL ACCREDITED INVESTOR").

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GREENWICH CAPITAL COMMERCIAL FUNDING CORP.,
                                  ---------------------------------------------,
OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


                                      A-4-2

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS ____________________. ASSUMING THAT THE MORTGAGE LOANS ARE NOT SUBJECT TO ANY VOLUNTARY OR INVOLUNTARY PREPAYMENT OF PRINCIPAL (EXCEPT THAT THE ARD LOANS ARE ASSUMED TO BE PAID IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $______ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ____% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER A CONSTANT YIELD METHOD WITH DAILY COMPOUNDING. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR, IF THEY DO PREPAY, THAT THEY WILL PREPAY AT ANY PARTICULAR RATE.]

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [B-3] [B-4] [B-5] [B-6] [B-7] [B-8] [C] [D] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [B-3] [B-4] [B-5] [B-6] [B-7] [B-8] [C] [D] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of the Cut- off Date specified above (the "Agreement"), among Greenwich Capital Commercial Funding Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement),______________________________ as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), ___________________________ as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement) and _____________________________ as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.


                                      A-4-3

                  Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the later of (i) the tenth day of such month (or, if such tenth day is not a Business Day, on the next succeeding Business Day) and (ii) the fourth Business Day following the Determination Date (as defined below) in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [B-3] [B-4] [B-5] [B-6] [B-7] [B-8] [C] [D] Certificates on the applicable Distribution Date pursuant to the Agreement. The "Determination Date" in each month, commencing in ________________, will be the fourth day of such month or, if such fourth day is not a Business Day, then the immediately preceding Business Day. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of an Unreimbursed Principal Balance Reduction in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.


                                      A-4-4

                  No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of this Certificate by the Depositor, then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, the Underwriter, the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate or any interest herein shall be made except to a Qualified Institutional Buyer or an Institutional Accredited Investor. The Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee a certification, substantially in the form attached as Annex 1 or Annex 2 to Exhibit F-2A to the Agreement, to the effect that such prospective Transferee is a Qualified Institutional Buyer or a certification from the prospective Transferee to the effect that such prospective Transferee is an Institutional Accredited Investor.

                  No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of
Section 406 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly

                                      A-4-5
purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and
Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or
Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code.

                  If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described in the two preceding paragraphs.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the

                                      A-4-6

Special Servicer or the any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 662/3% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-4-7

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                             ------------------------------
                                             as Trustee




                                             By: --------------------------
                                                  Authorized Representative










                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [B-3] [B-4] [B-5] [B-6] [B-7] [B-8] [C] [D] Certificates referred to in the within-mentioned Agreement.

Dated:

                                             ------------------------------
                                             as Certificate Registrar



                                             By: --------------------------
                                                  Authorized Representative

                                      A-4-8

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------.

          (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------.

Dated:

                              -------------------------------------
                              Signature by or on behalf of Assignor


                              -------------------------------------
                              Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS


                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to
                                              ----------------------------------

--------------------------------------------------------------------------------

for the account of
                   ------------------------------------------------------------.


                  Distributions made by check (such check to be made payable to

                          ) and all applicable statements and notices should be
-------------------------

mailed to
          ---------------------------------------------------------------------.

                  This information is provided by                         , the
                                                  ------------------------
Assignee named above, or                     , as its agent.
                         --------------------


                                      A-4-9

                                   EXHIBIT A-5

                         FORM OF CLASS [E] CERTIFICATES

                          CLASS [E] COMMERCIAL MORTGAGE
                PASS-THROUGH CERTIFICATE, SERIES _______________

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                                    GREENWICH CAPITAL COMMERCIAL FUNDING CORP.


Cut-off Date:_______________                                 Percentage Interest evidenced by this Class
                                                             E Certificate:  ______%
Closing Date:_______________

First Distribution Date:                                     Aggregate Stated Principal Balance of the
_______________                                              Mortgage Loans as of the Closing Date
                                                             ("Initial Pool
                                                             Balance"):$__________________________

Master Servicer:                                             Trustee:
_______________                                              _______________

Special Servicer:
_______________

Certificate No. E-___


                                      A-5-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER") OR (2) AN ACCREDITED INVESTOR WITHIN THE MEANING OF PARAGRAPH (1), (2), (3) OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY IN WHICH ALL THE EQUITY OWNERS ARE DESCRIBED BY SUCH PARAGRAPHS (AN "INSTITUTIONAL ACCREDITED INVESTOR").

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GREENWICH CAPITAL COMMERCIAL FUNDING CORP., ____________________________________, OR
ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY) RECEIVED IN RESPECT OF THE ARD LOANS, SUBJECT TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


                                      A-5-2

                  This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by evidenced by all the Class E Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among Greenwich Capital Commercial Funding Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), _______________________ as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), ________________________ as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement) and __________________________ as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the later of (i) the tenth day of such month (or, if such tenth day is not a Business Day, on the next succeeding Business Day) and (ii) the fourth Business Day following the Determination Date (as defined below) in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class E Certificates on the applicable Distribution Date pursuant to the Agreement. The "Determination Date" in each month, commencing in ______________________, will be the fourth day of such month or, if such fourth day is not a Business Day, then the immediately preceding Business Day. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                                      A-5-3

                  This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of this Certificate by the Depositor, then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, the Underwriter, the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate or any interest herein shall be made except to a Qualified Institutional Buyer or an Institutional Accredited Investor. The Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee a certification, substantially in the form attached as Annex 1 or Annex 2 to Exhibit F-2A to the Agreement, to the effect that such prospective Transferee is a Qualified Institutional Buyer or a certification from the prospective Transferee to the effect that such prospective Transferee is an Institutional Accredited Investor.

                  No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such


                                      A-5-4
interest herein by the prospective Transferee would result in a violation of
Section 406 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of
Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

                  If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described in the two preceding paragraphs.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or

                                      A-5-5
other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 662/3% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-5-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                             ___________________________
                                             as Trustee



                                             By: ______________________________
                                                   Authorized Representative






                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class E Certificates referred to in the within-mentioned Agreement.

Dated:

                                             ______________________________
                                             as Certificate Registrar


                                             By: ______________________________
                                                   Authorized Representative


                                      A-5-7

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------.

          (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------.

Dated:

                              -------------------------------------
                              Signature by or on behalf of Assignor


                              -------------------------------------
                              Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS


                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to
                                              ----------------------------------

--------------------------------------------------------------------------------

for the account of
                   ------------------------------------------------------------.


                  Distributions made by check (such check to be made payable to

                          ) and all applicable statements and notices should be
-------------------------

mailed to
          ---------------------------------------------------------------------.

                  This information is provided by                         , the
                                                  ------------------------
Assignee named above, or                     , as its agent.
                         --------------------


                                      A-5-8

                                   EXHIBIT A-6

             FORM OF CLASS R-I, CLASS R-II, CLASS R-III CERTIFICATES

                 CLASS [R-I] [R-II] [R-III] COMMERCIAL MORTGAGE
                PASS-THROUGH CERTIFICATE, SERIES _______________

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.


Cut-off Date:_______________                               Percentage Interest evidenced by
                                                           this Class [R-I] [R-II] [R-III] Certificate:
                                                           ___%

Closing Date:_______________                               Aggregate Stated Principal Balance of the
                                                           Mortgage Loans as of the Closing Date
                                                           ("Initial Pool Balance"): $________________

First Distribution Date:                                   Trustee:
_______________                                            _______________

Master Servicer:
_______________

Special Servicer:
_______________


Certificate No.[R-I] [R-II] [R-III]-__


                                      A-6-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER").

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GREENWICH CAPTIAL COMERCIAL FUNDING CORP., ______________________________________________,
OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES OWNERSHIP OF THE "RESIDUAL INTEREST" IN MULTIPLE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS" (EACH A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO

                                      A-6-2

THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS, IF ANY, ON THIS CERTIFICATE.]

[SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS, IF ANY, ON THIS CERTIFICATE.]

                  This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [R-I] [R-II] [R-III] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among Greenwich Capital Commercial Funding Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), _____________________________ as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement) and ____________________________ as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement) and ________________________________ as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the later of (i) the tenth day of such month (or, if such tenth day is not a Business Day, on the next succeeding Business Day) and (ii) the fourth Business Day following the Determination Date (as defined below) in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest

                                      A-6-3
evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [R-I] [R-II] [R-III] Certificates on the applicable Distribution Date pursuant to the Agreement. The "Determination Date" in each month, commencing in ________________, will be the fourth day of such month or, if such fourth day is not a Business Day, then the immediately preceding Business Day. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of this Certificate by the Depositor, then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached as Exhibit F-2A to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring

                                      A-6-4
to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, the Underwriter, the Trustee, any Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate or any interest herein shall be made except to a Qualified Institutional Buyer. The Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee a certification, substantially in the form attached as Annex 1 or Annex 2 to Exhibit F-2A to the Agreement, to the effect that such prospective Transferee is a Qualified Institutional Buyer.

                  No transfer of this Certificate or any interest herein shall be made (A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of
Section 406 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60; or
(iii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

                  Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by its acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Trustee and the Tax Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership

                                      A-6-5

Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of either the Certificate Registrar or Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected. In connection therewith, the Certificate Registrar shall not register the transfer of an Ownership Interest in this Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Persons.

                  Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee and the Tax Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

                  If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described in the five preceding paragraphs.

                  The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Tax Administrator the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Tax Administrator, to the effect that such modification of, addition to or elimination of such provisions will not cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of a Residual Interest Certificate to a Person that is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Interest Certificate to a Person that is not a Permitted Transferee.


                                      A-6-6

                  A "Permitted Transferee" is any Transferee other than a "Disqualified Organization" and a "Non-United States Person". In addition, if such Transferee is classified as a partnership under the Code, such Transferee can only be a "Permitted Transferee" if all of its beneficial owners are United States Persons.

                  A "Disqualified Organization" is any of (i) the United States or a possession thereof, any State or political subdivision thereof or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the REMIC Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Interest Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Interest Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or, to the extent provided in the Treasury regulations, a trust if it was in existence on August 20, 1996 and it elected to be treated as a United States Person, all within the meaning of Section 7701(a)(30) of the Code.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.


                                      A-6-7

                  No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 66 2/3% of the Voting Rights allocated to all of the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                      A-6-8

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-6-9

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                             ___________________________
                                             as Trustee



                                             By: ______________________________
                                                   Authorized Representative



                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [R-I] [R-II] [R-III] Certificates referred to in the within- mentioned Agreement.

Dated:

                                             _______________________________
                                             as Certificate Registrar



                                             By: ______________________________
                                                   Authorized Representative


                                     A-6-10

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------.

          (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------.

Dated:

                              -------------------------------------
                              Signature by or on behalf of Assignor


                              -------------------------------------
                              Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS


                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to
                                              ----------------------------------

--------------------------------------------------------------------------------

for the account of
                   ------------------------------------------------------------.


                  Distributions made by check (such check to be made payable to

                          ) and all applicable statements and notices should be
-------------------------

mailed to
          ---------------------------------------------------------------------.

                  This information is provided by                         , the
                                                  ------------------------
Assignee named above, or                     , as its agent.
                         --------------------


                                     A-6-11

                                   EXHIBIT B-1

                           SCHEDULE OF MORTGAGE LOANS





                                      B-1-1

                                   EXHIBIT B-2

                SCHEDULE OF EXCEPTIONS TO MORTGAGE FILE DELIVERY


     Loan             Property            Document       Code             Exception                            Comment
      ID                Name








                                      B-1-2

                                   EXHIBIT B-3

                         FORM OF CUSTODIAL CERTIFICATION



                                                                          [date]


Greenwich Capital Commercial Funding
Corp.
[Address]


[MORTGAGE LOAN SELLER]



[UNDERWRITER]



        Re:      Greenwich Capital Commercial Funding Corp.,
                 Commercial Mortgage Pass-Through Certificates,
                 Series _________________


Ladies and Gentlemen:

                  Pursuant to Section 2.02(b) of the Pooling and Servicing Agreement dated as of __________________ and related to the above-referenced Certificates (the "Agreement"), __________________________, as trustee (the "Trustee"), hereby certifies as to each Original Mortgage Loan subject to the Agreement (except as identified in the exception report attached hereto) that:
(i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage File" in the Agreement or a lost note affidavit in lieu thereof, the original or copy of each recorded document specified in clauses (ii) through (v) of the definition of "Mortgage File" in the Agreement, the original or copy of the policy of title insurance specified in clause (vii) of the definition of "Mortgage File" in the Agreement and each document specified in clause (viii) of the definition of "Mortgage File" in the Agreement (without regard to the parenthetical in such clause (viii)), is in its possession or the possession of a Custodian on its behalf; (ii) if the date of this report is after _________________, the recordation/filing contemplated by Section 2.01(e) has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents); (iii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appear to have been executed and (C) purport to relate to such Mortgage Loan; and (iv) based on the examinations referred to in Section 2.02(a) and Section 2.02(b) of the Agreement and only as to the foregoing

                                      B-3-1
documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (ii) (other than the zip code) and (vi)(B) of the definition of "Mortgage Loan Schedule" in the Agreement accurately reflects the information set forth in the Mortgage File.

                  Pursuant to Section 2.02(c) of the Agreement, neither the Trustee nor the Custodian is under any obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, neither the Trustee nor the Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

                  Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.


                                             Respectfully,

                                             ___________________________
                                             as Trustee

                                             By: __________________________
                                             Name:
                                             Title:


                                      B-3-2

                                    EXHIBIT C

                   LETTER OF REPRESENTATIONS AMONG DEPOSITOR,
                         TRUSTEE AND INITIAL DEPOSITORY

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE


                                                              [Date]


[TRUSTEE]


Re:      Greenwich Capital Commercial Funding Corp.,
         Commercial Mortgage Pass-Through
         Certificates, Series _____________

                  In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under a certain Pooling and Servicing Agreement, dated as of _______________ (the "Pooling and Servicing Agreement"), among Greenwich Capital Commerical Funding Corp. as depositor, the undersigned as master servicer (in such capacity, the "Master Servicer"), _________________ as special servicer and you as trustee (in such capacity, the "Trustee"), the undersigned as Master Servicer hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:
Address:
Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:


Reason for requesting Mortgage File (or portion thereof):

______            1.       Mortgage Loan paid in full.

                           The undersigned hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Collection Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

______            2.       Other.  (Describe)


                  The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt

                                      D-1-1
thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

                  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                             ___________________________
                                             as Master Servicer


                                             By: ______________________________
                                             Name:
                                             Title:

                                      D-1-2

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE


                                                              [Date]

[TRUSTEE]



Re:  Greenwich Capital Commercial Funding Corp.,
     Commercial Pass-Through Certificates, Series ______________

                  In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under a certain Pooling and Servicing Agreement, dated as of _______________ (the "Pooling and Servicing Agreement"), among Greenwich Capital Commercial Funding Corp. as depositor, ___________________ as master servicer, the undersigned as special servicer (the "Special Servicer") and you as trustee (in such capacity, the "Trustee"), the undersigned as Special Servicer hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:
Address:
Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:


Reason for requesting Mortgage File (or portion thereof):

______            1.       The Mortgage Loan is being foreclosed.

______            2.       Other.  (Describe)

                  The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

                                      D-2-1

                  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                             ______________________________
                                             as Special Servicer



                                             By: _____________________________
                                             Name:
                                             Title:

                                      D-2-2

                                   EXHIBIT E-1

                             FORM OF TRUSTEE REPORT






                                      E-1-1

                                  EXHIBIT E-2A

                     FORM OF CMSA LOAN PERIODIC UPDATE FILE


                                     E-2A-1

                                  EXHIBIT E-2B

                           FORM OF CMSA PROPERTY FILE

                                     E-2B-1

                                  EXHIBIT E-2C

                          FORM OF CMSA LOAN SET-UP FILE


                                     E-2B-2

                                   EXHIBIT E-3

                   FORM OF COMPARATIVE FINANCIAL STATUS REPORT

                                      E-3-1

                                   EXHIBIT E-4

                      FORM OF DELINQUENT LOAN STATUS REPORT

                                      E-4-1

                                   EXHIBIT E-5

                   FORM OF HISTORICAL LOAN MODIFICATION REPORT

                                      E-5-1

                                   EXHIBIT E-6

                     FORM OF HISTORICAL LOSS ESTIMATE REPORT

                                      E-6-1

                                   EXHIBIT E-7

                        FORM OF NOI ADJUSTMENT WORKSHEET

                                      E-7-1

                                   EXHIBIT E-8

                   FORM OF OPERATING STATEMENT ANALYSIS REPORT

                                      E-8-1

                                   EXHIBIT E-9

                            FORM OF REO STATUS REPORT

                                      E-9-1

                                  EXHIBIT E-10

                               FORM OF WATCH LIST


                                     E-10-1

                                  EXHIBIT F-1A

                        FORM I OF TRANSFEROR CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES


                                                              [Date]

[TRUSTEE]

[OR OTHER CERTIFICATE REGISTRAR]

Re: Greenwich Capital Commercial Funding Corp., Commercial Mortgage Pass-Through Certificates, Series _______________, Class ______ Certificates [having an initial aggregate Certificate Principal Balance as of ________________ (the "Closing Date") of ____________
         $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")


Dear Sirs:

                  This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates") pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of _______________, among Greenwich Capital Commercial Funding Corp., as Depositor, ____________________ as Master Servicer, ______________________, as Special Servicer, and __________________________, as
Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

                  2. Neither the Transferor nor anyone acting on its behalf has
(a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of the Transferred

                                     F-1A-1

Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                  3. The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act (a "Qualified Institutional Buyer") purchasing for its own account or for the account of another person that is itself a Qualified Institutional Buyer. In determining whether the Transferee is a Qualified Institutional Buyer, the Transferor and any person acting on behalf of the Transferor in this matter has relied upon the following method(s) of establishing the Transferee's ownership and discretionary investments of securities (check one or more):

         ___ (a) The Transferee's most recent publicly available financial statements, which statements present the information as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

         ___ (b) The most recent publicly available information appearing in documents filed by the Transferee with the Securities and Exchange Commission or another United States federal, state, or local governmental agency or self-regulatory organization, or with a foreign governmental agency or self-regulatory organization, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

         ___ (c) The most recent publicly available information appearing in a recognized securities manual, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

         ___ (d) A certification by the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Transferee, specifying the amount of securities owned and invested on a discretionary basis by the Transferee as of a specific date on or since the close of the Transferee's most recent fiscal year, or, in the case of a Transferee that is a member of a "family of investment companies", as that term is defined in Rule 144A, a certification by an executive officer of the investment adviser specifying the amount of securities owned by the "family of investment companies" as of a specific date on or since the close of the Transferee's most recent fiscal year.


                                     F-1A-2

         ___      (e) Other. (Please specify brief description of method)


                  4. The Transferor and any person acting on behalf of the Transferor understand that in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity for purposes of establishing whether such entity is a Qualified Institutional Buyer:

         (a) the following instruments and interests shall be excluded: securities of issuers that are affiliated with such entity; securities that are part of an unsold allotment to or subscription by such entity, if such entity is a dealer; securities of issuers that are part of such entity's "family of investment companies", if such entity is a registered investment company; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps;

         (b) the aggregate value of the securities shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities may be valued at market; and

         (c) securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

                  5. The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.


                                     F-1A-3

                  6. The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) all related matters, that the Transferee has requested.


                                                      Very truly yours,


                                                      -----------------------
                                                          (Transferor)


                                                      By: _____________________
                                                      Name: ___________________
                                                      Title: __________________


                                     F-1A-4

                                  EXHIBIT F-1B

                        FORM II OF TRANSFEROR CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES




                                                              [Date]



[TRUSTEE]


[OR OTHER CERTIFICATE REGISTRAR]

Re: Greenwich Capital Commercial Funding Corp., Commercial Mortgage Pass-Through Certificates, Series _______________, Class ______ Certificates [having an initial aggregate Certificate Principal Balance as of ______________ (the "Closing Date") of $__________] ____________
         [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates") ________________________


Dear Sirs:

                  This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the
"Transferee") of the captioned Certificates, (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ____________________, among Greenwich Capital Commercial Funding Corp., as Depositor, _________________, as Master Servicer, __________________, as Special Servicer, and _______________________,
as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

                  2. Neither the Transferor nor anyone acting on its behalf has
(a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred

                                     F-1B-1

Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                                      Very truly yours,


                                                      -----------------------
                                                          (Transferor)


                                                      By: _____________________
                                                      Name: ___________________
                                                      Title: __________________


                                     F-1B-2

                                  EXHIBIT F-2A

                        FORM I OF TRANSFEREE CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES



                                                              [Date]



[TRUSTEE]



Re: Greenwich Capital Commercial Funding Corp., Commercial Mortgage Pass-Through Certificates, Series _______________, Class ______ Certificates [having an initial aggregate Certificate Principal Balance as of ________________ (the "Closing Date") of ____________
         $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

                  This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates") pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ________________, among Greenwich Capital Commercial Funding Corp., as Depositor, ______________________, as Master Servicer, __________________________, as Special Servicer, and
__________________________, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Trans ferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or
(b) pursuant to another exemption from registration under the Securities Act.


                                     F-2A-1

                  2. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

                  3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                                      Very truly yours,


                                                      -----------------------
                                                          (Transferee)


                                                      By: _____________________
                                                      Name: ___________________
                                                      Title: __________________



                                     F-2A-2

                             Nominee Acknowledgment


                  The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                                     ------------------------
                                                            (Nominee)

                                                     By: ____________________
                                                     Name: __________________
                                                     Title: _________________

                                     F-2A-1

                                                        ANNEX 1 TO EXHIBIT F-2A


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass- through certificates being transferred (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

                  2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Transferee [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

         ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

         ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.


______

(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     F-2A-2

         ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

         ___ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

         ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

         ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

         ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

         ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

                  -------------------------------------------------------------

                  -------------------------------------------------------------

                  -------------------------------------------------------------

                  -------------------------------------------------------------

                                     F-2A-3

                  3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and
(vii) currency, interest rate and commodity swaps.

                  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

                  5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

         ___      ___               Will the Transferee be purchasing the
         Yes      No                Transferred Certificates only for the
                                    Transferee's own account?


                  6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

                  7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.


                                     F-2A-4

                  8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                             --------------------------------
                                             Print Name of Transferee


                                             By: ____________________________
                                             Name: __________________________
                                             Title: _________________________
                                             Date: __________________________

                                     F-2A-5

                                                       ANNEX 2 TO EXHIBIT F-2A


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]


                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

                  2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

         ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).


                                     F-2A-6

                  3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

                  5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

                  ____     ____             Will the Transferee be purchasing
                  Yes      No               the Transferred Certificates only
                                            for the Transferee's own account?

                  6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

                  7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                     F-2A-7

                  8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                             -----------------------------------
                                             Print Name of Transferee or Adviser

                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________


                                             IF AN ADVISER:

                                             -----------------------------------
                                             Print Name of Transferee


                                             Date: _____________________________


                                     F-2A-8

                                  EXHIBIT F-2B

                        FORM II OF TRANSFEREE CERTIFICATE
                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES


                                                              [Date]



[TRUSTEE]


Re: Greenwich Capital Commercial Funding Corp., Commercial Mortgage Pass-Through Certificates, Series _______________, Class ___ Certificates [having an initial aggregate Certificate Principal Balance as of ______________ (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")


Ladies and Gentlemen:

                  This letter is delivered to you in connection with the transfer by _______________________ (the "Transferor") to
_______________________________ (the "Transferee") of the captioned Certificates (the "Transferred Certificates") pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ________________, among Greenwich Capital Commercial Funding Corp., as Depositor, ________________________, as Master Servicer, _____________________,
as Special Servicer, and ________________________, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

                  2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in a transaction which is exempt from such registration and qualification and the Certificate Registrar has received (A) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1A to the Pooling and Servicing Agreement; (B) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1B to the Pooling and Servicing

                                     F-2B-1

Agreement and a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Pooling and Servicing Agreement; or (C) an Opinion of Counsel satisfactory to the Certificate Registrar that the transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such Opinion of Counsel is based.

                  3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

         THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
         (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         THE TRUST FUND IN WHICH THIS CERTIFICATE EVIDENCES AN INTEREST HAS NOT BEEN REGISTERED AS AN "INVESTMENT COMPANY" UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). ACCORDINGLY, THIS CERTIFICATE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QUALIFIED INSTITUTIONAL BUYER") OR (2) AN ACCREDITED INVESTOR WITHIN THE MEANING OF PARAGRAPH (1), (2),
         (3) OR (7) OF

                                     F-2B-2

         RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT OR AN ENTITY
         IN WHICH ALL THE EQUITY OWNERS CONSTITUTE ENTITIES DESCRIBED IN SUCH PARAGRAPHS.

                  4. Neither the Transferee nor anyone acting on its behalf has
(a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

                  5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto and
(e) all related matters, that it has requested.

                  6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501(a) under the Securities Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

                  7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                                      Very truly yours,


                                                      -----------------------
                                                          (Transferee)


                                                      By: _____________________
                                                      Name: ___________________
                                                      Title: __________________
                                                      Date: ___________________


                                     F-2B-3

                             Nominee Acknowledgment


                  The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.



                                                      -------------------------
                                                              (Nominee)


                                                      By: _____________________
                                                      Name: ___________________
                                                      Title: __________________



                                     F-2B-4

                                    EXHIBIT G

                         FORM OF TRANSFEREE CERTIFICATE
                            IN CONNECTION WITH ERISA
                     (DEFINITIVE SUBORDINATED CERTIFICATES)



                                                              [Date]


[TRUSTEE]


Re: Greenwich Capital Commercial Funding Corp., Commercial Mortgage Pass-Through Certificates, Series _______________, Class ______ Certificates [having an initial Certificate Principal Balance as of __________________ (the "Closing Date") of ____________ $________]
         [evidencing a _____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the
"Transferee") of the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ______________, among Greenwich Capital Commercial Funding Corp., as Depositor, ___________________, as Master Servicer, ____________________, as
Special Servicer, and ___________________________, as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as Certificate Registrar, as follows (check the applicable paragraph):

___ The Transferee is neither (A) a retirement plan or other employee benefit plan or arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), nor (B) a Person who is directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or

___ The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.

                                                      Very truly yours,


                                                      -----------------------
                                                          (Transferee)


                                                      By: _____________________
                                                      Name: ___________________
                                                      Title: __________________

                                   EXHIBIT H-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                 FOR TRANSFERS OF RESIDUAL INTEREST CERTIFICATES


STATE OF                                    )
                                            ) ss:
COUNTY OF                                   )


         ____________________, being first duly sworn, deposes and says that:

                  1. He/She is the ____________________ of ____________________
(the prospective transferee (the "Transferee") of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Pass-Through Certificates, Series _______________, Class [R-I] [R-II] [R- III], evidencing a __% Percentage Interest in such Class (the "Residual Interest Certificates")), a _________________ duly organized and validly existing under the laws of
____________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement pursuant to which the Residual Interest Certificates were issued (the "Pooling and Servicing Agreement").

                  2. The Transferee (i) is, and as of the date of transfer will be, a Permitted Transferee and will endeavor to remain a Permitted Transferee for so long as it holds the Residual Interest Certificates, and (ii) is acquiring the Residual Interest Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any Person other than a "Disqualified Organization" or a "non-United States Person", but in addition, if such Person is classified as a partnership under the Code, such Person can only be a "Permitted Transferee" if all of its beneficial owners are United States Persons. For this purpose, a "Disqualified Organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income. A "non-United States Person" is any Person other than a "United States Person". A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust as to which (i) a court in the United States is able to exercise primary supervision over the administration of the trust and
(ii) one or more United States fiduciaries have the right to control all substantial decisions of the trust or, to the extent provided in

                                      H-1-1
the Treasury regulations, a trust if it was in existence on August 20, 1996 and if elected to be treated as a United States Person).

                  3. The Transferee is aware (i) of the tax that would be imposed under the Code on transfers of the Residual Interest Certificates to non-Permitted Transferees; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Interest Certificates may be a "noneconomic residual interest" within the meaning of Treasury regulation Section 1.860E-1(c) and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

                  4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Interest Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

                  5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Interest Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false. In addition, the Transferee is aware the Certificate Registrar will not register any transfer of the Residual Interest Certificates to an entity classified as a partnership under the Code unless at the time of transfer, all of the beneficial owners of such entity are "United States Persons".

                  6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Interest Certificates will only be owned, directly or indirectly, by a Permitted Transferee.

                  7. The Transferee's taxpayer identification number is
_________________.

                  8. The Transferee has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Interest Certificates (in particular, clause (ii)(A) of Section 5.02(d) which authorizes the Trustee to deliver payments on the Residual Interest Certificates to a Person other than the Transferee and clause (ii)(B) of Section 5.02(d) which authorizes the Trustee to negotiate a mandatory sale of the Residual Interest Certificates, in either case, in the event that the Transferee holds such Residual Interest Certificates


                                      H-1-2
in violation of Section 5.02(d)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

                  9. No purpose of the Transferee relating to its purchase or any sale of the Residual Interest Certificates is or will be to impede the assessment or collection of any tax.

                  10. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Interest Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Interest Certificates.

                  11. The Transferee will, in connection with any transfer that it makes of the Residual Interest Certificates, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit H-2 to the Pooling and Servicing Agreement in which it will represent and warrant, among other things, that it is not transferring the Residual Interest Certificates to impede the assessment or collection of any tax and that it has at the time of such transfer conducted a reasonable investigation of the financial condition of the proposed Transferee (or its current beneficial owners if such Transferee is classified as a partnership under the Code) as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and has satisfied the requirements of such provision.



                                      H-1-3

                  IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ______ day of
____________.


                                             [NAME OF TRANSFEREE]


                                             By: ________________________
                                                   [Name of Officer]
                                                   [Title of Officer]

[Corporate Seal]

ATTEST:


---------------------------
[Assistant] Secretary


                  Personally appeared before me the above-named
____________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee

                  Subscribed and sworn before me this ______ day of __________________, ______.



                                  ----------------------------------
                                  NOTARY PUBLIC

                                  COUNTY OF ________________________
                                  STATE OF _________________________
                                  My Commission expires the _________ day of
                                                     _________, ___.



                                      H-1-4

                                   EXHIBIT H-2

                 FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
                         RESIDUAL INTEREST CERTIFICATES


                                                              [Date]



[TRUSTEE]



     Re: Greenwich Capital Commercial Funding Corp., Commercial Mortgage Pass-Through Certificates, Series _______________, Class [R-I] [R-II] [R-III] Certificates, evidencing a ____% Percentage Interest in such Class (the "Residual Interest Certificates")


Ladies and Gentlemen:

                  This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the
"Transferee") of the Residual Interest Certificates, pursuant to the Pooling and Servicing Agreement, dated as of _________________ (the "Pooling and Servicing Agreement"), among Greenwich Capital Commercial Funding Corp., as Depositor, ___________________, as Master Servicer, ______________________, as Special
Servicer, and ______________________________, as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. No purpose of the Transferor relating to the transfer of the Residual Interest Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

                  2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.


                                      H-2-1

                  3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if the Transferee is classified as a partnership under the Code) as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                                      Very truly yours,


                                                      -----------------------
                                                          (Transferor)


                                                      By: _____________________
                                                      Name: ___________________
                                                      Title: __________________


                                      H-2-2

                                   EXHIBIT I-1

                        FORM OF NOTICE AND ACKNOWLEDGMENT
                   CONCERNING REPLACEMENT OF SPECIAL SERVICER


                                                              [Date]

[RATING AGENCIES]




Re:      Greenwich Capital Commercial Funding Corp., Commercial
         Mortgage Pass-Through Certificates, Series _______________

Ladies and Gentlemen:

                  This notice is being delivered pursuant to Section 6.06 of the Pooling and Servicing Agreement, dated as of _______________, and relating to Greenwich Capital Commercial Funding Corp., Commercial Mortgage Pass-Through Certificates, Series _______________ (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the Agreement.

                  Notice is hereby given that the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have designated __________________ to serve as the Special Servicer under the Agreement.

                  The designation of ____________________ as Special Servicer will become final if certain conditions are met and each Rating Agency delivers to ____________________________, the trustee under the Agreement (the "Trustee"), written confirmation that if the person designated to become the Special Servicer were to serve as such, such event would not result in the qualification, downgrade or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates. Accordingly, such confirmation is hereby requested as soon as possible.

                                      I-1-1

                  Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                                             Very truly yours,

                                             ______________________________
                                             as Trustee



                                             By: __________________________
                                             Name: ________________________
                                             Title: _______________________



Receipt acknowledged:

[Rating Agency]


By: _________________________
Name: _______________________
Title: ______________________
Date: _______________________


[Rating Agency]


By: _________________________
Name: _______________________
Title: ______________________
Date: _______________________


                                      I-1-2

                                   EXHIBIT I-2

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER


                                                              [Date]
[TRUSTEE]
[MASTER SERVICER]
[SPECIAL SERVICER]
[DEPOSITOR]


Re: Greenwich Capital Commercial Funding Corporation, Commercial Mortgage Pass-Through Certificates, Series _______________

Ladies and Gentlemen:

                  Pursuant to Section 6.06 of the Pooling and Servicing Agreement, dated as of ___________________, relating to Greenwich Capital Commercial Funding Corp., Commercial Mortgage Pass-Through Certificates, Series _______________ (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 2.06 of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: ________________________.



                                                By: _________________________
                                                Name: _______________________
                                                Title: ______________________


                                      I-2-1

                                    EXHIBIT J

                        FORM OF UCC-1 FINANCING STATEMENT

Debtor:

Greenwich Capital Commercial Funding Corp.
[Address]



Secured Party:


[TRUSTEE]
[Address]






Text:

See Exhibit 1 Attached Hereto

                                      J-1-1

                                                         EXHIBIT 1 to EXHIBIT J



                  This Exhibit 1 is attached to and incorporated in a financing statement pertaining to Greenwich Capital Commercial Funding Corp. as depositor (referred to as the "Debtor" for the purpose of this financing statement only), and ____________________________ as trustee for the holders of the Series _______________ Certificates (referred to as the "Secured Party" for purposes of this financing statement only), under that certain Pooling and Servicing Agreement, dated as of _________________ (the "Pooling and Servicing Agreement"), among the Debtor as depositor, the Secured Party as trustee, ____________________________, as master servicer (in such capacity, the "Master Servicer") and ____________________________, as special servicer (in such capacity, the "Special Servicer"), relating to the issuance of the Debtor's Commercial Mortgage Pass-Through Certificates, Series _______________ (collectively, the "Series _______________ Certificates"). Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement. The attached financing statement covers all of the Debtor's right (including the power to convey title thereto), title and interest in and to the Trust Fund created pursuant to the Pooling and Servicing Agreement, consisting of the following:

                  1. The mortgage notes or other evidence of indebtedness of a borrower (the "Mortgage Notes") with respect to the mortgage loans (the "Mortgage Loans") listed on the Mortgage Loan Schedule to the Pooling and Servicing Agreement, which Mortgage Loan Schedule is attached hereto as Exhibit A;

                  2. The related mortgages, deeds of trust or other similar instruments securing such Mortgage Notes (the "Mortgages");

                  3. With respect to each Mortgage Note and each Mortgage, each other legal, credit and servicing document related to such Mortgage Note and Mortgage (collectively, with such related Mortgage Note and Mortgage, the "Mortgage Loan Documents");

                  4. (a) the Collection Account maintained by the Master Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Collection Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

                  5.       All REO Property;


                                      J-1-2

                  6. (a) the REO Account required to be maintained by the Special Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the REO Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

                  7. (a) the Servicing Account(s) and Reserve Account(s) required to be maintained by the Master Servicer or Special Servicer pursuant to the Pooling and Servicing Agreement, and (b) all funds from time to time on deposit in the Servicing Account(s) and Reserve Account(s);

                  8. (a) the Distribution Account required to be maintained by the Secured Party pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Distribution Account,
                           (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

                  9. All insurance policies, including the right to payments thereunder, with respect to the Mortgage Loans required to be maintained pursuant to the Mortgage Loan Documents and the Pooling and Servicing Agreement, transferred to the Trust and to be serviced by the Master Servicer or Special Servicer; and

                  10. All income, payments, products and proceeds of any of the foregoing, together with any additions thereto or substitutions therefor.

THE DEBTOR AND THE SECURED PARTY INTEND THE TRANSACTIONS CONTEMPLATED BY THE POOLING AND SERVICING AGREEMENT TO CONSTITUTE A SALE OF THE INTEREST IN THE MORTGAGE NOTES, THE RELATED MORTGAGES AND THE OTHER MORTGAGE LOAN DOCUMENTS, AND THIS FILING SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT A SALE HAS NOT OCCURRED. THE REFERENCES HEREIN TO MORTGAGE NOTES SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY MORTGAGE NOTE IS NOT AN INSTRUMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE OR THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN ANY MORTGAGE NOTE, MORTGAGE OR OTHER MORTGAGE LOAN DOCUMENT. IN ADDITION, THE REFERENCES HEREIN TO SECURITIES, INSTRUMENTS AND OTHER OBLIGATIONS SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION IS NOT AN INSTRUMENT, A CERTIFICATED SECURITY OR AN UNCERTIFICATED SECURITY WITHIN THE

                                      J-1-3

MEANING OF THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION, NOR SHOULD THIS FINANCING STATEMENT BE CONSTRUED AS A CONCLUSION THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN THE CONTRACTUAL RIGHT TO PAYMENT, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO PAYMENTS OF PRINCIPAL AND INTEREST AND THE RIGHT TO ENFORCE THE RELATED PAYMENT OBLIGATIONS, ARISING FROM OR UNDER ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION (INCLUDING, WITHOUT LIMITATION, ANY PERMITTED INVESTMENT). WITH RESPECT TO THE FOREGOING, THIS FILING IS MADE ONLY IN THE EVENT OF CONTRARY ASSERTIONS BY THIRD PARTIES.

                                      J-1-4

                                                                       Exhibit A



                             MORTGAGE LOAN SCHEDULE

                                      J-1-5

                                    EXHIBIT K

                       CALCULATION OF NET OPERATING INCOME


                  With respect to any Mortgaged Property, "Net Operating Income" shall mean for each fiscal year or portion thereof, (i) the related Operating Income allocable to such period, less (ii) the related Operating Expenses allocable to such period, and less (iii) any Contractual Recurring Replacement Reserve for such Mortgaged Property as indicated in the Prospectus Supplement dated ___________________ relating to Greenwich Capital Commercial Funding Corp., Commercial Mortgage Pass-Through Certificates, Series _______________ (the amounts described in this clause (iii) to be prorated if "Net Operating Income" is being calculated for less than a full fiscal year).

                  With respect to any Mortgaged Property "Operating Income" shall mean, for each fiscal year or portion thereof, all revenue derived by the related Mortgagor arising from the Mortgaged Property, including, without limitation, rental revenues (whether denominated as basic rent, additional rent, percentage rent, escalation payments, electrical payments or otherwise) and other fees and charges payable pursuant to leases or otherwise in connection with the Mortgaged Property, and rent insurance proceeds. Operating Income shall not include (a) insurance proceeds (other than proceeds of business interruption or other similar insurance allocable to the applicable period) and condemnation awards (other than awards arising from a temporary taking or the use and occupancy of all or part of the applicable Mortgaged Property allocable to the applicable period), or interest accrued on such proceeds or awards, (b) proceeds of any financing, (c) proceeds of any sale, exchange or transfer of the Mortgaged Property or any part thereof or interest therein, (d) capital contributions or loans to the Mortgagor or an Affiliate of the Mortgagor, (e) any item of income otherwise includible in Operating Income but paid directly by any tenant to a Person other than the Mortgagor except for real estate taxes paid directly to any taxing authority by any tenant, (f) any other extraordinary, non-recurring revenues, (g) rent paid by or on behalf of any lessee under space lease which is the subject of any proceeding or action relating to its bankruptcy, reorganization or other arrangement pursuant to federal bankruptcy law or any similar federal or state law or which has been adjudicated a bankrupt or insolvent, unless such space lease has been affirmed by the trustee in such proceeding or action, or (h) rent paid by or on behalf of any lessee under a space lease the demised premises of which are not occupied either by such lessee or by a sublessee thereof.

                  With respect to any Mortgaged Property "Operating Expenses" shall mean, for each fiscal year or portion thereof, all expenses directly attributable to the operation, repair and/or maintenance of the Mortgaged Property, including, without limitation, impositions, insurance premiums, management fees, payments to third party suppliers, and costs attributable to the operation, repair and maintenance of the systems for heating, ventilating and air conditioning, and actually paid for by the Mortgagor. Operating Expenses shall not include interest, principal and premium, if any, due under the Mortgage Note or otherwise in connection with any other secured indebtedness, income taxes, extraordinary capital improvements costs, or any non-cash charge or expense such as depreciation.

                                   EXHIBIT L-1

                   INFORMATION REQUEST FROM CERTIFICATEHOLDER
                              OR CERTIFICATE OWNER


                                                                          [Date]


[TRUSTEE]


Re: Greenwich Capital Commercial Funding Corp., Commercial Mortgage Pass-Through Certificates, Series _______________

                  In accordance with Section [4.02(a)] [8.12(b)] of the Pooling and Servicing Agreement, dated as of _______________ (the "Pooling and Servicing Agreement"), among Greenwich Capital Commercial Funding Corp., as depositor (the "Depositor"), ____________________________, as master servicer,
____________________________, as special servicer, and
____________________________ as trustee (the "Trustee"), with respect to the Greenwich Capital Commercial Funding Corp. Commercial Mortgage Pass-Through Certificates, Series _______________ (the "Certificates"), the undersigned hereby certifies and agrees as follows:

                  1. The undersigned is a beneficial holder of $___________ aggregate [Certificate Principal Balance/Certificate Notional Amount] of the Class ____ Certificates.

                  2. The undersigned is requesting access to the following information (the "Information"):

                           ___ The information on the Trustee's Internet Website pursuant to Section 4.02(a) of the Pooling and Servicing Agreement.

                           ___ The information identified on the schedule attached hereto pursuant to Section 8.12(b) of the Pooling and Servicing Agreement.

                  3. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in evaluating the Information), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest

                                      L-1-1
                           therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

                  4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate (as defined in the Pooling and Servicing Agreement) pursuant to Section 5 of the Securities Act.


                  IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


                                             ----------------------------------
                                             [BENEFICIAL HOLDER OF A
                                             CERTIFICATE]



                                             By: ______________________________
                                             Name: ____________________________
                                             Title: ___________________________
                                             Telephone No.: ___________________



                                      L-1-2

                                   EXHIBIT L-2

                  INFORMATION REQUEST FROM PROSPECTIVE INVESTOR


                                                                       [Date]


[TRUSTEE]


Re: Greenwich Capital Commercial Funding Corp., Commercial Mortgage Pass-Through Certificates, Series _______________

                  In accordance with Section [4.02(a)] [8.12(b)] of the Pooling and Servicing Agreement, dated as of _______________ (the "Pooling and Servicing Agreement"), among Greenwich Capital Commercial Funding Corp., as depositor (the "Depositor"), ____________________________, as master servicer,
____________________________, as special servicer, and
____________________________ as trustee (the "Trustee"), with respect to the Greenwich Capital Commercial Funding Corp. Commercial Mortgage Pass-Through Certificates, Series _______________ (the "Certificates"), the undersigned hereby certifies and agrees as follows:

                  1. The undersigned is contemplating an investment in the Class ____ Certificates.

                  2. The undersigned is requesting access to the following information (the "Information") for use in evaluating such possible investment:

                           ___ The information on the Trustee's Internet Website pursuant to Section 4.02(a) of the Pooling and Servicing Agreement.

                           ___ The information identified on the schedule attached hereto pursuant to Section 8.12(b) of the Pooling and Servicing Agreement.

                  3. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the investment decision described in paragraphs 1 and 2), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that in the event the undersigned purchases any Certificate or any interest in any Certificate, the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity

                                      L-2-1
                           confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

                  4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate (as defined in the Pooling and Servicing Agreement) pursuant to Section 5 of the Securities Act.


                  IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


                                             ---------------------------------
                                             [PROSPECTIVE PURCHASER]


                                             By: ______________________________
                                             Name: ____________________________
                                             Title: ___________________________
                                             Telephone No.: __________________


                                      L-2-2

                                    EXHIBIT M

                         FORM OF MORTGAGE LOAN PURCHASE
                               AND SALE AGREEMENT


                                      M-1-1

                    MORTGAGE LOAN PURCHASE AND SALE AGREEMENT


                  This Mortgage Loan Purchase and Sale Agreement, dated as of _______________ (this "Agreement"), is between Greenwich Capital Commercial Funding Corp., a Delaware corporation (the "Purchaser"), and _______________, a _________________ corporation (the "Seller").

                  The Seller intends to sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, subject to the terms and conditions set forth below, certain multifamily and commercial mortgage loans (collectively, the "Mortgage Loans") identified and more particularly described on Schedule 1 attached hereto (the "Mortgage Loan Schedule"). Unless otherwise indicated on the Mortgage Loan Schedule, the Mortgage Loans were originated by the Seller. With respect to those Mortgage Loans, if any, identified on the Mortgage Loan Schedule as having been originated by a party other than the Seller (any such other party, a "Third Party Originator"; and any such Mortgage Loan, a "Third Party Mortgage Loan"), the Seller is the beneficiary, either directly or by way of assignment, of certain representations and warranties made by each Third Party Originator with respect to each Third Party Mortgage Loan(s) pursuant to the agreements identified on Schedule 2 hereto (each agreement so identified, a "Third Party Originator Agreement"). The Seller also intends to assign to the Purchaser all of its right, title and interest in, to and under each Third Party Originator Agreement, as and to the extent set forth in Section 2 below.

                  Reference is made to the Pooling and Servicing Agreement, dated as of _____________ (the "Pooling and Servicing Agreement"), among the Purchaser, as depositor, ________________________, as master servicer (the "Master Servicer"), ________________________, as special servicer (the "Special Servicer"), and ________________________, as trustee (the "Trustee"), relating to the issuance of the Purchaser's Commercial Mortgage Pass-Through Certificates, Series _______________ (the "Certificates"). Capitalized terms used without definition herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement as in full force and effect on the Closing Date (as defined below). The Seller acknowledges that the Purchaser intends to transfer the Mortgage Loans, to the Trustee in exchange for the Certificates. The Purchaser has entered into an Underwriting Agreement, dated the date hereof (the "Underwriting Agreement"), with ____________________________, pursuant to which the Purchaser will sell to
__________ all of the Certificates that are to be registered under the Securities Act of 1933, as amended (the "Securities Act"; and such Certificates, the "Registered Certificates"). The Purchaser has also entered into a Certificate Purchase Agreement, dated the date hereof (the "Certificate Purchase Agreement"), with ___________, whereby the Purchaser will sell to _____________ all of the remaining Certificates (the "Non-Registered Certificates").

                  1. Agreement to Purchase. Subject to the terms and conditions set forth herein, the Seller agrees to sell, assign, transfer, set over and otherwise convey (without recourse), and the Purchaser agrees to purchase, the Mortgage Loans. The purchase and sale of the Mortgage Loans

                                      M-1-2
shall take place on ______________ or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The Mortgage Loans will have an aggregate Cut-off Date Balance of approximately $_______________ (the "Aggregate Cut-off Date Balance"). The purchase price for the Mortgage Loans shall be equal to ______% of the Aggregate Cut-off Date Balance, plus accrued interest thereon at the weighted average of the Mortgage Rates for the Mortgage Loans from ____________ (the "Cut-off Date") to but not including the Closing Date (net of related Master Servicing Fees and Trustee's Fees), and such purchase price shall be paid to the Seller on the Closing Date by wire transfer in immediately available funds or by such other method as shall be mutually acceptable to the parties hereto.

                  2. Conveyance of the Mortgage Loans.

                  (a) Effective as of the Closing Date, subject only to receipt of the purchase price referred to in Section 1 above, the Seller does hereby sell, assign, transfer, set over and otherwise convey (without recourse) to the Purchaser all the right, title and interest of the Seller in, to and under the Mortgage Loans, and all interest, principal and other amounts received on or with respect to the Mortgage Loans after the Cut-off Date (other than scheduled payments of interest and principal due on or before the Cut-off Date), together with all of the Seller's right, title and interest in and to the proceeds of (i) any Insurance Policies, (ii) any Additional Collateral, Escrow Payments and Reserve Funds held under the Mortgage Loans, (iii) all documents included in the Mortgage Files (as defined below) and Servicing Files (as defined below) for the Mortgage Loans; and (iv) all of the Seller's right, title and interest in, to and under the Third Party Originator Agreements; provided, however, that the Seller's rights under the Third Party Originator Agreements, as assignee, and the rights the Seller is conveying hereunder, do not include any rights of its assignor to indemnification under any such agreement. On the Closing Date, the Seller shall transfer or cause to be transferred to the Master Servicer the funds in such escrow, reserve or other comparable accounts related to the Mortgage Loans, together with an amount equal to all collections on the Mortgage Loans received prior to the Closing Date that represent scheduled payments of principal and interest due and principal prepayments received after the Cut-off Date.

                  (b) In connection with such transfer and assignment, the Purchaser hereby directs the Seller to, and the Seller hereby agrees to, deliver to, and deposit with, the Trustee (or a custodian appointed thereby (a "Custodian")) the documents and/or instruments described on Exhibit A hereto with respect to each Mortgage Loan (collectively as to each Mortgage Loan, the "Mortgage File"); provided that if, as to any Mortgage Loan, the original or a copy of related lender's title insurance policy has not yet been issued, the delivery obligation of the Seller shall be deemed to be satisfied as to such missing title insurance policy, and such missing title insurance policy shall be deemed to have been included in the related Mortgage File, so long as (i) the Seller delivers to the Trustee on or before the Closing Date a pro forma title policy or a commitment for title insurance "marked-up" at the closing of such Mortgage Loan, (ii) the Seller delivers to the Trustee, promptly following the receipt thereof, the original related lender's title insurance policy (or a copy thereof), and (iii) as of the date that is 180 days following the Closing Date, the Seller has delivered to the Trustee the original related lender's title insurance policy. In addition, the Purchaser hereby directs the Seller to, and the Seller hereby agrees to, deliver to, and deposit with, the Master Servicer all of the documents and other items referred to in Section 2.01(f) of the Pooling and Servicing Agreement with respect

                                      M-1-3
to the Mortgage Loans (collectively as to each Mortgage Loan, the "Servicing File"), together with any and all unapplied Reserve Funds and Escrow Payments in respect of the Mortgage Loans.

                  If the Seller cannot deliver on the Closing Date any original or certified recorded document or original policy of title insurance described on Exhibit A solely because the Seller is delayed in making such delivery by reason of the fact that such original or certified recorded document has not been returned by the appropriate recording office or such original policy of title insurance has not yet been issued, then the Seller shall notify the Purchaser, the Trustee and, if applicable, the Custodian in writing of such delay and shall deliver such documents to the Trustee or Custodian, as the case may be, promptly upon the Seller's receipt thereof.

                  3. Representations and Warranties.

                  (a) The Seller hereby makes, as of the Closing Date, to and for the benefit of the Purchaser and its successors and assigns (including, without limitation, the Trustee for the benefit of the Certificateholders), each of the representations and warranties set forth in Exhibit B.

                  (b) The Seller hereby makes, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser and its successors and assigns (including, without limitation, the Trustee for the benefit of the Certificateholders), each of the representations and warranties set forth in Exhibit C.

                  (c) The Seller hereby represents and warrants, as of the Closing Date, to and for the benefit of the Purchaser only, that the Seller has not dealt with any broker, investment banker, agent or other person (other than the Purchaser and _______________) who may be entitled to any commission or compensation in connection with the sale to the Purchaser of the Mortgage Loans.

                  (d) The Seller hereby agrees that it shall be deemed to make to and for the benefit of the Purchaser and its successors and assigns (including, without limitation, the Trustee for the benefit of the Certificateholders), as of the date of substitution, with respect to any replacement mortgage loan (a "Replacement Mortgage Loan") that is substituted for a Defective Mortgage Loan (as defined in Section 4(a) hereof), whether by the Seller pursuant to Section 4(a) or by a Third Party Originator pursuant to the related Third Party Originator Agreement, each of the representations and warranties set forth in Exhibit B and Exhibit C (other than, in the case of a Replacement Mortgage Loan substituted by a Third Party Originator, the representations and warranties set forth in Paragraph (d) of Exhibit B and Paragraph 2 of Exhibit C). From and after the date of substitution, each Replacement Mortgage Loan, if any, shall be deemed to constitute a "Mortgage Loan" hereunder for all purposes.

                  4. Notice of Breach; Cure, Repurchase and Substitution.

                  (a) Within 90 days of the earlier of discovery or receipt of notice by the Seller that there has been a breach of any of the representations and warranties set forth in Exhibit B or Exhibit C and made by the Seller pursuant to Section 3(a), Section 3(b) or Section 3(d), as the case may be, which breach materially and adversely affects the value of any Mortgage Loan or the interests of the

                                      M-1-4
legal and/or beneficial owner(s) thereof (any such breach, a "Material Breach"), the Seller shall, subject to subsection (b) below, (i) cure such Material Breach in all material respects or (ii) repurchase each affected Mortgage Loan (each, a "Defective Mortgage Loan") at the related Purchase Price in accordance with the directions of the owner(s) of such Defective Mortgage Loan(s); provided that if
(i) such Material Breach does not relate to whether the Defective Mortgage Loan was, as of the Closing Date (or, in the case of a Replacement Mortgage Loan, as of the related date of substitution), a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (a "Qualified Mortgage"), (ii) such Material Breach is capable of being cured but not within such 90- day period, (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Breach within such 90-day period, and (iv) the Seller shall have delivered to the owner(s) of the Defective Mortgage Loan a certification executed on behalf of the Seller by an officer thereof setting forth the reason that such Material Breach is not capable of being cured within the initial 90-day period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Material Breach will be cured within an additional period not to exceed 90 more days, then the Seller (except with respect to Third Party Mortgage Loans as provided in Section 4(b)) shall have up to an additional 90 days to complete such cure or, failing such, to repurchase the Defective Mortgage Loan; and provided, further, that if the Seller's obligation to repurchase any Defective Mortgage Loan as a result of a Material Breach arises within the three- month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the Defective Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section 1.860G-2(f)), the Seller may, at its option, in lieu of repurchasing such Defective Mortgage Loan (but, in any event, no later than such repurchase would have to have been completed), (x) replace such Defective Mortgage Loan with one or more substitute mortgage loans that individually and collectively satisfy the requirements of the definition of "Qualifying Substitute Mortgage Loan" set forth in the Pooling and Servicing Agreement, and (y) pay any corresponding Substitution Shortfall Amount, such substitution and payment to be effected in accordance with the terms of the Pooling and Servicing Agreement (or, if the Defective Mortgage Loan is no longer subject thereto, in accordance with the reasonable instructions of the owner(s) thereof). Any such repurchase or replacement of a Defective Mortgage Loan shall be on a whole loan, servicing released basis (subject to any right of a Designated Sub- Servicer to continue to sub-service such Defective Mortgage Loan as set forth in the related Designated Sub-Servicer Agreement). The Seller shall have no obligation to monitor the Mortgage Loans regarding the existence of a Material Breach, but if the Seller discovers a Material Breach with respect to a Mortgage Loan, it will notify the Purchaser.

                  Without limiting any of the foregoing, the absence of an original Mortgage Note, an original or a copy of a Mortgage (with or without evidence of recording thereon) or an original or a copy of a lender's title insurance policy from a Mortgage File or any material nonconformity to the Mortgage Loan Schedule of any such document or any material irregularity on the face thereof (without the presence of any factor, such as the presence of a lost note affidavit with an indemnity in the case of a missing Mortgage Note or the presence of a pro forma title policy or a commitment for title insurance "marked-up" at the closing of the subject Mortgage Loan, that in the reasonable discretion of the owner(s) of the subject Mortgage Loan reasonably mitigates such absence, non- conformity or irregularity) shall be deemed a Material Breach of the representation and warranty set forth in Paragraph 39 of Exhibit C hereto. Furthermore, if either an original or a copy of any of the

                                      M-1-5
documents referred to in clauses (ii) - (v) of Exhibit A, with evidence of recording indicated thereon, has not been delivered to the Trustee or a Custodian on its behalf with respect to any Mortgage Loan on or before the second anniversary of the Closing Date, such failure shall likewise be deemed a Material Breach of the representation and warranty set forth in Paragraph 39 of Exhibit C hereto.

                  Whenever one or more mortgage loans are substituted for a Defective Mortgage Loan as contemplated by this Section 4(a), the Seller (i) shall deliver the related Mortgage File for each such substitute mortgage loan to the owner(s) of the Defective Mortgage Loan, (ii) certify that such substitute mortgage loan satisfies or such substitute mortgage loans satisfy, as the case may be, all of the requirements of the definition of "Qualifying Substitute Mortgage Loan" set forth in the Pooling and Servicing Agreement and
(iii) send such certification to such owner(s). No mortgage loan may be substituted for a Defective Mortgage Loan as contemplated by this Section 4(a) if the Defective Mortgage Loan to be replaced was itself a Replacement Mortgage Loan. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) after the related date of substitution, and Monthly Payments due with respect to each Defective Mortgage Loan (if any) after the Cut-off Date (or, in the case of a Replacement Mortgage Loan, the related date of substitution) and on or prior to the related date of repurchase or replacement, shall belong to the Purchaser and its successors and assigns. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each Defective Mortgage Loan (if any) after the related date of repurchase or replacement, shall belong to the Seller (or, in the case of a Defective Mortgage Loan that is repurchased or replaced by a Third Party Originator, to such Third Party Originator).

                  If any Defective Mortgage Loan is to be repurchased or replaced as contemplated by this Section 4(a), the Seller shall amend the Mortgage Loan Schedule to reflect the removal of the Defective Mortgage Loan and, if applicable, the substitution of the related Replacement Mortgage Loan(s) and shall forward such amended schedule to the owner(s) of such Defective Mortgage Loan.

                  Except as set forth in Section 8, it is understood and agreed that the obligations of the Seller set forth in this Section 4(a) to cure a Material Breach or repurchase or replace the related Defective Mortgage Loan(s), constitute the sole remedies available to the Purchaser or any assignee respecting a breach of the representations and warranties set forth on Exhibits B and C and made by the Seller pursuant to Sections 3(a), 3(b) and 3(d), respectively.

                  (b) It is hereby acknowledged that with respect to the Third Party Mortgage Loans, if any, the rights of the Seller in respect of those certain representations and warranties made by the Third Party Originators pursuant to the Third Party Originator Agreements and assigned by the Seller to the Purchaser pursuant hereto will, in turn, be assigned by the Purchaser to the Trustee, as trustee under the Pooling and Servicing Agreement, for the benefit of the Certificateholders. Accordingly, it is hereby agreed that if, with respect to any such Third Party Mortgage Loan, there exists a breach of any of the related Third Party Originator's representations and warranties for which such Third Party Originator could be required to repurchase or (at its option, to the extent of its substitution rights and subject to the Seller's right to approve any Replacement Mortgage Loan delivered thereunder) replace such Third Party Mortgage Loan, then notwithstanding that such Third Party Mortgage Loan may also constitute a Defective Mortgage Loan for purposes of Section 4(a)

                                      M-1-6
by reason of a Material Breach of any of the Seller's representations and warranties set forth in Exhibits B and C made pursuant to Sections 3(a), 3(b) and 3(d), respectively, the Seller shall be deemed not to have notice of such Material Breach (and, correspondingly, not to be obligated to proceed with the cure of such Material Breach or the repurchase or replacement of such Third Party Mortgage Loan) unless and until the related Third Party Originator shall have failed to cure such Material Breach or repurchase or replace such Third Party Mortgage Loan during the cure period for the breach of its representations and warranties set forth in the related Third Party Originator Agreement; provided that this sentence shall not apply in the event of a Material Breach that relates to whether the Defective Mortgage Loan was, as of the Closing Date (or, in the case of a Replacement Mortgage Loan, the related date of substitution), a Qualified Mortgage; and, provided, further, that, if, as a result of the failure of a Third Party Originator to cure a Material Breach on the part of the Seller with respect to a Third Party Mortgage Loan or repurchase or replace such Third Party Mortgage Loan during the applicable cure period, the Seller is obligated to cure such Material Breach on its part or repurchase or replace such Third Party Mortgage Loan, the Seller shall be obligated to do so within 90 days following the end of the cure/repurchase period for the related Third Party Originator and the Seller shall not be entitled to the additional 90-day cure period that is provided for in Section 4(a) with respect to Mortgage Loans other than the Third Party Mortgage Loans. In addition, if the price at which any Third Party Mortgage Loan is required to be repurchased by the related Third Party Originator, or the additional cash amount to be paid together with the delivery of one or more Replacement Mortgage Loans substituted by the related Third Party Originator for any Third Party Mortgage Loan, in either case in connection with a breach of such Third Party Originator's representations and warranties as contemplated above, is less than the applicable Purchase Price or Substitution Shortfall Amount, as the case may be, the Seller shall make- up the difference out of its own funds (payment of such difference to be made in accordance with the directions of the owner(s) of such Third Party Mortgage Loan at the time it is repurchased or replaced by such Third Party Originator).

                  (c) It shall be a condition to any repurchase or replacement of a Defective Mortgage Loan by the Seller pursuant to Section 4(a) that the Trustee as assignee of the Purchaser shall have executed and delivered such instruments of transfer or assignment then presented to it by the Seller, in each case without recourse, as shall be necessary to vest in the Seller (i) the legal and beneficial ownership of such Defective Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto), to the extent that such ownership interest was transferred to the Trustee under the Pooling and Servicing Agreement, and (ii) in the case of a Third Party Mortgage Loan, the rights in respect of such Third Party Mortgage Loan under the related Third Party Originator Agreement that were assigned to the Trustee under the Pooling and Servicing Agreement.

                  (d) The Seller hereby acknowledges and consents to the assignment by the Purchaser to the Trustee, as trustee under the Pooling and Servicing Agreement, for the benefit of the Certificateholders, of (i) the representations and warranties set forth in Exhibits B and C and made by the Seller pursuant to Sections 3(a), 3(b) and 3(d), respectively, (ii) the obligation of the Seller to repurchase or replace a Defective Mortgage Loan in connection with a Material Breach pursuant to Section 4(a), and (iii) the obligation of the Seller to deliver certain documentation, funds and other

                                      M-1-7
assets relating to the Mortgage Loans pursuant to Section 2. The Trustee or its designee may enforce such obligations as provided in Section 11(a) hereof or as assignee.

                  5. Closing. The closing of the sale of the Mortgage Loans (the "Closing") shall be held at the offices of Sidley & Austin, 875 Third Avenue, New York, New York 10022 at _______, New York City time (or at such other place and time as may be determined by the Purchaser), on the Closing Date.

                  The Closing shall be subject to each of the following conditions:

                  (i) All of the representations and warranties of the Seller made pursuant to Section 3 of this Agreement shall be true and correct as of the Closing Date;

                  (ii) All documents specified in Section 6 of this Agreement (the "Closing Documents"), in such forms as are agreed upon and acceptable to the Purchaser, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

                  (iii) The Seller shall have delivered and released to the Trustee or a Custodian and to the Master Servicer, respectively, all documents, funds and other assets required to be delivered thereto pursuant to Section 2 of this Agreement;

                  (iv) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date; and

                  (v) The Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement.

                  Both parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

                  6. Closing Documents. The Closing Documents shall consist of the following:

                  (i) This Agreement duly executed by the Purchaser and the Seller;

                  (ii) An Officer's Certificate substantially in the form of Exhibit D-1 hereto, executed by an executive officer of the Seller, in his or her individual capacity, and dated the Closing Date, and upon which the Purchaser, _______________, the Trustee and the Certificateholders (collectively, for purposes of this Section 6, the "Interested Parties") may rely, attaching thereto as exhibits (A) the resolutions of the board of directors of the Seller authorizing the Seller's entering into the transactions contemplated by this Agreement, and (B) the certificate of incorporation and by-laws of the Seller;


                                      M-1-8

                  (iii) A certificate of good standing of the Seller issued by the Secretary of State of the State of Delaware not earlier than ten days prior to the Closing Date, and upon which the Interested Parties may rely;

                  (iv) A Certificate of the Seller substantially in the form of Exhibit D-2 hereto, executed by an executive officer of the Seller and dated the Closing Date, and upon which the Interested Parties may rely;

                  (v) A written opinion of __________________, counsel for the Seller, substantially in the form of Exhibit D-3 hereto, with any modifications required by any rating agency (each, a "Rating Agency") identified in the Prospectus Supplement or the Memorandum (each as defined in Section 8), dated the Closing Date and addressed to the Purchaser, _______________, the Trustee and, if requested thereby, each Rating Agency, together with such other written opinions as may be required by any Rating Agency; and

                  (vi) Such further certificates, opinions and documents as the Purchaser may reasonably request.

                  7. Costs. Whether or not this Agreement is terminated, the Purchaser will pay or cause the payment of all expenses incident to the performance of the obligations of the Purchaser under this Agreement, including, without limitation, (i) the fees, disbursements and expenses of the Purchaser's counsel in connection with the purchase of the Mortgage Loans and (ii) all other costs and expenses incident to the performance of the obligations of the Purchaser hereunder.

                  The Purchaser shall also be responsible for the payment of all out-of-pocket costs and expenses incurred by the Seller, including, without limitation, the fees and disbursements of counsel for the Seller.

                  8. Indemnification.

                  (a) The Seller shall indemnify and hold harmless the Purchaser, _______________, their respective officers and directors, and each person, if any, who controls the Purchaser, or _____________ within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (the Purchaser, ______________, their respective officers and directors and any such controlling persons, collectively, for purposes of this Section 8, the "Indemnified Parties"), against any and all losses, claims, damages, liabilities, costs and expenses, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities, costs or expenses (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (A) the Prospectus Supplement (including, without limitation, Exhibit A-1 and Exhibit A-2 thereto and the Diskette) or any preliminary version thereof (any such preliminary version thereof, a "Preliminary Prospectus Supplement"), the Memorandum (including, without limitation, the Prospectus Supplement as attached as Exhibit A thereto) or, insofar as they are required to be filed as part of the Registration Statement pursuant to

                                      M-1-9
the No-Action Letters, any Computational Materials or ABS Term Sheets with respect to the Registered Certificates, or in any revision or amendment of or supplement to any of the foregoing documents, or (B) any items similar to Computational Materials and/or ABS Term Sheets forwarded to prospective investors in the Non-Registered Certificates, or (ii) arise out of or are based upon the omission or alleged omission (in the case of an omission or alleged omission in the ABS Term Sheets and the Computational Materials relating to the Registered Certificates, when read in conjunction with the Prospectus and, in the case of an omission or alleged omission in items similar to Computational Materials and ABS Term Sheets furnished to prospective investors in the Non-Registered Certificates, when read in conjunction with the Memorandum and, in the case of an omission or alleged omission in the Memorandum, when read together with other information made available for review by investors in the Non-Registered Certificates) to state in any of the printed materials described in the immediately preceding clause (i) (collectively, the "Disclosure Documents") a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but, in the case of clauses (i) and (ii), only if and to the extent that such untrue statement or alleged untrue statement or omission or alleged omission (I) arises out of or is based upon an untrue statement or omission with respect to the information regarding the Mortgage Loans, the related Borrowers or the related Mortgaged Properties contained in the Master Tape (it being acknowledged that the Master Tape was used to prepare the Prospectus Supplement (including, without limitation, Exhibit A-1 and Exhibit A-2 thereto and the Diskette) and any Preliminary Prospectus Supplement, the Memorandum, the Computational Materials and ABS Term Sheets with respect to the Registered Certificates and any items similar to Computational Materials and ABS Term Sheets forwarded to prospective investors in the Non-Registered Certificates), (II) arises out of an untrue statement or alleged untrue statement or omission or alleged omission made in any of the Disclosure Documents in reliance upon and in conformity with any other information concerning the characteristics of the Mortgage Loans, the related Borrowers or the related Mortgaged Properties furnished to the Purchaser, or _______________ by the Seller, (III) is contained in the information regarding the Mortgage Loans, the related Borrowers, the related Mortgaged Properties or the Seller set forth in the Prospectus Supplement, any Preliminary Prospectus Supplement and the Memorandum under the headings "Summary of Prospectus Supplement--The Mortgage Loans and the Underlying Real Properties", "Risk Factors" and "Description of the Mortgage Pool" or on Exhibit A-1 to the Prospectus Supplement or on the Diskette, or (IV) arises out of or is based upon a breach of the representations and warranties of the Seller set forth in or made pursuant to Section 3 (such representations and warranties, together with the information described in the preceding clauses (I), (II) and
(III), the "Seller Information"); provided that the indemnification provided by this Section 8 shall not apply to the extent that such untrue statement or omission was made as a result of an error in (x) the manipulation of, or (y) any calculations based upon, or (z) any aggregation (other than an aggregation made in the Master Tape by the Seller) of, the information regarding the Mortgage Loans, the related Borrowers, the related Mortgaged Properties or the Seller, including without limitation the aggregation of such information with comparable information relating to the Other Loans. Notwithstanding the foregoing, the indemnity provided for in the preceding sentence with respect to any loss, claim, damage, liability, cost or expense referred to therein and arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus Supplement, any Computational Materials or ABS Term Sheets with respect to the Registered Certificates or any items similar to Computational Materials or ABS Term Sheets forwarded to prospective investors

                                     M-1-10
in the Non-Registered Certificates, or any revision or amendment of or supplement to any such document, shall not inure to the benefit of _______________ (or any officer, director or controlling person in respect thereof) from whom the person asserting such loss, claim, damage, liability, cost or expense purchased the Certificates which are the subject thereof if: (i) in the case of any Preliminary Prospectus Supplement (or any revision or amendment thereof or supplement thereto), _______________ did not deliver to such person a copy of the Prospectus Supplement (or the Prospectus Supplement as most recently amended or supplemented) at or prior to the confirmation of the sale of the subject Certificates to such person in any case where such delivery is required by the Securities Act, the Purchaser has previously furnished to _______________ copies thereof in sufficient quantity, the untrue statement or alleged untrue statement or omission or alleged omission made in such Preliminary Prospectus Supplement was corrected in the Prospectus Supplement (or the Prospectus Supplement as most recently amended or supplemented) and such correction would have cured the defect giving rise to any such loss, claim, damage, liability, cost or expense; and (ii) in the case of any Computational Materials or ABS Term Sheets with respect to the Registered Certificates or any items similar to Computational Materials or ABS Term Sheets forwarded to prospective investors in the Non-Registered Certificates (or any revision or amendment of or supplement to any such document), the Seller notified _______________, in writing of the Collateral Error that gave rise to the untrue statement or alleged untrue statement or omission or alleged omission or provided in written or electronic format information superseding or correcting such Collateral Error prior to the time of confirmation of sale of the subject Certificates to such person, and _______________ failed to deliver to such person corrected materials (or, if the superseding or correcting information was contained in the Prospectus Supplement or Memorandum, failed to deliver to such person the Prospectus Supplement or Memorandum, as the case may be) at or prior to confirmation of such sale to such person.

                  The Seller acknowledges that the Purchaser and _______________ will enter into the Underwriting Agreement and the Certificate Purchase Agreement, in reliance upon the indemnity agreement of the Seller provided for in the preceding paragraph. Such indemnity agreement will be in addition to any liability which the Seller may otherwise have.

                  For purposes of this Agreement, "Registration Statement" shall mean the registration statement No. __________________ filed by the Purchaser on Form S-3, including, without limitation, all exhibits thereto and information incorporated therein by reference; "Prospectus" shall mean the prospectus dated _______________, as supplemented by the prospectus supplement dated
_______________ (the "Prospectus Supplement"), relating to the Registered Certificates, including, without limitation, all annexes and exhibits thereto and the Diskette; "Memorandum" shall mean the private placement memorandum dated _______________, relating to certain classes of the Non-Registered
Certificates, including, without limitation, all annexes and exhibits thereto; "Computational Materials" shall have the meaning assigned thereto in the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters"); "ABS Term Sheets" shall have the meaning assigned thereto in the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to

                                     M-1-11
the Public Securities Association (the "PSA Letter" and, together with the Kidder Letters, the "No-Action Letters"); "Diskette" shall mean the diskette attached to the Prospectus Supplement, any Preliminary Prospectus Supplement and the Memorandum; "Master Tape" shall mean the compilation of underlying information and data regarding the Mortgage Loans and the Other Loans covered by the Independent Accountants Report on Applying Agreed Upon Procedures dated _______________, as supplemented to the Closing Date, and rendered by
________________; and "Collateral Error" shall mean any error in the information regarding the Seller, the Mortgage Loans, the related Mortgaged Properties or the related Borrowers contained in the Master Tape or any other information supplied by the Seller to the Purchaser or _______________ or any breach of the representations and warranties made by the Seller in or pursuant to Section 3.

                  (b) In case any proceeding (including any governmental investigation) shall be instituted involving any Indemnified Party, the Indemnified Party shall promptly notify the Seller in writing, and the Seller, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any other Indemnified Parties the Seller may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel relating to such proceeding. In any such proceeding, any Indemnified Party shall have the right to select its own counsel, and the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Seller and such Indemnified Party shall have mutually agreed to the retention of such separate counsel, (ii) the named parties to any such proceeding (including, without limitation, any impleaded parties) include both the Seller and such Indemnified Party, and representation of both such parties by the same counsel would be inappropriate due to actual or potential differing interests or differing or additional defenses between or among them, or (iii) the Seller shall have failed within a reasonable period to retain counsel reasonably satisfactory to the Indemnified Party in accordance with the preceding sentence. It is understood that the Seller shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the legal fees and disbursements of more than one legal counsel for all the Indemnified Parties. The Seller may, at its option, at any time upon written notice to the Indemnified Party assume the defense of any proceeding and may designate counsel satisfactory to the Indemnified Party in connection therewith provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation. Unless it shall assume the defense of any proceeding, the Seller shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Seller agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. If the Seller assumes the defense of any proceeding, the Seller shall be entitled to settle such proceeding with the written consent of the Indemnified Party in connection with all claims which have been asserted against the Indemnified Party in such proceeding by the other parties to such settlement, and the Seller shall be entitled to settle such proceeding without the written consent of the Indemnified Party, provided that the Indemnified Party receives a full and unconditional release of all claims asserted against such Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and such release does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Indemnified Party.


                                     M-1-12

                  (c) If the indemnification provided for in Section 8(a) is unavailable to an Indemnified Party or insufficient to hold it harmless in respect of any losses, claims, damages, liabilities, costs or expenses referred to in and intended to be covered under Section 8(a), then the Seller shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities, costs or expenses, in such proportion as is appropriate to reflect the relative fault of the Seller and the Indemnified Party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Indemnified Party and the Seller shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such parties.

                  (d) The parties hereto agree that it would not be just and equitable if contribution pursuant to Section 8(c) above were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 8(c) above. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities, costs or expenses referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim (except where the Indemnified Party is required to bear such expenses pursuant to this Section 8), which expenses the Seller shall pay as and when incurred, at the request of the Indemnified Party, and to the extent that the Seller will be ultimately obligated to pay such expenses. If and to the extent that any expenses so paid by the Seller are subsequently determined to not be required to be borne by the Seller hereunder, the Indemnified Party which received such payment shall promptly refund the amount so paid to the Seller. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) The indemnity and contribution agreements contained in this Section 8 shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement, (ii) any investigation made by or on behalf of any of the Indemnified Parties, and (iii) acceptance of and payment for the Mortgage Loans.

                  9. Notices. All communications hereunder shall be in writing and effective only upon receipt and, if sent to the Purchaser, will be sent by regular prepaid U.S. Mail or prepaid reputable overnight courier or delivered by hand and confirmed to it at __________________________, Attention:__________________________, or such other address as may be designated by the Purchaser to the Seller or, if sent to the Seller, will be sent by regular prepaid U.S. Mail or prepaid reliable overnight courier or delivered by hand and confirmed to it at __________________________,
Attention:__________________________, or such other address as may be designated by the Seller to the Purchaser in writing.


                                     M-1-13

                  10. Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may not be changed in any manner which would have a material adverse effect on Holders of the Certificates without the prior written consent of the Trustee. This Agreement also may not be changed in any manner which would have a material adverse effect on any other third party beneficiary hereof without the prior written consent of that person. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligation hereunder, other than as provided in Section 11 hereof.

                  11.      Third Party Beneficiaries.

                  (a) The Trustee and the Certificateholders are intended third party beneficiaries of the representations, warranties and covenants made by the Seller in Sections 2, 3(a), 3(b), 3(d), 4 and 12 (and, to the extent relevant to the foregoing, in Sections 9, 10, 13, 14, 15, 16, 17 and 19) of this Agreement. It is acknowledged that such representations, warranties and covenants of the Seller may be enforced by the Trustee against the Seller, on behalf of itself and the Certificateholders, to the same extent as if they were parties hereto.

                  (b) _______________ is an intended third party beneficiary of the representations, warranties and covenants of the Seller set forth in Sections 3(a), 5, 6 and 8 of this Agreement. It is acknowledged and agreed that such representations, warranties and covenants may be enforced by or on behalf of _______________ against the Seller to the same extent as if it was a party hereto.

                  12. Characterization. It is the express intent of the parties hereto that the conveyance contemplated by this Agreement be, and be treated for all purposes as, a sale by the Seller of all the Seller's right, title and interest in and to the Mortgage Loans. Furthermore, it is not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to continue to be property of the Seller then: (a) this Agreement shall also be deemed to be a security agreement under applicable law; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holder(s) of the Mortgage Loans in accordance with the terms thereof (other than scheduled payments of interest and principal due on or before the Cut-off Date) and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (c) the assignments by the Purchaser to the Trustee of its interests in the Mortgage Loans as contemplated by Section 4(d) hereof shall be deemed to be an assignment of any security interest created hereunder; (d) the possession by the Purchaser or any successor thereto of the related Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Georgia Uniform Commercial Code, the New York Uniform Commercial Code and the Uniform

                                     M-1-14

Commercial Code of any other applicable jurisdiction; and (e) notifications to, and acknowledgments, receipts or confirmations from, persons or entities holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser or any successor thereto for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

                  13. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller delivered pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser (and by the Purchaser to the Trustee), notwithstanding any restrictive or qualified endorsement or assignment in respect of any Mortgage Loan.

                  14. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

                  15. Governing Law; Consent to Jurisdiction. This Agreement will be governed by and construed in accordance with the substantive laws of the State of New York, applicable to agreements made and to be performed entirely in said state. To the fullest extent permitted under applicable law, the Seller hereby irrevocably (i) submits to the jurisdiction of any New York State and federal courts sitting in New York City with respect to matters arising out of or relating to this Agreement; (ii) agrees that all claims with respect to such action or proceeding may be heard and determined in such New York State or federal courts; (iii) waives, to the fullest possible extent, the defense of an inconvenient forum; and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  16. Further Assurances. The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.


                                     M-1-15

                  17. Successors and Assigns. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, as contemplated by Section 4(d) or as may otherwise be required to effect the purposes of the Pooling and Servicing Agreement, and the assignee shall, to the extent of such assignment, succeed to the rights and obligations hereunder of the Purchaser.

                  18. Information. The Seller shall provide the Purchaser with such information about the Seller, the Mortgage Loans and the Seller's underwriting and servicing procedures as is (i) customary in commercial mortgage loan securitization transactions, (ii) required by a Rating Agency or a governmental agency or body or (iii) reasonably requested by the Purchaser for use in a public or private disclosure document.

                  19. Cross-Collateralized Mortgage Loans. Notwithstanding anything herein to the contrary, it is hereby acknowledged that certain groups of Mortgage Loans are, in the case of each such particular group of Mortgage Loans (each, a "Cross-Collateralized Group"), by their terms, cross-defaulted and cross-collateralized. Each Cross-Collateralized Group is identified on the Mortgage Loan Schedule. For purposes of reference, the Mortgaged Property that relates or corresponds to any of the Mortgage Loans referred to in this Section 19 shall be the property identified in the Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement, including, without limitation, each of the representations and warranties set forth in Exhibit C hereto and each of the capitalized terms used herein but defined in the Pooling and Servicing Agreement, shall be interpreted in a manner consistent with this
Section 19. In addition, if there exists with respect to any Cross-Collateralized Group only one original of any document referred to in the definition of "Mortgage File" and covering all the Mortgage Loans in such Cross-Collateralized Group, the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans constituting such Cross-Collateralized Group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan.



                                     M-1-16

                  IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                                             [SELLER]



                                             By: _________________________
                                             Name: _______________________
                                             Title: ______________________


                                             GREENWICH CAPITAL COMMERCIAL
                                             FUNDING CORP.



                                             By: ________________________
                                             Name: ______________________
                                             Title: _____________________


                                     M-1-17

                                    Exhibit A


          Certain Documents to be Delivered by the Seller with Respect to the Mortgage Loans


         The documents and instruments to be delivered to the Trustee (or a Custodian on behalf of the Trustee) in respect of each Mortgage Loan pursuant to
Section 2(b) of this Agreement are, subject to Section 19, as follows:

         (i) the original executed Mortgage Note, endorsed (either on the face thereof or pursuant to a separate allonge) "Pay to the order of ________________________ as trustee for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Pass-Through Certificates, Series _______________, without recourse";

         (ii) an original or a copy of the Mortgage and of any intervening assignments thereof that precede the assignment referred to in clause
         (iv) below, in each case with evidence of recording indicated thereon;

         (iii) an original or a copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and of any intervening assignments thereof that precede the assignment referred to in clause (v) below, in each case with evidence of recording indicated thereon;

         (iv) an original executed assignment of the Mortgage, in favor of ________________________, as trustee for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Pass-Through Certificates, Series _______________, in recordable form;

         (v) an original executed assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of ________________________, as trustee for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Pass-Through Certificates, Series _______________, in recordable form;

         (vi) originals or copies of any written assumption, modification, written assurance and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed;

         (vii) the original or a copy of the policy of lender's title insurance;

         (viii) filed copies of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement in favor of the Seller on record with the applicable public office for UCC Financing Statements, an original UCC-2 or UCC-3, as appropriate, in favor of ________________________, as trustee for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Pass-Through Certificates, Series _______________;

         (ix) any environmental indemnity agreement and the original or a copy of any Environmental Insurance Policy relating solely to such Mortgage Loan;

         (x) power of attorney, guaranty, property management agreement, Ground Lease, intercreditor agreement, cash management agreement and lock-box agreement, relating to such Mortgage Loan;

         (xi) any original documents (including any security agreements and any Letters of Credit and related letter of credit reimbursement agreements) relating to, evidencing or constituting Additional Collateral; and

         (xii) any insurance certificates relating to hazard insurance policies maintained by the Borrower with respect to the related Mortgaged Property that are in the possession of the Seller;

provided that the evidence of recording referred to in clauses (ii) and (iii) shall not be required prior to the second anniversary of the Closing Date if the subject document has not been returned from the applicable recording office.

                                      M-1-2

                                    Exhibit B


            Representations and Warranties with respect to the Seller


                  The Seller hereby represents and warrants that, as of the Closing Date:

                  (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is possessed of all licenses necessary to carry on its business and is qualified and in good standing and in compliance with the laws of each State in which any Mortgaged Property securing a Mortgage Loan is located to the extent necessary to ensure the enforceability of such Mortgage Loan as contemplated by the terms of this Agreement and the Pooling and Servicing Agreement.

                  (b) The execution and delivery by the Seller of this Agreement, the execution (including, without limitation, by facsimile or machine signature) and delivery of any and all documents contemplated by this Agreement, including, without limitation, endorsements of Mortgage Notes, and the performance and compliance by the Seller with the terms of this Agreement will not (i) violate the Seller's organizational documents, (ii) violate any law or regulation or any administrative decree or order to which the Seller is subject or
         (iii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any indenture, agreement or other instrument to which the Seller is a party or by which it is bound or which is applicable to it or any of its assets.

                  (c) The Seller has full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (d) The Seller has the full right, power and authority to sell, assign, transfer, set over and convey the Mortgage Loans (and, in the event that the related transaction is deemed to constitute a loan secured by all or part of the Mortgage Loans, to pledge the Mortgage Loans) in accordance with, and under the conditions set forth in, this Agreement.

                  (e) Assuming due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport or are construed to provide indemnification from liabilities under applicable securities laws.


                                      M-1-1

                  (f) The Seller is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms hereof will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

                  (g) No litigation is pending or, to the best of the Seller's knowledge, threatened against the Seller which, if determined adversely to the Seller, would prohibit the Seller from entering into this Agreement or, in the Seller's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Seller to perform its obligations hereunder or the financial condition of the Seller.

                  (h) The transfer of the Mortgage Loans to the Purchaser as contemplated herein is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

                  (i) The principal place of business and chief executive office of the Seller is located in _______________________.

                  (j) The Seller is a wholly-owned subsidiary of
         __________________________.

                  (k) The Seller is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.




                                      M-1-2

                                    Exhibit C


        Representations and Warranties with respect to the Mortgage Loans


         For purposes of this Exhibit C, the phrase "the Seller's knowledge" and other words and phrases of like import shall mean the actual state of knowledge of the Seller regarding the matters referred to, in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except as expressly set forth herein).

                  The Seller hereby represents and warrants that, as of the date hereinbelow specified or, if no such date is specified, as of the Closing Date, and subject to Section 19 of this Agreement:

                  1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule with respect to the Mortgage Loans is true, complete (in accordance with the requirements of the Pooling and Servicing Agreement) and correct in all material respects as of the date of this Agreement and as of the Cut-off Date.

                  2. Ownership of Mortgage Loans. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each Mortgage Loan to or at the direction of the Purchaser free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. Upon completion of the conveyance contemplated hereby, the Seller will have validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to such Mortgage Loan free and clear of any pledge, lien or security interest created by or through the Seller. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained.

                  3. Payment Record. As of the Closing Date, no scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due, and no Mortgage Loan has been 30 days or more delinquent in the twelve-month period immediately preceding the Closing Date.

                  4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in Paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or a "marked-up" commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy (or such pro forma title policy or "marked-up" commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current use of the related Mortgaged Property or the current ability of the related Mortgaged

Property to generate income sufficient to service the related Mortgage Loan, (d) other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by such Mortgage, the use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (e) the rights of tenants to remain (whether under ground leases or space leases) at the Mortgaged Property following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group (the foregoing items (a) through (f) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid, binding and enforceable assignment thereof from the relevant assignor to the Trustee (subject to the exceptions set forth in Paragraph 13 below).

                  5. Assignment of Leases and Rents. The Assignment of Leases, if any, related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject to the exceptions set forth in Paragraph 13 below, enforceable first priority lien on and security interest in the property and rights described therein; and each assignor thereunder has the full right to assign the same. The related assignment of such Assignment of Leases executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid, binding and enforceable assignment thereof from the relevant assignor to the Trustee (subject to the exceptions set forth in Paragraph 13 below). No person owns any interest in any payments due under the related leases that is superior to the lien created by such Assignment of Leases, if any.

                  6. Mortgage Status; Waivers and Modifications. No Mortgage related to a Mortgage Loan has been satisfied, canceled, rescinded or subordinated in whole or in material part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in material part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases related to a Mortgage Loan have been impaired, waived, altered or modified in any material respect, except by written instruments, all of which are included in the related Mortgage File.

                  7. Condition of Property; Condemnation. Each Mortgaged Property securing a Mortgage Loan is, to the Seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan (except in such case where an escrow of funds exists sufficient to effect the necessary repairs and maintenance). The Seller has not received notice (and is not otherwise aware) of any proceeding pending for the total or partial condemnation of or affecting the Mortgaged Property securing any Mortgage Loan. As of the date of the origination of each Mortgage Loan, all of the material improvements on the related Mortgaged Property lay wholly within the boundaries and, to the extent in effect at the time of construction, building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and no improvements on adjoining properties materially

                                      M-1-2
encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property.

                  8. Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy (the "Title Policy") in the original principal amount of such Mortgage Loan after all advances of principal insuring that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the exceptions stated therein (or a pro forma title policy or marked up title insurance commitment on which the required premium has been paid exists which evidences that such Title Policy will be issued). Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, and no material claims have been made thereunder and no claims have been paid thereunder (and the Seller has not received notice of any material claims having been made or paid thereunder). No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. The insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located, and such Title Policy contains no exclusion for, or it affirmatively insures (unless, in the case of clauses (b) and (c) below, the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available), (a) access to a public road, (b) that there are no material encroachments of any part of the improvements on the related Mortgaged Property over easements, which encroachments could reasonably be expected to materially interfere with the use of the related Mortgaged Property and (c) that the area shown on the survey conducted in connection with the origination of the related Mortgage Loan is the same as the property legally described in the related Mortgage.

                  9. No Holdback. The proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been made but a portion thereof is being held back pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto.

                  10. Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in Paragraph 13 below) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

                  11. Trustee under Deed of Trust. If the Mortgage in respect of any Mortgage Loan is a deed of trust, (a) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (b) except in connection with a trustee's sale after default by the related Borrower, no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof.


                                      M-1-3

                  12. Environmental Conditions. An environmental site assessment was performed with respect to each Mortgaged Property in connection with the origination of the related Mortgage Loan, a report of each such assessment (an "Environmental Report") has been delivered to the Purchaser, and either (x) no such Environmental Report reveals any known circumstances or conditions with respect to the related Mortgaged Property that rendered such Mortgaged Property, at the date of such Environmental Report, in material violation of any applicable environmental laws or (y) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and the same have not been subsequently remediated in all material respects, then either (i) the expenditure of funds necessary to effect such remediation is not material in relation to the outstanding principal balance of the related Mortgage Loan, or (ii) a sufficient escrow of funds exists for purposes of effecting such remediation, or (iii) the related Borrower or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority, or (iv) the related Mortgaged Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances and conditions. Each Mortgaged Property is covered under an environmental insurance policy, generally as and to the extent described under "Description of the Mortgaged Property--Certain Underwriting Matters--Environmental Insurance" in the Prospectus Supplement. To the Seller's knowledge, there are no circumstances or conditions with respect to any Mortgaged Property not revealed in the related Environmental Report, if any, that render such Mortgaged Property in material violation of any applicable environmental laws. The Mortgage encumbering each Mortgaged Property requires the related Borrower to comply with all applicable federal, state and local environmental laws and regulations.

                  13. Loan Document Status. Each Mortgage Note, Mortgage, and other agreement executed by or on behalf of the related Borrower with respect to each Mortgage Loan is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and there is no valid defense, counterclaim or right of offset or rescission available to the related Borrower with respect to such Mortgage Note, Mortgage or other agreements.

                  14. Insurance. All improvements upon each Mortgaged Property securing a Mortgage Loan are insured against loss by hazards of extended coverage in an amount at least equal to the lesser of the outstanding principal balance of such Mortgage Loan and 100% of the full replacement cost of the improvements located on the related Mortgaged Property, and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. Each Mortgaged Property securing a Mortgage Loan is the subject of a business interruption insurance policy providing coverage for at least six months (or a specified dollar amount which, in the reasonable judgement of the Seller, will cover no less than six months of rental income). If any portion of the improvements on a Mortgaged Property securing any Mortgage Loan was, at the time of the

                                      M-1-4
origination of such Mortgage Loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan, (2) the full insurable value of such Mortgaged Property, and
(3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. All such hazard and flood insurance policies contain a standard mortgagee clause for the benefit of the holder of the related Mortgage, its successors and assigns, as mortgagee, and are not terminable (nor may the amount of coverage provided thereunder be reduced) without ten days' prior written notice to the mortgagee and all premiums payable thereon as of the Closing Date, whether annual or otherwise, have been paid. Each Mortgaged Property securing a Mortgage Loan is also covered by comprehensive general liability insurance in an amount at least equal to $1 million per occurrence. With respect to each Mortgage Loan, the related Mortgage requires that the related Borrower maintain insurance as described above or permits the Mortgagee to require insurance as described above. No notice of termination, cancellation or reduction has been received by the Seller with respect to any such hazard, flood or liability insurance policy. Except under circumstances that would be reasonably acceptable to a prudent commercial mortgage lender or that would not otherwise materially and adversely affect the security intended to be provided by the related Mortgage, the Mortgage for each Mortgage Loan provides that proceeds paid under any such casualty insurance policy will (or, at the lender's option, will) be applied either to the repair or restoration of the related Mortgaged Property or to the payment of amounts due under such Mortgage Loan; provided that the related Mortgage may entitle the related Borrower to any portion of such proceeds remaining after the repair or restoration of the related Mortgaged Property and payment of amounts due under the Mortgage Loan; and provided further that if the related Borrower holds a leasehold interest in the related Mortgaged Property, the application of such proceeds will be subject to the terms of the related Ground Lease (as defined in Paragraph 18 below).

                  15. Taxes and Assessments. To the Seller's knowledge, there are no delinquent taxes or assessments or other outstanding charges affecting any Mortgaged Property securing a Mortgage Loan which are a lien of priority equal to or higher than the lien of the related Mortgage that are not otherwise covered by an escrow of funds sufficient to pay such charge. For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest and/or penalties would be payable thereon.

                  16. Borrower Bankruptcy. No Borrower under a Mortgage Loan is, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.


                                      M-1-5

                  17. Local Law Compliance. To the Seller's knowledge, based on due diligence customarily undertaken by prudent commercial mortgage lenders, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply or does not constitute a legal non-conforming use or structure, such non-compliance and failure does not materially and adversely affect the value of the related Mortgaged Property.

                  18. Leasehold Estate Only. If a Mortgage Loan is secured by the interest of a Borrower as a lessee under a ground lease of all or a material portion of a Mortgaged Property (together with any and all written amendments and modifications thereof and any and all estoppels from the ground lessor, a "Ground Lease"), but not by the related fee interest in such Mortgaged Property or such material portion thereof (the "Fee Interest"), then:

                  (a) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of written instruments which are a part of the related Mortgage File;

                  (b) Such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and Permitted Encumbrances;

                  (c) The Borrower's interest in such Ground Lease is assignable to the Purchaser and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it either has been obtained or cannot be unreasonably withheld) and, in the event that it is so assigned, is further assignable to the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor;

                  (d) At the date of origination of the Mortgage Loan, such Ground Lease was in full force and effect, and the Seller has not received as of the Closing Date actual notice that any material default has occurred under such Ground Lease;

                  (e) Such Ground Lease requires the lessor thereunder to give notice of any default by the lessee to the mortgagee under such Mortgage Loan (provided that such mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease), and such Ground Lease further provides that no notice of termination given under such Ground Lease is effective against such mortgagee unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;


                                      M-1-6

                  (f) Either (i) the related ground lessor has subordinated its interest in the related Mortgaged Property to the mortgagee under such Mortgage Loan or (ii) such mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

                  (g) Such Ground Lease either (i) has an original term which extends not less than ten years beyond the Stated Maturity Date of such Mortgage Loan or (ii) has an original term which does not end prior to the third anniversary of the Stated Maturity Date of such Mortgage Loan and has extension options that, if exercised, would cause the term of such Ground Lease to extend not less than ten years beyond the Stated Maturity Date of the related Mortgage Loan;

                  (h) Such Ground Lease requires the lessor to enter into a new lease with the mortgagee under such Mortgage Loan upon termination of such Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding;

                  (i) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds (other than in respect of a total or substantially total loss or taking) will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee under such Mortgage Loan or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (ii) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon;

                  (j) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of the Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage;

                  (k) Such Ground Lease may not be amended or modified without the prior consent of the mortgagee under such Mortgage Loan, and any such action without such consent is not binding on such mortgagee, its successors or assigns;

                                      M-1-7

                  (l) Unless otherwise set forth in such Ground Lease, such Ground Lease does not permit any increase in the amount of rent payable by the ground lessee thereunder during the term of such Mortgage Loan; and

                  (m) The terms of such Ground Lease have not been waived, modified, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by the related Mortgage.

                  19. Leasehold Estate and Fee Interest. If any Mortgage Loan is secured in whole or in part by the interest of the related Borrower under a Ground Lease and by the related Fee Interest:

                  (a) Such Fee Interest is subject, and subordinated of record, to the related Mortgage; and the related Mortgage does not by its terms provide that it will be subordinated to the lien of any other mortgage or other lien upon such Fee Interest; and

                  (b) Upon occurrence of a default under the terms of the related Mortgage by the Borrower, the mortgagee has the right to foreclose upon or otherwise exercise its rights with respect to such Fee Interest within a period of time that would not have been viewed, as of the date of origination, as commercially unreasonable by a prudent commercial mortgage lender.

                  20. Escrow Deposits. With respect to escrow deposits and payments relating to any Mortgage Loan, all such payments have been delivered or will be delivered in accordance with the terms of the Pooling and Servicing Agreement to the Master Servicer.

                  21. Qualified Mortgage. Such Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

                  22. Advancement of Funds. No holder of a Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (other than amounts paid by the tenant as specifically provided under related lease), directly or indirectly, for the payment of any amount required by such Mortgage Loan, except for interest accruing from the date of origination of such Mortgage Loan or the date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which preceded by 30 days the first due date under the related Mortgage Note.

                  23. Equity Interest. No Mortgage Loan is automatically convertible into an equity ownership interest in the related Mortgaged Property or the related Borrower.

                  24. Legal Proceedings. To the Seller's knowledge, there are no pending or threatened actions, suits or proceedings by or before any court or governmental authority against or affecting the Borrower under any Mortgage Loan or the related Mortgaged Property that, if determined adversely to such Borrower or Mortgaged Property, would materially and adversely affect

                                      M-1-8
the value of the Mortgaged Property or the ability of the Borrower to pay principal, interest or any other amounts due under such Mortgage Loan.

                  25. Other Mortgage Liens. Except as otherwise described under "Description of the Mortgage Pool--Additional Loan and Property Information--Additional and Other Financing" in the Prospectus Supplement, none of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any mortgage lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof. To the Seller's knowledge, except as otherwise specified under "Description of the Mortgage Pool--Additional Loan and Property Information--Additional and Other Financing" in the Prospectus Supplement, and except for cases involving other Mortgage Loans, the Mortgaged Properties are not encumbered by any mortgage liens junior to or of equal priority with the liens of the related Mortgages.

                  26. No Mechanics' Liens. To the Seller's knowledge, (a) each Mortgaged Property securing a Mortgage Loan is free and clear of any and all mechanics' and materialmen's liens that are not bonded or escrowed for or affirmatively covered by title insurance, and (b) no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage unless insured against under the related Title Policy. The Seller has not received notice with respect to any Mortgage Loan that any mechanics' and materialmen's liens have encumbered the related Mortgaged Property since origination that have not been released, bonded or escrowed for or affirmatively covered by title insurance.

                  27. Compliance with Usury Laws. Each Mortgage Loan complied with all applicable usury laws in effect at its date of origination.

                  28. Licenses and Permits. To the Seller's knowledge, based on due diligence customarily performed by commercially reasonable lenders in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan, (i) the related Borrower was in possession of all material licenses, permits and authorizations required by applicable law for the ownership of the related Mortgaged Property and (ii) all such licenses, permits and authorizations were valid and in full force and effect.

                  29. Servicing Practices. The servicing and collection practices used with respect to the Mortgage Loans have in all material respects been legal and met customary standards utilized by prudent institutional commercial and multifamily mortgage loan servicers with respect to "whole loans".

                  30. Cross-collateralization. No Mortgage Loan is cross-collateralized with any loan which is outside the Mortgage Pool.

                  31. Releases of Mortgaged Property. No Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon (i) payment in full of all amounts due under the related Mortgage Loan or (ii) delivery of U.S. Treasury securities in connection with a defeasance of the related Mortgage Loan; provided that the Mortgage Loans that are Cross-Collateralized Mortgage

                                      M-1-9

Loans, and the other individual Mortgage Loans secured by multiple parcels, may require the respective mortgagee(s) to grant releases of portions of the related Mortgaged Property or, in the case of a Cross-Collateralized Group, the release of one or more related Mortgaged Properties upon (i) the satisfaction of certain legal and underwriting requirements and (ii) the payment of a release price and prepayment consideration in connection therewith; and provided, further, that certain Cross- Collateralized Groups of Mortgage Loans may permit the related Borrower to obtain the release of one or more of the related Mortgaged Properties by substituting comparable real estate property, subject to, among other conditions precedent, receipt of confirmation from each Rating Agency that such release and substitution will not result in a qualification, downgrade or withdrawal of any of its then-current ratings of the Certificates. Each Mortgage loan that contains a provision for any defeasance of mortgage collateral permits defeasance (i) no earlier than two years following the Closing Date, (ii) only with substitute collateral constituting "government securities" within the meaning of Treas. Reg. Section 1.860G-2(a)(8)(i) and (iii) to the Seller's knowledge, only for the purpose of facilitating the disposition of mortgaged real property and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages.

                  32. No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property, or provide for the negative amortization of interest, except that, in the case of an ARD Loan, such Mortgage Loan provides that during the period commencing on or about the Anticipated Repayment Date and continuing until such Mortgage Loan is paid in full, (i) additional interest shall accrue and may be compounded monthly and shall be payable only after the outstanding principal of such Mortgage Loan is paid in full, and (ii) a portion of the cash flow generated by such Mortgaged Property will be applied each month to pay down the principal balance thereof in addition to the principal portion of the related Monthly Payment.

                  33. Fixed Rate Loans. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan after its Anticipated Repayment Date and except for the imposition of a default rate.

                  34. Inspection. In connection with the origination of each Mortgage Loan (other than the Third Party Mortgage Loans), the Seller inspected, or caused the inspection of, the related Mortgaged Property.

                  35. No Material Default. To the Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the Mortgage Note or Mortgage for any Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Seller in this Exhibit C.


                                     M-1-10

                  36. Due-on-Sale. Subject to exceptions set forth in the related Mortgage, such Mortgage contains a "due-on-sale" clause that provides for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the holder, the Mortgaged Property subject to such Mortgage, or any controlling interest in the related Borrower, is directly or indirectly transferred or sold.

                  37. Single Purpose Entity. The Borrower on each Mortgage Loan that, individually or together with the Mortgage Loans of affiliated Borrowers, represented 5% or more of the Initial Pool Balance, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any material assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person, and that it holds itself out as a legal entity, separate and apart from any other person.

                  38. Delivery of Mortgage File. The Seller has delivered to the Trustee or a Custodian appointed thereby, with respect to each Mortgage Loan, in accordance with Section 2 of this Agreement, a complete Mortgage File.

                  39. Whole Loan. Each Mortgage loan is a whole loan and not a participation interest in a mortgage loan.

                  40. No Waivers. The Seller has not waived any material default, breach, violation or event of acceleration existing under the Mortgage or Mortgage Note for any Mortgage Loan, except by a written instrument contained in the related Mortgage File, which instrument has been taken into account by the Seller when giving the representations and warranties set forth herein.

                  41. Tax Parcels. Except as described on Schedule C-1, each Mortgaged Property constitutes one or more complete separate tax lots or is subject to an endorsement under the related Title Policy or in certain instances an application has been made to the applicable governing authority for creation of separate tax lots which shall be effective for the next tax year.

                  42. ARD Loans. As of the Closing Date, each ARD Loan requires scheduled monthly payments of principal. If any ARD Loan is not paid in full by its Anticipated Repayment Date, and assuming it is not otherwise in default, the rate at which such ARD Loan accrues interest will increase to the sum of the original Mortgage Rate and a specified margin (such margin, the "Additional Interest Rate").


                                     M-1-11

                  43. Security Interests. In connection with the operation of any Mortgaged Property as either (i) a hospitality property or (ii) an independent/assisted living or healthcare facility, the security agreements, financing statements or other instruments, if any, related to the corresponding Mortgage Loan establish and create a valid security interest in all items of personal property owned by the related Borrower material to the conduct in the ordinary course of the Borrower's business conducted on the related Mortgaged Property, subject only to purchase money security interests and security interests to secure revolving lines of credit and similar financing. The related assignment of such security interest executed and delivered in favor of the Trustee constitutes a legal, valid and binding assignment thereof from the relevant assignor to the Trustee.

                  44. Factors that may Affect Coverage Under the Related Environmental Insurance Policy. With respect to the Mortgaged Properties identified on the Mortgage Loan Schedule as _____________________________________________, as to which the Seller did not require an environmental assessment in connection with the origination of the related Mortgage Loans, the Seller: (a) did not willfully conceal or misrepresent any fact or circumstance in the application for the related environmental insurance policy material to the granting of coverage under such policy; (b) has not otherwise willfully concealed from, or misrepresented to, the insurer under such environmental insurance policy any fact or circumstance material to the granting of coverage under such policy; (c) has not engaged in any intentional or illegal act or omission that it knew or should have reasonably foreseen would directly result in "Pollution Conditions" within the meaning of such environmental insurance policy; (d) has disclosed in the application for such environmental insurance policy all "Pollution Conditions" within the meaning of such policy known to the Seller; and (e) has delivered to the insurer under such environmental insurance policy copies of all engineering reports in the possession of the Seller with respect to such Mortgaged Properties.

                  45. Prepayment Premiums and Yield Maintenance Charges. Prepayment Premiums and Yield Maintenance Charges payable with respect to such Mortgage Loan, if any, constitutes "customary prepayment penalties" within meaning of Treasury Regulation Section 1.860G-1(b)(2).

                  46. Delivery of Financial Information. The related Borrower covenanted under the related Mortgage Loan documents to deliver at least annually to the mortgagee under each Mortgage Loan an operating statement of the related Mortgaged Property.

                  47. Servicing Rights. Except as set forth on Schedule C-2 or as otherwise contemplated in this Agreement, no Person has been granted or conveyed the right to the service any Mortgage Loan or receive any consideration in connection therewith.

                  48. Defeasance Costs. If any Mortgage Loan permits defeasance, then the related Mortgage Loan documents provide that the related Borrower is responsible for the payment of all reasonable costs and expenses incurred by the related mortgagee, including rating agency fees, accountant's fees and lender's attorney's fees and expenses, in connection with the defeasance of such Mortgage Loan.



                                     M-1-12

                                  Schedule C-1


                              Tax Parcel Exceptions



                                     M-1-13

                                  Schedule C-2


                           Servicing Rights Exceptions



          Property Name                                                Servicer
          -------------                                                --------





                                     M-1-14

                                   Exhibit D-1


                     Certificate of an Officer of the Seller


         I, _________________________, hereby certify that I am a
____________________ of _______________, a _________________ Corporation (the
"Seller"), and further certify as follows:

         1. Attached hereto as Attachment A are true, correct and complete copies of the Articles of Incorporation and By-Laws of the Seller, which are in full force and effect on the date hereof.

         2. Attached hereto as Attachment B are the resolutions of the board of directors of the Seller authorizing and approving Seller's execution, delivery and performance of the Mortgage Loan Purchase and Sale Agreement, dated as of _______________ (the "Mortgage Loan Purchase and Sale Agreement"), between Greenwich Capital Commercial Funding Corp. as purchaser and the Seller as seller.

         3. Attached hereto as Attachment C is a certificate of good standing of the Seller issued by the Secretary of State of the State of ______________ issued within ten days of the date hereof and no event (including, without limitation, any act or omission on the part of the Seller) has occurred since the date thereof which has affected the good standing of the Seller under the laws of the State of ___________________.

         4. Each person who, as an officer or representative of the Seller, signed the Mortgage Loan Purchase and Sale Agreement or any other document or certificate delivered by or on behalf of the Seller prior hereto or on the date hereof in connection with the transactions contemplated in the Mortgage Loan Purchase and Sale Agreement, was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or representative, and the signature of such persons appearing on such documents are their genuine signatures.

         Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Mortgage Loan Purchase and Sale Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this certificate as of
_________________________.


                                               By: ______________________
                                               Name: ____________________
                                               Title: ___________________

                                   Exhibit D-2


                            Certificate of the Seller

                  In connection with the execution and delivery by _______________ (the "Seller") of, and the consummation of the various transactions contemplated by, that certain Mortgage Loan Purchase and Sale Agreement (the "Agreement"), dated as of _______________, between Greenwich Capital Commercial Funding Corp., as purchaser, and the Seller, as seller, the undersigned hereby certifies that (i) the representations and warranties of the Seller in the Agreement are true and correct in all material respects at and as of the date hereof with the same effect as if made on the date hereof, and (ii) the Seller has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under the Agreement to be performed or satisfied at or prior to the date hereof. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Agreement.

                  Certified this ____ day of ___________________.

                                               [SELLER]


                                               By: ______________________
                                               Name: ____________________
                                               Title: ___________________

                                   Exhibit D-3


                        Opinion of Counsel to the Seller

                                   Schedule 1


                             Mortgage Loan Schedule

                             [See Attached Schedule]

                                   Schedule 2


                        Third Party Originator Agreements



THIRD PARTY ORIGINATOR                                   THIRD PARTY ORIGINATOR AGREEMENT




                                    EXHIBIT N

                        SCHEDULE OF DESIGNATED ARD LOANS


Property Name                                       Cut-off Date Balance           Maturity Date              ARD Date




















                                    EXHIBIT O

                      SCHEDULE OF DESIGNATED SUB-SERVICERS



                                                           Cut-off Date                                 Designated
Property Name                                                Balance                                   Sub-Servicer











                                       O-1